 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1998
                                                  REGISTRATION NO. 333-57285-01
                                                  REGISTRATION NO. 333-57285

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                 MEDIACOM LLC
                         MEDIACOM CAPITAL CORPORATION
          (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

           NEW YORK                           4841                   06-1433421
           NEW YORK                           4841                   06-1513997
 (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)

                             100 CRYSTAL RUN ROAD
                          MIDDLETOWN, NEW YORK 10941
                                (914) 695-2600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              ROCCO B. COMMISSO
                                   MANAGER
                                 MEDIACOM LLC
                             100 CRYSTAL RUN ROAD
                          MIDDLETOWN, NEW YORK 10941
                                (914) 695-2600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                           ROBERT L. WINIKOFF, ESQ.
                          COOPERMAN LEVITT WINIKOFF
                             LESTER & NEWMAN, P.C.
                               800 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 688-7000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED AUGUST 31, 1998

PROSPECTUS

                               OFFER TO EXCHANGE
 SERIES B 8 1/2% SENIOR NOTES DUE 2008 FOR ALL OUTSTANDING 8 1/2% SENIOR NOTES
                                    DUE 2008
                                       OF
                                  MEDIACOM LLC
                          MEDIACOM CAPITAL CORPORATION

                                  ----------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 1998
UNLESS EXTENDED.

  Mediacom LLC, a New York limited liability company ("Mediacom" and, together with its operating subsidiaries, the "Company"), and Mediacom Capital Corporation, a New York corporation ("Mediacom Capital" and together with Mediacom, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of their Series B 8 1/2% Senior Notes due 2008 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of their outstanding 8 1/2% Senior Notes due 2008 (the "Series A Notes"), of which $200,000,000 in aggregate principal amount are outstanding on the date hereof. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes (which they replace) except that the Series B Notes will bear a "Series B" designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and holders of the Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement") dated April 1, 1998 by and between the Issuers and Chase Securities Inc. (the "Initial Purchaser"), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of April 1, 1998 governing the Series A Notes and the Series B Notes (the "Indenture"). The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." See "Description of the Notes" and "The Exchange Offer."

  Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 1998. The Notes will mature on April 15, 2008. Except as described below, the Issuers may not redeem the Series B Notes prior to April 15, 2003. On and after such date, the Issuers may redeem the Series B Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Issuers may redeem up to 35% of the original principal amount of the Series B Notes with the Net Cash Proceeds (as defined in "Description of the Notes--Certain Definitions") of one or more Equity Offerings (as defined in "Description of the Notes--Certain Definitions") by Mediacom, at a redemption price in cash equal to 108.5% of the principal amount to be redeemed plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the Series B Notes remains outstanding immediately after each such redemption. The Series B Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined in "Description of the Notes--Repurchase of the Option of Holders-- Change of Control"), each holder of the Series B Notes will have the right to require the Issuers to repurchase all or any part of such holder's Series B Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes--Optional Redemption" and "--Repurchase at the Option of Holders--Change of Control." There can be no assurance that sufficient funds will be available if necessary to make any required repurchases. See "Risk Factors--Ability to Purchase Notes Upon a Change of Control."

  The Series B Notes will be unsecured, senior obligations of the Issuers ranking pari passu in right of payment with all other existing and future unsecured Indebtedness of the Issuers, other than any Subordinated Obligations (as defined in "Description of the Notes--Certain Definitions"). The Series B Notes will be effectively subordinated in right of payment to any secured Indebtedness of the Issuers. Mediacom is a holding company and conducts its business through its operating subsidiaries (the "Subsidiaries"). Accordingly, the Series B Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Subsidiaries. As of June 30, 1998, the Company had approximately $315.1 million of Indebtedness outstanding (including approximately $115.1 million of Indebtedness of the Subsidiaries). The Indenture permits the Company to incur additional Indebtedness, including secured Indebtedness, subject to certain restrictions. See "Capitalization" and "Description of the Notes--Ranking."

  Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  The Issuers will accept for exchange any and all validly tendered Series A
Notes not withdrawn prior to 5:00 p.m., New York City time, on     , 1998,
unless extended by the Issuers in their sole discretion (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." Series A Notes may be tendered only in integral multiples of $1,000. In the event the Issuers terminate the Exchange Offer and do not accept for exchange any Series A Notes, the Issuers will promptly return all previously tendered Series A Notes to the holders thereof.

  SEE "RISK FACTORS," WHICH BEGINS ON PAGE 13 OF THIS PROSPECTUS, FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR
SERIES A NOTES IN THE EXCHANGE OFFER.
                                                   (Continued on following page)

                                  ----------

THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED  BY THE  SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON  THE ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS. ANY  REPRESENTATION TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------
                   THE DATE OF THIS PROSPECTUS IS     , 1998

(Continued from previous page)
  The Series A Notes were sold by the Issuers on April 1, 1998 to the Initial Purchaser in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Series A Notes Offering"). The Initial Purchaser subsequently resold the Series A Notes within the United States to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Accordingly, the Series A Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Series B Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Exchange and Registration Rights Agreement. See "The Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Issuers believe the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Resale of the Series B Notes." Each holder of the Series A Notes who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that at the time of the consummation of the Exchange Offer (i) it is not an affiliate of the Issuers or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangements or understanding with any person to participate in the distribution of the Series A or Series B Notes within the meaning of the Securities Act. Each broker-dealer (a "Participating Broker-Dealer") that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series B Notes received in exchange for Series A Notes only by Participating Broker-Dealers ("Eligible Participating Broker-Dealers") who acquired such Series A Notes as a result of market-making activities or other trading activities and not by Participating Broker-Dealers who acquired such Series A Notes directly from the Issuers. The Issuers have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus available to any Eligible Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  Holders of Series A Notes not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Issuers will pay all the expenses incurred by them incident to the Exchange Offer. See "The Exchange Offer."

  There has not previously been any public market for the Series A Notes or the Series B Notes. The Issuers do not intend to list the Series B Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series B Notes will develop. See "Risk Factors--Absence of Public Market; Restrictions on Transfer." Moreover, to the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

  The Series B Notes will be available initially only in book-entry form. The Issuers expect that the Series B Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined in "Book Entry-- Delivery and Form"), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Series B Notes will be shown on, and transfers thereof to qualified institutional buyers or to foreign purchasers will be effected through, records maintained by the Depository and its participants. After the initial issuance of the Global Note, Series B Notes in certified form will be issued in exchange for the Global Note only on the terms set forth in the Indenture. See "Book Entry--Delivery and Form."

                 HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

  THE FINANCIAL STATEMENTS AND DATA OF THE ENTITIES INDICATED HEREIN ARE OF BUSINESSES ACQUIRED BY THE COMPANY SINCE ITS COMMENCEMENT OF OPERATIONS IN 1996. SUCH COMPANIES HAVE HAD DIFFERENT MANAGEMENT AND COST STRUCTURES. THE FINANCIAL STATEMENTS AND DATA INCLUDED HEREIN ALSO INCLUDE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND DATA OF THE COMPANY AND SUCH BUSINESSES. THE FINANCIAL STATEMENTS AND DATA INCLUDED HEREIN, IN PARTICULAR THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA, DO NOT NECESSARILY INDICATE THE RESULTS OF OPERATIONS OR FINANCIAL CONDITION OF THE COMPANY THAT WOULD HAVE BEEN REPORTED FOR THE PERIODS INDICATED FOR A VARIETY OF REASONS, INCLUDING DIFFERENCES IN OPERATING AND OTHER COSTS, DIFFERENCES IN ACCOUNTING POLICIES AND PROCEDURES AND DIFFERENCES IN COST OF CAPITAL. IN ADDITION, THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA HAVE NOT BEEN PREPARED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") BECAUSE GAAP DOES NOT ALLOW FOR THE AGGREGATION OF FINANCIAL DATA FOR ENTITIES THAT ARE NOT UNDER COMMON OWNERSHIP. SUCH PRO FORMA CONSOLIDATED FINANCIAL DATA ARE INCLUDED HEREIN FOR INFORMATIONAL PURPOSES AND WHILE MANAGEMENT BELIEVES THAT THEY MAY BE HELPFUL IN UNDERSTANDING THE PAST OPERATIONS OF THE ENTITIES, ON SUCH A CONSOLIDATED BASIS, UNDUE RELIANCE SHOULD NOT BE PLACED THEREON.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, risk factors and historical and pro forma financial statements, including the related notes, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires: (i) "Issuers" refers, collectively, to Mediacom LLC ("Mediacom") and Mediacom Capital Corporation ("Mediacom Capital"), a wholly-owned subsidiary of Mediacom; (ii) "Company" refers to Mediacom and its operating subsidiaries (the "Subsidiaries"), presently comprising Mediacom Southeast LLC ("Mediacom Southeast"), Mediacom California LLC ("Mediacom California"), Mediacom Arizona LLC ("Mediacom Arizona") and Mediacom Delaware LLC ("Mediacom Delaware"); (iii) "1997 Systems" refers to the cable television systems owned by the Company as of December 31, 1997; (iv) "1998 Systems" refers to the cable television systems acquired by the Company in January 1998 from affiliates of Cablevision Systems Corporation (the "Cablevision Systems") and from Jones Cable Income Fund 1-B/C Venture whose general partners are affiliates of Jones Intercable, Inc. (the "Jones System"); (v) "Systems" refers to the 1997 Systems and the 1998 Systems; and (vi) all references to the Company's business and financial performance "on a pro forma basis" give effect to the Systems as if owned by the Company at the beginning of the related period or as of the applicable date. See "Glossary" and "Description of the Notes--Certain Definitions" for the definition of certain terms appearing herein.

                                  THE COMPANY

  Mediacom was founded in July 1995 principally to acquire, operate and develop cable television systems through its Subsidiaries in selected non-metropolitan markets of the United States. To date, the Company has completed eight acquisitions of cable television systems that, as of June 30, 1998, passed approximately 486,000 homes and served approximately 345,000 basic subscribers. The Company is currently among the top 25 multiple system operators ("MSOs") in the United States, operating in 14 states and serving 309 franchised communities.

  The Company's business strategy is to: (i) acquire underperforming and undervalued cable television systems primarily in non-metropolitan markets, as well as related telecommunications businesses; (ii) build subscriber clusters through regionalized operations; (iii) implement operating plans and system improvements designed to enhance the long-term operational and financial performance of the Company; and (iv) deploy a flexible financing strategy to complement the Company's growth objectives and operating plans. See "Business-- Business Strategy."

  From March 1996 to December 1997, the Company completed six acquisitions of cable television systems that, as of June 30, 1998, served approximately 65,100 basic subscribers in California, Arizona, Delaware and Maryland (the "1997 Systems"). In January 1998, the Company acquired cable television systems in two separate transactions that, as of June 30, 1998, served approximately 279,900 basic subscribers in eleven states, principally Alabama, California, Florida, Kentucky, Missouri and North Carolina (the "1998 Systems"). The aggregate purchase price for the 1997 Systems and the 1998 Systems (collectively, the "Systems") was approximately $428.2 million (before closing costs and adjustments), representing an acquisition price of approximately $1,241 per basic subscriber.

  To manage and operate the Systems, the Company has established four operating regions: Southeast, Mid-Atlantic, Central and Western. Each region is subdivided into groups of cable television systems ("Regional Clusters") which are organized and operated geographically. The following table is a summary of selected subscriber and operating data for the Systems as of June 30, 1998:

                                                                                                   AVERAGE
                                                BASIC SERVICE            PREMIUM SERVICE           MONTHLY
                                           ----------------------- ----------------------------   REVENUES
                          REGIONAL  HOMES     BASIC       BASIC       PREMIUM       PREMIUM       PER BASIC
OPERATING REGION          CLUSTERS PASSED  SUBSCRIBERS PENETRATION SERVICE UNITS PENETRATION(1) SUBSCRIBER(2)
----------------          -------- ------- ----------- ----------- ------------- -------------- -------------
Southeast(3)............      4    180,000   130,900      72.7%       193,700        148.0%        $34.15
Mid-Atlantic(4).........      3    107,000    84,400      78.9         83,200         98.6          30.18
Central(5)..............      4    117,000    76,900      65.7         98,400        128.0          32.77
Western(6)..............      4     82,000    52,800      64.4         23,200         43.9          34.79
                            ---    -------   -------      -----       -------        ------        ------
 Total..................     15    486,000   345,000      71.0%       398,500        115.5%        $32.97
                            ===    =======   =======      =====       =======        ======        ======

--------
(1) The number of subscriptions to premium services which are paid for on an individual basis as a percentage of the total number of basic service subscribers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.
(2) Represents average monthly revenues for the six months ended June 30, 1998, divided by the number of basic subscribers as of the end of such period.
(3) Consists of cable television systems in Alabama, Florida, Mississippi and Tennessee.
(4) Consists of cable television systems in Delaware, Maryland and North
    Carolina.
(5) Consists of cable television systems in Illinois, Kansas, Kentucky, Missouri and Oklahoma.
(6) Consists of cable television systems in Arizona and California.

  The Systems, taken as a whole, serve communities with favorable demographic characteristics. During the five year period ended December 31, 1997, basic subscribers served by the Systems have grown at a compound annual rate of approximately 4.2%. Furthermore, the Systems have experienced a strong demand for premium service units, as reflected by the premium penetration of approximately 115.5% as of June 30, 1998. Because the Systems serve geographically and economically diverse communities in smaller markets across fourteen states, the Company believes that it is more resistant to any individual regional economic downturn and is less susceptible to any local competitive threat.

                              RECENT DEVELOPMENTS

  On January 9, 1998, Mediacom California completed the acquisition of the Jones System, serving approximately 17,200 basic subscribers on such date, for a purchase price of $21.4 million (before closing costs and adjustments). The acquisition of the Jones System and related closing costs and adjustments was financed with cash on hand and borrowings under a $100.0 million senior credit facility (the "Western Credit Facility") which was entered into by Mediacom California, Mediacom Arizona and Mediacom Delaware (collectively, the "Western Group") in June 1997.

  On January 23, 1998, Mediacom Southeast completed the acquisition of the Cablevision Systems, serving approximately 260,100 basic subscribers on such date, for an aggregate purchase price of approximately $308.7 million (before closing costs and adjustments). The acquisition of the Cablevision Systems and related closing costs and adjustments was financed with: (i) $211.0 million of borrowings under a new $225.0 million senior credit facility (the "Southeast Credit Facility" and, together with the Western Credit Facility, the "Subsidiary Credit Facilities") made available to Mediacom Southeast; (ii) the proceeds of $20.0 million aggregate principal amount of term notes (the "Holding Company Notes") issued by Mediacom; and (iii) $94.0 million of equity capital contributed to Mediacom by its members.

  On April 1, 1998, the Company completed the Series A Notes Offering. The Company used the net proceeds of the Series A Notes Offering (approximately $193.5 million) to repay in full the Holding Company Notes and to make contributions to Mediacom Southeast and the Western Group for purposes of repaying certain indebtedness under the Subsidiary Credit Facilities. See "-- The Series A Notes Offering" and "Use of Proceeds."

  On June 24, 1998, the Company entered into an asset purchase agreement with Bootheel Video, Inc., a wholly-owned subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), to acquire a cable television system serving approximately 3,900 subscribers in Caruthersville, Missouri (the "Caruthersville System") for a cash purchase price of $5.0 million.

                    ORGANIZATIONAL STRUCTURE AND MANAGEMENT

  Mediacom was organized as a New York limited liability company to serve as the holding company for its various Subsidiaries, each of which is a Delaware limited liability company. The Subsidiaries are wholly-owned by Mediacom, except for a 1.0% ownership interest in Mediacom California held by Mediacom Management Corporation ("Mediacom Management"). Mediacom Capital, a New York corporation wholly-owned by Mediacom, was formed specifically to effect the Series A Notes Offering and does not conduct operations of its own. The Series A Notes are, and the Series B Notes will be, joint and several obligations of Mediacom and Mediacom Capital, although Mediacom received all the net proceeds of the Series A Notes Offering.

  Pursuant to separate management agreements with the Subsidiaries, Mediacom Management, a Delaware corporation wholly-owned by Mr. Commisso, is paid management fees for managing the day-to-day operations of the Subsidiaries. In accordance with the Operating Agreement (as defined in "Description of the Operating Agreement") of Mediacom, Mr. Commisso is the sole manager (the "Manager") of Mediacom and has overall management and effective control of the business and affairs of the Company. See "Certain Relationships and Related Transactions" and "Description of the Operating Agreement."

                                ----------------

  The Company's principal corporate offices are located at 100 Crystal Run Road, Middletown, New York 10941, and its telephone number is (914) 695-2600.

                                  RISK FACTORS

  In connection with an investment in the Series B Notes, prospective investors should consider, among other things, that: (i) the Company is, and will continue to be, highly leveraged; (ii) the consolidated historical earnings of the Company have been insufficient to cover its fixed charges; (iii) Mediacom is a holding company which has no significant assets other than its investments in and advances to the Subsidiaries; (iv) there are restrictions imposed by the terms of the Company's indebtedness; (v) the Company's business is substantially dependent upon the performance of certain key individuals;
(vi) the Company has a limited operating history; and (vii) the Company may be unable to make expected capital expenditures to upgrade a significant portion of its cable television distribution systems. See "Risk Factors."

                          THE SERIES A NOTES OFFERING

Series A Notes..............  The Series A Notes were sold by the Issuers on
                              April 1, 1998 to Chase Securities Inc. (the
                              "Initial Purchaser") pursuant to a Purchase
                              Agreement dated March 27, 1998 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Series A Notes (i) within the United States only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and (ii) outside the United States in accordance with Regulation S under the Securities Act.

Exchange and Registration
Rights Agreement............
                              Pursuant to the Purchase Agreement, the Issuers and the Initial Purchaser entered into the Exchange and Registration Rights Agreement, which grants the holders of the Series A Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Issuers.....................  Mediacom LLC and Mediacom Capital Corporation.

Securities Offered..........  $200,000,000 aggregate principal amount of Series
                              B 8 1/2% Senior Notes due 2008.

The Exchange Offer..........  $1,000 principal amount of the Series B Notes in exchange for each $1,000 principal amount of Series A Notes. As of the date hereof, $200,000,000 aggregate principal amount of Series A Notes are outstanding. The Issuers will issue the Series B Notes to holders on or promptly after the Expiration Date.

                              Based on no-action letters issued by the staff of the Commission to third parties, the Issuers believe the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Notes.

                              Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series B Notes received in exchange for Series A Notes only by Participating Broker-Dealers ("Eligible Participating Broker-Dealers") who acquired such Series A Notes as a result of market-making activities or other trading activities and not by Participating Broker-Dealers who acquired such Series A Notes directly from the Issuers. The Issuers have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus available to any Eligible Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Series B Notes could not rely on the position of the staff of the Commission communicated in no-action letters and, in the absence of an exception therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............
                              5:00 p.m., New York City time, on         , 1998,
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Series B Notes and the
Series A Notes..............
                              Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the
                              Issuers. See "The Exchange Offer--Conditions."

Procedures for Tendering
Series A Notes..............
                              Each holder of Series A Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documentation to Bank of Montreal Trust Company (the "Exchange Agent") at the address set forth therein. By executing the Letter of Transmittal, each holder will represent to the Issuers that, among other things, the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Series B Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Series A Notes...  Following the consummation of the Exchange Offer, holders of Series A Notes eligible to participate but who do not tender their Series A Notes will not have any further exchange rights and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

Consequences of Failure to
Exchange....................
                              The Series A Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only: (i) to the Issuers;
                              (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to another exemption under the Securities Act; (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act; (iv) to certain institutional "accredited investors" within the meaning of Rule 501(a) under the Securities Act subject to a minimum principal amount of $250,000; or (v) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer-- Consequences of Failure to Exchange."

Shelf Registration            If: (i) because of any change in law or
Statement...................  applicable interpretations thereof by the
                              Commission's staff the Issuers are not permitted to effect the Exchange Offer as contemplated hereby; (ii) any Series A Notes validly tendered pursuant to the Exchange Offer are not exchanged for Series B Notes within 180 days after April 1,
                              1998; (iii) the Initial Purchaser so requests with respect to certain Notes; (iv) any applicable law or interpretations do not permit any holder to participate in the Exchange Offer;
                              (v) any holder that participates in the Exchange
                              Offer does not receive freely transferable Series
                              B Notes in exchange for tendered Series A Notes;
                              or (vi) the Issuers so elect, then the Issuers have agreed to use their reasonable best efforts to file as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to
                              Section 2 of the Exchange and Registration Rights
                              Agreement) with the Commission a shelf
                              registration statement (the "Shelf Registration
                              Statement") and use their reasonable best efforts to cause it to be declared effective. The Issuers have agreed to use their reasonable best efforts to maintain the effectiveness of the Shelf
                              Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Series A Notes held by any such holders.

Special Procedures for
Beneficial Owners...........
                              Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than thirty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery           Holders of Series A Notes who wish to tender
Procedure...................  their Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Series A
                              Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                              Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Series A
Notes and Delivery of
Series B Notes..............  The Issuers will accept for exchange any and all
                              Series A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Series B Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  Bank of Montreal Trust Company.

                               THE SERIES B NOTES

General.....................  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes will bear a "Series B" designation, (ii) the Series B Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and (iii) the holders of Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Series A Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Securities Offered..........  $200,000,000 aggregate principal amount of Series
                              B 8 1/2% Senior Subordinated Notes due 2008.

Maturity....................  April 15, 2008.

Interest Rate and Payment     The Series B Notes will bear interest at a rate
Dates.......................  of 8 1/2% per annum. Interest on the Series B
                              Notes will be payable semi-annually on each April
                              15 and October 15.

Sinking Fund................  None.

Mandatory Redemption........  None.

Optional Redemption.........  Except as described below, the Issuers may not redeem the Series B Notes prior to April 15,
                              2003. On and after such date, the Issuers may redeem the Series B Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Issuers may redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings of Mediacom, at a redemption price in cash equal to 108.5% of the principal amount to be redeemed plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after each such redemption. See "Description of the Notes-- Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, each holder of the Series B Notes will have the right to require the Issuers to repurchase all or any part of such holder's Series B Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes--Optional Redemption" and "--Repurchase at the Option of Holders--Change of Control." There can be no assurance that sufficient funds will be available if necessary to make any required repurchases. See "Risk Factors--Ability to Purchase Notes Upon a Change of Control."

Ranking.....................  The Series B Notes will be unsecured, senior obligations of the Issuers ranking pari passu in right of payment with all other existing and future unsecured Indebtedness of the Issuers, other than any Subordinated Obligations. The Series B Notes will be effectively subordinated in right of payment to any secured Indebtedness of the Issuers. Since Mediacom is a holding company and conducts its business through its Subsidiaries, the Series B Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Subsidiaries. As of June 30, 1998, the Company had approximately $315.1 million of Indebtedness outstanding (including approximately $115.1 million of Indebtedness of the Subsidiaries), with the Subsidiaries having the ability to borrow up to an additional $211.1 million in the aggregate under the Subsidiary Credit Facilities. See "Capitalization" and "Description of the Notes--Ranking."

Certain Covenants...........  The Indenture will limit, among other things: (i)
                              the incurrence of additional Indebtedness by Mediacom and its Restricted Subsidiaries (as defined in "Description of the Notes--Certain Definitions"); (ii) the payment of dividends on, and redemption of, Equity Interests (as defined in "Description of the Notes--Certain Definitions") of Mediacom and its Restricted Subsidiaries; (iii) certain other restricted payments, including certain investments; (iv) sales of assets and Equity Interests of the Restricted Subsidiaries; (v) certain transactions with affiliates; (vi) the creation of liens; and
                              (vii) consolidations, mergers and transfers of all or substantially all of the Issuers' assets. The Indenture also will prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of those limitations and prohibitions will be subject to a number of important qualifications and exceptions. See "Description of the Notes--Covenants."

  For more information regarding the Series B Notes, including definitions of certain capitalized terms used above, see "Description of the Notes." For a discussion of the risk factors that should be considered by holders who tender their Series A Notes in the Exchange Offer, see "Risk Factors."

   SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table presents: (i) summary historical financial data for the period from January 1, 1996 through March 11, 1996 and as of and for the years ended December 31, 1993, 1994 and 1995 derived from audited financial statements of Benchmark Acquisition Fund II Limited Partnership (the "Predecessor Company"); (ii) summary historical consolidated financial and operating data as of and for the period from the commencement of operations (March 12, 1996) to December 31, 1996 and for the year ended December 31, 1997 derived from the Company's audited consolidated financial statements and should be read in conjunction with those statements, which are included in this Prospectus; and (iii) unaudited summary historical consolidated financial and operating data for the six months ended June 30, 1997 and unaudited summary historical consolidated financial data as of and for the six months ended June 30, 1998, all of which have been derived from the unaudited consolidated financial statements of the Company, and summary historical consolidated operating data for the six months ended June 30, 1997. In the opinion of management, such unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods. Financial and operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

  In addition, the following table presents unaudited summary pro forma consolidated financial and operating data for the Company for the year ended December 31, 1997 and as of and for the six months ended June 30, 1998, as adjusted to give pro forma effect to, in the case of statement of operations and other financial and operating data, the Series A Notes Offering and the use of the net proceeds therefrom and the acquisitions of the Systems and related equity contributions and borrowings under the Subsidiary Credit Facilities and the Holding Company Notes, as if such transactions had been consummated on January 1, 1997. See "--Recent Developments" above. The unaudited pro forma consolidated financial and operating data give effect to the acquisitions of the Systems under the purchase method of accounting, certain other operating assumptions and the impact of the Series A Notes Offering.

  The unaudited summary pro forma consolidated financial data have been prepared by the Company based upon the historical financial statements and do not purport to represent what the Company's results of operations or financial condition would have actually been or what operations of the Company in any future period would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. The following information is qualified by reference to and should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this Prospectus.

   SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

                                            PREDECESSOR COMPANY(1)                      THE COMPANY(2)
                                     --------------------------------------- ---------------------------------------
                                       YEAR      YEAR      YEAR    JANUARY 1 MARCH 12    YEAR        SIX MONTHS
                                      ENDED     ENDED     ENDED     THROUGH  THROUGH    ENDED      ENDED JUNE 30,
                                     DEC. 31,  DEC. 31,  DEC. 31,  MARCH 11, DEC. 31,  DEC. 31,  -------------------
                                       1993      1994      1995      1996      1996      1997      1997      1998
                                     --------  --------  --------  --------- --------  --------  --------  ---------

                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
STATEMENT OF
OPERATIONS DATA:
Revenues.............                $ 5,279   $ 5,075   $ 5,171    $1,038   $ 5,411   $ 17,634  $  6,019  $  60,068
Service costs........                  1,254     1,322     1,536       297     1,511      5,547     1,813     21,463
Selling, general and
administrative
expenses.............                  1,072     1,016     1,059       222       931      2,696     1,016     11,541
Management fee
expense..............                    263       252       261        52       270        882       301      2,782
Depreciation and
amortization.........                  4,337     4,092     3,945       527     2,157      7,636     2,705     27,422
                                     -------   -------   -------    ------   -------   --------  --------  ---------
Operating income
(loss)...............                 (1,647)   (1,607)   (1,630)      (60)      542        873       184     (3,140)
Interest expense,
net(3)...............                    903       878       935       201     1,528      4,829     1,819     11,738
Other expenses.......                     26       --        --        --        967        640       438      3,568
                                     -------   -------   -------    ------   -------   --------  --------  ---------
Net loss.............                $(2,576)  $(2,485)  $(2,565)   $ (261)  $(1,953)  $ (4,596) $ (2,073)  $(18,446)
                                     =======   =======   =======    ======   =======   ========  ========  =========
OTHER DATA:
System Cash Flow(4)..                $ 2,953   $ 2,737   $ 2,576    $  519   $ 2,969   $  9,391  $  3,190  $  27,064
System Cash Flow
margin(5)............                   55.9%     53.9%     49.8%     50.0%     54.9%      53.3%     53.0%      45.1%
Annualized System
Cash Flow(6).........
Adjusted EBITDA(7)...                $ 2,690   $ 2,485   $ 2,315    $  467   $ 2,699   $  8,509  $  2,889  $  24,282
Adjusted EBITDA
margin(8)............                   51.0%     49.0%     44.8%     45.0%     49.9%      48.3%     48.0%      40.4%
Annualized Adjusted
EBITDA(9)............
Ratio of total
Indebtedness to
annualized Adjusted
EBITDA...............
Ratio of Adjusted
EBITDA to interest
expense, net.........
Net cash flows from
operating
activities...........                $ 1,657   $ 1,395   $ 1,478    $  226   $   237   $  7,007  $  2,783  $  31,803
Net cash flows from
investing
activities...........                   (462)     (552)     (261)      (86)  (45,257)   (60,008)  (44,814)  (354,079)
Net cash flows from
financing
activities...........                 (1,024)     (919)   (1,077)      --     45,416     53,632    42,481    322,657
Deficiency of
earnings to fixed
charges(10)..........                  2,576     2,485     2,565       261     1,953      4,596     2,073     18,446
OPERATING DATA (end of period, except
average):
Homes passed.........                                                         38,749     87,750    74,321
Basic subscribers....                                                         27,153     64,350    55,805
Basic penetration....                                                           70.1%      73.3%     75.1%
Premium service
units................                                                         11,691     39,288    36,104
Premium penetration..                                                           43.1%      61.1%     64.7%
Average monthly
revenues per basic
subscriber(11).......
Annual System Cash
Flow per basic
subscriber(12).......
Annual Adjusted
EBITDA per basic
subscriber(13).......
BALANCE SHEET DATA (end of period):
Total assets.........                $15,296   $11,755   $ 8,149             $46,560   $102,791            $ 449,225
Total Indebtedness...                 14,213    13,294    12,217              40,529     72,768              315,129
Total members'
equity...............                    481    (2,003)   (4,568)              4,537     24,441               99,995
                                         PRO FORMA
                                     -------------------
                                                 SIX
                                       YEAR     MONTHS
                                      ENDED     ENDED
                                     DEC. 31,  JUNE 30,
                                       1997      1998
                                     --------- ---------
STATEMENT OF
OPERATIONS DATA:
Revenues.............                $119,091  $ 65,804
Service costs........                  48,270    23,887
Selling, general and
administrative
expenses.............                  27,501    13,519
Management fee
expense..............                   1,504     2,789
Depreciation and
amortization.........                  57,506    29,913
                                     --------- ---------
Operating income
(loss)...............                 (15,690)   (4,304)
Interest expense,
net(3)...............                  26,154    13,278
Other expenses.......                   1,379     3,568
                                     --------- ---------
Net loss.............                $(43,223) $(21,150)
                                     ========= =========
OTHER DATA:
System Cash Flow(4)..                $ 43,320  $ 28,398
System Cash Flow
margin(5)............                    36.4%     43.2%
Annualized System
Cash Flow(6).........                          $ 56,796
Adjusted EBITDA(7)...                $ 41,816  $ 25,609
Adjusted EBITDA
margin(8)............                    35.1%     38.9%
Annualized Adjusted
EBITDA(9)............                          $ 51,218
Ratio of total
Indebtedness to
annualized Adjusted
EBITDA...............                              6.2x
Ratio of Adjusted
EBITDA to interest
expense, net.........                              1.9x
Net cash flows from
operating
activities...........
Net cash flows from
investing
activities...........
Net cash flows from
financing
activities...........
Deficiency of
earnings to fixed
charges(10)..........                $ 43,223  $ 21,150
OPERATING DATA (end of period, except
average):
Homes passed.........                 479,655   486,000
Basic subscribers....                 341,725   345,000
Basic penetration....                    71.2%     71.0%
Premium service
units................                 403,281   398,500
Premium penetration..                   118.0%    115.5%
Average monthly
revenues per basic
subscriber(11).......                          $  31.79
Annual System Cash
Flow per basic
subscriber(12).......                          $    165
Annual Adjusted
EBITDA per basic
subscriber(13).......                          $    148
BALANCE SHEET DATA (end of period):
Total assets.........                          $449,225
Total Indebtedness...                           315,129
Total members'
equity...............                            99,995

                                                   (footnotes on following page)

 NOTES TO SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING
                                      DATA
               (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

 (1) The summary historical financial data for the period from January 1, 1996 through March 11, 1996 and for the years ended December 31, 1993, 1994 and 1995 have been derived from the audited financial statements of the Predecessor Company.

 (2) The Company commenced operations on March 12, 1996 with the acquisition of the Ridgecrest System (as defined) and has since completed seven additional acquisitions. See "Business--Acquisition History." The historical amounts represent the results of operations of the Systems acquired from the date of acquisition to the end of the period presented.

 (3) Net of interest income. Interest income for the periods presented is not material.

 (4) Represents Adjusted EBITDA (as defined below in footnote 7) before management fees. System Cash Flow (as defined in the Glossary) is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. System Cash Flow is included herein because the Company believes that System Cash Flow is a meaningful measure of performance as it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity and a company's overall ability to service its debt. The Company's definition of System Cash Flow may not be identical to similarly titled measures reported by other companies.

 (5) Represents System Cash Flow as a percentage of revenues. This measurement is used by the Company, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance.

 (6) Represents System Cash Flow multiplied by four. The Company believes this calculation provides a meaningful measure of performance, on a annualized basis, for the reasons noted above in footnote 4.

 (7) Represents operating income (loss) before depreciation and amortization. Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is included herein because the Company believes that Adjusted EBITDA is a meaningful measure for purposes of acquisitions and monitoring performance as it is commonly used in the cable television industry and by the investment community to analyze and compare cable television companies on the basis of operating performance, debt leverage, ability to incur additional indebtedness and a company's overall ability to service its debt. In addition, the primary debt instruments of the Company contain certain covenants, compliance with which is measured by computations similar to determining Adjusted EBITDA. The Company's definition of Adjusted EBITDA may not be identical to similarly titled measures reported by other companies.

 (8) Represents Adjusted EBITDA as a percentage of revenues. This measurement is used by the Company, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance.

 (9) Represents Adjusted EBITDA multiplied by four. This calculation provides the measure by which the ratio of total indebtedness to annualized Adjusted EBITDA is determined. This ratio is commonly used in the cable television industry as a measure of leverage.

(10) For purposes of this computation, earnings are defined as income (loss) before income taxes and fixed charges. Fixed charges are interest costs.

(11) Represents average monthly revenues for the period divided by the number of basic subscribers as of the end of such period. This measurement is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

(12) Represents annualized System Cash Flow for the period divided by the number of basic subscribers at the end of such period. This measurement is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

(13) Represents annualized Adjusted EBITDA for the period divided by the number of basic subscribers at the end of such period. This measurement is used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

                                 RISK FACTORS

  The following risk factors, in addition to the other information contained elsewhere in this Prospectus, should be carefully considered by prospective investors in connection with an investment in the Series B Notes.

HIGHLY LEVERAGED CAPITAL STRUCTURE

  The Company is, and will continue to be, highly leveraged as a result of the substantial Indebtedness it has incurred, and intends to incur, to finance acquisitions and expand its operations. As of June 30, 1998, the Company had approximately $315.1 million of consolidated Indebtedness. The Issuers do not have any Indebtedness expressly subordinated by its terms in right and priority of payment to the Series A Notes. In addition, subject to the restrictions in the Subsidiary Credit Facilities and the Indenture, the Company plans to incur additional Indebtedness from time to time, to finance acquisitions in the future, for capital expenditures or for general business purposes. The Company's highly leveraged capital structure could adversely affect the Issuers' ability to service the Series B Notes and could have important consequences to holders of the Series B Notes, including, but not limited to, the following: (i) increasing the Company's vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates as compared to competing companies that are not as highly leveraged; (ii) limiting the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes; (iii) a substantial portion of the Company's cash flow from operations must be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities and expansion; and (iv) the Company will be exposed to increases in interest rates given that a portion of the Company's borrowings will be at variable rates of interest. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness."

INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

  The consolidated historical earnings of the Company were insufficient to cover its fixed charges for the six months ended June 30, 1998 and the year ended December 31, 1997 by approximately $18.4 million and $4.6 million, respectively. On a pro forma basis, after giving effect to the Series A Notes Offering and the use of the net proceeds therefrom, the combined earnings of the Company would have been insufficient to cover its fixed charges for the six months ended June 30, 1998 and the year ended December 31, 1997 by approximately $19.9 million and $38.8 million, respectively. See "Unaudited Pro Forma Consolidated Financial Data." However, for both periods, earnings are reduced by substantial non-cash charges, principally consisting of depreciation and amortization.

  Since the Company's commencement of operations in March 1996, the Company's cash generated from operating activities has been sufficient to meet the Company's debt service, working capital and capital expenditure requirements and, together with cash from equity contributions and bank borrowings, also has been sufficient to finance the Company's acquisitions. The ability of the Company to meet its debt service and other obligations will depend upon the future performance of the Company which, in turn, is subject to general economic conditions and to financial, political, competitive, regulatory and other factors, many of which are beyond the Company's control. The Company's ability to meet its debt service and other obligations also may be affected by changes in prevailing interest rates, as a portion of the borrowings under the Subsidiary Credit Facilities will bear interest at floating rates, subject to certain interest rate protection agreements. The Company believes that it will continue to generate cash and obtain financing sufficient to meet such requirements in the future; however, there can be no assurance that the Company will be able to meet its debt service and other obligations. If the Company were unable to do so, it would have to refinance its Indebtedness or obtain new financing. Although in the past the Company has been able to obtain financing principally through equity contributions and bank borrowings, there can be no assurances that the Company will be able to do so in the future or that, if the Company were able to do so, the terms available will be favorable to the Company. See "Selected Historical and Pro Forma Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the Notes" and "Description of Other Indebtedness."

HOLDING COMPANY STRUCTURE

  Mediacom is a holding company which has no significant assets other than its investments in and advances to the Subsidiaries. Mediacom Capital, a wholly-owned subsidiary of Mediacom, was formed solely for the purpose of serving as a co-issuer of the Notes and has no operations or assets from which it will be able to repay the Series B Notes. The Issuers' ability to make interest and principal payments when due to holders of the Series B Notes will be dependent upon the receipt of sufficient funds from the Subsidiaries. Under the terms of the Subsidiary Credit Facilities, upon the occurrence of an event of default or if certain financial performance tests or other conditions are not met, the Subsidiaries are restricted from making payments to Mediacom. There can be no assurance that the Subsidiaries will be able to satisfy the financial tests and the related conditions set forth in the Subsidiary Credit Facilities to make such payments to Mediacom, or that the Subsidiaries will not be in default of their respective financial covenants or otherwise under the Subsidiary Credit Facilities which could prevent Mediacom from making any payment in respect of the Series B Notes. In addition, because the Subsidiaries will not guarantee the payment of principal of and interest on the Series B Notes, the claims of holders of the Series B Notes effectively will be subordinated to all existing and future claims of the creditors of such entities including the lenders under the Subsidiary Credit Facilities and the Subsidiaries' trade creditors. The ability of the holders of the Series B Notes to realize upon any Subsidiary's assets upon its liquidation or reorganization will be subject to the prior claims of such Subsidiary's creditors including the lenders under the respective Subsidiary Credit Facilities. As of June 30, 1998, the Subsidiaries had approximately $149.2 million of total liabilities, including approximately $115.1 million of Indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness."

  As a result of the restrictions referred to in the preceding paragraph, there can be no assurance that the Issuers will be able to gain access to the cash flow or assets of their Subsidiaries in a timely manner or in amounts sufficient to pay interest on or principal of the Series B Notes or of Mediacom's other Indebtedness when due, if any. The Company's ability to meet debt service and repay its obligations (including the obligations under the Series B Notes) will depend on the future operating performance and financial results of the Subsidiaries, which will be subject, in part, to factors beyond the control of the Subsidiaries, including prevailing economic conditions and financial, business and other factors. See "Description of the Notes-- Ranking." The Indenture will permit the Subsidiaries to incur additional Indebtedness under certain circumstances. See "Description of the Notes" and "Description of Other Indebtedness."

  All of Mediacom's membership interests in the Subsidiaries are pledged by Mediacom as collateral under the respective Subsidiary Credit Facilities. Therefore, if Mediacom were unable to pay the principal or interest on the Series B Notes when due (whether at maturity, upon acceleration or otherwise), the ability of the holders of the Series B Notes to proceed against the membership interests of the Subsidiaries to satisfy such amounts would be subject to the ability of such holders to obtain a judgment against Mediacom and the prior satisfaction in full of all amounts owing under the Subsidiary Credit Facilities. As secured creditors, the lenders under the Subsidiary Credit Facilities would control the disposition and sale of the membership interests of the Subsidiaries after an event of default under the Subsidiary Credit Facilities, and would not be legally required to take into account the interests of unsecured creditors of Mediacom, such as the holders of the Series B Notes, with respect to any such disposition or sale. There can be no assurance that the assets of Mediacom, after the satisfaction of claims of its secured creditors, would be sufficient to satisfy any amounts owing with respect to the Series B Notes.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  Each of the Subsidiary Credit Facilities and the Indenture impose restrictions that, among other things, limit the amount of additional Indebtedness that may be incurred by the Company and impose limitations on, among other things, investments, loans and other payments, certain transactions with affiliates and certain mergers and acquisitions. See "Description of the Notes--Covenants" and "Description of Other Indebtedness." The Subsidiary Credit Facilities also require the Subsidiaries to maintain specified financial ratios and meet certain financial tests. The ability of the Subsidiaries to comply with such covenants and restrictions can be affected by events beyond their control, and there can be no assurance that the Company will achieve operating results that would permit compliance with such provisions. The breach of certain provisions of either of the Subsidiary Credit Facilities would, under certain circumstances, result in defaults thereunder, permitting the lenders thereunder to prevent distributions to Mediacom and to accelerate the Indebtedness thereunder.

KEY PERSONNEL

  The Company's business is substantially dependent upon the performance of certain key individuals, including its Chairman and Chief Executive Officer, Rocco B. Commisso. The Subsidiary Credit Facilities provide that a default will result if Mr. Commisso ceases to be the Chairman and Chief Executive Officer of Mediacom Management. See "Description of Other Indebtedness-- Subsidiary Credit Facilities." While Mr. Commisso has a significant ownership position in the Company, events beyond the control of the Company could result in the loss of his services and, although the Company maintains a strong management team, the loss of the services of Mr. Commisso or other such individuals could have a material adverse effect on the Company. The Company has not entered into an employment agreement, nor does it carry key man life insurance, for Mr. Commisso or any of its other key personnel.

LIMITED OPERATING HISTORY

  The Company was founded in July 1995, commenced its operations in March 1996 and has grown principally through acquisitions. The Company has only recently acquired the 1998 Systems which substantially increased the size of its operations. Prospective investors, therefore, have limited historical financial information about the Company and the results that can be achieved by the Company in operating the cable television systems not previously owned by the Company. The past performance of management with other companies does not guarantee similar results for the Company. There can be no assurance that the Company will be able to implement successfully its business strategy.

SIGNIFICANT CAPITAL EXPENDITURES

  Consistent with its business strategy, the Company expects to make capital expenditures to upgrade a significant portion of its cable television distribution systems over the next several years (e.g., to increase bandwidth and channel capacity and expand addressability). The Company's potential inability to fund these capital expenditures could adversely affect its ability to upgrade the cable television distribution systems which could have a material adverse effect on its operations and competitive position. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SIGNIFICANT COMPETITION IN THE CABLE TELEVISION INDUSTRY

  Cable television systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment, such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, online computer services and home video products, including videotape cassette recorders. Because the Company's franchises are generally non-exclusive, there is the potential for competition with the Company's systems from other operators of cable television systems, including systems operated by local governmental authorities. Other distribution systems capable of delivering programming to homes or businesses, including satellite master antenna television service ("SMATV"), direct broadcast satellite ("DBS") systems and multichannel, multipoint distribution service ("MMDS") systems now compete with the Company. In recent years, there has been significant national growth in the number of subscribers to DBS services and such growth is expected to continue. See "Business--Competition."

  Additionally, recent changes in federal law and recent administrative and judicial decisions have removed certain of the restrictions that have limited entry into the cable television business by potential competitors such as telephone companies, registered utility holding companies and their subsidiaries. Such developments will enable local telephone companies to provide a wide variety of video services in the telephone company's own service area which will be directly competitive with services provided by cable television systems. Other new technologies, including Internet-based services, may also become competitive with services that cable television operators can offer.

  Many of the Company's potential competitors have substantially greater resources than the Company, and the Company cannot predict the extent to which competition will materialize in its franchise areas from other cable television operators, other distribution systems for delivering video programming and other broadband telecommunications services to the home, or from other potential competitors, or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" and "Legislation and Regulation."

RISKS RELATING TO NEW LINES OF BUSINESS

  The Company plans to upgrade selectively its cable television systems to enhance the potential for increasing revenues through the introduction of new technologies and services, such as cable Internet access and high-speed data transmission. See "Business--Business Strategy." While the Company is optimistic about the prospects for these new lines of business, there can be no assurances that it will be able to enter them successfully or to generate additional cash flow. Moreover, many of these new lines of business are likely to have significant competition from businesses that may have substantial financial resources and market presence such as local telephone companies, long distance interexchange carriers and traditional online Internet service providers.

NON-EXCLUSIVE FRANCHISES; NON-RENEWAL OR TERMINATION OF FRANCHISES

  Cable television companies operate under franchises granted by local authorities which are subject to renewal and renegotiation from time to time. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to comply with its material provisions. The Company's business is dependent upon the retention and renewal of its local franchises. Franchises typically impose conditions relating to the operation of cable television systems, including requirements relating to the payment of fees, bandwidth capacity, customer service requirements, franchise renewal and termination. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises; it also permits municipal authorities to operate cable television systems in their communities without franchises. The Cable Communication Policy Act of 1984 (the "1984 Cable Act" and collectively with the 1992 Cable Act, the "Cable Acts") provides, among other things, for an orderly franchise renewal process in which franchise renewal will not be unreasonably withheld or, if renewal is denied and the franchising authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. Although the Company believes that it generally has good relationships with its franchise authorities, no assurance can be given that the Company will be able to retain or renew such franchises or that the terms of any such renewals will be on terms as favorable to the Company as the Company's existing franchises. Furthermore, it is possible that a franchise authority might grant a franchise to another cable company. The non-renewal or termination of franchises relating to a significant portion of the Company's subscribers could have a material adverse effect on the Company's results of operations. See "Business--Franchises."

REGULATION IN THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Acts, both of which amended the Communications Act of 1934 (as amended, the "Communications Act"), established a national policy to guide the development and regulation of cable television systems. The Communications Act was recently substantially amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the Federal Communications Commission ("FCC") and state or local regulatory authorities. It is not possible to predict the effect that ongoing or future developments might have on the cable communications industry or on the operations of the Company. See "Legislation and Regulation."

 Federal Law and Regulation

  The 1992 Cable Act and the FCC's rules implementing that act generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. The Cable Acts and the corresponding FCC regulations have established, among other things: (i) rate regulations; (ii) mandatory carriage and retransmission consent requirements that require a cable television system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station;
(iii) rules for franchise renewals and transfers; and (iv) other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

  The 1996 Telecom Act deregulates rates for cable programming services tiers ("CPST") commencing in March 1999 and, for certain small cable operators, immediately eliminates rate regulation of CPST, and, in certain limited circumstances, basic services. The FCC is currently developing permanent regulations to implement the rate deregulation provisions of the 1996 Telecom Act. The Company is currently unable to predict the ultimate effect of the 1992 Cable Act or the 1996 Telecom Act.

  The FCC and Congress continue to be concerned that rates for regulated programming services are rising at a rate exceeding inflation. It is therefore possible that the FCC will further restrict the ability of cable television operators to implement rate increases and/or Congress will enact legislation which would, for example, delay or suspend the scheduled March 1999 termination of CPST rate regulation.

 State and Local Regulation

  Cable television systems generally operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local governmental entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies. To date, other than Delaware, no state in which the Company currently operates has enacted state level regulation. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future. See "Legislation and Regulation."

RISKS RELATING TO ACQUISITION STRATEGY

  The Company expects that a portion of its future growth may be achieved through the acquisition of additional cable television systems. There can be no assurance that the Company in the future will be able to successfully complete acquisitions or exchanges of additional cable television systems consistent with its business strategy. Furthermore, there can be no assurance that the Company will successfully obtain financing to complete such acquisitions, if needed, or that the terms thereof will be favorable to the Company.

  In carrying out its acquisition strategy, the Company attempts to minimize the risk of unexpected liabilities and contingencies associated with acquired businesses through planning, investigation and negotiation, but such liabilities and contingencies may nevertheless accompany acquisitions. There can be no assurance that the Company will be able to integrate successfully any acquired businesses into its operations or realize any efficiencies through the implementation of its operating strategies.

ABILITY TO PURCHASE NOTES UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Issuers could be required to make an offer to purchase all outstanding Series B Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing or be permitted under the terms of other outstanding or future Indebtedness arrangements, to pay the purchase price for all Series B Notes tendered by holders thereof. In addition, the Subsidiary Credit Facilities include "change of control" provisions that permit the lenders thereunder to accelerate the repayment of Indebtedness thereunder. The Subsidiary Credit Facilities will not permit the Subsidiaries to make distributions to the Issuers so as to permit the Issuers to effect a purchase of the Series B Notes upon a Change of Control without the prior satisfaction of certain financial tests and other conditions. See "--Holding Company Structure" above and "Description of Other Indebtedness." Any future credit agreements or other agreements relating to other Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Series B Notes, the Company could seek the consent of its lenders to repurchase Series B Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from repurchasing Series B Notes. In such case, the Company's failure to repurchase tendered Series B Notes would constitute an Event of Default under the Indenture. See "Description of the Notes-- Repurchase at the Option of Holders--Change of Control."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

  Prior to the Exchange Offer, there has not been any public market for the Series A Notes. The Series A Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Series B Notes by holders who are entitled to participate in this Exchange Offer. The holders of Series A Notes (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers are required to file a Shelf Registration Statement with respect to such Series A Notes. The Series B Notes will constitute a new issue of securities with no established trading market. Although the Initial Purchaser has informed the Issuers that it currently intends to make a market in the Series B Notes, it is not obligated to do so and any such market making may be discontinued at any time without notice in the sole discretion of the Initial Purchaser. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series B Notes. The Series B Notes are expected to be eligible for trading by qualified buyers in the PORTAL market. If an active public market does not develop, the market price and liquidity of the Series B Notes may be adversely affected. If a trading market develops for the Series B Notes, the future trading prices thereof will depend on many factors including, among other things, the Company's results of operations, prevailing interest rates, the market for securities with similar terms and the market for securities of other companies in similar businesses. The Issuers do not intend to apply for listing of the Series B Notes on any securities exchange or for their quotation through an automated dealer quotation system.

  The Series A Notes were offered in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the Series A Notes may be transferred or resold only in a transaction registered under, or exempt from, the Securities Act and applicable state securities laws. Pursuant to the Exchange and Registration Rights Agreement, the Company has agreed to file the Exchange Offer Registration Statement with the Commission and to use its reasonable best efforts to cause such registration statement to become effective with respect to the Series B Notes. After the registration statement becomes effective, the Series B Notes generally will be permitted to be resold or otherwise transferred (subject to the restrictions described under "Exchange and Registration Rights Agreement" and "Transfer Restrictions") by each holder without the requirement of further registration. The Series B Notes, however, also will constitute a new issue of securities with no established trading market and will be issued only in the amount of Series A Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Series B Notes, or, in the case of non-tendering holders of Series A Notes, the trading market for the Series A Notes following the Exchange Offer.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Series B Notes in exchange for the Series A Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series A Notes for exchange. Series A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Series A Notes who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that at the time of the consummation of the Exchange Offer: (i) it is not an affiliate of the Issuers or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business; and (iii) it has no arrangement or understanding with any person to participate in the distribution of the Series A or Series B Notes within the meaning of the Securities Act. Each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected. See "The Exchange Offer."

FORWARD-LOOKING STATEMENTS

  This Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business following the consummation of the Exchange Offer. The statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. The foregoing description of risk factors specifies the principal contingencies and uncertainties to which the Company believes it is subject. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Exchange and Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the Series B Notes in the Exchange Offer. The net proceeds received by Mediacom from the Series A Notes Offering were approximately $193.5 million. Of such net proceeds,
Mediacom: (i) used $20.0 million to repay in full the principal of and accrued interest on the Holding Company Notes; (ii) contributed $120.0 million to Mediacom Southeast as a preferred equity capital contribution; and (iii) contributed $53.5 million to the Western Group in the form of subordinated loans. Mediacom Southeast and the Western Group used such amounts to repay a portion of the outstanding principal Indebtedness and related accrued interest under the revolving credit lines of the respective Subsidiary Credit Facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness."

                                CAPITALIZATION

  The following table sets forth the Company's capitalization as of June 30, 1998 on an actual basis. This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" included elsewhere in this Prospectus.

                                                                  AS OF JUNE 30,
                                                                       1998
                                                                  --------------
                                                                      ACTUAL
                                                                  --------------
                                                                  (IN MILLIONS)
Long-term debt (including current maturities):
  Mediacom:
    Senior Notes due 2008........................................     $200.0
  Subsidiaries:
    Southeast Credit Facility(1).................................       75.5
    Western Credit Facility(2)...................................       36.3
    Seller Note..................................................        3.3
                                                                      ------
      Total long-term debt.......................................      315.1
Total members' equity(3).........................................      100.0
                                                                      ------
      Total capitalization.......................................     $415.1
                                                                      ======

--------
(1) Mediacom Southeast had approximately $149.0 million of unused credit commitments, of which approximately $147.0 million could have been borrowed by Mediacom Southeast and distributed to Mediacom under the most restrictive covenants of the Southeast Credit Facility.
(2) The Western Group had approximately $63.7 million of unused credit commitments, of which approximately $55.4 million could have been borrowed by the Western Group and distributed to Mediacom under the most restrictive covenants of the Western Credit Facility.
(3) Actual total members' equity represents $125.0 million of invested equity capital less accumulated losses since the commencement of operations.

                       SELECTED HISTORICAL AND PRO FORMA
                   CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table presents: (i) selected historical financial data for the period from January 1, 1996 through March 11, 1996 and as of and for the years ended December 31, 1993, 1994 and 1995 derived from the audited financial statements of Benchmark Acquisition Fund II Limited Partnership (the "Predecessor Company"); (ii) selected historical consolidated financial and operating data as of and for the period from the commencement of operations (March 12, 1996) to December 31, 1996 and for the year ended December 31, 1997 derived from the Company's audited consolidated financial statements and should be read in conjunction with those statements, which are included in this Prospectus; and (iii) unaudited selected historical consolidated financial and operating data for the six months ended June 30, 1997 and unaudited selected historical consolidated financial data as of and for the six months ended June 30, 1998, all of which have been derived from the unaudited consolidated financial statements of the Company, and selected historical consolidated operating data for the six months ended June 30, 1997. In the opinion of management, such unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods. Financial and operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

  In addition, the following table presents unaudited selected pro forma consolidated financial and operating data for the Company for the year ended December 31, 1997 and as of and for the six months ended June 30, 1998, as adjusted to give pro forma effect to, in the case of statement of operations and other financial and operating data, the Series A Notes Offering and the use of the net proceeds therefrom and the acquisitions of the Systems and related equity contributions and borrowings under the Subsidiary Credit Facilities and the Holding Company Notes, as if such transactions had been consummated on January 1, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments." The unaudited pro forma consolidated financial and operating data give effect to the acquisitions of the Systems under the purchase method of accounting, certain other operating assumptions and the impact of the Series A Notes Offering.

  The unaudited selected pro forma consolidated financial data have been prepared by the Company based upon the historical financial statements and do not purport to represent what the Company's results of operations or financial condition would have actually been or what operations of the Company in any future period would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. The following information is qualified by reference to and should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this Prospectus.

  SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

                                           PREDECESSOR COMPANY(1)                     THE COMPANY(2)
                                     -------------------------------------- -------------------------------------
                                      YEAR      YEAR      YEAR    JANUARY 1 MARCH 12    YEAR    SIX MONTHS ENDED
                                      ENDED    ENDED     ENDED     THROUGH  THROUGH    ENDED        JUNE 30,
                                     DEC.31,  DEC. 31,  DEC. 31,  MARCH 11, DEC. 31,  DEC. 31,  -----------------
                                      1993      1994      1995      1996      1996      1997     1997      1998
                                     -------  --------  --------  --------- --------  --------  -------  --------

                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)
STATEMENT OF OPERATIONS
DATA:
Revenues...............              $ 5,279  $ 5,075   $ 5,171    $1,038   $ 5,411   $ 17,634  $ 6,019  $ 60,068
Service costs..........                1,254    1,322     1,536       297     1,511      5,547    1,813    21,463
Selling, general and
administrative
expenses...............                1,072    1,016     1,059       222       931      2,696    1,016    11,541
Management fee
expense................                  263      252       261        52       270        882      301     2,782
Depreciation and
amortization...........                4,337    4,092     3,945       527     2,157      7,636    2,705    27,422
                                     -------  -------   -------    ------   -------   --------  -------  --------
Operating income
(loss).................               (1,647)  (1,607)   (1,630)      (60)      542        873      184    (3,140)
Interest expense,
net(3).................                  903      878       935       201     1,528      4,829    1,819    11,738
Other expenses.........                   26      --        --        --        967        640      438     3,568
                                     -------  -------   -------    ------   -------   --------  -------  --------
Net loss...............              $(2,576) $(2,485)  $(2,565)   $ (261)  $(1,953)  $ (4,596) $(2,073) $(18,446)
                                     =======  =======   =======    ======   =======   ========  =======  ========
OTHER DATA:
System Cash Flow(4)....              $ 2,953  $ 2,737   $ 2,576    $  519   $ 2,969   $  9,391  $ 3,190  $ 27,064
System Cash Flow
margin(5)..............                 55.9%    53.9%     49.8%     50.0%     54.9%      53.3%    53.0%     45.1%
Annualized System Cash
Flow(6)................
Adjusted EBITDA(7).....              $ 2,690  $ 2,485   $ 2,315    $  467   $ 2,699   $  8,509  $ 2,889  $ 24,282
Adjusted EBITDA
margin(8)..............                 51.0%    49.0%     44.8%     45.0%     49.9%      48.3%    48.0%     40.4%
Annualized Adjusted
EBITDA(9)..............
Ratio of total
indebtedness to
annualized Adjusted
EBITDA.................
Ratio of Adjusted
EBITDA to interest
expense, net...........
Net cash flows from
operating activities...              $ 1,657  $ 1,395   $ 1,478    $  226   $   237   $  7,007  $ 2,783  $ 31,803
Net cash flows from
investing activities...                 (462)    (552)     (261)      (86)  (45,257)   (60,008) (44,814) (354,079)
Net cash flows from
financing activities...               (1,024)    (919)   (1,077)      --     45,416     53,632   42,481   322,657
Deficiency of earnings
to fixed charges(10)...                2,576    2,485     2,565       261     1,953      4,596    2,073    18,446
OPERATING DATA (end of period,
except average):
Homes passed...........                                                      38,749     87,750   74,321
Basic subscribers......                                                      27,153     64,350   55,805
Basic penetration......                                                        70.1%      73.3%    75.1%
Premium service units..                                                      11,691     39,288   36,104
Premium penetration....                                                        43.1%      61.1%    64.7%
Average monthly
revenues per basic
subscriber(11).........
Annual System Cash Flow
per basic
subscriber(12).........
Annual Adjusted EBITDA
per basic
subscriber(13).........
BALANCE SHEET DATA (end of period):
Total assets...........              $15,296  $11,755   $ 8,149             $46,560   $102,791           $449,225
Total Indebtedness.....               14,213   13,294    12,217              40,529     72,768            315,129
Total members' equity..                  481   (2,003)   (4,568)              4,537     24,441             99,995
                                         PRO FORMA
                                     -------------------
                                                 SIX
                                       YEAR     MONTHS
                                      ENDED     ENDED
                                     DEC. 31,  JUNE 30,
                                       1997      1998
                                     --------- ---------
STATEMENT OF OPERATIONS
DATA:
Revenues...............              $119,091  $ 65,804
Service costs..........                48,270    23,887
Selling, general and
administrative
expenses...............                27,501    13,519
 Management fee
expense................                 1,504     2,789
Depreciation and
amortization...........                57,506    29,913
                                     --------- ---------
Operating income
(loss).................               (15,690)   (4,304)
Interest expense,
net(3).................                26,154    13,278
Other expenses.........                 1,379     3,568
                                     --------- ---------
Net loss...............              $(43,223) $(21,150)
                                     ========= =========
OTHER DATA:
System Cash Flow(4)....              $ 43,320  $ 28,398
System Cash Flow
margin(5)..............                  36.4%     43.2%
Annualized System Cash
Flow(6)................                        $ 56,796
Adjusted EBITDA(7).....              $ 41,816  $ 25,609
Adjusted EBITDA
margin(8)..............                  35.1%     38.9%
Annualized Adjusted
EBITDA(9)..............                        $ 51,218
Ratio of total
indebtedness to
annualized Adjusted
EBITDA.................                             6.2x
Ratio of Adjusted
EBITDA to interest
expense, net...........                             1.9x
Net cash flows from
operating activities...
Net cash flows from
investing activities...
Net cash flows from
financing activities...
Deficiency of earnings
to fixed charges(10)...              $ 43,223  $ 21,150
OPERATING DATA (end of period,
except average):
Homes passed...........               479,655   486,000
Basic subscribers......               341,725   345,000
Basic penetration......                  71.2%     71.0%
Premium service units..               403,281   398,500
Premium penetration....                 118.0%    115.5%
Average monthly
revenues per basic
subscriber(11).........                        $  31.79
Annual System Cash Flow
per basic
subscriber(12).........                        $    165
Annual Adjusted EBITDA
per basic
subscriber(13).........                        $    148
BALANCE SHEET DATA (end of period):
Total assets...........                        $449,225
Total Indebtedness.....                         315,129
Total members' equity..                          99,995

                                                   (footnotes on following page)

     NOTES TO SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND
                                OPERATING DATA
              (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER DATA)

 (1) The selected historical financial data for the period from January 1, 1996 through March 11, 1996 and for the years ended December 31, 1993, 1994 and 1995 have been derived from the audited financial statements of the Predecessor Company.

 (2) The Company commenced operations on March 12, 1996 with the acquisition of the Ridgecrest System (as defined) and has since completed seven additional acquisitions. See "Business--Acquisition History." The historical amounts represent the results of operations of the Systems acquired from the date of acquisition to the end of the period presented.

 (3) Net of interest income. Interest income for the periods presented is not material.

 (4) Represents Adjusted EBITDA (as defined below in footnote 7) before management fees. System Cash Flow is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. System Cash Flow is included herein because the Company believes that System Cash Flow is a meaningful measure of performance as it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity and a company's overall ability to service its debt. The Company's definition of System Cash Flow may not be identical to similarly titled measures reported by other companies.

 (5) Represents System Cash Flow as a percentage of revenues. This measurement is used by the Company, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance.

 (6) Represents System Cash Flow multiplied by four. The Company believes this calculation provides a meaningful measure of performance, on an annualized basis, for the reasons noted above in footnote 4.

 (7) Represents operating income (loss) before depreciation and amortization. Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is included herein because the Company believes that Adjusted EBITDA is a meaningful measure for purposes of acquisitions and monitoring performance as it is commonly used in the cable television industry and by the investment community to analyze and compare cable television companies on the basis of operating performance, debt leverage, ability to incur additional indebtedness and a company's overall ability to service its debt. In addition, the primary debt instruments of the Company contain certain covenants, compliance with which is measured by computations similar to determining Adjusted EBITDA. The Company's definition of Adjusted EBITDA may not be identical to similarly titled measures reported by other companies.

 (8) Represents Adjusted EBITDA as a percentage of revenues. This measurement is used by the Company, and is commonly used in the cable television industry, to analyze and compare cable television companies on the basis of operating performance.

 (9) Represents Adjusted EBITDA multiplied by four. This calculation provides the measure by which the ratio of total indebtedness to annualized Adjusted EBITDA is determined. This ratio is commonly used in the cable television industry as a measure of leverage.

(10) For purposes of this computation, earnings are defined as income (loss) before income taxes and fixed charges. Fixed charges are interest costs.

(11) Represents average monthly revenues for the period divided by the number of basic subscribers as of the end of such period. This measurement is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

(12) Represents annualized System Cash Flow for the period divided by the number of basic subscribers at the end of such period. This measurement is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

(13) Represents annualized Adjusted EBITDA for the period divided by the number of basic subscribers at the end of such period. This measurement is used in the cable television industry to analyze and compare cable television companies on the basis of operating performance.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The unaudited pro forma consolidated financial data presented below is derived from the historical consolidated financial statements of the Company and the Systems. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997, and for the six months ended June 30, 1998, give pro forma effect to the Series A Notes Offering and the purchase of the Systems and related equity contributions and borrowings under the Subsidiary Credit Facilities and the Holding Company Notes as if such transactions had been consummated on January 1, 1997.

  The unaudited pro forma consolidated financial data give effect to the acquisition of the 1998 Systems under the purchase method of accounting and are based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements represented on the following pages. The adjustments included in the unaudited pro forma consolidated financial data represent the Company's preliminary determination of those adjustments based on available information, although no appraisal or other valuation has yet been completed and such adjustments do not include many of the effects of purchase accounting. Although there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma consolidated financial data, the Company does not believe the difference between actual and pro forma adjustments will be material to the financial statements. The purchase price allocations are expected to be finalized by December 31, 1998.

  The unaudited pro forma consolidated financial data does not purport to represent what the Company's results of operations or financial condition would have actually been or what operations would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed. The unaudited pro forma consolidated financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company and certain of the Systems and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                         MEDIACOM LLC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                  1997 SYSTEMS                       1998 SYSTEMS
                         ---------------------------------  ------------------------------
                                                                                             SYSTEMS
                         HISTORICAL                  AS     JONES  CABLEVISION               PRIOR TO   OFFERING      PRO
                          COMPANY   ADJUSTMENTS   ADJUSTED  SYSTEM   SYSTEMS   ADJUSTMENTS   OFFERING  ADJUSTMENTS   FORMA
                         ---------- -----------   --------  ------ ----------- -----------   --------  -----------  --------
Revenues...............   $17,634     $ 6,485 (a) $ 24,119  $5,956  $ 89,016     $   --      $119,091       --      $119,091
Service costs..........     5,547       2,237 (a)    7,784   1,973    38,513         --        48,270       --        48,270
Selling, general and
 administrative
 expenses..............     2,696       1,470 (a)    4,166   1,236    22,099         --        27,501       --        27,501
Management fee
 expense...............       882         324 (b)    1,206     298       --          --         1,504       --         1,504
Depreciation and
 amortization..........     7,636       6,925 (c)   14,561   1,204    46,116      (5,025)(e)   56,856       650 (g)   57,506
                          -------     -------     --------  ------  --------     -------     --------     -----     --------
 Operating income
  (loss)...............       873      (4,471)      (3,598)  1,245   (17,712)      5,025      (15,040)     (650)     (15,690)
Interest expense, net..     4,829       1,230 (d)    6,059      12    12,702       7,120 (f)   25,893       261(h)    26,154
Other expenses.........       640         --           640     339       400         --         1,379       --         1,379
                          -------     -------     --------  ------  --------     -------     --------     -----     --------
 Net income (loss).....   $(4,596)    $(5,701)    $(10,297) $  894  $(30,814)    $(2,095)    $(42,312)    $(911)    $(43,223)
                          =======     =======     ========  ======  ========     =======     ========     =====     ========
 Deficiency of earnings
  to fixed charges.....    $4,596                                                                                   $ 43,223
                          =======                                                                                   ========



    See Accompanying Notes To Unaudited Pro Forma Consolidated Statement of
                                  Operations.

                         MEDIACOM LLC AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

  For purposes of determining the pro forma effects of the transactions described above on the Company's consolidated statement of operations for the twelve months ended December 31, 1997, the following adjustments have been made:

(a) The table below represents actual revenues, service costs, and selling, general and administrative expenses of the Lower Delaware System and the Sun City System, recognized prior to the dates of their respective acquisition by the Company. See "Business--Acquisition History."

                                                LOWER DELAWARE SUN CITY
                                                    SYSTEM      SYSTEM  TOTAL
                                                -------------- -------- ------
   Revenues....................................     $4,303      $2,182  $6,485
   Service costs...............................      1,425         812   2,237
   Selling, general and administrative
    expenses...................................      1,090         380   1,470

(b) Represents the net adjustment to record pro forma effect of management fees payable to Mediacom Management resulting from the additional revenues of the 1997 Systems. Management fees are calculated as follows: (i) 5.0% of the first $50,000 in annual gross operating revenues of the Company;
    (ii) 4.5% of such revenues in excess thereof up to $75,000; and (iii) 4.0% of such revenues in excess of $75,000. See "Certain Relationships and Related Transactions--Management Agreements."

(c) Pro forma depreciation and amortization is calculated based on preliminary asset appraisals as follows:

                                                     PRELIMINARY ASSET PRO FORMA
   LOWER DELAWARE SYSTEM                             ALLOCATION  LIFE   EXPENSE
   ---------------------                             ----------- ----- ---------
   Property, plant and equipment....................   $21,450      7   $3,064
   Franchise costs..................................    14,200     15      947
   Subscriber lists.................................     7,250      5    1,450
   Other............................................                         7
                                                       -------          ------
   Total............................................   $42,900          $5,468
                                                       =======          ======

                                                     PRELIMINARY ASSET PRO FORMA
   SUN CITY SYSTEM                                   ALLOCATION  LIFE   EXPENSE
   ---------------                                   ----------- ----- ---------
   Property, plant and equipment....................   $ 4,600      7   $  657
   Franchise costs..................................     4,500     15      300
   Subscriber lists.................................     2,400      5      480
   Other............................................                        20
                                                       -------          ------
   Total............................................   $11,500          $1,457
                                                       =======          ======

                                                     PRELIMINARY ASSET PRO FORMA
   TOTAL LOWER DELAWARE & SUN CITY SYSTEMS           ALLOCATION  LIFE   EXPENSE
   ---------------------------------------           ----------- ----- ---------
   Property, plant and equipment....................   $26,050      7   $3,721
   Franchise costs..................................    18,700     15    1,247
   Subscriber lists.................................     9,650      5    1,930
   Other............................................                        27
                                                       -------          ------
   Total............................................   $54,400          $6,925
                                                       =======          ======

(d) Represents adjustments to interest due to incremental indebtedness arising from the purchase of the 1997 Systems as if such purchase occurred on January 1, 1997. An 1/8% change in the interest rates will increase or decrease the interest expense per annum on the bank debt by $45 after adjusting for interest rate swap agreements. Historical interest expense has been eliminated as the Company has not assumed the debt obligations of the acquiree. Outstanding principal under the Subsidiary Credit Facilities represents average borrowings during the period.

                                                            INTEREST PRO FORMA
                                                  PRINCIPAL   RATE    EXPENSE
                                                  --------- -------- ---------
   Subsidiary Credit Facilities..................  $68,100    8.51%   $ 5,795
   Seller Note...................................    2,929    9.00%       264
                                                                      -------
   Pro forma interest expense....................                     $ 6,059
   Total actual interest expense--historical
    Company......................................                      (4,829)
                                                                      -------
   Pro forma interest expense adjustment.........                     $ 1,230
                                                                      =======

(e) Pro forma depreciation and amortization is calculated based on preliminary asset appraisals as follows:

                                                     PRELIMINARY ASSET PRO FORMA
   JONES SYSTEM                                      ALLOCATION  LIFE   EXPENSE
   ------------                                      ----------- ----- ---------
   Property, plant and equipment....................   $ 8,560      7   $1,223
   Franchise costs..................................     8,515     15      568
   Subscriber lists.................................     4,325      5      865
   Other............................................                        13
                                                       -------          ------
   Total............................................   $21,400          $2,669
                                                       =======          ======

                                                     PRELIMINARY ASSET PRO FORMA
   CABLEVISION SYSTEMS                               ALLOCATION  LIFE   EXPENSE
   -------------------                               ----------- ----- ---------
   Property, plant and equipment....................  $123,474      7   $17,639
   Franchise costs..................................   120,211     15     8,014
   Subscriber lists.................................    65,000      5    13,000
   Other............................................                        973
                                                      --------          -------
   Total............................................  $308,685          $39,626
                                                      ========          =======

                                                    PRELIMINARY ASSET PRO FORMA
   TOTAL 1998 SYSTEMS                               ALLOCATION  LIFE   EXPENSE
   ------------------                               ----------- ----- ---------
   Property, plant and equipment...................  $132,034      7  $ 18,862
   Franchise costs.................................   128,726     15     8,582
   Subscriber lists................................    69,325      5    13,865
   Other...........................................                        986
                                                     --------         --------
   Total...........................................  $330,085           42,295
                                                     ========
   Total historical--1998 Systems..................                    (47,320)
                                                                      --------
   Total 1998 System adjustments...................                   $ (5,025)
                                                                      ========

  The historical financial statements of U.S. Cable Television Group, L.P. ("U.S. Cable") include an adjustment of depreciation and amortization related to a redemption of certain partnership interests of the Cablevision Systems in March 1996, which was accounted for as a purchase. Excess costs over fair value were realized by U.S. Cable, and such excess costs were amortized over a seven year period, generating higher levels of amortization for U.S. Cable than Mediacom has recorded, given the latter's preliminary purchase price allocation. See U.S. Cable financial statements commencing on page F-41.

(f) Represents adjustments to interest due to incremental indebtedness arising from the purchase of the 1998 Systems as if such purchase occurred on January 1, 1997. An 1/8% change in the interest rates will increase or decrease the interest expense per annum on the bank debt by $294 after adjusting for interest rate swap agreements. Historical interest expense has been eliminated as the Company has not assumed the debt obligations of the acquiree. Outstanding principal under the Subsidiary Credit Facilities represents average borrowings during the period.

                                                            INTEREST PRO FORMA
                                                  PRINCIPAL   RATE    EXPENSE
                                                  --------- -------- ---------
   Subsidiary Credit Facilities.................. $296,900    8.08%  $ 23,993
   Holding Company Notes.........................   20,000    8.18%     1,636
   Seller Note...................................    2,929    9.00%       264
                                                                     --------
   Pro forma interest expense....................                      25,893
   Total actual interest expense--1997 and 1998
    Systems......................................                     (18,773)
                                                                     --------
   Pro forma interest expense adjustment.........                    $  7,120
                                                                     ========

(g) Represents adjustment to record amortization of $6,500 in fees and expenses relating to the Series A Notes Offering as if such offering had occurred on January 1, 1997.
(h) Represents adjustments to record interest expense on total indebtedness after giving pro forma effect to the Series A Notes Offering and the applications of the net proceeds therefrom as if such Series A Notes occurred on January 1, 1997. An 1/8% change in the interest rates will increase or decrease the interest expense per annum on the bank debt by $77 after adjusting for interest rate swap agreements. Historical interest expense has been eliminated as the Company has not assumed the debt obligations of the acquiree. Outstanding principal under the Subsidiary Credit Facilities represents average borrowings during the period.

                                                             INTEREST PRO FORMA
                                                   PRINCIPAL   RATE    EXPENSE
                                                   --------- -------- ---------
   Subsidiary Credit Facilities..................  $123,400    7.21%  $  8,890
   Seller Note...................................     2,929    9.00%       264
   Senior Notes..................................   200,000    8.50%    17,000
                                                                      --------
   Pro forma interest expense after Offering.....                       26,154
   Pro forma interest expense prior to Offering..                      (25,893)
                                                                      --------
   Pro forma interest expense adjustment.........                     $    261
                                                                      ========

(i) In addition to the adjustments described above, the Company has undertaken several measures which have resulted in a net reduction in operating expenses. These measures include replacing the contractual arrangements that the Jones System and the Cablevision Systems had with their former parents for corporate services with the arrangements that Mediacom Management has with its affiliates for similar services, replacing existing programming contracts with similar contracts that the Company has for its affiliates and eliminating certain compensation expense incurred by the previous owners which will not be incurred by the Company. This compensation expense has not been replaced by other forms of compensation. The impact of these adjustments on pro forma service costs, selling, general and administrative expenses and management fees are as follows:

  (a) Service costs would decrease by $3,984 which represents the net adjustment to: (i) reflect the addition of increased programming fees in service costs of approximately $1,978 incurred by the Company had the Systems been subject to the Company's current programming fee structure for the period; (ii) reclassify certain fees, taxes and expenses of the previous owners of the 1998 Systems totalling $5,007 from service costs to selling, general and administrative expenses; and (iii) reduce certain expenses due to the Company's current contractual agreements for a combined adjustment of $955. See "Certain Relationships and Related Transactions--Management Agreements."

  (b) Selling, general and administrative expenses would decrease by $4,310 which represents the net adjustment to: (i) eliminate corporate overhead in selling, general, and administrative expenses of $4,564 billed by the previous owners of the 1998 Systems under contractual arrangements that have been replaced by a management agreement with Mediacom Management under which management fees are paid by the Company; (ii) eliminate stock expense of $3,348 incurred by the previous owners of the 1998 Systems, which will not be incurred by the Company and have not been replaced by other forms of compensation;
      (iii) reclassify certain fees, taxes and expenses of the previous owners of $5,007 from service costs to selling, general and administrative expenses; and (iv) reduce certain expenses due to the Company's current contractual agreements for a combined adjustment of $1,405. See "Certain Relationships and Related Transactions-- Management Agreements."

  (c) Management fees would increase by $3,885 which represents the net adjustment to record pro forma effect of management fees payable to Mediacom Management resulting from the additional revenues of the 1998 Systems and the commencement of the management fee structure. Management fees are calculated as follows: (i) 5.0% of the first $50,000 in annual gross operating revenues of the Company; (ii) 4.5% of such revenues in excess thereof up to $75,000; and (iii) 4.0% of such revenues in excess of $75,000. See "Certain Relationships and Related Transactions--Management Agreements."

                         MEDIACOM LLC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30,1998
                             (DOLLARS IN THOUSANDS)

                                              1998 SYSTEMS
                                     -------------------------------
                                                                      SYSTEMS
                          HISTORICAL JONES   CABLEVISION              PRIOR TO   OFFERING      PRO
                           COMPANY   SYSTEM    SYSTEMS   ADJUSTMENTS  OFFERING  ADJUSTMENTS   FORMA
                          ---------- ------  ----------- -----------  --------  -----------  --------
Revenues................   $ 60,068  $  133    $ 5,603      $ --      $ 65,804     $ --      $ 65,804
Service costs...........     21,463     152      2,272        --        23,887       --        23,887
Selling, general and
 administrative
 expenses...............     11,541     139      1,839        --        13,519       --        13,519
Management fee expense..      2,782       7        --         --         2,789       --         2,789
Depreciation and
 amortization...........     27,422      30      2,780       (482)(a)   29,750       163 (d)   29,913
                           --------  ------    -------      -----     --------     -----     --------
 Operating income
  (loss)................     (3,140)   (195)    (1,288)       482       (4,141)     (163)      (4,304)
Interest expense, net...     11,738     --         742        750 (b)   13,230        48 (e)   13,278
Other expenses..........      3,568     --          71        (71)(c)    3,568       --         3,568
                           --------  ------    -------      -----     --------     -----     --------
 Net income (loss)......   $(18,446) $(195)    $(2,101)     $(197)    $(20,939)    $(211)    $(21,150)
                           ========  ======    =======      =====     ========     =====     ========
Deficiency of earnings
 to fixed charges.......   $ 18,446                                                          $ 21,150
                           ========                                                          ========


    See Accompanying Notes To Unaudited Pro Forma Consolidated Statement of
                                  Operations.

                         MEDIACOM LLC AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                            (DOLLARS IN THOUSANDS)

  For purposes of determining the pro forma effects of the transactions described above on the Company's consolidated statement of operations for the six months ended June 30, 1998, the following adjustments have been made:

(a) Represents the reduction of historical depreciation and amortization expense of the 1998 Systems by $482 to reflect the excess over the Company's actual depreciation and amortization for the period based on preliminary allocations previously disclosed in Note (e) to the Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997. The historical financial statements of U.S. Cable Television Group, L.P. ("U.S. Cable") include an adjustment of depreciation and amortization related to a redemption of certain partnership interests of the Cablevision Systems in March 1996, which was accounted for as a purchase. Excess costs over fair value were realized by U.S. Cable, and such excess costs were amortized over a seven year period, generating higher levels of amortization for U.S. Cable than Mediacom has recorded, given the latter's preliminary purchase price allocation. See U.S. Cable financial statements commencing on page F-41.

(b) Represents adjustments to interest due to incremental indebtedness arising from the purchase of the 1998 Systems as if such purchase occurred on January 1, 1998. An 1/8% change in the interest rates will increase or decrease the interest expense per annum on the bank debt by $294 after adjusting for interest rate swap agreements. Historical interest expense has been eliminated as the Company has not assumed the debt obligations of the acquiree. Outstanding principal under the Subsidiary Credit Facilities represents average borrowings during the period.

                                                             INTEREST PRO FORMA
                                                   PRINCIPAL   RATE    EXPENSE
                                                   --------- -------- ---------
   Subsidiary Credit Facilities..................  $296,900    8.12%   $24,104
   Holding Company Notes.........................    20,000    8.23%     1,646
   Seller Note...................................     3,193    9.00%       287
                                                                       -------
   Pro forma interest expense--annualized (A)....                       26,037
                                                                       -------
   Pro forma interest expense--three months ended
    March 31, 1998 (A divided by 4)..............                        6,509
   Actual interest expense--three months ended
    June 30, 1998................................                        6,721
                                                                       -------
   Pro forma interest expense--six months ended
    June 30, 1998................................                       13,230
                                                                       -------
   Total actual interest expense--historical
    Company......................................                      (11,738)
   Total actual interest expense--1998 Systems...                         (742)
                                                                       -------
   Pro forma interest expense adjustment.........                      $   750
                                                                       =======

(c) Represents the elimination of historical Other expenses of the 1998
    Systems.

(d) Represents adjustment to record amortization of $6,500 in fees and expenses relating to the Series A Notes Offering as if such offering had occurred on January 1, 1998.

(e) Represents adjustments to record interest expense on total indebtedness after giving pro forma effect to the Series A Notes Offering and the applications of the net proceeds therefrom as if such Series A Notes occurred on January 1, 1998. An 1/8% change in the interest rates will increase or decrease the interest expense per annum on the bank debt by $77 after adjusting for interest rate swap agreements. Historical interest expense has been eliminated as the Company has not assumed the debt obligations of the acquiree. Outstanding principal under the Subsidiary Credit Facilities represents average borrowings during the period.

                                                             INTEREST PRO FORMA
                                                   PRINCIPAL EXPENSE   EXPENSE
                                                   --------- -------- ---------
   Subsidiary Credit Facilities..................  $123,400    7.25%   $ 8,942
   Seller Note...................................     3,193    9.00%       287
   Senior Notes..................................   200,000    8.50%    17,000
                                                                       -------
   Pro forma interest expense--annualized (A)....                       26,229
                                                                       -------
   Pro forma interest expense--three months ended
    March 31, 1998 (A divided by 4)..............                        6,557
   Actual interest expense--three months ended
    June 30, 1998................................                        6,721
                                                                       -------
   Pro forma interest expense--six months ended
    June 30, 1998................................                       13,278
   Total actual interest expense--Systems prior
    to Offering..................................                      (13,230)
                                                                       -------
   Pro forma interest expense adjustment.........                      $    48
                                                                       =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The Company was formed in July 1995 and commenced operations in March 1996 with the acquisition of its first cable television system, and has since completed seven additional acquisitions of cable television systems. A significant portion of the Company's basic subscribers were acquired in January 1998 with the purchase of the 1998 Systems for an aggregate purchase price of $330.1 million (before closing costs and adjustments). The 1998 Systems passed approximately 395,500 homes and served approximately 279,900 basic subscribers as of June 30, 1998. In addition, as of such date, the Company owned the 1997 Systems which passed approximately 90,500 homes and served approximately 65,100 basic subscribers. See "Business--Acquisition History." Accordingly, the purchase of the 1998 Systems resulted in a substantial increase in the number of basic subscribers and the revenues and expenses of the Company. As a result of the Company's limited operating history and the effect of the purchase of the 1998 Systems, the Company believes that its actual results of operations for the period ended December 31, 1996, the year ended December 31, 1997, and the three and six months ended June 30, 1998 are not indicative of the Company's results of operations in the future. All acquisitions have been accounted for under the purchase method of accounting and, therefore, the Company's historical results of operations include the results of operations for each acquired system subsequent to its respective acquisition date.

GENERAL

  The Company's revenues are primarily attributable to monthly subscription fees charged to basic subscribers for the Company's basic and premium cable television programming services. Basic revenues consist of monthly subscription fees for all services (other than premium programming) as well as monthly charges for customer equipment rental. Premium revenues consist of monthly subscription fees for programming provided on a per channel basis. In addition, other revenues are derived from installation and reconnection fees charged to basic subscribers to commence or discontinue service, pay-per-view charges, late payment fees, franchise fees, advertising revenues and commissions related to the sale of goods by home shopping services.

  The Company's operating expenses consist of service costs and selling, general and administrative expenses directly attributable to the Systems. Service costs include fees paid to programming suppliers, expenses related to copyright fees, wages and salaries of technical personnel and plant operating costs. Programming fees have historically increased at rates in excess of inflation due to increases in the number of programming services offered by the Company and improvements in the quality of programming. The Company believes that under the FCC's existing cable rate regulations, it will be able to increase its rates for cable television services enough to more than cover any increases in the costs of programming. See "Legislation and Regulation." Moreover, the Company benefits from its membership in a cooperative with over eight million basic subscribers which provides its members with significant volume discounts from programming suppliers and cable equipment vendors. Selling, general and administrative expenses directly attributable to the Systems include wages and salaries for customer service and administrative personnel, franchise fees and expenses related to billing, marketing, advertising sales and office administration.

  The Company relies on Mediacom Management for all of its strategic, managerial, financial and operational oversight and advice. Mediacom Management also coordinates and provides advice with respect to programming arrangements, engineering in the areas of routine maintenance, system improvements and new technologies, and the financing of acquisitions and the operations of the Company's cable television systems. In exchange for all such services to the Company, Mediacom Management is entitled to receive annual management fees of 5.0% of the first $50.0 million of annual gross operating revenues of the Company, 4.5% of such revenues in excess thereof up to $75.0 million, and 4.0% of such revenues in excess of $75.0 million. Pursuant to the Operating Agreement, Mediacom Management is entitled to receive a fee of 1.0% of the purchase price of acquisitions made by the Company until the Company's pro forma consolidated annual gross operating revenues equal $75.0 million, and 0.5% of such purchase price thereafter. See "Certain Relationships and Related Transactions."

  The high level of depreciation and amortization associated with the Company's acquisition activities as well as the interest expense related to its financing activities have caused the Company to report net losses in its limited operating history. The Company believes that such net losses are common for cable television companies and anticipates that it will continue to incur net losses for the foreseeable future.

RESULTS OF OPERATIONS

Actual

  The following historical information for the three and six month periods ended June 30, 1998 and 1997 includes the results of operations of the Lower Delaware System (acquired on June 24, 1997), the Sun City System (acquired on September 19, 1997), the Jones System (acquired on January 9, 1998) and the Cablevision Systems (acquired on January 23, 1998) only for that portion of the respective period that such cable television systems were owned by the Company. See "Business--Acquisition History."

  A significant portion of the Company's basic subscribers is included in the Lower Delaware System, the Sun City System, the Jones System and the Cablevision Systems (collectively, the "Acquired Systems"). At June 30, 1998, the Acquired Systems served approximately 321,500 basic subscribers, representing 93.2 % of the approximately 345,000 subscribers served by the Company as of such date. Accordingly, the acquisitions of the Acquired Systems have resulted in substantial increases in the revenues, operating expenses, operating loss, net loss and Adjusted EBITDA (defined below) of the Company for the three and six month periods ended June 30, 1998, compared to the corresponding periods of 1997. Consequently, the Company believes that any comparison of its results of operations between the periods in 1998 and 1997 are not indicative of the Company's results of operations in the future.

 Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

  Revenues increased to approximately $60.1 million for the six months ended June 30, 1998, from approximately $6.0 million for the corresponding period of 1997 due to: (i) the inclusion of the results of operations of the Lower Delaware System and the Sun City System for the full six months ended June 30, 1998; (ii) the inclusion of the results of operations of the Jones System and Cablevision Systems from their respective acquisition dates; and (iii) the implementation of basic service rate increases in March and April 1998 affecting approximately 237,000 and 22,000 basic subscribers, respectively. The average monthly basic service rate increase was approximately $3.20 per affected basic subscriber. Of the revenues for the six months ended June 30, 1998, approximately 80.0% were attributable to basic revenues, 15.0% to premium revenues, and 5.0% to other revenues. Of the revenues for the corresponding period in 1997, approximately 79.0% were attributable to basic revenues, 8.0% to premium revenues and 13.0% to other revenues.

  Service costs increased to approximately $21.5 million for the six months ended June 30, 1998, from approximately $1.8 million for the corresponding period of 1997. Substantially all of this increase was due to the inclusion of the results of operations of the Acquired Systems. Of the service costs for the six months ended June 30, 1998, approximately 74.0% were attributable to programming and copyright costs, 14.0% to technical personnel costs, and 12.0% to plant operating costs. Of the service costs for the corresponding period in 1997, approximately 67.0% were attributable to programming and copyright costs, 15.0% to technical personnel costs, and 18.0% to plant operating costs.

  Selling, general and administrative expenses increased to approximately $11.5 million for the six months ended June 30, 1998, from approximately $1.0 million for the corresponding period of 1997. Substantially all of this increase was due to the inclusion of the results of operations of the Acquired Systems. Of the selling, general and administrative expenses for the six month period ended June 30, 1998, 30.0% were attributable to customer service and administrative personnel costs, 24.0% to franchise fees, other fees and taxes, 12.0% to customer billing expenses, and 34.0% to marketing, advertising sales and office administration expenses. Of the selling, general and administrative expenses for the corresponding period in 1997, approximately 36.0% were attributable to customer service and administrative personnel costs, 10.0% to franchise fees, other fees and taxes, 11.0% to customer billing expenses, and 43.0% to marketing, advertising sales and office administration expenses.

  Management fee expense increased to approximately $2.8 million for the six months ended June 30, 1998, from approximately $301,000 for the corresponding period of 1997. Such increase was due to the higher revenues generated in the 1998 period. Depreciation and amortization expense increased to approximately $27.4 million for the six months ended June 30, 1998, from approximately $2.7 million for the corresponding period of 1997. This increase was substantially due to the inclusion of the results of operations of the Acquired Systems.

  The Company generated an operating loss of approximately $3.1 million for the six months ended June 30, 1998, compared to operating income of approximately $184,000 for the corresponding period of 1997, principally due to the increase in depreciation and amortization expense as discussed above.

  Interest expense, net, increased to approximately $11.7 million for the six months ended June 30, 1998, from approximately $1.8 million for the corresponding period of 1997. This increase was substantially due to the additional debt incurred in connection with the acquisitions by the Company of the Acquired Systems. Other expenses increased to approximately $3.6 million for the six months ended June 30, 1998, from approximately $438,000 for the corresponding period of 1997. This increase was substantially due to acquisition fees paid to Mediacom Management Corporation in connection with the acquisitions of the Jones System and the Cablevision Systems. Due to the factors described above, the net loss increased to approximately $18.4 million for the six months ended June 30, 1998, from approximately $2.1 million for the corresponding period of 1997.

  Adjusted EBITDA represents operating income (loss) before depreciation and amortization. See Note 7 to the "Selected Historical and Pro Forma Consolidated Financial and Operating Data." Adjusted EBITDA increased to approximately $24.3 million for the six months ended June 30, 1998, from approximately $2.9 million for the corresponding period of 1997. This increase was substantially due to the acquisitions by the Company of the Acquired Systems. Adjusted EBITDA as a percentage of revenues decreased to 40.4% for the six months ended June 30, 1998, from 48.0% for the corresponding period of 1997. This decrease was principally due to the higher programming costs of the Acquired Systems in relation to the revenues generated by these cable television systems.

 Three Months Ended June 30, 1998 Compared to Three Months Ended June 30, 1997

  Revenues increased to approximately $34.1 million for the three months ended June 30, 1998, from approximately $3.1 million for the corresponding period of 1997, due to: (i) the inclusion of the results of operations of the Acquired Systems for the full three months ended June 30, 1998; and (ii) the implementation of basic service rate increases in March and April 1998 affecting approximately 237,000 and 22,000 basic subscribers, respectively. The average monthly basic service rate increase was approximately $3.20 per affected basic subscriber. Of the revenues for the three months ended

June 30, 1998, approximately 80.0% were attributable to basic revenues, 15.0% to premium revenues, and 5.0% to other revenues. Of the revenues for the corresponding period in 1997, approximately 79.0% were attributable to basic revenues, 8.0% to premium revenues and 13.0% to other revenues.

  Service costs increased to approximately $11.6 million for the three months ended June 30, 1998, from approximately $923,000 for the corresponding period of 1997. Substantially all of this increase was due to the inclusion of the results of operations of the Acquired Systems. Of the service costs for the three months ended June 30, 1998, approximately 75.0% were attributable to programming and copyright costs, 13.0% to technical personnel costs, and 12.0% to plant operating costs. Of the service costs for the corresponding period in 1997, approximately 68.0% were attributable to programming and copyright costs, 14.0% to technical personnel costs, and 18.0% to plant operating costs.

  Selling, general and administrative expenses increased to approximately $6.2 million for the three months ended June 30, 1998, from approximately $582,000 for the corresponding period of 1997. Substantially all of this increase was due to the inclusion of the results of operations of the Acquired Systems. Of the selling, general and administrative expenses for the three month period ended June 30, 1998, 31.0% were attributable to customer service and administrative personnel costs, 24.0% to franchise fees, other fees and taxes, 12.0% to customer billing expenses, and 33.0% to marketing, advertising sales and office administration expenses. Of the selling, general and administrative expenses for the corresponding period in 1997, approximately 36.0% were attributable to customer service and administrative personnel costs, 10.0% to franchise fees, other fees and taxes, 11.0% to customer billing expenses, and 43.0% to marketing, advertising sales and office administration expenses.

  Management fee expense increased to approximately $1.6 million for the three months ended June 30, 1998, from approximately $156,000 for the corresponding period of 1997. Such increase was due to the higher revenues generated in the 1998 period. Depreciation and amortization expense increased to approximately $16.2 million for the three months ended June 30, 1998, from approximately $1.1 million for the corresponding period of 1997. This increase was substantially due to the inclusion of the results of operations of the Acquired Systems.

  The Company generated an operating loss of approximately $1.5 million for the three months ended June 30, 1998, compared to operating income of approximately $366,000 for the corresponding period of 1997, principally due to the increase in depreciation and amortization expense as discussed above.

  Interest expense, net, increased to approximately $6.7 million for the three months ended June 30, 1998, from approximately $930,000 for the corresponding period of 1997. This increase was substantially due to the additional debt incurred in connection with the acquisitions by the Company of the Acquired Systems. Other expenses decreased to approximately $228,000 for the three months ended June 30, 1998, from $435,000 for the corresponding period of 1997 principally due to acquisition fees paid to Mediacom Management in the 1997 period. Due to the factors described above, the net loss increased to approximately $8.5 million for the three months ended June 30, 1998, from approximately $999,000 for the corresponding period of 1997.

  The three-month period ended June 30, 1998 is the only period in which the Company operated all of the Systems. Adjusted EBITDA increased to approximately $14.7 million for the three months ended June 30, 1998, from approximately $1.5 million for the corresponding period of 1997. This increase was substantially due to the inclusion of the results of operations of the Acquired Systems. Adjusted EBITDA as a percentage of revenues decreased to 43.0% for the three months ended June 30, 1998, from 46.9% for the corresponding period of 1997. This decrease was principally due to the higher programming costs of the Acquired Systems in relation to the revenues generated by these cable television systems.

 Year Ended December 31, 1997 Compared to the Period from March 12, 1996 (commencement of operations) to December 31, 1996

  The following historical information includes the results of operations of the Ridgecrest System (acquired on March 12, 1996 which is the date of commencement of operations of the Company), the Kern Valley System (acquired on June 28, 1996), the Valley Center and Nogales Systems (acquired on December 27, 1996), the Lower Delaware System (acquired on June 24, 1997) and the Sun City System (acquired on September 19, 1997) only for that portion of the respective period that such Systems were owned by the Company. See "Business-- Acquisition History."

  The growth over the period ended December 31, 1996 in revenues, operating expenses, operating income and net loss was principally attributable to the inclusion of: (i) the full year of results of operations of the Ridgecrest System, the Kern Valley System, the Nogales System and the Valley Center System; (ii) the results of operations of the Lower Delaware System from the date of its acquisition on June 24, 1997; and (iii) the results of operations of the Sun City System from the date of its acquisition on September 19, 1997. Revenues increased to approximately $17.6 million for the year ended December 31, 1997, from approximately $5.4 million for the period ended December 31, 1996. Approximately 81.0%, 9.0% and 10.0%, of the revenues for the year ended December 31, 1997, were attributable to basic revenues, premium revenues and other revenues, respectively. Approximately 80.0%, 8.0% and 12.0% of the revenues for the period ended December 31, 1996, were attributable to basic revenues, premium revenues and other revenues, respectively.

  Service costs increased to approximately $5.5 million for the year ended December 31, 1997, from approximately $1.5 million for the period ended December 31, 1996. Substantially all of this increase was due to the inclusion of the aforementioned acquisitions by the Company in 1997 and the full year of results for the acquisitions completed by the Company in 1996. Approximately 70.0%, 15.0% and 15.0% of the service costs for the year ended December 31, 1997, were attributable to programming and copyright costs, technical personnel costs, and plant operating costs, respectively. Approximately 72.0%, 13.0% and 15.0% of the service costs for the period ended December 31, 1996, were attributable to programming and copyright costs, technical personnel costs, and plant operating costs, respectively.

  Selling, general and administrative expenses increased to approximately $2.7 million for the year ended December 31, 1997, from approximately $900,000 for the period ended December 31, 1996. Substantially all of this increase was due to the inclusion of the aforementioned acquisitions by the Company in 1997 and the full year of results for the acquisitions completed by the Company in 1996. Approximately 36.0%, 9.0%, 13.0% and 42.0% of the selling, general and administrative expenses for the year ended December 31, 1997, were attributable to customer service and administrative personnel costs, franchise fees and property taxes, customer billing expenses, and expenses related to marketing, advertising sales and office administration, respectively. Approximately 28.0%, 8.0%, 10.0% and 54.0% of the selling, general and administrative expenses for the period ended December 31, 1996, were attributable to customer service and administrative personnel costs, franchise fees and property taxes, customer billing expenses, and expenses related to marketing, advertising sales and office administration, respectively.

  Management fee expense increased to approximately $900,000 for the year ended December 31, 1997, from approximately $300,000 for the period ended December 31, 1996. Such increase was due to the Company's higher revenues generated during the year ended December 31, 1997. Depreciation and amortization expense increased to approximately $7.6 million for the year ended December 31, 1997, from approximately $2.2 million for the period ended December 31, 1996. This increase was substantially due to the acquisitions and corresponding purchase accounting of the Lower Delaware System and the Sun City System in 1997 and the full year of depreciation and amortization expense with respect to the Ridgecrest System, the Kern Valley System, and the Valley Center and Nogales Systems.

  Interest expense increased to approximately $4.8 million for the year ended December 31, 1997, from approximately $1.5 million for the period ended December 31, 1996. This increase was principally due to the increased levels of debt incurred in connection with the acquisitions discussed above as well as a full year of interest expense reported in the 1997 period. Other expenses decreased to approximately $600,000 for the year ended December 31, 1997, from approximately $1.0 million for the period ended December 31, 1996. This decrease is principally due to pre-acquisition expenses recorded in 1996. Due to the factors described above, the net loss increased to approximately $4.6 million for the year ended December 31, 1997, from approximately $2.0 million for the period ended December 31, 1996.

  Adjusted EBITDA increased to approximately $8.5 million for the year ended December 31, 1997, from approximately $2.7 million for the 1996 period. Adjusted EBITDA as a percentage of revenues decreased to 48.3% for the year ended December 31, 1997, from 49.9% for the 1996 period. This decrease was principally due to the higher programming costs of the Systems acquired by the Company during 1997 in relation to the revenues generated by these Systems.

 Period from March 12, 1996 to December 31, 1996 Compared to Year Ended December 31, 1995

  The following historical information for the period ended December 31, 1996 includes the results of operations of the Ridgecrest System (acquired on March 12, 1996), the Kern Valley System (acquired on June 28, 1996) and the Valley Center and Nogales Systems (acquired on December 27, 1996) only for that portion of the respective period that such Systems were owned by the Company. The following historical information for the year ended December 31, 1995 includes the results of operations of the Predecessor Company. The Company acquired substantially all of the assets of the Predecessor Company on March 12, 1996 in its purchase of the Ridgecrest System. Material differences that occur are due to the two different entity structures and accounting basis between the Company and its Predecessor. See "Business--Acquisition History."

  The growth over the year ended December 31, 1995, in revenues and operating income was principally attributable to: (i) the inclusion of results of operations of the Kern Valley System from its date of acquisition on June 28, 1996; and (ii) operating efficiencies realized by the Company in the Ridgecrest and Kern Valley Systems during the period ended December 31, 1996.

  Revenues increased to approximately $5.4 million for the period ended December 31, 1996, from approximately $5.2 million for the year ended December 31, 1995. Approximately 80.0%, 8.0% and 12.0% of the revenues for the period ended December 31, 1996, were attributable to basic revenues, premium revenues and other revenues, respectively. Approximately 79.0%, 9.0% and 12.0% of the revenues for the year ended December 31, 1995, were attributable to basic revenues, premium revenues and other revenues, respectively.

  Service costs decreased slightly to approximately $1.5 million for the period ended December 31, 1996, from the amount recorded for the year ended December 31, 1995. Approximately 72.0%, 13.0% and 15.0% of the service costs for the period ended December 31, 1996, were attributable to programming and copyright costs, technical personnel costs, and plant operating costs, respectively. Approximately 75.0%, 16.0% and 9.0% of the service costs for the year ended December 31, 1995, were attributable to programming and copyright costs, technical personnel costs, and plant operating costs, respectively.

  Selling, general and administrative expenses decreased slightly to approximately $900,000 for the period ended December 31, 1996, from the amount recorded for the year ended December 31, 1995. Approximately 28.0%, 8.0%, 10.0% and 54.0% of the selling, general and administrative expenses for the period ended December 31, 1996, were attributable to customer service and administrative personnel costs, franchise fees and property taxes, customer billing expenses, and expenses related to marketing, advertising sales and office administration, respectively. Approximately 33.0%, 10.0%, 9.0% and 48.0% of the selling, general and administrative expense for year ended December 31, 1995, were attributable to customer service and administrative personnel costs, franchise fees and property taxes, customer billing expenses, and expenses related to marketing, advertising sales and office administration, respectively. Management fee expense as a percentage of revenues was unchanged at 5.0%.

  Depreciation and amortization expense decreased to approximately $2.2 million for the period ended December 31, 1996, from approximately $3.9 million for the year ended December 31, 1995. This decrease was substantially due to the purchase accounting of the Predecessor Company.

  Interest expense increased to $1.5 million for the period ended December 31, 1996, from approximately $900,000 for the year ended December 31, 1995. This increase was principally due to the increased levels of debt incurred in connection with the acquisitions by the Company as discussed above. Other expenses increased to approximately $1.0 million for the period ended December 31, 1996 over the year ended December 31, 1995. This increase was due to acquisition fees paid to Mediacom Management and pre-acquisition expenses incurred by the Company in the 1996 period. Due to the factors described above, the net loss increased to $2.6 million for the period ended December 31, 1996, from approximately $2.0 million for the year ended December 31, 1995.

  Adjusted EBITDA increased to approximately $2.7 million for the period ended December 31, 1996, from approximately $2.3 million for the year ended December 31, 1995. Adjusted EBITDA as a percentage of revenues increased to approximately 49.9% for the period ended December 31, 1996, from approximately 44.8% for the year ended December 31, 1995. This increase was principally due to lower personnel costs and other operating efficiencies realized by the Company during the 1996 period in the Ridgecrest System and the Kern Valley System.

 Pro Forma Results for Six Months Ended June 30, 1998 Compared to Pro Forma Results for Six Months Ended June 30, 1997

  The Company has reported the results of operations of the Systems from the date of their respective acquisition. The following financial information for the six months ended June 30, 1998 and 1997, includes unaudited pro forma operating results of the Company assuming the acquisitions of the Systems had been consummated on January 1, 1997. See "Business--Acquisition History."

  Revenues increased to approximately $65.8 million for the six months ended June 30, 1998, from approximately $59.8 million for the corresponding period of 1997. This increase was attributable principally to internal subscriber growth and an increase in average monthly revenue per subscriber. Operating expenses in the aggregate decreased to approximately $37.4 million for the 1998 period from approximately $39.3 million for the corresponding period of 1997, principally due to the full six month period of corporate overhead allocated by the previous owners of the 1998 Systems in the 1997 period.

  Management fee expense increased to approximately $2.8 million for the 1998 period from approximately $301,000 for the corresponding period of 1997. Such increase was principally due to a higher level of actual management fees paid by the Company in the 1998 period. Depreciation and amortization expense increased to approximately $29.8 million for the 1998 period from approximately $27.5 million for the corresponding period of 1997, principally due to capital expenditures in the 1998 period.

  Adjusted EBITDA increased to approximately $25.6 million for the 1998 period, from approximately $20.2 million for the corresponding period of 1997. Adjusted EBITDA as a percentage of revenues increased to 38.9% for the 1998 period, from 33.8% for the corresponding period of 1997. This increase was due to internal subscriber growth, the increase in average monthly revenue per subscriber, and the aforementioned decrease in operating expenses offset by an increase in management fee expense.

  The pro forma financial information presented above has been prepared for comparative purposes only and does not purport to be indicative of the operating results which actually would have resulted had the acquisitions of the Lower Delaware System, the Sun City System, the Jones System and the Cablevision Systems been consummated on January 1, 1997.

LIQUIDITY AND CAPITAL RESOURCES

  The cable television business is a capital intensive business that generally requires financing for the upgrade, expansion and maintenance of the technical infrastructure. In addition, the Company has pursued, and continues to pursue, a business strategy that includes selective acquisitions. The Company has funded its working capital requirements, capital expenditures and acquisitions through a combination of internally generated funds, long-term borrowings and equity contributions. The Company intends to continue to finance such expenditures through these same sources.

  From March 12, 1996 to December 31, 1997, the Company's capital expenditures (other than those related to acquisitions) were approximately $5.4 million, and for the six months ended June 30, 1998, the Company's capital expenditures were approximately $16.9 million. During 1997 and the first half of 1998, the Company upgraded certain 1997 Systems which served approximately 32,100 basic subscribers as of June 30, 1998. As a result, over 74.0% of the 1997 Systems' basic subscribers are currently served by cable television systems with at least 62 channel capacity. As part of this upgrade program, the Company in the fourth quarter of 1997 began the 550MHz (78 analog channels) upgrade of its largest cable television system which is located in lower Delaware, serving approximately 30,100 basic subscribers as of June 30, 1998, and expects completion of this project by mid-1999 at an estimated total cost of $6.4 million. Since the acquisition of the 1998 Systems, the Company has initiated several 550MHz (78 analog channels) upgrade projects in the 1998 Systems affecting over 100,000 basic subscribers, with expected completion by year-end 1999 at an estimated total cost of $30.4 million.

  The Company has budgeted approximately $140.0 million for capital expenditures over the five-year period ending December 31, 2002, inclusive of the aforementioned capital expenditures for the Lower Delaware System and 1998 Systems. Over this period, the Company intends to spend approximately: (i) $70.0 million to establish a technical standard of 550MHz bandwidth capacity in cable television systems serving over 80.0% of its basic subscribers; (ii) $64.0 million for ongoing maintenance and replacement and for installations and extensions to the cable plant related to customer growth; and (iii) $6.0 million for the purchase of additional addressable converters. The Company is evaluating the economic viability of upgrading its larger systems to 750MHz bandwidth capacity, which would require additional capital investment. Overall, based on its capital expenditures budget, the Company plans to invest approximately $79 per basic subscriber in each year during such five-year period. The Company intends to utilize its internally generated funds and its available unused credit commitments under the Subsidiary Credit Facilities, as described below, to fund the foregoing expenditures. See "Business--Business Strategy" for a discussion of the Company's strategic capital investment strategy.

  From the Company's commencement through December 31, 1997, the Company invested approximately $98.1 million (before closing costs and adjustments) to acquire the 1997 Systems which served approximately 65,100 basic subscribers as of June 30, 1998. In January 1998, the Company invested approximately $330.1 million (before closing costs and adjustments) to acquire the 1998

Systems which served approximately 279,900 basic subscribers as of June 30, 1998. In the aggregate, the Company has invested approximately $428.2 million (before closing costs and adjustments) to acquire the Systems, which served approximately 345,000 basic subscribers as of June 30, 1998 representing an acquisition price of approximately $1,241 per basic subscriber.

  On June 24, 1998, the Company entered into an asset purchase agreement with Bootheel Video Inc., a wholly-owned subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), to acquire the Caruthersville System serving approximately 3,900 subscribers for a cash purchase price of $5.0 million. On the same date, a bank issued a $500,000 irrevocable letter of credit on behalf of the Company in favor of the seller of the Caruthersville System to secure the Company's performance under the related asset purchase agreement.

  Mediacom is a limited liability company which serves as the holding company for its various Subsidiaries, each of which is also a limited liability company. The Company's financing strategy is to raise equity from its members and issue public long-term debt (including the Notes) at the holding company level, while utilizing the Subsidiaries to access debt capital in the bank and private placement markets through multiple stand-alone borrowing groups. The Company believes that this financing strategy is beneficial because it broadens the Company's access to various debt markets, enhances its flexibility in managing the Company's capital structure, reduces the overall cost of debt capital and permits the Company to maintain a substantial liquidity position in the form of unused and available bank credit commitments.

  Financings of the Subsidiaries are currently effected through two stand-alone borrowing groups, each with separate lending groups. The credit arrangements in these borrowing groups are non-recourse to Mediacom, have no cross-default provisions relating directly to each other, have different revolving credit and term periods and contain separately negotiated covenants tailored for each borrowing group. These credit arrangements permit the relevant Subsidiaries, subject to covenant restrictions, to make distributions to Mediacom. A description of the principal provisions of each of the credit arrangements of the Subsidiaries is set forth in "Description of Other Indebtedness--Subsidiary Credit Facilities."

  Prior to the date of the Series A Notes Offering, in order to finance its working capital requirements, capital expenditures and acquisitions, and to provide liquidity for future capital requirements, the Company completed the following financing arrangements: (i) a $100.0 million senior credit facility for the Western Group expiring in September 2005; (ii) a $225.0 million senior credit facility for Mediacom Southeast expiring in June 2006; (iii) a seller note (the "Seller Note") in the original principal amount of $2.8 million issued by the Western Group; (iv) the Holding Company Notes in the aggregate principal amount of $20.0 million, which were issued by Mediacom in connection with the acquisition of the Cablevision Systems; and (v) $135.5 million of equity capital, of which $125.0 million has been invested to date in Mediacom. See "Description of Other Indebtedness."

  The $100.0 million Western Credit Facility requires the Western Group to satisfy certain financial ratios such as: (i) a Senior Leverage Ratio (as defined therein) not to exceed, currently 5.90:1 and gradually decreasing to 3.00:1 on June 30, 2002 and at all times thereafter; (ii) a Total Leverage Ratio (as defined therein) not to exceed, currently 6.40:1 gradually decreasing to 4.00:1 on June 30, 2002 and at all times thereafter; (iii) an Interest Coverage Ratio (as defined therein) not to be less than, currently 1.50:1 and gradually increasing to 2:00:1 on March 31, 2000 and at all times thereafter; and (iv) a Fixed Charge Coverage Ratio (as defined therein) not to be less than 1.05:1 at any time. The Western Group is currently in compliance with each of these ratios. See "Description of Other Indebtedness--Subsidiary Credit Facilities."

  The $225.0 million Southeast Credit Facility requires Mediacom Southeast to satisfy certain financial ratios such as: (i) a Total Leverage Ratio (as defined therein) not to exceed, currently 6.00:1 and gradually decreasing to 3.00:1 on December 31, 2003 and at all times thereafter; (ii) an Interest Coverage Ratio (as defined therein) not to be less than, currently 1.50:1 and gradually increasing to

2.00:1 on December 31, 1999 and at all times thereafter; and (iii) a Pro Forma Debt Service Coverage Ratio (as defined therein) not to be less than 1.15:1 at any time. Mediacom Southeast is currently in compliance with each of these ratios. See "Description of Other Indebtedness--Subsidiary Credit Facilities."

  On April 1, 1998, Mediacom and Mediacom Capital jointly issued $200 million aggregate principal amount of 8.5% Series A Notes due on April 15, 2008. Mediacom used approximately $20.0 million of the net proceeds of the Series A Notes Offering to repay in full the principal amount of the Holding Company Notes. Mediacom contributed the remaining net proceeds of approximately $173.5 million in the form of preferred equity capital contributions to Mediacom Southeast and subordinated loans to the Western Group. Such Subsidiaries used the full amount of such capital contributions and loans to repay portions of the outstanding principal Indebtedness and related accrued interest under the revolving credit facilities of the respective Subsidiary Credit Facilities. See "Use of Proceeds."

  The Indenture imposes certain limitations on the ability of the Company to, among other things, pay dividends or make other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the Notes." As described under "Description of the Notes--Covenants--Limitation on Indebtedness," the Company will be limited in the amount of debt it may incur based upon a debt to "operating cash flow" ratio which must be less than or equal to 7.00:1 or, as applicable specifically to incurrence of debt by the Subsidiaries, 6.00:1, in each case after giving effect to such incurrence. Operating cash flow, as used in such ratio, is essentially the same as Adjusted EBITDA, as applicable to the Company and as used in this Prospectus. However, the Company uses the term Adjusted EBITDA in this Prospectus as EBITDA is a term more commonly used by investors in analyzing and comparing cable television companies.

  As of June 30, 1998 the Company had entered into interest rate swap agreements to hedge a notional amount of $62.0 million of borrowings under the Subsidiary Credit Facilities with expiration dates of September 1998 through October 2002. As a result of the Company's interest rate swap agreements, and after giving pro forma effect to the issuance of the Series A Notes, approximately 84.0% of the Company's Indebtedness was at fixed interest rates or subject to interest rate protection as of June 30, 1998.

  As a result of the financing transactions described above, as of June 30, 1998, the Company had the ability to borrow up to approximately $212.7 million under the Subsidiary Credit Facilities. Of such amount, approximately $202.4 million could have been borrowed and distributed to Mediacom under the most restrictive covenants in the Subsidiary Credit Facilities. Determined as of June 30, 1998, and after giving effect to the aforementioned interest rate swap agreements, the weighted average interest rate on all Indebtedness outstanding under the Subsidiary Credit Facilities was approximately 8.1%. After giving effect to said interest rate swap agreements, such rate was approximately 7.3% as of July 20, 1998. See "Description of Other Indebtedness."

  In certain limited circumstances, Mediacom's members have the right to require Mediacom to redeem their membership interests if necessary to satisfy legal restrictions relating to such ownership, as described under "Description of the Operating Agreement--Put Rights."

  Although the Company has not generated earnings sufficient to cover fixed charges, the Company has generated cash and obtained financing sufficient to meet its debt service, working capital, capital expenditure and acquisition requirements. The Company expects that it will continue to be able to generate funds and obtain financing sufficient to service its obligations under the Notes. There can be no assurance that the Company will be able to refinance its Indebtedness or obtain new financing in the future or, if the Company were able to do so, that the terms would be favorable to the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," and in 1998, issued SFAS No. 132 "Employer's Disclosure about Pension and Other Post Retirement Benefits," SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SOP 98-5 "Reporting on the Costs of Start-Up Activities." The adoption of these standards is not expected to significantly impact the Company's results of operations, financial position or cash flows or the Company's Consolidated Financial Statements and the related footnotes.

INFLATION AND CHANGING PRICES

  The Company's costs and expenses are subject to inflation and price fluctuations. However, because changes in costs are generally passed through to subscribers, such changes are not expected to have a material effect on the Company's results of operations.

RECENT DEVELOPMENTS

  Acquisitions and Related Financings. On January 9, 1998, Mediacom California completed the acquisition of the Jones System, serving approximately 17,200 basic subscribers on such date, for a purchase price of $21.4 million (before closing costs and adjustments). The acquisition of the Jones System and related closing costs and adjustments was financed with cash on hand and borrowings under a $100.0 million senior credit facility (the "Western Credit Facility") which was entered into by Mediacom California, Mediacom Arizona and Mediacom Delaware (collectively, the "Western Group") in June 1997.

  On January 23, 1998, Mediacom Southeast completed the acquisition of the Cablevision Systems, serving approximately 260,100 basic subscribers on such date, for an aggregate purchase price of approximately $308.7 million (before closing costs and adjustments). The acquisition of the Cablevision Systems and related closing costs and adjustments was financed with: (i) $211.0 million of borrowings under a new $225.0 million senior credit facility (the "Southeast Credit Facility" and, together with the Western Credit Facility, the "Subsidiary Credit Facilities") made available to Mediacom Southeast; (ii) the proceeds of $20.0 million aggregate principal amount of term notes (the "Holding Company Notes") issued by Mediacom; and (iii) $94.0 million of equity capital contributed to Mediacom by its members.

  On April 1, 1998, the Company completed the Series A Notes Offering. The Company used the net proceeds of the Series A Notes Offering (approximately $193.5 million) to repay in full the Holding Company Notes and to make contributions to Mediacom Southeast and the Western Group for purposes of repaying certain indebtedness under the Subsidiary Credit Facilities. See "Use of Proceeds."

  On June 24, 1998, the Company entered into an asset purchase agreement with Bootheel Video, Inc., a wholly-owned subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), to acquire the Caruthersville System serving approximately 3,900 subscribers for a cash purchase price of $5.0 million.

YEAR 2000

  The Company has performed a review of its Year 2000 preparedness relative to the Systems, its accounting software and its computer hardware. The Company believes that it will not incur material costs in connection with becoming Year 2000 compliant. In addition, the Company has received communications from its significant third party vendors and service providers stating that they are generally on target to become Year 2000 compliant in 1999 if they have not already done so. There can be no assurance that these third party vendors and service providers will complete their own Year 2000 compliant projects in a timely manner and that failure to do so would not have an adverse impact on the Company's business.

                                   BUSINESS

OVERVIEW

  Mediacom was founded in July 1995 by Rocco B. Commisso principally to acquire, operate and develop cable television systems through its Subsidiaries in selected non-metropolitan markets of the United States. Mr. Commisso is the Chairman and Chief Executive Officer of Mediacom and has over 20 years of experience with the cable television industry. To date, the Company has completed eight acquisitions of cable television systems that, as of June 30, 1998, passed approximately 486,000 homes and served approximately 345,000 basic subscribers. The Company is currently among the top 25 MSOs in the United States, operating in 14 states and serving 309 franchised communities.

  In pursuing its business strategy, the Company has sought to take advantage of market opportunities to acquire underperforming and undervalued cable television systems principally in non-metropolitan markets and to build subscriber clusters through regionalized operations. From March 1996 to December 1997, the Company completed six acquisitions of cable television systems that, as of June 30, 1998, served approximately 65,100 basic subscribers in California, Arizona, Delaware and Maryland. In January 1998, the Company acquired cable television systems in two separate transactions that, as of June 30, 1998, served approximately 279,900 basic subscribers in eleven states principally Alabama, California, Florida, Kentucky, Missouri and North Carolina.

  The Systems, taken as a whole, serve communities with favorable demographic characteristics. During the five year period ended December 31, 1997, basic subscribers served by the Systems have grown at a compound annual rate of approximately 4.2%. Furthermore, the Systems have experienced a strong demand for premium service units, as reflected by the premium penetration of approximately 115.5% as of June 30, 1998. Because the Systems serve geographically and economically diverse communities in smaller markets across fourteen states, the Company believes that it is more resistant to any individual regional economic downturn and is less susceptible to any local competitive threat.

BUSINESS STRATEGY

  The Company's business strategy is to: (i) acquire underperforming and undervalued cable television systems primarily in non-metropolitan markets, as well as related telecommunications businesses; (ii) implement operating plans and system improvements designed to enhance the long-term operational and financial performance of the Company; and (iii) deploy a flexible financing strategy to complement the Company's growth objectives and operating plans. The key elements of the Company's business strategy are:

  Selectively Pursue Strategic Acquisitions. The Company actively seeks to acquire undervalued and underperforming cable television systems, principally in non-metropolitan markets, that it believes can benefit from its operating strategy. The Company generally targets systems in close proximity to its existing operations since it is more cost effective to provide cable television and advanced telecommunications services over an expanded subscriber base within a concentrated geographic area. The Company believes that it may be able to purchase "fill-in" acquisitions at favorable prices in geographic areas where it is the dominant provider of cable television services. The Company may also expand its base of operations into other markets or pursue related telecommunications businesses if such acquisitions are consistent with its overall business strategy. The Company generally considers the following factors in analyzing potential acquisitions: (i) the demographics of the market, including income levels, housing densities and prospects for subscriber growth; (ii) the potential for clustering or regionalization; (iii) the competitive environment; (iv) the quality of the system's technical infrastructure, including the cost of upgrading; (v) the system's operating expense structure; (vi) existing subscriber rates; (vii) the cost to deploy new services such as pay-per-view, Internet access and high-speed data transmission; (viii) the potential for developing local advertising business; and (ix) franchise expiration, terms and conditions. The Company believes that acquisition opportunities continue to exist in non-metropolitan markets. Currently, the Company does not have any agreements to acquire any significant cable television systems nor are there any such acquisitions that are probable of occurring.

  Target Non-Metropolitan Markets. The Company believes that there are operating, regulatory, competitive and economic advantages in acquiring and operating cable television systems in non-metropolitan markets. Typically, in smaller communities, cable television is necessary in order to receive a full complement of off-air broadcast stations, and there are fewer competitive entertainment alternatives available to the customer. Consequently, non-metropolitan cable television systems are generally characterized by higher basic penetration rates, lower subscriber turnover and lower operating costs, thus providing for more predictable revenue streams and higher cash flow margins than cable television systems serving urban and suburban markets. The Systems, taken as a whole, serve communities that generally have experienced higher than average growth rates in population and households. The Company believes that such favorable demographic profiles of the markets in which it operates will enable the Company to increase its basic subscriber base. The Company believes that it will continue to benefit from favorable rate regulation under the "small system rules" adopted by the FCC in 1995, and that operating in smaller markets generally poses fewer regulatory burdens. See "Legislation and Regulation." The Company also believes that non-metropolitan markets have less appeal to other local hardwire and wireless video service providers due to the lower housing densities which result in higher capital expenditures per household to construct competing video delivery systems. Lastly, as a result of the recent trend by larger MSOs in the cable television industry toward redirecting their resources to urban and suburban markets, evidenced by their ongoing divestiture of smaller market cable television systems, the Company believes that there will be continuing opportunities to acquire its targeted cable television systems at favorable prices.

 Promote and Expand Service Offerings. To date, the Company generally has sought to acquire cable television systems that have underserved their customers. As a result, the Company believes that significant opportunities exist to increase the revenues of the Systems by promoting and expanding the programming services available to its customers. For the three months ended June 30, 1998, the average monthly revenues per basic subscriber for the Systems was approximately $32.97, providing the Company with pricing flexibility as it introduces new programming services. The weighted average channel capacity for the Systems is 52 channels, of which six channels on average are unused and available for additional programming. The Company introduces new programming services aggressively by activating current unused channel capacity and by increasing channel availability through planned system improvements in the longer term. In an effort to increase revenues from pay-per-view movies and events, and to increase the penetration of premium programming services (such as Home Box Office ("HBO") and Showtime), the Company plans to deploy additional addressable converters in the customers' homes. Currently, approximately 63.0% of the Company's basic subscribers are served by systems that offer addressable technology, and approximately 23.0% of the Company's basic subscribers have addressable converters installed in their homes. The Company plans to market its services aggressively utilizing a full range of marketing techniques including direct door-to-door sales, telemarketing, direct mail, print and broadcast advertising, billing inserts and cross-channel promotion. In addition, the Company believes that there are significant opportunities to increase local advertising revenues, particularly in the Company's larger cable television systems. For the three months ended June 30, 1998, the Systems generated local advertising revenues of only $0.38 per basic subscriber per month.

  Invest in System Improvements. As part of its commitment to customer service, the Company endeavors to maintain high technical performance standards in all of its cable television systems. To accomplish this, the Company has embarked on a capital investment program to upgrade the Systems selectively. This program, which involves the use of fiber optic technology, will expand channel capacities, enhance signal quality, improve technical reliability, augment addressability and provide a platform to develop high-speed data services and Internet access. The Company believes that such technical upgrades create additional revenue opportunities, enhance operating efficiencies, increase customer satisfaction, improve franchising relations and solidify the Company's position as the dominant provider of video services in the markets in which it operates. Over the next five years, the Company intends to spend approximately: (i) $70.0 million to establish a technical standard of 550MHz bandwidth capacity (78 analog channels) in cable television systems serving over 80.0% of its basic subscribers; (ii) $64.0 million for ongoing maintenance and replacement and for installations and extensions to the cable plant related to customer growth; and (iii) $6.0 million for the purchase of additional addressable converters. The Company is currently evaluating the economic viability of upgrading its larger systems to 750MHz bandwidth capacity (112 analog channels), which would require additional capital investment. During 1997 and the first half of 1998, the Company completed upgrade projects affecting approximately 32,100 basic subscribers served by the 1997 Systems as of June 30, 1998, and as a result, over 74.0% of the 1997 Systems' basic subscribers are currently served by cable television systems with at least 62 channel capacity. As part of this upgrade program, the Company in the fourth quarter of 1997 began the 550MHz upgrade of its largest cable television system which is located in lower Delaware, serving approximately 30,100 basic subscribers as of June 30, 1998, and expects completion of this project by mid-1999. In addition, the Company has already begun 550MHz upgrade projects in the 1998 Systems affecting over 100,000 basic subscribers, with expected completion by year-end 1999. The Company is continually evaluating new technical developments and the economic feasibility of introducing new services and programming delivery capabilities, such as video-on-demand, digital compression and other interactive and high-speed data application.

  Realize Operating Efficiencies. After consummating an acquisition, the Company implements managerial, operational, purchasing and technical changes designed to improve operating efficiencies. By regionalizing certain managerial, sales and administrative functions and imposing additional cost controls at its 1997 Systems, the Company reduced operating costs, while increasing the emphasis on customer service. With respect to the 1998 Systems, the Company is currently evaluating the consolidation of certain regional, administrative and customer service operations. In addition, the Company plans to consolidate headend facilities, thereby reducing technical operating costs and capital expenditures associated with the introduction of new video services, while also facilitating the Company's ability to pursue local advertising, Internet access and high-speed data applications. The Company plans to eliminate at least 24 of the 157 headend facilities in the Systems.

  Deliver Advanced Telecommunications Services. The Company believes that additional revenue opportunities exist in non-metropolitan markets by providing advanced telecommunication services, such as Internet access and the delivery of high-speed data services, including local area network applications for residential and commercial customers. The Company believes these smaller markets have limited appeal to the larger telecommunications companies and that its technical platform will provide such services at higher speeds and lower cost, giving the Company a competitive advantage over other telecommunication providers in the markets in which it operates. In Ridgecrest, California, where its cable television system passed approximately 17,800 homes and served approximately 9,700 basic subscribers as of June 30, 1998, the Company provides Internet access to over 3,500 customers through both the telephone modem and the cable modem. The cable modem provides Internet access at download speeds of up to 100 times faster than telephone modem connections. The Company plans to introduce Internet access via the cable modem in its larger systems and will seek to complement this service with the telephone modem connection through acquisitions and initial start-ups of local Internet access businesses.

  Focus on Customer Satisfaction. The Company believes that providing superior customer service is a key element for its long-term success. The Company seeks to achieve a high level of customer satisfaction by employing a well-trained staff of customer service representatives and experienced field technicians. Over 75% of the Company's basic subscribers are provided toll-free access to the Company's regional calling centers on a 24-hour, 7-day per week basis. The Company believes customer service is also enhanced by the regional calling centers' ability to coordinate effectively technical service and installation appointments and to speed response to customer inquiries. The Company also believes that the regional calling center structure increases the effectiveness of its marketing campaigns. The Company is presently evaluating the possibility of extending the same 24-hour service to its other customers. Additionally, as part of its plans to introduce new programming services, the Company regularly evaluates the programming packages and pricing options available, and surveys its customers for their preferences for new programming services.

  Deploy Flexible Financing Strategy. The Company has deployed a financing strategy which utilizes a prudent blend of equity and debt capital to complement the Company's acquisition and operating activities. Through its holding company structure, the Company has raised equity from its members and intends to issue public long-term debt (including the Notes) at the holding company level, while utilizing the Subsidiaries to access debt capital in the bank and private placement markets through multiple stand-alone borrowing groups. The Company believes that this financing strategy is beneficial because it broadens the Company's access to various debt markets, enhances its flexibility in managing the Company's capital structure, reduces the overall cost of debt capital and permits the Company to maintain a substantial liquidity position in the form of unused and available bank credit commitments. To date, the Company has raised $135.5 million of equity capital, of which $125.0 million has been invested in Mediacom. In addition, the Company has established two subsidiary borrowing groups which have obtained in the aggregate $325.0 million of committed bank credit facilities. Such credit facilities are non-recourse to Mediacom, have no cross-default provisions relating directly to each other and permit the relevant Subsidiaries, subject to covenant and other restrictions, to make distributions to Mediacom. As of June 30, 1998, the Company had approximately $212.7 million of unused credit commitments, of which approximately $202.4 million could have been borrowed and distributed to Mediacom under the most restrictive covenants in the Subsidiaries' credit agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness."

THE CABLE TELEVISION INDUSTRY

  A cable television system receives television, radio and data signals that are transmitted to the system's headend site by means of off-air antennas, microwave relay systems and satellite earth stations. These signals are then modulated, amplified and distributed, primarily through coaxial, and in some instances, fiber optic cable, to customers who pay a fee for this service. Cable television systems may also originate their own television programming and other information services for distribution through the system. Cable television systems generally are constructed and operated pursuant to non-exclusive franchises or similar licenses granted by local governmental authorities for a specified term of years, generally for extended periods of up to 15 years.

  The cable television industry developed in the United States in the late 1940's and early 1950's in response to the needs of residents in predominantly rural and mountainous areas of the country where the quality of off-air television reception was inadequate due to factors such as topography and remoteness from television broadcast towers. In the late 1960's, cable television systems also developed in small and medium-sized cities and suburban areas that had a limited availability of clear off-air television station signals. All of these markets are regarded within the cable industry as "classic" cable television station markets. In more recent years, cable television systems have been constructed in large urban cities and nearby suburban areas, where good off-air reception from multiple television stations usually is already available, in order to receive the numerous, satellite-delivered channels carried by cable television systems which are not otherwise available via broadcast television reception.

  Cable television systems offer customers various levels (or "tiers") of cable television services consisting of: (i) off-air television signals of local network, independent and educational stations; (ii) a limited number of television signals from so-called "superstations" originating from distant cities (such as WGN); (iii) various satellite-delivered, non-broadcast channels (such as Cable News Network ("CNN"), MTV: Music Television, the USA Network ("USA"), Entertainment and Sports Programming Network ("ESPN") and Turner Network Television ("TNT")); (iv) certain programming originated locally by the cable television system (such as public, governmental and educational access programs); and (v) informational displays featuring news, weather, stock market and financial reports and public service announcements. For an extra monthly charge, cable television systems also offer premium television services to their customers. These services (such as HBO, Showtime and regional sports networks) are satellite-delivered channels consisting principally of feature films, live sports events, concerts and other special entertainment features, usually presented without commercial interruption.

  A customer generally pays an initial installation charge and fixed monthly fees for basic and premium television services and for other services (such as the rental of converters and remote control devices). Such monthly service fees constitute the primary source of revenue for cable television operators. In addition to customer revenue from these services, cable television operators generate revenue from additional fees paid by customers for pay-per-view programming of movies and special events and from the sale of available advertising spots on advertiser-supported programming. Cable television operators frequently also offer to their customers home shopping services, which pay the systems a share of revenue from sales of products in the systems' service areas. See "--Marketing, Programming and Rates."

ACQUISITION HISTORY

  Founded in July 1995, the Company commenced operations in March 1996 with the acquisition of its first cable television system serving certain communities in and around Ridgecrest, California. Since then, the Company has completed seven additional acquisitions of cable television systems. The following table summarizes certain information relating to the acquisitions of the Systems in chronological order:

                                                                                                           PURCHASE
   LOCATION OF                                                             PURCHASE PRICE      BASIC      PRICE PER
     SYSTEMS          PREDECESSOR OWNER (SYSTEM)(1)      DATE ACQUIRED    (IN MILLIONS)(2) SUBSCRIBERS(3) SUBSCRIBER
-----------------  ----------------------------------- ------------------ ---------------- -------------- ----------
Ridgecrest, CA     Benchmark Communications            March 12, 1996          $ 18.8           9,700       $1,938
                    (the "Ridgecrest System")
Kern Valley, CA    Booth American Company              June 28, 1996             11.0           6,200        1,774
                    (the "Kern Valley System")
Nogales, AZ        Saguaro Cable TV Investors, L.P.    December 27, 1996         11.4           7,600        1,500
                    (the "Nogales System")
Valley Center, CA  Valley Center Cablesystems, L.P.    December 27, 1996          2.5           1,900        1,316
                    (the "Valley Center System")
Lower Delaware     American Cable TV Investors 5, Ltd. June 24, 1997             42.9          30,100        1,425
                    (the "Lower Delaware System")
Sun City, CA       CoxCom, Inc.                        September 19, 1997        11.5           9,600        1,198
                    (the "Sun City System")
Clearlake, CA      Jones Intercable, Inc.              January 9, 1998           21.4          17,800        1,202
                    (the "Jones System")
Various States     Cablevision Systems Corporation     January 23, 1998         308.7         262,100        1,178
                    (the "Cablevision Systems")                                ------         -------       ------
                                                             Total             $428.2         345,000       $1,241
                                                                               ======         =======       ======

--------
(1) Purchased from either the named party, one or more of its affiliates or the controlling or managing operator.
(2) Represents the final purchase price before closing costs and adjustments.
(3) As of June, 30,1998.

  On June 24, 1998, the Company entered into an asset purchase agreement with Bootheel Video, Inc., a wholly-owned subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), to acquire the Caruthersville System serving approximately 3,900 subscribers for a cash purchase price of $5.0 million.

DESCRIPTION OF THE OPERATING REGIONS

   To manage and operate the Systems, the Company has established four operating regions: Southeast, Mid-Atlantic, Central and Western. In turn, each region is subdivided into groups of cable television systems ("Regional Clusters") which are organized and operated geographically. The table below and the discussion that follows provide an overview of selected financial, operating and technical statistics for each of the Company's four operating regions as of and for the three months ended June 30, 1998 (unless otherwise indicated).

                             SOUTHEAST MID-ATLANTIC CENTRAL  WESTERN   TOTAL
                             --------- ------------ -------  -------  --------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SUBSCRIBER
                                                  DATA)
FINANCIAL DATA:
Annualized revenues........   $53,650    $30,570    $30,240  $22,040  $136,500
Annualized operating
 expenses(1)...............    29,960     15,270     14,640   11,130    71,000
                              -------    -------    -------  -------  --------
Annualized System Cash
 Flow......................   $23,690    $15,300    $15,600  $10,910  $ 65,500
System Cash Flow margin....      44.2%      50.0%      51.6%    49.5%     48.0%
Annual System Cash Flow per
 basic subscriber(2).......   $   181    $   181    $   203  $   207  $    190
Average monthly basic
 revenues per basic
 subscriber(3).............   $ 24.94    $ 23.47    $ 25.34  $ 27.78  $  25.10
Average monthly revenues
 per basic subscriber(4)...   $ 34.15    $ 30.18    $ 32.77  $ 34.79  $  32.97
OPERATING AND TECHNICAL
 DATA (end of period):
Homes passed...............   180,000    107,000    117,000   82,000   486,000
Miles of plant.............     4,735      2,861      2,881    1,273    11,750
Density(5).................        38         37         41       64        41
Basic subscribers..........   130,900     84,400     76,900   52,800   345,000
Basic penetration..........      72.7%      78.9%      65.7%    64.4%     71.0%
Premium service units......   193,700     83,200     98,400   23,200   398,500
Premium penetration........     148.0%      98.6%     128.0%    43.9%    115.5%
Regional clusters..........         4          3          4        4        15
Weighted average channel
 capacity(6)...............        58         47         43       58        52

--------
(1) Does not include annualized corporate expenses of Mediacom for the second quarter of 1998 of approximately $516,000.
(2) Represents annualized System Cash Flow for the period divided by basic subscribers at the end of the period.
(3) Represents revenues from basic programming services for the last three months of the period divided by basic subscribers at the end of the period.
(4) Represents average monthly revenues for the three months ended June 30, 1998 divided by the number of basic subscribers as of the end of such period.
(5) Homes passed divided by miles of plant.
(6) Determined on a per subscriber basis.

  SOUTHEAST REGION. The cable television systems in the Southeast Region, the Company's largest region, were purchased in January 1998 as part of the acquisition of the Cablevision Systems. Over 80.0% of the region's basic subscribers are located in the suburbs and outlying areas of Pensacola, Fort Walton Beach and Panama City, Florida, Mobile and Huntsville, Alabama and Biloxi, Mississippi. For the three months ended June 30, 1998, the region's annualized revenues were approximately $53.7 million, and annualized System Cash Flow was approximately $23.7 million, resulting in a System Cash Flow margin of 44.2% and annual System Cash Flow per basic subscriber of $181. The region's systems passed approximately 180,000 homes and served approximately 130,900 basic subscribers in 90 franchised communities. All of the region's basic subscribers are serviced from a regional customer service center in Gulf Breeze, Florida, which provides 24-hour, 7-day per week service. According to National Decision Systems, 1997 ("NDS"), projected median household growth in the counties served by the region's systems for the five-year period ending 2002 is 5.5%, exceeding the projected U.S. median household growth for the same period of 3.4%.

  At June 30, 1998, the region generated monthly revenues per basic subscriber of $34.15 and had an average monthly rate for basic programming services of $24.94. The weighted average channel capacity of the region's systems was 58 channels, with over 44.0% of the region's basic subscribers being served by systems with at least five unused channels, providing the Company with flexibility in the near term as it introduces new basic and other programming services. The region's video services are delivered through 57 headend facilities. Over the next two years, the Company plans to upgrade certain systems to 78 channel capacity, affecting approximately 26,800 of the region's basic subscribers and expects to eliminate 12 headend facilities in the Systems. After completion of these projects, approximately 54.0% of the region's basic subscribers will be served by systems with 78 channel capacity. As part of its technical improvement program, the Company also plans to accelerate the deployment of addressable converters in the region. Currently, over 69.0% of the region's basic subscribers are served by systems that offer addressable technology and over 32.0% of the region's basic subscribers have addressable converters in their homes. In addition, the Company intends to promote more aggressively the region's local advertising sales, which generated monthly revenues of only $0.37 per basic subscriber during the second quarter of 1998. The Southeast Region is organized in four Regional
Clusters: the Panhandle Cluster, the Mobile Cluster, the Huntsville Cluster and the Central Alabama/Mississippi Cluster.

  The Panhandle Cluster. The cable television systems in the Panhandle Cluster serve approximately 56,000 basic subscribers in the suburbs and outlying areas of Pensacola, Fort Walton Beach and Panama City, Florida. The largest system in the cluster is located in the suburbs of Pensacola, Florida, serving approximately 28,700 basic subscribers from two headend facilities. This system has 78 channel capacity, of which 8 are unused, and 42.6 miles of fiber backbone. This system's basic subscribers have increased at a 6.6% compound annual growth rate ("CAGR") over the 1992-1997 period, reflecting the favorable population and housing growth trends in these markets. The cluster also serves the high-growth resort area of Gulf Shores, Alabama. The basic subscribers served by the Gulf Shores system have increased at a CAGR of 10.0% over the same five-year period. The Gulf Shores system serves approximately 7,200 basic subscribers from one headend facility and has 27.5 miles of fiber backbone. This system was upgraded in late 1997 to 78 channel capacity, resulting in 34 unused channels.

  The Mobile Cluster. The cable television systems in the Mobile Cluster serve approximately 35,300 basic subscribers in the suburbs and outlying areas of Mobile, Alabama and Biloxi, Mississippi. The largest system serves approximately 17,000 basic subscribers from three headend facilities. Over the next two years, the Company plans to upgrade this system to 78 channel capacity, which will also result in the elimination of two headend facilities. This cluster's basic subscribers increased at a CAGR of 4.7% over the 1992-1997 period.

  The Huntsville Cluster. The cable television systems in the Huntsville Cluster serve approximately 16,200 basic subscribers, principally in the high-growth suburbs of Huntsville, Alabama. The largest cable television system serves approximately 90.0% of this cluster's basic subscribers from two headend facilities, has 25 miles of fiber backbone, and is capable of delivering 54 channels, of which 3 channels are unused. The Huntsville Cluster's basic subscribers have increased at a CAGR of 5.9% over the 1992-1997 period.

  The Central Alabama/Mississippi Cluster. The cable television systems in the Central Alabama/Mississippi Cluster serve approximately 23,400 basic subscribers principally in the outlying areas of Jackson, Meridian, and Tupelo, Mississippi and Montgomery and Tuscaloosa, Alabama. Approximately 45.0% of this cluster's basic subscribers are served by systems capable of delivering 54 channels, with at least 7 unused channels. This cluster's basic subscribers have increased at a CAGR of 1.6% over the 1992-1997 period.

  MID-ATLANTIC REGION. The cable television systems in the Mid-Atlantic Region serve communities in lower Delaware and southeastern Maryland and northeastern and western areas of North Carolina. The Lower Delaware System was acquired in June 1997 from an affiliate of Tele-Communications, Inc., and the region's remaining systems were purchased in January 1998 as part of the acquisition of the Cablevision Systems. For the three months ended June 30, 1998, the region's annualized revenues were approximately $30.6 million, and annualized System Cash Flow was approximately $15.3 million, resulting in a System Cash Flow margin of 50.0% and annual System Cash Flow per basic subscriber of $181. The region's systems passed approximately 107,000 homes and served approximately 84,400 basic subscribers in 59 franchised communities. According to NDS, projected median household growth in the counties served by the Mid-Atlantic Region for the five-year period ending 2002 is 5.3%, exceeding the projected U.S. median household growth rate for the same period of 3.4%.

  At June 30, 1998, the region generated monthly revenues per basic subscriber of $30.18 and had an average monthly rate for basic programming services of $23.47. The weighted average channel capacity of the region's systems was 47 channels, with approximately 22.0% of the basic subscribers served by systems with excess channel capacity. The region's video services are delivered through 17 headend facilities. Over the next two years, the Company expects to upgrade to 78 channel capacity systems serving approximately 76.0% of the region's basic subscribers and expects to eliminate four headend facilities in the region. After these system improvements, over 84.0% of the region's basic subscribers will be served by systems with at least 54 channel capacity. These planned improvements will also include the elimination of up to four headend facilities. In addition, the Company plans to accelerate the deployment of addressable converters in the region. Currently, over 84.0% of the region's basic subscribers are served by systems that offer addressable technology and over 23.0% of the region's basic subscribers have addressable converters in their homes. The Company intends to promote more aggressively the region's local advertising sales, which generated monthly revenue of only $0.47 per basic subscriber during the second quarter of 1998. The Mid-Atlantic Region is organized in three Regional Clusters: the Lower Delaware Cluster, the Western Carolina Cluster and the Eastern Carolina Cluster.

  The Lower Delaware Cluster. The cable television system in the Lower Delaware Cluster serves approximately 30,100 basic subscribers in lower Delaware and southeastern Maryland, adjacent to Ocean City, Maryland. This system is served from a single headend facility and has over 65 miles of fiber backbone. An upgrade to 78 channel capacity was initiated in the fourth quarter of 1997, utilizing both fiber-to-the-feeder and fiber backbone architecture, with an expected completion date of mid-1999. The Company is currently evaluating the coordination of this system's customer service functions with the regional calling center in Hendersonville, North Carolina in order to provide to the customers of this cluster 24-hour, 7-day per week service. This cluster's basic subscribers have increased at a CAGR of 4.4% over the 1992-1997 period.

  The Western Carolina Cluster. The cable television systems in the Western Carolina Cluster serve approximately 37,000 basic subscribers principally located in Hendersonville, North Carolina and the suburbs and outlying areas of Asheville, North Carolina, and Greenville and Spartanburg, South Carolina. The largest system serves approximately 23,300 basic subscribers in Henderson County, North Carolina, from a single headend facility and has 29.5 miles of fiber backbone. Over the next two years, the Company intends to upgrade systems serving approximately 84.0% of the cluster's basic subscribers to 78 channel capacity, utilizing both fiber-to-the-feeder and fiber backbone architecture. This cluster's basic subscribers increased at a CAGR of 6.8% over the 1992-1997 period. Both the Western and Eastern Carolina Clusters are serviced from a regional customer service center located in Hendersonville, North Carolina, which provides 24-hour, 7-day per week service.

  The Eastern Carolina Cluster. The cable television systems in the Eastern Carolina Cluster serve approximately 17,300 basic subscribers principally located in the northeastern coastal area of North

Carolina. Within the next two years, the Company intends to upgrade two systems serving approximately 6,700 basic subscribers to 78 channel capacity from their current channel capacity of 36 channels. This cluster's basic subscribers increased at a CAGR of 3.8% over the 1992-1997 period.

  CENTRAL REGION. The cable television systems in the Central Region were acquired in January 1998 as part of the acquisition of the Cablevision Systems. This region's systems serve the suburbs and outlying areas of Kansas City and Springfield, Missouri and Topeka, Kansas, and the western portion of Kentucky. For the three months ended June 30, 1998, the region's annualized revenues were approximately $30.2 million, and annualized System Cash Flow was approximately $15.6 million, resulting in a System Cash Flow margin of 51.6% and annual System Cash Flow per basic subscriber of $203. The systems passed 117,000 homes and served 76,900 basic subscribers in 144 franchised communities. According to NDS, projected median household growth in the counties served by the Central Region for the five-year period ending 2002 is 3.8%, exceeding the projected U.S. median household growth rate for the same period of 3.4%.

  At June 30, 1998, the region generated monthly revenue per basic subscriber of $32.77 and had an average monthly rate for basic programming services of $25.34. The weighted average channel capacity of the region's cable television systems was 43 channels, with approximately 22.0% of the region's basic subscribers being served by systems with at least five unused channels. The region's video services are delivered through 74 headend facilities. In the near term, the Company plans to utilize excess channel capacity to introduce new basic programming services. Over the next two years, the Company expects to upgrade several of the region's systems to 78 channel capacity and to eliminate eight headend facilities in the region. After completion of these projects, approximately 47.0% of the region's basic subscribers will be served by systems with at least 54 channel capacity. As part of its technical improvement program, the Company also plans to increase the deployment of addressable converters in the region, which are currently installed in the homes of only 3.1% of the region's basic subscribers. In addition, the Company plans to improve the region's local advertising sales which generated monthly revenues of only $0.06 per basic subscriber during the second quarter of 1998. The Central Region is organized in four Regional Clusters: the Western Kentucky Cluster, the Springfield Cluster, the Kansas City Cluster and the Topeka Cluster.

  The Western Kentucky Cluster. The cable television systems in the Western Kentucky Cluster serve approximately 34,800 basic subscribers principally located in the communities surrounding the Land Between Lakes recreational area of Western Kentucky and outlying areas of Bowling Green, Kentucky. This cluster also serves communities in southern Illinois, primarily within 40 miles of St. Louis, Missouri. Within the next two years, the Company intends to upgrade certain systems in this cluster to 78 channel capacity, affecting approximately 13,400 basic subscribers. This cluster's basic subscribers increased at a CAGR of 4.8% over the 1992-1997 period.

  The Springfield Cluster. The cable television systems in the Springfield Cluster serve approximately 19,450 basic subscribers located in suburbs and outlying areas of Springfield, Missouri. Within the next two years, the Company intends to upgrade certain systems in this cluster affecting approximately 6,500 basic subscribers to 78 channel capacity from their current channel capacity of 36 channels. This cluster's basic subscribers increased at a CAGR of 4.0% over the 1992-1997 period.

  The Kansas City Cluster. The cable television systems in the Kansas City Cluster serve approximately 13,300 basic subscribers located in suburbs and outlying areas of Kansas City, Missouri. Within the next two years, the Company intends to upgrade certain systems in this cluster affecting approximately 5,600 basic subscribers to 78 channel capacity from their current channel capacity of 36 channels. This cluster's basic subscribers increased at a CAGR of 3.2% over the 1992-1997 period.

  The Topeka Cluster. The cable television systems in the Topeka Cluster serve approximately 9,350 basic subscribers located in suburbs and outlying areas of Topeka, Kansas. Within the next two years, the Company intends to upgrade a certain system in this cluster affecting approximately 1,600 basic subscribers to 78 channel capacity from its current channel capacity of 36 channels. This cluster's basic subscribers increased at a CAGR of 1.6% over the 1992-1997 period.

  WESTERN REGION. The cable television systems in the Western Region were acquired in separate asset purchase transactions, beginning on March 12, 1996 with the purchase of the Ridgecrest System and concluding with the purchase of the Jones System on January 9, 1998. The region's systems serve communities in: (i) areas north of Napa Valley, California; (ii) the Indian Wells Valley in central California; (iii) portions of Riverside County and San Diego County, California; and (iv) Nogales, Arizona and outlying areas. For the three months ended June 30, 1998, the region's annualized revenues were approximately $22.0 million, and annualized System Cash Flow was approximately $10.9 million, resulting in a System Cash Flow margin of 49.5% and annual System Cash Flow per basic subscriber of $207. The region's systems passed 82,000 homes and served 52,800 basic subscribers in 16 franchised communities. According to NDS, projected median household growth in the counties served by the Western Region for the five-year period ending 2002 is 9.5%, exceeding the projected U.S. median household growth rate for the same period of 3.4%.

  At June 30, 1998, the region generated monthly revenues per basic subscriber of $34.79 and had an average monthly rate for basic programming services of $27.78. The weighted average channel capacity of the region's cable television systems was 58 channels, with approximately 32.0% of the region's basic subscribers being served by systems having at least five unused channels. The region's video services are delivered through nine headend facilities. Over the next two years, the Company expects to upgrade the region's largest system from 36 to 78 channel capacity. After completion of this project, approximately 98.0% of the region's basic subscribers will be served by systems with at least 62 channel capacity. As part of its technical improvement program, the Company also plans to accelerate the deployment of addressable converters in the region. The region's systems are 100% addressable and approximately 28.0% of the region's basic subscribers have addressable converters in their homes. In addition, the Company plans to promote more aggressively the region's local advertising sales, which generated monthly revenues of only $0.75 per basic subscriber during the second quarter of 1998. The Western Region is organized in four Regional
Clusters: the Clearlake Cluster, the Ridgecrest Cluster, the Sun City Cluster and the Nogales Cluster.

  The Clearlake Cluster. The cable television system in the Clearlake Cluster, acquired on January 9, 1998 from affiliates of Jones Intercable, Inc., serves approximately 17,800 basic subscribers in certain communities of Lake County, California. This system is served by a single headend facility. The Company has already initiated an upgrade of this system to 78 channel capacity from its current channel capacity of 36 channels and plans to utilize both fiber-to-the-feeder and fiber backbone architecture. Completion of this upgrade project is expected in late 1999. This cluster's basic subscribers increased at a CAGR of 4.0% over the 1992-1997 period.

  The Ridgecrest Cluster. The cable television systems in the Ridgecrest Cluster serve approximately 15,900 basic subscribers located in Ridgecrest, Kernville, Lake Isabella and Trona, California and their surrounding areas. All of the systems in this cluster have the capability of delivering 62 channels. The Company currently offers Internet access via both the telephone modem and cable modem to over 3,500 customers in the Ridgecrest community at monthly rates of between $17.95 and $19.95 for the telephone modem customers and between $29.95 and $34.95 for the cable modem customers. The Company intends to introduce this same combination of Internet access services in its larger systems. Also, the Ridgecrest Cluster's local advertising business generated monthly revenues per basic subscriber of approximately $1.66 during the second quarter of 1998. This cluster's basic subscribers decreased by approximately 1,600 over the 1992-1997 period.

  The Sun City Cluster. The cable television systems in the Sun City Cluster serve approximately 11,500 basic subscribers in Sun City and Valley Center, California from two headend facilities. As a result of completing technical upgrades since their acquisition, these systems now have the capability to deliver between 62 channels and 78 channels of programming. This cluster's basic subscribers increased at a CAGR of 1.8% over the 1992-1997 period.

  The Nogales Cluster. The cable television systems in the Nogales Cluster serve approximately 7,600 basic subscribers in Nogales, and its surrounding communities, and Ajo, Arizona, from three headend facilities. As a result of completing technical upgrades since their acquisition, over 85.0% of the cluster's basic subscribers are now served by systems with the capability to deliver between 62 channels and 78 channels. This cluster's basic subscribers increased at a CAGR of 1.0% over the 1992-1997 period.

TECHNOLOGICAL DEVELOPMENTS

  As part of its commitment to customer service, the Company endeavors to maintain high technical performance standards in all of its cable television systems. To accomplish this, the Company has embarked on a capital investment program to upgrade the Systems selectively. This program, which involves the use of fiber optic technology, will expand channel capacities, enhance signal quality, improve technical reliability, augment addressability and provide a platform to develop high-speed data services and Internet access. The Company believes that such technical upgrades create additional revenue opportunities, enhance operating efficiencies, increase customer satisfaction, improve franchising relations and solidify the Company's position as the dominant provider of video services in the markets in which it operates. Before committing the capital to upgrade or rebuild a system, the Company carefully assesses: (i) the existing technical reliability and picture quality of the system; (ii) basic subscribers' demand for more channels; (iii) requirements in connection with franchise renewals; (iv) programming alternatives offered by competitors; (v) customers' demand for other cable television and broadband telecommunications services; and (vi) the return on investment of any such capital outlay.

  The table below summarizes the Company's existing technical profile as of June 30, 1998. On such date, the Systems had a weighted average channel capacity of 52 channels and delivered, on average, 46 channels of programming to its basic subscribers.

                            BASIC              PERCENTAGE OF BASIC SUBSCRIBERS BY CHANNEL CAPACITY           WEIGHTED
                         SUBSCRIBERS ----------------------------------------------------------------------- AVERAGE
                         AS OF JUNE  30 CHANNELS 36 CHANNELS 42 CHANNELS 54 CHANNELS 62 CHANNELS 78 CHANNELS CHANNEL
   OPERATING REGIONS      30, 1998    (270 MHZ)   (300 MHZ)   (330 MHZ)   (400 MHZ)   (450 MHZ)   (550 MHZ)  CAPACITY
   -----------------     ----------- ----------- ----------- ----------- ----------- ----------- ----------- --------
Southeast...............   130,900      0.9%        21.8%       16.7%       4.6%        21.8%       34.2%       58
Mid-Atlantic............    84,400      0.0         23.5        52.4        0.8          6.0        17.3        48
Central.................    76,900      1.6         40.6        40.5        4.6          9.6         3.1        43
Western.................    52,800      0.0         32.9         1.9        0.0         33.7        31.5        58
                           -------      ----        -----       -----       ----        -----       -----      ---
  Total.................   345,000      0.7%        28.1%       28.4%       3.0%        17.1%       22.7%       52
                           =======      ====        =====       =====       ====        =====       =====      ===

  Over the next five years, the Company intends to spend approximately: (i) $70.0 million to establish a technical standard of 550MHz bandwidth capacity (78 analog channels) in cable television systems serving over 80% of its basic subscribers (the "System Improvement Program"); (ii) $64.0 million for ongoing maintenance and replacement and for installations and extensions to the cable plant related to customer growth; and (iii) $6.0 million for the purchase of additional addressable converters. The table below summarizes the Company's expected technical profile upon completion of the System Improvement Program.

                            BASIC              PERCENTAGE OF BASIC SUBSCRIBERS BY CHANNEL CAPACITY           WEIGHTED
                         SUBSCRIBERS ----------------------------------------------------------------------- AVERAGE
                         AS OF JUNE  30 CHANNELS 36 CHANNELS 42 CHANNELS 54 CHANNELS 62 CHANNELS 78 CHANNELS CHANNEL
   OPERATING REGIONS      30, 1998    (270 MHZ)   (300 MHZ)   (330 MHZ)   (400 MHZ)   (450 MHZ)   (550 MHZ)  CAPACITY
   -----------------     ----------- ----------- ----------- ----------- ----------- ----------- ----------- --------
Southeast...............   130,900      0.0%        1.0%        0.8%        3.0%        16.6%       78.6%       74
Mid-Atlantic............    84,400      0.0         0.0         0.0         0.0          5.8        94.1        77
Central.................    76,900      0.0         4.2         4.2         3.4          9.4        78.8        72
Western.................    52,800      0.0         0.0         0.0         0.0         34.7        65.3        72
                           -------      ----        ----        ----        ----        -----       -----      ---
  Total.................   345,000      0.0%        1.3%        1.2%        1.9%        15.1%       80.5%       74
                           =======      ====        ====        ====        ====        =====       =====      ===

  Over 63.0% of the Company's basic subscribers currently have access to addressable technology and over 23.0% have addressable converters in their homes. During the next five years, the Company expects that the number of its basic subscribers with addressable converters deployed in their homes will double. Addressable technology enables the Company to electronically control the cable television services being delivered to the customer's home. As a result, the Company can electronically upgrade or downgrade services to a customer immediately, from its regional calling centers and local customer service centers, without the delay or expense associated with dispatching a technician to the customer's home. Addressable technology also reduces premium service theft, is an effective enforcement tool in the collection of delinquent payments and enables the Company to offer pay-per-view services, including movies and events.

  The Company's active use of fiber optic technology as an alternative to coaxial cable is playing a major role in expanding channel capacity and improving the performance of its cable television systems. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. The Company will use fiber backbone architecture to eliminate headend facilities and to reduce amplifier cascades, thereby improving picture quality, system reliability and headend and maintenance expenditures. The Company plans to utilize fiber backbone architecture to eliminate at least 24 of the 157 headend facilities in the Systems. To date, the Company has utilized fiber optic technology in all of its 550MHz upgrade projects, using a combination of fiber-to-feeder and fiber backbone architecture. In addition, a number of fiber upgrade projects are underway affecting 125,000 basic subscribers. Upon completion of the System Improvement Program, the Company expects that fiber optic technology will be utilized in systems serving over 90% of its basic subscribers.

  Recently, high-speed cable modems and set-top boxes using digital compression technology have become commercially viable. These developments allow for the introduction of high-speed data services and Internet access and will increase programming services available to customers. The Company now offers Internet access both through the telephone modem and cable modem in one of the Western Region's systems and intends to introduce a combination of these services in its larger systems. Digital compression technology provides for a significant expansion of channel capacity with up to 16 digital channels to be carried in the bandwidth of one analog channel. The Company is currently evaluating the economic feasibility of deploying digital compression technology in one or more of its larger systems.

MARKETING, PROGRAMMING AND RATES

  The Company's marketing programs and campaigns are based upon offering a variety of cable services creatively packaged and tailored to appeal to its different markets and to segments within each market. The Company routinely surveys its customer base to ensure that it is meeting the demands of its customers and stays abreast of its competition in order to effectively counter competitors' promotional campaigns. The Company uses a coordinated array of marketing techniques to attract and retain customers and to increase premium service penetration, including door-to-door and direct mail solicitation, telemarketing, media advertising, local promotional events typically sponsored by programming services and cross-channel promotion of new services and pay-per-view. Over 75.0% of the Systems' basic subscribers are serviced by regional calling centers where the Company concentrates its telemarketing efforts with a well-trained staff of telemarketers.

  The Company has various contracts to obtain basic and premium programming for the Systems from program suppliers whose compensation is typically based on a fixed fee per customer. The Company's programming contracts are generally for a fixed period of time and are subject to negotiated renewal. Some program suppliers provide volume discount pricing structures or offer marketing support to the Company. The Company's successful marketing of multiple premium service packages emphasizing customer value enables the Company to take advantage of such cost incentives. In addition, the Company is a member of the National Cable Television Cooperative, Inc., a programming consortium consisting of small to medium-sized MSOs serving, in the aggregate, over eight million cable subscribers. The consortium was formed to help create efficiencies in the areas of securing and administering programming contracts, as well as to establish more favorable programming rates and contract terms for small to medium-sized operators. The Company intends to negotiate programming contract renewals both directly and through the consortium to obtain the best available contract terms. The Company's programming costs are expected to increase in the future due to additional programming being provided to its customers, increased costs to purchase programming, inflationary increases and other factors affecting the cable television industry. The Company believes that it will be able to pass through expected increases in its programming costs to customers, although there can be no assurance that it will be able to do so. The Company also has various retransmission consent arrangements with commercial broadcast stations which generally expire in December 1999 and beyond. None of these consents require payment of fees for carriage, however, the Company has entered into agreements with certain stations to carry satellite-delivered cable programming which is affiliated with the network carried by such stations. See "Legislation and Regulation."

  Although services vary from system to system due to differences in channel capacity, viewer interests and community demographics, the majority of the Systems offer a "basic service tier," consisting of local television channels (network and independent stations) available over-the-air, satellite-delivered "superstations" originating from distant cities (such as WGN), and local public, governmental, home-shopping and leased access channels. The majority of the Systems offer, for a monthly fee, an expanded basic tier of various satellite-delivered, non-broadcast channels (such as CNN, MTV, USA, ESPN and TNT). In addition to these services, the Systems typically provide one or more premium services such as HBO, Cinemax, Showtime, The Movie Channel, Starz! and The Disney Channel, which are combined in different formats to appeal to the various segments of the viewing audience. These services are satellite-delivered channels consisting principally of feature films, original programming, live sports events, concerts and other special entertainment features, usually presented without commercial interruption. Such premium programming services are offered by the Systems both on a per-channel basis and as part of premium service packages designed to enhance customer value and to enable the Company to take advantage of programming agreements offering cost incentives based on premium service unit growth. Basic subscribers may subscribe for one or more premium service units. A "premium service unit" is a single premium service for which a subscriber must pay an additional monthly fee in order to receive the service. The Company plans to upgrade certain of the Systems using fiber optic technology, which will allow the Company to expand its ability to use "tiered" packaging strategies for marketing premium services and promoting niche programming services. The Company believes that this ability will increase basic and premium penetration as well as revenue per basic subscriber. The Systems also typically provide one or more pay-per-view services purchased from independent suppliers such as Request, Viewer's Choice, Showtime Event Television, etc. These services are satellite-delivered channels, consisting principally of feature films, live sporting events, concerts and other special "events," usually presented without commercial interruption. Such pay-per-view services are offered by the Company on a "per viewing" basis, with subscribers only paying for programs which they select for viewing.

  Monthly customer rates for services vary from market to market, primarily according to the amount of programming provided. At June 30, 1998, the Company's monthly basic service rates for residential customers ranged from $3.89 to $16.00, the Company's monthly expanded basic service rates for residential customers ranged from $13.87 to $22.55 and per-channel premium service rates (not including special promotions) ranged from $1.75 to $12.50 per service. For the three months ended June 30, 1998, the weighted average rate for the Company's monthly combined basic and expanded basic service was $25.10.

  A one-time installation fee, which the Company may wholly or partially waive during a promotional period, is usually charged to new customers. The Company charges monthly fees for converters and remote control tuning devices. The Company also charges administrative fees for delinquent payments for service. Customers are free to discontinue service at any time without additional charge in the majority of the systems and may be charged a reconnection fee to resume service. Commercial customers, such as hotels, motels and hospitals, are charged negotiated monthly fees and a non-recurring fee for the installation of service. Multiple dwelling unit accounts may be offered a bulk rate in exchange for single-point billing and basic service to all units.

  In addition to customer fees, the Company derives a modest amount of revenue from the sale of local spot advertising time on locally originated and satellite-delivered programming. The Company also derives modest amounts of revenues from affiliations with home shopping services (which offer merchandise for sale to customers and compensate system operators with a percentage of their sales receipts).

  The Company is an eligible "small cable company" under certain FCC rules, which enables it to utilize a simplified rate setting methodology for most of the Systems in establishing maximum rates for basic and expanded basic services. This methodology almost always results in rates which exceed those produced by the cost-of-service rules applicable to larger cable television operators. Approximately 79.0% of the basic subscribers served by the Systems are covered by such FCC rules. The Company believes that its rate practices are generally consistent with the current practices in the industry. See "Legislation and Regulation--Federal Regulation--Rate Regulation."

CUSTOMER SERVICE AND COMMUNITY RELATIONS

  The Company is dedicated to providing superior customer service. The Company's plans to make significant system improvements are designed in part to strengthen customer service through greater system reliability and the introduction of new services. The Company seeks a high level of customer satisfaction by also employing a well-trained staff of customer service representatives and experienced field technicians. The Company's three regional calling centers offer 24-hour, 7-day per week coverage to over 75% of the Systems' customers on a toll-free basis. The Company believes customer service is also enhanced by the regional calling centers' ability to coordinate effectively technical service and installation appointments and to speed response to customer inquiries. The Company also believes that the regional calling center structure increases the effectiveness of its marketing campaigns.

  In addition, the Company is dedicated to fostering strong community relations in the communities served by the Systems. The Company supports local charities and community causes through staged events and promotional campaigns. The Company also installs and provides free cable television service and Internet access to public schools, government buildings and not-for-profit hospitals in its franchise areas. The Company believes that its relations with the communities in which the Systems operate are generally good.

FRANCHISES

  Cable television systems are generally operated under non-exclusive franchises granted by local governmental authorities. These franchises typically contain many conditions, such as: time limitations on commencement and completion of construction; conditions of service, including number of channels, types of programming and the provision of free service to schools and certain other public institutions; and the maintenance of insurance and indemnity bonds. The provisions of local franchises are subject to federal regulation under the Communications Act. See "Legislation and Regulation."

  As of June 30, 1998, the Systems were subject to 309 franchises. These franchises, which are non-exclusive, provide for the payment of fees to the issuing authority. In most of the Systems, such franchise fees are passed through directly to the customers. The Cable Acts prohibit franchising authorities from imposing franchise fees in excess of 5% of gross revenue and also permit the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances. See "Legislation and Regulation."

  Substantially all of the Systems' basic subscribers are in service areas that require a franchise. The table below groups the franchises of the Systems by date of expiration and presents the approximate number and percentage of basic subscribers for each group of franchises as of June 30, 1998.

                                       PERCENTAGE OF  NUMBER OF  PERCENTAGE OF
   YEAR OF FRANCHISE        NUMBER OF      TOTAL        BASIC     TOTAL BASIC
   EXPIRATION               FRANCHISES  FRANCHISES   SUBSCRIBERS  SUBSCRIBERS
   -----------------        ---------- ------------- ----------- -------------
   1998 through 2001.......     84         27.2%        89,400       25.9%
   2002 and thereafter.....    225         72.8        255,600       74.1
                               ---        ------       -------      ------
     Total.................    309        100.0%       345,000      100.0%
                               ===        ======       =======      ======

  The Cable Acts provide, among other things, for an orderly franchise renewal process in which franchise renewal will not be unreasonably withheld or, if renewal is denied and the franchising authority acquires ownership of the system or effects a transfer of the system to another person, the operator generally is entitled to the "fair market value" for the system covered by such franchise. In addition, the Cable Acts established comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. See "Legislation and Regulation."

  The Company believes that it generally has good relationships with its franchising communities. The Company has never had a franchise revoked or failed to have a franchise renewed. In addition, all of the franchises of the Company eligible for renewal have been renewed or extended at or prior to their stated expirations, and no franchise community has refused to consent to a franchise transfer to the Company.

COMPETITION

  Cable television systems face competition from alternative methods of distributing video programming and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable television system is competitive depends, in part, upon that system's ability to provide, at a reasonable price to customers, a greater variety of programming and other communications services than those which are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

  Cable television systems generally operate pursuant to franchises granted on a nonexclusive basis. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable television systems. See "Legislation and Regulation." Well-financed businesses from outside the cable television industry (such as the public utilities that own the poles to which cable is attached) may become competitors for franchises or providers of competing services. See "Legislation and Regulation." Competition from other video service providers exists in areas served by the Company. In a limited number of the franchise areas served by the Systems, the Company faces direct competition from other franchised cable television operators. There can be no assurance, however, that additional cable television systems will not be constructed in other franchise areas of the Systems.

  Cable television operators also face competition from private satellite master antenna television ("SMATV") systems that serve condominiums, apartment and office complexes and private residential developments. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered program services offered by franchised cable television systems. SMATV operators often enter into exclusive agreements with building owners or homeowners associations, although some states have enacted laws that authorize franchised cable television operators access to such private complexes. These laws have been challenged in the courts with varying results. In addition, some companies are developing and/or offering to these private residential and commercial developments packages of telephony, data and video services. Under the 1996 Telecom Act, SMATV systems can interconnect non-commonly owned buildings without having to comply with local, state and federal regulatory requirements that are imposed on cable television systems providing similar services, as long as they do not use public rights-of-way. For instance, while a franchised cable television system typically is obligated to extend service to all areas of a community regardless of population density or economic risk, a SMATV system may confine its operation to small areas that are easy to serve and are more likely to be profitable. The ability of the Company to compete for customers in residential and commercial developments served by SMATV operators is uncertain.

  The FCC has recently allocated a sizable amount of spectrum in the 27-31 GHz band for use by a new wireless service, Local Multipoint Distribution Service ("LMDS"), which among other uses, can deliver over 100 channels of programming directly to consumers' homes. The FCC completed an auction of this spectrum to the public in March 1998, with cable television operators and local telephone companies restricted in their participation in this auction. The extent to which the winning licensees in this service will use this spectrum in particular regions of the country to deliver multichannel video programming and other services to subscribers, and therefore provide competition to franchises cable television systems, is uncertain at this time.

  Individuals presently have the option to purchase earth stations, which allow the direct reception of satellite-delivered broadcast and non-broadcast program services formerly available only to cable television subscribers. Most satellite-distributed program signals are electronically scrambled so as to permit reception only with authorized decoding equipment for which the consumer must pay a fee. The 1992 Cable Act enhances the right of satellite distributors and other competitors to purchase non-broadcast satellite-delivered programming. The fastest growing method of satellite distribution is by high-powered direct broadcast satellites (DBS) utilizing video compression technology. This technology has the capability of providing more than 100 channels of programming over a single high- powered

DBS satellite with significantly higher capacity available if multiple satellites are placed in the same orbital position. DBS service can be received virtually anywhere in the United States through the installation of a small rooftop or side-mounted antenna. DBS service is presently being heavily marketed on a nationwide basis by three service providers. The 1996 Telecom Act and FCC regulations preempt certain local restrictions on the location and use of DBS and other satellite receiver dishes.

  DBS systems currently have certain advantages over cable television systems with respect to programming and digital quality, as well as disadvantages that include high upfront costs and a lack of local programming, service and equipment distribution. One DBS provider, EchoStar, has announced plans to offer some local signals in a limited number of markets. A review by the U.S. Copyright Office is underway to determine if such offerings are permissible under the copyright law. In addition, legislation has been introduced in Congress to include carriage of local signals by DBS providers under the copyright law. The ability of DBS to deliver local signals would eliminate a significant advantage that cable television operators currently have over DBS providers. The Company will magnify its competitive service price points and seek to maintain programming parity with DBS by selectively increasing channel capacities of the Systems to between 54 and 78 channels and introducing new premium channels, pay-per-view and other services.

  Cable television systems also compete with wireless program distribution services such as MMDS, which uses low power microwave frequencies to transmit video programming over the air to customers. Wireless distribution services generally provide many of the programming services provided by cable television systems, and digital compression technology is likely to increase significantly the channel capacity of their systems. MMDS service requires unobstructed "line of sight" transmission paths. In the majority of the Company's franchise service areas, prohibitive topography and "line of sight" access have and are likely to continue to limit competition from MMDS systems. Moreover, in the majority of the Company's franchise areas, MMDS operators face significant barriers to growth since the lower population densities make these areas less attractive. The Company is not aware of any significant MMDS operation currently within its cable television franchise service areas. However, Wireless One, Inc., an MMDS operator, does compete in five market areas in the Southeast Region. The Company estimates that Wireless One's overall penetration in these markets is less than 1.5%. The Company is not aware of any other MMDS operator in any of its other markets.

  The 1996 Telecom Act makes it easier for local exchange carriers ("LECs") and others to provide a wide variety of video services competitive with services provided by cable television systems and to provide cable television services directly to subscribers. For example, telephone companies may now provide video programming directly to their subscribers in their telephone service territory, subject to certain regulatory requirements. See "Legislation and Regulation." Various LECs currently are providing video programming services within and outside their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless transmission facilities. Cable television systems could be placed at a competitive disadvantage if the delivery of video programming services by LECs becomes widespread, since LECs are not required, under certain circumstances, to obtain local franchises to deliver such video services or to comply with the variety of obligations imposed upon cable television systems under such franchises. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable television operators seeking to compete with LECs that provide video services. The Company cannot predict the likelihood of success of video service ventures by LECs or the impact on the Company of such competitive ventures. The Company believes, however, that the non-metropolitan markets in which it provides or expects to provide cable television services are unlikely to support competition in the provision of video and telecommunications broadband services given the lower population densities and higher capital costs per household of installing plant. The 1996 Telecom Act's provision promoting facilities-based broadband competition is primarily targeted at larger markets, and its prohibition on buy-outs and joint ventures between incumbent cable television operators and LECs exempts small cable television operators and carriers meeting certain criteria. See "Legislation and Regulation." The Company believes that significant growth opportunities exist for the Company by establishing cooperative rather than competitive relationships with LECs within its service areas, to the extent permitted by law.

  Other new technologies, including Internet-based services, may become competitive with services that cable television systems can offer. The 1996 Telecom Act directed the FCC to establish, and the FCC has adopted, regulations and policies for the issuance of licenses for digital television ("DTV") to incumbent television broadcast licensees. DTV is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer or subscription video. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and noncommercial FM stations to use their subcarrier frequencies to provide nonbroadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. LECs and other common carriers provide facilities for the transmission and distribution to homes and businesses of video services, including interactive computer-based services like the Internet, data and other nonvideo services.

  The 1996 Telecom Act provides that registered utility holding companies and their subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act of 1935, as amended. Electric utilities must establish separate subsidiaries known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Due to their resources, electric utilities could be formidable competitors to traditional cable television systems.

  Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environments are constantly occurring. Thus, it is not possible to predict the effect that ongoing or future developments might have on the cable industry or on the operations of the Company.

EMPLOYEES

  Other than the Executive Officers named under "Management" below, the Issuers have no employees. As of July 31, 1998, the Subsidiaries had approximately 604 full-time equivalent employees. None of the Company's employees is represented by a labor union. The Company considers its relations with its employees to be good.

PROPERTIES

  The Company's principal physical assets consist of cable television operating plant and equipment, including signal receiving, encoding and decoding devices, headends and distribution systems and customer house drop equipment for each of its cable television systems. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Headends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, are located near the receiving devices. Some basic subscribers of the Systems utilize converters that can be addressed by sending coded signals from the headend facility over the cable network. See "-- Technological Developments" above. The Company's distribution system consists primarily of coaxial and fiber optic cables and related electronic equipment.

  The Company owns or leases parcels of real property for signal reception sites (antenna towers and headends), microwave facilities and business offices, and owns all of its service vehicles. The Company believes that its properties, both owned and leased, are in good condition and are suitable and adequate for the Company's operations.

  The Company's cables generally are attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. The physical components of the Systems require periodic upgrading to improve system performance and capacity.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company is a party or to which any of its properties are subject.

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

                          LEGISLATION AND REGULATION

  The cable television industry is regulated by the FCC, some state governments and substantially all local governments. In addition, various legislative and regulatory proposals under consideration from time to time by the Congress and various federal agencies have in the past, and may in the future, materially affect the Company and the cable television industry. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable television industry and a description of certain state and local laws. The Company believes that the regulation of its industry remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on the Company.

FEDERAL LEGISLATION

  The principal federal statute governing the cable television industry is the Communications Act. As it affects the cable television industry, the Communications Act has been significantly amended on three occasions, by the 1984 Cable Act, the 1992 Cable Act and the 1996 Telecom Act. The 1996 Telecom Act altered the regulatory structure governing the nation's telecommunications providers. It removed barriers to competition in both the cable television market and the local telephone market. Among other things, it also reduced the scope of cable rate regulation. In addition, the 1996 Telecom Act required the FCC to undertake a host of rulemakings to implement the 1996 Telecom Act, the final outcome of which cannot yet be determined.

FEDERAL REGULATION

  The FCC, the principal federal regulatory agency with jurisdiction over cable television, has adopted regulations covering such areas as cross-ownership between cable television systems and other communications businesses, carriage of television broadcast programming, cable rates, consumer protection and customer service, leased access, indecent programming, programmer access to cable television systems, programming agreements, technical standards, consumer electronics equipment compatibility, ownership of home wiring, program exclusivity, equal employment opportunity, consumer education and lockbox enforcement, origination cablecasting and sponsorship identification, children's programming, signal leakage and frequency use, maintenance of various records, and antenna structure notification, marking and lighting, The FCC has the authority to enforce these regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. A brief summary of certain of these federal regulations as adopted to date follows.

 Rate Regulation

  The 1984 Cable Act codified existing FCC preemption of rate regulation for premium channels and optional nonbasic program tiers. The 1984 Cable Act also deregulated basic cable rates for cable television systems determined by the FCC to be subject to effective competition. The 1992 Cable Act substantially changed the previous statutory and FCC rate regulation standards. The 1992 Cable Act replaced the FCC's old standard for determining effective competition, under which most cable television systems were not subject to local rate regulation, with a statutory provision that resulted in nearly all cable television systems becoming subject to local rate regulation of basic service. The 1996 Telecom Act expands the definition of effective competition to cover situations where a local telephone company or its affiliate, or any multichannel video provider using telephone company facilities, offers comparable video service by any means except DBS. Satisfaction of this test deregulates both basic and nonbasic tiers. Additionally, the 1992 Cable Act required the FCC to adopt a formula, for franchising authorities to implement to assure that basic cable rates are reasonable; allowed the FCC

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

to review rates for cable programming service tiers ("CPST") (other than per-channel or per-program services) in response to complaints filed by franchising authorities and/or cable customers; prohibited cable television systems from requiring basic subscribers to purchase service tiers above basic service in order to purchase premium services if the system is technically capable of doing so; required the FCC to adopt regulations to establish, on the basis of actual costs, the price for installation of cable service, remote controls, converter boxes and additional outlets; and allowed the FCC to impose restrictions on the retiering and rearrangement of cable services under certain limited circumstances. The 1996 Telecom Act limits the class of complainants regarding CPST rates to franchising authorities only, after first receiving two rate complaints from local subscribers, and ends FCC regulation of CPST rates immediately for small systems owned by small cable operators and on March 31, 1999 for all other cable television systems.

  The FCC's implementing regulations contain standards for the regulation of basic service and CPST rates (other than per-channel or per-program services). Local franchising authorities and the FCC, respectively, are empowered to order a reduction of existing rates which exceed the maximum permitted level for basic and CPST services and associated equipment, and refunds can be required. The FCC adopted a benchmark price cap system for measuring the reasonableness of existing basic service and CPST rates. Alternatively, cable operators have the opportunity to make cost-of-service showings which, in some cases, may justify rates above the applicable benchmarks. The rules also require that charges for cable-related equipment (e.g., converter boxes and remote control devices) and installation services be unbundled from the provision of cable service and based upon actual costs plus a reasonable profit. The regulations also provide that future rate increases may not exceed an inflation-indexed amount, plus increases in certain costs beyond the cable operator's control, such as taxes, franchise fees and increased programming costs. Cost-based adjustments to these capped rates can also be made in the event a cable television operator adds or deletes channels. In addition, new product tiers consisting of services new to the cable television system can be created free of rate regulation as long as certain conditions are met such as not moving services from existing tiers to the new tier. There is also a streamlined cost-of-service methodology available to justify a rate increase on basic and regulated CPST tiers for "significant" system rebuilds or upgrades.

  As a further alternative, in 1995 the FCC adopted a simplified cost-of-service methodology which can be used by "small cable systems" owned by "small cable companies" (the "small system rules"). A "small system" is defined as a cable television system which has, on a headend basis, 15,000 or fewer basic subscribers. A "small cable company" is defined as an entity serving a total of 400,000 or fewer basic subscribers that is not affiliated with a larger cable television company, (i.e., a larger cable television company does not own more than a 20 percent equity share or exercise de jure control). This small system rate-setting methodology establishes maximum rates for the basic and CPST services, as well as for installation and equipment charges. This methodology almost always results in rates which exceed those produced by the cost-of-service rules applicable to larger cable television operators. Under this simplified cost-of-service methodology, a small cable company's rate showing is presumed reasonable so long as the aggregate monthly per-subscriber, per-channel charge for all regulated services does not exceed $1.24. Once the initial rates are set they can be adjusted periodically for inflation and external cost changes as described above. When an eligible "small system" grows larger than 15,000 basic subscribers, it can maintain its then current rates but it cannot increase its rates in the normal course until an increase would be warranted under the rules applicable to other systems. When a "small cable company" grows larger than 400,000 basic subscribers, the qualified systems it then owns will not lose their small system eligibility. If a small cable company sells a qualified system, or if the company itself is sold, the qualified systems retain that status even if the acquiring company is not a small cable company. The Company is an eligible "small cable company" under these rules because it has fewer than 400,000 basic subscribers and is not affiliated with another MSO that would bring it over that limit. Approximately 79.0% of the basic subscribers served by the Systems are covered by the small system rules.

  The 1996 Telecom Act provides for immediate deregulation of the CPST (or the basic tier if that was the only tier being offered as of December 31, 1994) for small cable television systems owned by "small cable operators" (the "1996 Rules"). An eligible small system is one where the cable television operator does not serve more than 50,000 basic subscribers in any one franchise area (as opposed to the system size definition used in the 1995 rules). An eligible small cable operator is one which does not serve, directly or through an affiliate, one percent or more of basic subscribers nationwide and is not affiliated with any entity or entities whose gross annual revenues aggregate more than $250 million. The FCC has proposed in a pending rulemaking proceeding to use the same affiliation standard (i.e., 20 percent ownership) in the 1996 Rules as it uses for the small system rules. If the FCC were to adopt this rule as proposed, the Company would not be eligible for immediate deregulation of the CPST under the 1996 Telecom Act because an investor in the Company owns more than 20 percent of the Company and that investor has in excess of $250 million in annual revenues. The FCC has concluded that its small system rules and the 1996 Rules will coexist.

  Finally, there are regulations which require cable television systems to permit customers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the cable television system is technically incapable of doing so. Generally, this exemption from compliance with the statute for cable television systems that do not have such technical capability is available until a cable television system obtains the capability, but not later than December 2002.

 Carriage of Broadcast Television Signals

  The 1992 Cable Act contains signal carriage requirements which allow commercial television broadcast stations that are "local" to a cable television system, (i.e., the system is located in the station's Area of Dominant Influence) to elect every three years whether to require the cable television system to carry the station, subject to certain exceptions, or whether the cable television system will have to negotiate for "retransmission consent" to carry the station. The next election between must-carry and retransmission consent will be October 1, 1999. A cable television system is generally required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to mandatory carriage requirements or retransmission consent requirements of the 1992 Cable Act. Local non-commercial television stations are also given mandatory carriage rights, subject to certain exceptions, within the larger of: (i) a 50 mile radius from the station's city of license; or (ii) the station's Grade B contour (a measure of signal strength). Unlike commercial stations, noncommercial stations are not given the option to negotiate retransmission consent for the carriage of their signal. In addition, cable television systems have to obtain retransmission consent for the carriage of all "distant" commercial broadcast stations, except for certain "superstations" (i.e., commercial satellite-delivered independent stations such as WGN). To date, compliance with the "retransmission consent" and "must carry" provisions of the 1992 Cable Act has not had a material effect on the Company, although this result may change in the future depending on such factors as market conditions, channel capacity and similar matters when such arrangements are renegotiated. The FCC has initiated a rulemaking proceeding on the carriage of television signals in high definition and digital formats. The outcome of this proceeding could have a material effect on the number of services that a cable operator will be required to carry.

 Franchise Fees

  Although franchising authorities may impose franchise fees under the 1984 Cable Act, such payments cannot exceed 5% of a cable television system's annual gross revenues. Under the 1996 Telecom Act, franchising authorities may not exact franchise fees from revenues derived from telecommunications services although they may be able to exact some additional compensation for the use of public rights-of-way. Franchising authorities are also empowered in awarding new franchises or renewing existing franchises to require cable television operators to provide cable-related facilities and equipment and to enforce compliance with voluntary commitments. In the case of franchises in effect prior to the effective date of the 1984 Cable Act, franchising authorities may enforce requirements contained in the franchise relating to facilities, equipment and services, whether or not cable-related. The 1984 Cable Act, under certain limited circumstances, permits a cable operator to obtain modifications of franchise obligations.

 Renewal of Franchises

  The 1984 Cable Act established renewal procedures and criteria designed to protect incumbent franchisees against arbitrary denials of renewal. While these formal procedures are not mandatory unless timely invoked by either the cable television operator or the franchising authority, they can provide substantial protection to incumbent franchisees. Even after the formal renewal procedures are invoked, franchising authorities and cable television operators remain free to negotiate a renewal outside the formal process. Nevertheless, renewal is by no means assured, as the franchisee must meet certain statutory standards. Even if a franchise is renewed, a franchising authority may impose new and more onerous requirements such as upgrading facilities and equipment, although the municipality must take into account the cost of meeting such requirements. Historically, franchises have been renewed for cable television operators that have provided satisfactory services and have complied with the terms of their franchises. At this time, the Company is not aware of any current or past material failure on its part to comply with its franchise agreements. The Company believes that it has generally complied with the terms of its franchises and has provided quality levels of service.

  The 1992 Cable Act makes several changes to the process under which a cable television operator seeks to enforce his renewal rights which could make it easier in some cases for a franchising authority to deny renewal. Franchising authorities may consider the "level" of programming service provided by a cable television operator in deciding whether to renew. For alleged franchise violations occurring after December 29, 1984, franchising authorities are no longer precluded from denying renewal based on failure to substantially comply with the material terms of the franchise where the franchising authority has "effectively acquiesced" to such past violations. Rather, the franchising authority is estopped if, after giving the cable television operator notice and opportunity to cure, it fails to respond to a written notice from the cable television operator of its failure or inability to cure. Courts may not reverse a denial of renewal based on procedural violations found to be "harmless error."

 Channel Set-Asides

  The 1984 Cable Act permits local franchising authorities to require cable television operators to set aside certain television channels for public, educational and governmental access programming. The 1984 Cable Act further requires cable television systems with thirty-six or more activated channels to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties to provide programming that may compete with services offered by the cable television operator. The 1992 Cable Act requires leased access rates to be set according to a formula determined by the FCC. The leased access rules were recently modified by the FCC to provide for lower rates than the original formula produced.

 Ownership

  The 1996 Telecom Act repealed the statutory ban against local exchange telephone companies ("LECs") providing video programming directly to customers within their local exchange telephone service areas. Thus, under the 1996 Telecom Act and FCC rules recently adopted to implement the 1996 Telecom Act, LECs may now provide video service as broadcasters, common carriers, or cable operators. In addition, LECs and others may also provide video service through "open video systems" ("OVS"), a regulatory regime that may give them more flexibility than traditional cable television systems. OVS operators (including LECs) may operate open video systems without obtaining a local cable franchise, although they can be required to make payments to local governmental bodies in lieu of cable franchise fees. In general, OVS operators must make their systems available to programming providers on rates, terms and conditions that are reasonable and nondiscriminatory. Where carriage demand by programming providers exceeds the channel capacity of an open video system, two-thirds of the channels must be made available to programmers unaffiliated with the OVS operator.

  The 1996 Telecom Act generally prohibits LECs from purchasing cable television systems (i.e, any ownership interest exceeding 10%) located within the LEC's telephone service area, prohibits cable operators from purchasing LECs whose service areas are located within the cable operator's franchise area, and prohibits joint ventures between operators of cable television systems and LECs operating in overlapping markets. There are some statutory exceptions, including a rural exemption that permits buyouts in which the purchased cable television system or LEC serves a non-urban area with fewer than 35,000 inhabitants, and exemptions for the purchase of small cable television systems located in non-urbanized areas. Also, the FCC may grant waivers of the buyout provisions in cases where: (i) the operator of a cable television system or the LEC would be subject to undue economic distress if such provisions were enforced; (ii) the system or facilities would not be economically viable in the absence of a buyout or a joint venture; or (iii) the anticompetitive effects of the proposed transaction are clearly outweighed by the transaction's effect in light of community needs. The respective local franchising authority must approve any such waiver.

  Pursuant to the 1992 Cable Act, the FCC has imposed limits on the number of cable television systems which a single cable television operator can own. In general, no cable television operator can have an attributable interest in cable television systems which pass more than 30% of all homes nationwide. Attributable interests for these purposes include voting interests of 5% or more (unless there is another single holder of more than 50% of the voting stock), officerships, directorships and general partnership interests. The FCC has stayed the effectiveness of these rules pending the outcome of an appeal from the U.S. District Court decision holding the multiple ownership limit provision of the 1992 Cable Act unconstitutional.

  The FCC has also adopted rules which limit the number of channels on a cable television system which can be occupied by national video programming services in which the entity which owns the cable television system has an attributable interest. The limit is 40% of the first 75 activated channels.

  The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act of 1935, as amended. Electric utilities must establish separate subsidiaries known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Due to their resources, electric utilities could be formidable competitors to traditional cable television systems.

 EEO

  The 1984 Cable Act includes provisions to ensure that minorities and women are provided equal employment opportunities within the cable television industry. The statute requires the FCC to adopt reporting and certification rules that apply to all cable television system operators with more than five full-time employees. Pursuant to the requirements of the 1992 Cable Act, the FCC has imposed more detailed annual EEO reporting requirements on cable operators and has expanded those requirements to all multichannel video service distributors. Failure to comply with the EEO requirements can result in the imposition of fines and/or other administrative sanctions, or may, in certain circumstances, be cited by a franchising authority as a reason for denying a franchisee's renewal request.

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

 Privacy

  The 1984 Cable Act imposes a number of restrictions on the manner in which cable television operators can collect and disclose data about individual system customers. The statute also requires that the system operator periodically provide all customers with written information about its policies regarding the collection and handling of data about customers, their privacy rights under federal law and their enforcement rights. In the event that a cable television operator were found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements were strengthened to require that cable television operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

 Franchise Transfers

  The 1992 Cable Act requires franchising authorities to act on any franchise transfer request within 120 days after receipt of all information required by FCC regulations and by the franchising authority. Approval is deemed to be granted if the franchising authority fails to act within such period.

 Technical Requirements

  The FCC has imposed technical standards applicable to all classes of channels which carry downstream National Television System Committee (NTSC) video programming. The FCC also has adopted additional standards applicable to cable television systems using frequencies in the 108-137MHz and 225-400MHz bands in order to prevent harmful interference with aeronautical navigation and safety radio services and has also established limits on cable television system signal leakage. Periodic testing by cable television operators for compliance with the technical standards and signal leakage limits is required and an annual filing of the results of these measurements is required. The 1992 Cable Act requires the FCC to periodically update its technical standards to take into account changes in technology. Under the 1996 Telecom Act, local franchising authorities may not prohibit, condition or restrict a cable television system's use of any type of subscriber equipment or transmission technology.

  The FCC has adopted regulations to implement the requirements of the 1992 Cable Act designed to improve the compatibility of cable television systems and consumer electronics equipment. These regulations, inter alia, generally prohibit cable television operators from scrambling their basic service tier and from changing the infrared codes used in their existing customer premises equipment. This latter requirement could make it more difficult or costly for cable television operators to upgrade their customer premises equipment and the FCC has been asked to reconsider its regulations. The 1996 Telecom Act directs the FCC to set only minimal standards to assure compatibility between television sets, VCRs and cable television systems, and to rely on the marketplace. Pursuant to this statutory mandate, the FCC has adopted rules to assure the competitive availability to consumers of customer premises equipment, such as converters, used to access the services offered by cable television systems and other multichannel video programming distributors ("MVPD"). Pursuant to those rules, consumers are given the right to attach compatible equipment to the facilities of their MVPD so long as the equipment does not harm the network, does not interfere with the services purchased by other customers, and is not used to receive unauthorized services. As of July 1, 2000, MVPDs (other than DBS operators) are required to separate security from non-security functions in the customer premises equipment which they sell or lease to their customers and offer their customers the option of using component security modules obtained from the MVPD with set-top units purchased or leased from retail outlets. As of January 1, 2005, MVPDs will be prohibited from distributing new set-top equipment integrating both security and non-security functions to their customers.

  Pursuant to the 1992 Cable Act, the FCC has adopted rules implementing an Emergency Alert System ("EAS"). The rules require all cable television systems to provide an audio and video EAS message on at least one programmed channel and a video interruption and an audio alert message on all programmed channels. The audio alert message is required to state which channel is carrying the full audio and video EAS message. The FCC rules permit cable television systems either to provide a separate means of alerting persons with hearing disabilities of EAS messages, such as a terminal that displays EAS messages and activates other alerting mechanisms or lights, or to provide audio and video EAS messages on all channels. Cable television systems with 10,000 or more basic subscribers per headend will be required to install EAS equipment capable of providing audio and video EAS messages on all programmed channels by December 31, 1998. Cable television systems with 5,000 or more but fewer than 10,000 basic subscribers per headend will have until October 1, 2002 to comply with that requirement. Cable television systems with fewer than 5,000 basic subscribers per headend will have a choice of providing either a national level EAS message on all programmed channels or installing EAS equipment capable of providing audio alert messages on all programmed channels, a video interrupt on all channels, and an audio and video EAS message on one programmed channel. This must be accomplished by October 1, 2002.

 Pole Attachments

  The FCC currently regulates the rates and conditions imposed by investor-owned public utilities for use of their poles and conduits unless state public service commissions are able to demonstrate that they adequately regulate the rates, terms and conditions of cable television pole attachments. A number of states and the District of Columbia have certified to the FCC that they adequately regulate the rates, terms and conditions for pole attachments. Of the states in which the Company operates, California, Delaware and Kentucky have made such certification. In the absence of state regulation, the FCC administers such pole attachment and conduit use rates through use of a formula which it has devised. Pursuant to the 1996 Telecom Act, the FCC has adopted a new rate formula for any attaching party, including cable television systems, which offer telecommunications services. This new formula will result in higher attachment rates than at present, but they will apply only to cable television systems which elect to offer telecommunications services. Any increases pursuant to this new formula will not begin until 2001, and will be phased in by equal increments over the five ensuing years. The FCC has also initiated a proceeding to determine whether it should adjust certain elements of the current rate formula. If adopted, these adjustments could increase rates for pole attachments and conduit space.

 Other FCC Matters

  FCC regulation pursuant to the Communications Act also includes matters regarding a cable television system's carriage of local sports programming; restrictions on origination and cablecasting by cable television operators; rules governing political broadcasts; nonduplication of network programming; deletion of syndicated programming; registration procedure and reporting requirements; customer service; closed captioning; obscenity and indecency; program access and exclusivity arrangements; and limitations on advertising contained in nonbroadcast children's programming.

  The FCC recently adopted new procedural guidelines governing the disposition of home run wiring (a line running to an individual subscriber's unit from a common feeder or riser cable) in multi-dwelling units ("MDUs"). MDU owners can use these new rules to attempt to force cable television operators without contracts to either sell, abandon or remove home run wiring and terminate service to MDU subscribers unless operators retain rights under common or state law to maintain ownership rights in the home run wiring.

  The 1996 Telecom Act requires video programming distributors to employ technology to restrict the reception of programming by persons not subscribing to those channels. In the case of channels primarily dedicated to sexually-oriented programming, the distributor must fully block reception of the audio and video portion of the channels; a distributor that is unable to comply with this requirement may only provide such programming during a "safe harbor" period when children are not likely to be in the audience, as determined by the FCC. With respect to other kinds of channels, the 1996 Telecom Act requires that the audio and video portions of the channel be fully blocked, at no charge, upon request of the person not subscribing to the channel.

 Copyright

  Cable television systems are subject to federal copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a federal copyright royalty pool and meeting certain other obligations, cable television operators obtain a statutory license to retransmit broadcast signals. The amount of this royalty payment varies, depending on the amount of system revenues from certain sources, the number of distant signals carried, and the location of the cable television system with respect to over-the-air television stations. Any future adjustment to the copyright royalty rates will be done through an arbitration process to be supervised by the U.S. Copyright Office. Cable television operators are liable for interest on underpaid and unpaid royalty fees, but are not entitled to collect interest on refunds received for overpayment of copyright fees.

  Various bills have been introduced into Congress over the past several years that would eliminate or modify the cable television compulsory license. Without the compulsory license, cable television operators would have to negotiate rights from the copyright owners for all of the programming on the broadcast stations carried by cable television systems. Such negotiated agreements would likely increase the cost to cable television operators of carrying broadcast signals. The 1992 Cable Act's retransmission consent provisions expressly provide that retransmission consent agreements between television broadcast stations and cable television operators do not obviate the need for cable operators to obtain a copyright license for the programming carried on each broadcaster's signal.

  Copyrighted music performed in programming supplied to cable television systems by pay cable networks (such as HBO) and basic cable networks (such as USA Network) is licensed by the networks through private agreements with the American Society of Composers and Publishers ("ASCAP") and BMI, Inc. ("BMI"), the two major performing rights organizations in the United States. As a result of extensive litigation, both ASCAP and BMI now offer "through to the viewer" licenses to the cable networks which cover the retransmission of the cable networks' programming by cable television systems to their customers.

  Licenses to perform copyrighted music by cable television systems themselves, including on local origination channels, in advertisements inserted locally on cable television networks, and in cross promotional announcements, must be obtained by the cable television operator. Cable television industry negotiations with ASCAP, BMI and SESAC, Inc. (a smaller performing rights organization) are in progress.

STATE AND LOCAL REGULATION

  Cable television systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction, and even from city to city within the same state, historically ranging from reasonable to highly restrictive or burdensome. Franchises generally contain provisions governing fees to be paid to the franchising authority, length of the franchise term, renewal, sale or transfer of the franchise, territory of the franchise, design and technical performance of the system, use and occupancy of public streets and number and types of cable television services provided. The terms and conditions of each franchise and the laws and regulations under which it was granted directly affect the profitability of the cable television system. The 1984 Cable Act places certain limitations on a franchising authority's ability to control the operation of a cable television system. The 1992 Cable Act prohibits exclusive franchises, and allows franchising authorities to exercise greater

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

control over the operation of franchised cable television systems, especially in the area of customer service and rate regulation. The 1992 Cable Act also allows franchising authorities to operate their own multichannel video distribution system without having to obtain a franchise and permits states or local franchising authorities to adopt certain restrictions on the ownership of cable television systems. Moreover, franchising authorities are immunized from monetary damage awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments. The 1996 Telecom Act prohibits a franchising authority from either requiring or limiting a cable television operator's provision of telecommunications services.

  Various proposals have been introduced at the state and local levels with regard to the regulation of cable television systems, and a number of states have adopted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. To date, other than Delaware, no state in which the Company currently operates has enacted state level regulation.

  The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the cable television industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or the Company can be predicted at this time.

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

                                  MANAGEMENT

  The following table sets forth certain information concerning the executive officers of Mediacom (the "Executive Officers"), none of whom are compensated by the Company for their respective services to the Company. The Executive Officers are instead compensated by Mediacom Management which receives management fees pursuant to management agreements with the Company. All such Executive Officers hold the same positions in Mediacom Management and the Subsidiaries. Mr. Commisso is also the sole manager of Mediacom (the "Manager") pursuant to the Operating Agreement, and the President and sole Director of Mediacom Management and Mediacom Capital. Mr. Stephan is also the Treasurer and Secretary of Mediacom Capital. Mr. Commisso and Mr. Stephan are members of the Executive Committee of Mediacom, for which Mr. Commisso acts as Chairman.

EXECUTIVE OFFICERS

            NAME              AGE                    POSITION
            ----              ---                    --------
   Rocco B. Commisso........   48 Chairman and Chief Executive Officer
   Mark E. Stephan..........   41 Senior Vice President, Chief Financial Officer
                                   and Treasurer
   Joseph Van Loan..........   56 Senior Vice President-Technology
   Italia Commisso Weinand..   44 Senior Vice President-Programming and
                                   Human Resources and Secretary
   John G. Pascarelli.......   36 Vice President-Marketing
   Brian M. Walsh...........   32 Vice President and Controller

  The following table sets forth information concerning persons who hold key operating management positions within the Subsidiaries of the Company.

FIELD MANAGEMENT

         NAME                 AGE                    POSITION
         ----                 ---                    --------
   James M. Carey...........   47 Senior Vice President-Operations of
                                   Mediacom Southeast
   Gene E. Brock............   55 Regional Manager-Southeast Region
   Richard L. Hale..........   49 Regional Manager-Central Region
   Frederick D. Lord........   42 Regional Manager-Western Region
   Donald E. Zagorski.......   39 General Manager-Lower Delaware Cluster

  ROCCO B. COMMISSO has over 20 years of experience with the cable television industry and has served as the Chairman and Chief Executive Officer since founding Mediacom in July 1995. From August 1986 to March 1995, Mr. Commisso served as Executive Vice President, Chief Financial Officer and Director of Cablevision Industries Corporation ("CVI"). At the time of Mr. Commisso's arrival, CVI was a regional cable company serving less than 300,000 basic subscribers in four states. During his tenure, CVI completed 40 acquisitions of cable television systems with an aggregate value exceeding $1.2 billion. Mr. Commisso was directly responsible for all aspects of CVI's financing activities, including the completion of over 35 separate financing transactions with aggregate capital commitments exceeding $5.0 billion.

  Prior to that time, Mr. Commisso served as Senior Vice President of Royal Bank of Canada's affiliate in the United States from 1981 where he founded and directed a specialized lending group to manage the bank's lending activities to media and communications companies. Mr. Commisso began his association with the cable television industry in 1978 at The Chase Manhattan Bank, where he was assigned to manage the bank's lending activities to communications firms including the nascent cable television industry. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Masters of Business Administration from Columbia University.

  MARK E. STEPHAN has 11 years of experience with the cable television industry and has served as the Senior Vice President, Chief Financial Officer and Treasurer since March 1996. Previously, Mr. Stephan served as Vice President, Finance for CVI from July 1993 to February 1996. From 1987 to June 1993, he served for six years as Manager of the telecommunications and media lending group of Royal Bank of Canada where he engaged in financing activities for the cable television, wireless telecommunications and diversified media industries. Mr. Stephan holds a Bachelor of Science in Economics from Colorado State University.

  JOSEPH VAN LOAN has 22 years of experience in the cable television industry and has served as the Senior Vice President-Technology since November 1996. Previously, Mr. Van Loan served as Senior Vice President of Engineering for CVI from 1990. From 1988 to 1990, he managed a private telecommunications consulting practice specializing in domestic and international cable television and broadcasting. Prior to that time, Mr. Van Loan served as Vice President of Engineering for Viacom Cable from 1976 to 1988. Mr. Van Loan received the 1986 Vanguard Award for Science and Technology from the National Cable Television Association. Mr. Van Loan holds a Bachelor of Science in Electrical Engineering from California State Polytechnic University.

  ITALIA COMMISSO WEINAND has 20 years of experience in the cable television industry and has served as the Senior Vice President-Programming and Human Resources and Secretary since February 1998. Ms. Weinand joined the Company in April 1996 as Vice President-Operations. Previously, she served as System Manager and Regional Manager for Comcast Corporation from July 1985 to June 1997. Ms. Weinand held various management positions in system operations, marketing, customer service, and government relations with Time Warner Inc., Times Mirror Cable, and Tele-Communications, Inc. from June 1978 to July 1985. Ms. Weinand holds a Bachelor of Science in Marketing from Fordham University. Ms. Weinand is the sister of Mr. Commisso.

  JOHN G. PASCARELLI has 18 years of experience in the cable television industry and joined the Company as Vice President-Marketing in March 1998. Previously, Mr. Pascarelli served as Vice President of Marketing for Helicon Corporation from January 1996 to February 1998, and as Corporate and Divisional Director of Marketing for CVI from November 1988 to December 1995. Mr. Pascarelli has worked in the cable television industry since 1980 when he joined Continental Cablevision as a sales manager and thereafter held positions in sales and marketing with Cablevision Systems Corporation ("Cablevision") and Storer Communications.

  BRIAN M. WALSH has 10 years of experience in the cable television industry and has served as Vice President and Controller since February 1998. Mr. Walsh joined the Company in April 1996 as Director of Accounting. Previously, he served as Divisional Business Manager-Metro Systems for CVI from January 1994 to December 1995 and as Regional Business Manager for CVI's South Carolina region from January 1992 to December 1993. Mr. Walsh has worked in the cable television industry since 1988 when he joined CVI as a staff accountant. Mr. Walsh holds a Bachelor of Science in Accounting from Siena College.

  JAMES M. CAREY has 17 years of experience in the cable television industry and has served as the Senior Vice President-Operations of Mediacom Southeast since February 1998, and as a consultant to Mediacom since September 1997. Previously, Mr. Carey was founder and President of Infinet Results, a consulting firm to the telecommunications industry, from December 1996 to August 1997. Prior to that time, Mr. Carey served as Executive Vice President of Operations at MediaOne Inc. from August 1995 to November 1996, responsible for MediaOne's Atlanta cluster consisting of 500,000 basic subscribers. From December 1988 to July 1995, he served as Regional Vice President of CVI's southeast region serving 180,000 basic subscribers. Mr. Carey holds a Bachelor of Business Administration in Management from Georgia College.

  GENE E. BROCK has 34 years of experience in the cable television industry and has served as Regional Manager of the Southeast Region since January 1998. Previously, Mr. Brock served as Regional Manager for Cablevision's Kentucky and Florida regions from March 1992 to December 1997. Prior to that time he served as Regional Engineer for MultiVision Cable Television from 1988 to 1992 and as the Vice President of Engineering for Cardiff Cablevision from 1982 to 1987.

  RICHARD L. HALE has 15 years of experience in the cable television industry and has served as the Regional Manager of the Central Region since January 1998. Previously, Mr. Hale served as Regional Manager of Cablevision's Kentucky/Missouri Region from February 1996 to December 1997, as General Manager of Cablevision's cable television systems in Arkansas and Missouri from 1992 to 1996 and as a Regional Sales and Marketing Director of such systems from 1988 to 1991. Mr. Hale began his career in the cable television industry in 1984 as a Regional Sales and Marketing Director of Adams-Russell, Inc.

  FREDERICK D. LORD has 19 years of experience in the cable television industry and served as the Regional Manager of the Western Region since February 1998. Mr. Lord joined the Company in May 1997 as General Manager of the Ridgecrest Cluster. Prior to that time, Mr. Lord served as the General Manager of Saipan Cable Television from February 1993 to December 1996. From 1979 to 1993, Mr. Lord held various marketing, franchising and sales management positions with Time Warner Inc., Group W Cable, and Wometco Cable TV Inc. Mr. Lord has a Bachelor of Arts in Broadcast Journalism from the University of Maine.

  DONALD E. ZAGORSKI has 17 years of experience in the cable television industry and has been the General Manager of the Lower Delaware Cluster since June 1997. Previously, Mr. Zagorski served as system and regional manager for Tele-Media Company from March 1990 to June 1997. From 1981 to 1988, Mr. Zagorski held various technical and supervisory positions with Outer Banks Cablevision and Group W Cable. Mr. Zagorski holds a Bachelor of Arts in Business Administration from the State University of New York.

MANAGEMENT AND EXECUTIVE COMMITTEE

  The Operating Agreement provides that one Manager shall have overall management and control of the business and affairs of the Company, and that Rocco B. Commisso is to serve as the Manager until his resignation and (other than as set forth in the following sentence) the approval of his successor by the vote of a majority of the outstanding membership interests. Without the consent or approval of members, Mr. Commisso may designate a corporation or other entity controlled by him and of which he and members of his immediate family own at least 51% of the equity interests to serve as Manager of Mediacom. The Manager may resign at any time and may be removed for gross negligence or willful misconduct by a vote of no less than two-thirds of the outstanding membership interests (exclusive of those held by the Manager).

  The Operating Agreement provides for the establishment of a five-member executive committee (the "Executive Committee") to whom Mr. Commisso, as Manager, is required to report with respect to certain matters. Approval of the Executive Committee must be obtained for certain extraordinary actions. Pursuant to the Operating Agreement, Mr. Commisso serves as Chairman of the Executive Committee and is entitled to designate two additional members, one of whom may be an employee of Mediacom Management or a Subsidiary. The remaining two members of the Executive Committee are designated by the other member or members of Mediacom having the largest equity holdings. The Executive Committee's members are Rocco B. Commisso, Mark E. Stephan, Robert
L. Winikoff, William S. Morris III and Craig S. Mitchell. Each member of the Executive Committee shall serve until a successor is duly elected and duly qualified. See "Description of the Operating Agreement."

EXECUTIVE AND OTHER COMPENSATION

  Pursuant to the Operating Agreement, the Company will not make any payments in respect of compensation to any of its executive management personnel. Rather, executive management personnel receive compensation from Mediacom Management. Accordingly, Mediacom Management utilizes fees received from the Company to pay for all of its operating expenses for managing the day-to-day affairs of the Systems, as well as executive management salaries, benefits and overhead, but excluding certain out-of-pocket expenses to be reimbursed pursuant to the terms of the Operating Agreement. No employee of the Subsidiaries received compensation in excess of $100,000 in 1997. See "Certain Relationships and Related Transactions."

401(K) PLAN

  The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $10,000 in 1997, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. The Company presently matches 50% on the first 6% of employee contributions. The Company's contributions under such Plan totaled approximately $10,000 for the period from commencement of operations (March 12, 1996) to December 31, 1996, approximately $14,000 for the year ended December 31, 1997 and approximately $71,800 for the six months ended June 30, 1998. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENTS

  Pursuant to the Operating Agreement, the Manager or its affiliate, including Mediacom Management, is to be paid compensation for management services performed for the Company. In accordance with the Operating Agreement and separate management agreements with each of the Subsidiaries, Mediacom Management, which is wholly-owned by Mr. Commisso, is paid management fees for managing the day-to-day operations of the Company. Pursuant to the Operating Agreement and such management agreements, Mediacom Management is entitled to receive annual management fees of 5.0% of the first $50.0 million of annual gross operating revenues of the Company, 4.5% of such revenues in excess thereof up to $75.0 million, and 4.0% of such revenues in excess of $75.0 million. The respective Subsidiary Credit Facilities prohibit the payment of these management fees by the Subsidiaries if an event of default is continuing thereunder. The aggregate amount of management fees paid to Mediacom Management was approximately $270,000 and $882,000 in 1996 and 1997, respectively, and approximately $2.4 million for the six months ended June 30, 1998. See "Management--Executive and Other Compensation" and "Description of the Operating Agreement--Management and Executive Committee."

TRANSACTION FEES AND EXPENSE REIMBURSEMENT

  Pursuant to the Operating Agreement, Mediacom Management is entitled to receive a fee of 1.0% of the purchase price of acquisitions made by the Company until the Company's pro forma consolidated operating revenues equal $75.0 million, and 0.5% of such purchase price thereafter. The Company paid Mediacom Management approximately $453,000 and $544,000 in respect of such acquisition fees in 1996 and 1997, respectively, and approximately
$3.3 million in connection with the purchase of the 1998 Systems during the first quarter of 1998. In addition, the Operating Agreement provides for reimbursement of reasonable out-of-pocket expenses of the Manager or its affiliates (including Mediacom Management) incurred in connection with the operation of the business of the Company and acting for or on behalf of the Company in connection with any potential acquisition of a cable television system. During 1996, the Company reimbursed Mediacom Management approximately $514,000 for certain management services incurred in connection with the start-up of the Company's operations and for other out-of-pocket expenses. The Company reimbursed Mediacom Management approximately $59,000 for out-of-pocket expenses in 1997 and approximately $20,000 for the six months ended June 30, 1998.

OTHER RELATIONSHIPS WITH MEMBERS OF MEDIACOM

  Chase Manhattan Capital, L.P. and CB Capital Investors, L.P., which collectively hold approximately 9.5% of the membership interests in Mediacom, are affiliates of Chase Securities Inc. as well as The Chase Manhattan Bank. The Chase Manhattan Bank is the administrative agent and a lender under each of the Subsidiary Credit Facilities and has received customary fees for acting in such capacities. The Chase Manhattan Bank received its proportionate share of any repayment by the Subsidiaries of amounts outstanding under the respective Subsidiary Credit Facilities from the proceeds of the Series A Notes Offering. In connection with the financing of the purchase of the Cablevision Systems, Mediacom issued to The Chase Manhattan Bank $20.0 million principal amount of the Holding Company Notes, which principal amount plus all interest accrued thereon was repaid with the proceeds of the Series A Notes Offering. The Chase Manhattan Bank also issued on August 29, 1997 an irrevocable letter of credit on behalf of Mediacom in the amount of $15.0 million in favor of the sellers of the Cablevision Systems to secure Mediacom's performance under the acquisition agreement for the Cablevision Systems. Such letter of credit was terminated upon the consummation of the purchase of the Cablevision Systems on January 23, 1998. Chase Securities Inc., as the Initial Purchaser, received fees in connection with the Series A Notes Offering. See "Plan of Distribution."

Chase Securities Inc. acted as placement agent in connection with the placement of membership interests in Mediacom and acted as advisory agent in connection with the Company's purchase of the Cablevision Systems. For such services, Chase Securities Inc. has received or is entitled to receive fees totaling approximately $3.5 million.

  BMO Financial, Inc., which holds approximately 3.8% of the membership interests in Mediacom, is an affiliate of Bank of Montreal, a lender under each of the Subsidiary Credit Facilities. Bank of Montreal has received customary fees for acting as such. Bank of Montreal Trust Company, an affiliate of Bank of Montreal, is the Trustee under the Notes.

  Morris Communications Corporation, which holds approximately 64.5% of the membership interests in Mediacom, has received fees totaling approximately $2.0 million with respect to its equity commitment to Mediacom in connection with the acquisition of the Cablevision Systems, and is entitled to receive additional fees in the amount of approximately $270,000 in respect of its remaining uncalled equity commitment.

SELLER NOTE

  In connection with the purchase of a cable television system in Kern County, California from Booth American Company ("Booth"), Mediacom California issued to Booth, who holds approximately 6.9% of the membership interests in Mediacom, the Seller Note in the original principal amount of $2.8 million. See "Description of Other Indebtedness--Seller Note."

       MEMBERSHIP INTERESTS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below sets forth as of the date of this Prospectus certain information regarding each of the beneficial owners of membership interests in Mediacom. Rocco B. Commisso is the only Executive Officer owning such interests. Mediacom Capital was incorporated in March 1998 and is a wholly-owned subsidiary of Mediacom, has no assets and does not conduct any operations.

                                        NUMBER OF     PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                     MEMBERSHIP UNITS   MEMBERSHIP INTERESTS
----------------                     ---------------- -------------------------
Rocco B. Commisso...................     14,474.37               9.65%
c/o Mediacom LLC
100 Crystal Run Road
Middletown, New York 10941
Morris Communications Corporation...     96,776.25              64.51
725 Broad Street
Augusta, GA 30901
CB Capital Investors, L.P.(1).......     14,306.01               9.54
c/o Chase Manhattan Capital
Corporation
380 Madison Avenue
New York, NY 10017
U.S. Investor, Inc.(2)..............     10,379.76               6.92
333 West Fort Street
Detroit, MI 48226
Private Market Fund, L.P. ..........      7,931.33               5.29
c/o Pacific Corporate Group
1200 Prospect Street, Suite 200
La Jolla, CA 92037
BMO Financial, Inc. ................      5,682.52               3.79
c/o Bank of Montreal
430 Park Avenue
New York, NY 10022
Other investors.....................        449.76               0.30
                                        ----------             ------
  Total.............................    150,000.00             100.00%
                                        ==========             ======

--------
(1) Includes approximately 2.0% in respect of membership interests owned by its affiliate, Chase Manhattan Capital, L.P.
(2) An affiliate of Booth American Company.

                    DESCRIPTION OF THE OPERATING AGREEMENT

  The following is a summary of certain provisions of the Third Amended and Restated Operating Agreement of Mediacom dated as of January 20, 1998 (the "Operating Agreement"). This summary does not purport to be a complete description of the Operating Agreement, and is qualified in its entirety by reference to the Operating Agreement which is available upon request of Mediacom at 100 Crystal Run Road, Middletown, New York 10941, Attention: Chief Financial Officer.

ESTABLISHMENT, PURPOSE AND DURATION

  Mediacom was formed as a limited liability company pursuant to the provisions of the New York Limited Liability Company Law (the "New York Act") on July 17, 1995. The purposes of Mediacom, as set forth in the Operating Agreement, are to acquire, directly or through investments, franchises to operate, and to own, invest in, design, construct, maintain, manage and operate, exchange and dispose of, one or more cable television systems or other businesses providing telecommunications services, and to do all things reasonably incidental thereto, including borrowing and lending money and securing such borrowings by mortgage, pledge, or other lien, and leasing or disposing of such systems or businesses.

  Mediacom will be dissolved upon the first to occur of the following: (i) December 31, 2020; (ii) certain events of bankruptcy involving the Manager or the occurrence of any other event terminating the continued membership of the Manager, unless within one hundred eighty days after such event the Company is continued by the vote or written consent of no less than two-thirds of the remaining membership interests; or (iii) the entry of a decree of judicial dissolution.

MANAGEMENT AND EXECUTIVE COMMITTEE

  The Operating Agreement provides that one Manager shall have overall management and control of the business and affairs of the Company, and that Rocco B. Commisso is to serve as the Manager until his resignation and (other than as set forth in the following sentence) the approval of his successor by the vote of a majority of the outstanding membership interests. Without the consent or approval of members, Mr. Commisso may designate a corporation or other entity controlled by him and of which he and members of his immediate family own at least 51% of the equity interests to serve as Manager of Mediacom. The Manager may resign at any time and may be removed for gross negligence or willful misconduct by a vote of no less than two-thirds of the outstanding membership interests (exclusive of those held by the Manager).

  The Operating Agreement provides for a five-member Executive Committee to whom the Manager is required to report with respect to certain matters, including the financial status of the Company. As Manager, Mr. Commisso is the Chairman of the Executive Committee and is entitled to designate two additional members, one of whom may be an employee of Mediacom Management or a Subsidiary. The remaining two members of the Executive Committee are designated by the member or members of Mediacom having the largest equity holdings which presently is Morris Communications Corporation. Informational meetings must be held at least quarterly.

  Approval of the Executive Committee (acting by majority vote) is required for the following actions: (i) acquisitions requiring a capital call in excess of $10 million or having a purchase price in excess of $40 million; (ii) the making of a capital call exceeding $8 million not involving an acquisition;
(iii) financing transactions increasing the Indebtedness of the Company by $40 million or more; (iv) dispositions of assets having a sale price in excess of $40 million; (v) transactions with affiliates of Mediacom or the Manager requiring payments in excess of $1 million (exclusive of fee payments and reimbursement of expenses specified in the Operating Agreement); (vi) offerings of membership interests or other equity interests in Mediacom, and any amendments to the Operating Agreement necessary or desirable to complete the offering; (vii) determination of Mediacom's equity value upon the occurrence of certain events specified in the Operating Agreement; (viii) proposed transfers of more than 5,000 units of membership interest by any member (other than to an affiliate of such member);
(ix) the resolution of conflicts of interest between Mediacom and its affiliates (including the Manager); (x) the merger or consolidation of Mediacom with or into any other business entity; and (xi) taking any actions relating to bankruptcy or similar relief.

  The number of members of the Executive Committee would be increased to seven upon the occurrence of any of the following: (i) bankruptcy, incapacity or withdrawal of the Manager or any other event that terminates the membership of the Manager; (ii) the Manager is no longer chief executive officer and controlling shareholder of Mediacom Management while any management agreement between Mediacom Management and a Subsidiary is in effect; (iii) Mediacom has not disposed of its assets and redeemed the membership interests of all members other than Mr. Commisso and his affiliates within two years of the approval by the members of such a disposition, as discussed below under "-- Voting Rights"; or (iv) consolidated System Cash Flow of the Company for any two consecutive fiscal quarters is less than 80% of the financial projections for such fiscal quarters, as provided to lenders of the Company in connection with proposed acquisitions or refinancings. In such a case, Mr. Commisso and his affiliates would be entitled to designate three of the members of the Executive Committee and the other members of Mediacom would designate the remaining four.

RIGHT OF FIRST OFFER

  If the Executive Committee or the members of Mediacom determine to sell any or all of the Company's assets or Subsidiaries, the Manager has the right of first offer with respect to such sale. Within 30 days of a determination to sell, the Manager may present the proposed terms of an offer for purchase to the members, a majority of which will be necessary to approve the transaction. Within 30 days of delivery of the Manager's offer, Mediacom shall hold a meeting at which a vote of the majority of the membership interests not held by the Manager and his affiliates shall be required to accept or reject the Manager's offer. If the Manager's offer is rejected, the Executive Committee would have 120 days within which to solicit offers from prospective buyers (including other members). If within such 120-day period, the Executive Committee is unable to solicit a bona fide offer from a qualified buyer or negotiate a contract on terms at least as favorable as those offered by the Manager and for a purchase price of not less than 105% of the Manager's offered purchase price, the Executive Committee must accept the Manager's offer unless such sale is to be effected prior to December 31, 2004, in which case it may reject the offer. If the Manager's offer is accepted, Mediacom (acting through the Executive Committee) and the Manager shall proceed to prepare a contract of sale.

VOTING RIGHTS

  The members of Mediacom do not have the right to vote on any matters, except that the vote of no less than two-thirds of the outstanding membership interests is required for (i) the disposition of substantially all of the assets of the Company which, if to be effected prior to December 31, 2004, shall also require the approval of the Manager; (ii) the amendment of the Operating Agreement (other than for administrative purposes); (iii) a material change to the business purposes of the Company; (iv) the removal of the Manager for gross negligence or willful misconduct; and (v) the continuation of the business of Mediacom following the bankruptcy, death, disability, legal incapacity, removal or withdrawal of the Manager.

CAPITAL CONTRIBUTIONS; CAPITAL CALLS

  Under the Operating Agreement, the members of Mediacom have made capital contributions to Mediacom pursuant to certain capital commitment agreements. To the extent any member has a capital commitment in excess of such member's capital contributions (an "Unfunded Capital

Commitment"), the Manager may make capital calls on a pro rata basis to all members with respect to no less than 5% of each member's Unfunded Capital Commitment. The Operating Agreement provides Mediacom with several remedies in the event a member fails to pay any of the amounts requested pursuant to a capital call, including redeeming the defaulting member's membership interests for 50% of the equity value less costs of collection and interest accrued on unpaid capital call amounts. The Company presently has Unfunded Capital Commitments in the aggregate amount of $10.5 million from its members.

PUT RIGHTS

  Each member has the right to require Mediacom to redeem its membership interests at any time if the holding of such interests exceeds the amount permitted, or its otherwise prohibited or becomes unduly burdensome, by any law to which such member is subject, or, in the case of any member which is a Small Business Investment Company as defined in and subject to regulation under the Small Business Investment Act of 1958, as amended, upon a change in the Company's principal business activities to an activity not eligible for investment by a Small Business Investment Company or a change in the reported use of proceeds of a member's investment in Mediacom. If Mediacom is unable to redeem for cash any or all of such membership interests at such time, Mediacom will issue as payment for such interests a junior subordinated promissory note with a five-year maturity date and deferred interest which accrues and compounds at an annual rate of 5% over prime.

  In addition, in connection with the acquisition of the Cablevision Systems on January 23, 1998, the FCC issued a transactional forbearance from its cross-ownership restrictions, effective for a period of one year, permitting CB Capital Investors, L.P. ("CB") to purchase additional units of membership interest in Mediacom. If at the end of such one-year period, CB's membership interest in Mediacom remains above the limitations imposed by the FCC's cross-ownership restrictions, Mediacom will be required to repurchase such number of CB's units of membership interest which exceed the permissible ownership level. If such repurchase were to occur on January 23, 1999 (i.e., upon expiration of the transactional forbearance), and assuming no changes in the number of outstanding membership units of Mediacom and no changes in such cross-ownership rules, the repurchase price for such excess membership interests would be approximately $7.5 million. See "Membership Interests of Certain Beneficial Owners and Management" and "Legislation and Regulation." Except as set forth above, no member has the right to have its membership interests redeemed or its capital contributions returned prior to dissolution of Mediacom.

TRANSFER OF MEMBERSHIP INTERESTS; PREEMPTIVE RIGHTS

  Under the Operating Agreement, members may not transfer their interests in Mediacom without the Manager's consent, except for transfers to affiliates of the members, and certain significant transfers that also require the consent of the Executive Committee. If it becomes illegal for a member to hold membership interests or if by reason of legal or regulatory restrictions the cost to such member of holding such interests becomes significantly increased, the affected member, upon three business days prior notice to the other members, may transfer its interests to accredited investors and qualified institutional buyers who are "U.S. Persons" for Federal income tax purposes and who may lawfully hold such interests under the Communications Act and the FCC rules and regulations adopted thereunder. Any permitted transferee must agree to be bound by the provisions of the Operating Agreement.

  Mediacom may admit additional members provided that, other than in connection with an acquisition or other business combination or in contemplation of an initial public offering of equity securities, notice is first given to each of the members. Each member shall then have the preemptive right to purchase a portion of the offered interests up to such member's pro rata share based upon the ratio of such member's interests to all outstanding interests. If any member does not exercise its preemptive right, the exercising members may subscribe for the remaining offered interests.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Series A Notes are, and the Series B Notes will be, issued under an Indenture (the "Indenture") dated as of April 1, 1998, among Mediacom and Mediacom Capital, as joint and several obligors, and Bank of Montreal Trust Company, as Trustee (the "Trustee"). The Notes initially issued will not be guaranteed by any Subsidiary of Mediacom, but Mediacom will agree in the Indenture to cause a Restricted Subsidiary to guarantee payment of the Notes in certain limited circumstances specified therein. See "Covenants--Limitation on Guarantees of Certain Indebtedness" below. The Notes will be issued in fully registered form only, in denominations of $1,000 and integral multiples thereof. The Notes will be represented by one or more registered Notes in global form and in certain circumstances may be represented by Notes in certificated form. See "Book-Entry; Delivery and Form."

  The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, including the terms made a part thereof by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the Indenture will be provided upon request without charge to each person to whom a copy of this Prospectus is delivered. Capitalized terms used herein which are not otherwise defined shall have the meaning assigned to them in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes initially issued under the Indenture were issued in an aggregate principal amount of $200.0 million and will mature on April 15, 2008. Interest on the Notes will accrue at the rate of 8 1/2% per annum from April 1, 1998, or from the most recent date on which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on the April 1 or October 1 (whether or not such day is a business day) immediately preceding the interest payment date on April 15 and October 15 of each year commencing October 15, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Indenture provides for the issuance thereunder of up to $150.0 million aggregate principal amount of additional Notes having substantially identical terms and conditions to the Notes offered by the Series A Notes Offering (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture (including "Covenants--Limitation on Indebtedness" as a new Incurrence of Indebtedness by the Issuers). Any Additional Notes will be part of the same issue as the Notes (and accordingly will participate in purchase offers and partial redemptions) and will vote on all matters with the Notes. Unless the context otherwise requires, for purposes of this "Description of the Notes," reference to the Notes includes Additional Notes.

  Principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee at 88 Pine Street, New York, New York 10005), except that, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the registered holders of the Notes at their registered addresses; provided that all payments with respect to global Notes and certificated Notes the holders of which have given written wire transfer instructions to the Trustee by no later than five business days prior to the relevant payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

RANKING

  The Notes will be unsecured, senior obligations of the Issuers, ranking pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuers, other than any Subordinated Obligations. The Notes will be effectively subordinated to any secured Indebtedness of the Issuers. Since Mediacom is a holding company and conducts its business through its Subsidiaries, the Notes will be effectively subordinated to all existing and future Indebtedness and other liabilities (including trade payables) of the Subsidiaries.

  As of June 30, 1998, the Company had approximately $315.1 million of Indebtedness outstanding (including $115.1 million of Indebtedness of the Subsidiaries), with the Subsidiaries having the ability to borrow up to an additional $211.2 million in the aggregate under the Subsidiary Credit Facilities.

OPTIONAL REDEMPTION

  Except as set forth below, the Notes are not redeemable prior to April 15, 2003. Thereafter, the Notes will be redeemable, in whole or in part, from time to time at the option of the Issuers, on not less than 30 and not more than 60 days' notice prior to the redemption date by first class mail to each holder of Notes to be redeemed at such holder's address appearing in the register of Notes maintained by the Registrar at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning with April 15 of the year indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption:

                                                                      REDEMPTION
     YEAR                                                               PRICE
     ----                                                             ----------
     2003............................................................  104.250%
     2004............................................................  102.833%
     2005............................................................  101.417%
     2006 and thereafter.............................................  100.000%

  In addition, at any time and from time to time, on or prior to April 15, 2001, the Issuers may redeem up to 35% of the original principal amount of the Notes (calculated to give effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings of Mediacom, at a redemption price in cash equal to 108.5% of the principal to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of Notes (as so calculated) remains outstanding immediately after each such redemption. Any such redemption will be required to occur within 90 days following the closing of any such Equity Offering.

  If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to holders. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed and a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued; provided, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  The Indenture will provide that upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuers to repurchase all or any part of such holder's Notes pursuant to an offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

  A "Change of Control" means the occurrence of any of the following events:
(i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Equity Interests of Mediacom; (ii) Mediacom consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or Mediacom or any its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Mediacom and its Subsidiaries (determined on a consolidated basis) to any Person (other than Mediacom or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Mediacom, "beneficially own" (as so determined), directly or indirectly, more than 50% of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) Mediacom is liquidated or dissolved or adopts a plan of liquidation or dissolution (whether or not otherwise in compliance with the provisions of the Indenture); (iv) a majority of the members of the Executive Committee of Mediacom shall consist of Persons who are not Continuing Members; or (v) Mediacom ceases to own 100% of the issued and outstanding Equity Interests of Mediacom Capital, other than by reason of a merger of Mediacom Capital into and with a corporate successor to Mediacom; provided, however, that a Change of Control will be deemed not to have occurred in any of the circumstances described in clauses (i) through (iv) above if after the occurrence of any such circumstance (A) Rocco B. Commisso continues to be the manager of Mediacom pursuant to the Operating Agreement and/or the chief executive officer of Mediacom (or the surviving or transferee Person in the case of clause (ii) above), or (B) Rocco B. Commisso and the other Permitted Holders together with their respective designees constitute the majority of the members of the Executive Committee.

  Within 30 days of the occurrence of a Change of Control, the Issuers shall send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register of Notes maintained by the Registrar, a notice stating: (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased; (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and (9) the name and address of the Paying Agent.

  On the Change of Control Payment Date, the Issuers shall, to the extent lawful (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Issuers will send to the Trustee and the holders of Notes on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer.

  The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer. In addition, the Issuers will not be required to make a Change of Control Offer in the event of a highly leveraged transaction that does not constitute a Change of Control.

  The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

  The Subsidiary Credit Facilities include "change of control" provisions that permit the lenders thereunder to accelerate the repayment of Indebtedness thereunder. The Subsidiary Credit Facilities will not permit the Subsidiaries of Mediacom to make distributions to the Issuers so as to permit the Issuers to effect a purchase of the Notes upon the Change of Control without the prior satisfaction of certain financial tests and other conditions. Any future credit facilities or other agreements relating to Indebtedness to which the Issuers or Subsidiaries of Mediacom become a party may contain similar restrictions and provisions. If a Change of Control were to occur, the Issuers may not have sufficient available funds to pay the Change of Control Payment for all Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer after first satisfying its obligations under the Subsidiary Credit Facilities or other agreements relating to Indebtedness, if accelerated. The failure of the Issuers to make or consummate the Change of Control Offer or to pay the Change of Control Payment when due will give the Trustee and the holders of the Notes the rights described under "Events of Default" below.

  The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of Mediacom and its Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is not a precise or established definition of the phrase under applicable law. Accordingly, the ability of a holder of the Notes to require the Issuers to repurchase such Notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of Mediacom and its Subsidiaries to another Person or group may be uncertain.

 Asset Sales

  The Indenture will provide that Mediacom shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) Mediacom or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution);
(ii) not less than 75% of the consideration received by Mediacom or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (iii) the Asset Sale Proceeds received by Mediacom or such Restricted Subsidiary are applied (a) first, to the extent Mediacom elects, or is required, to prepay, repay or purchase debt under any then existing Indebtedness of Mediacom or any Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale or, to the extent Mediacom elects, to make an investment in assets (including Equity Interests or other securities purchased in connection with the acquisition of Equity Interests or property of another Person) used or useful in a Related Business, provided that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"), and (b) second, on a pro rata basis (1) to the repayment of an amount of Other Pari Passu Debt not exceeding the Other Pari Passu Debt Pro Rata Share (provided that any such repayment shall result in a permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid) and (2) if on the Reinvestment Date with respect to any Asset Sale the Excess Proceeds exceed $10.0 million, the Issuers shall apply an amount equal to such Excess Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Issuers may retain the portion of the Excess Proceeds not required to repurchase Notes. For purposes of determining in clause (ii) above the percentage of cash consideration received by Mediacom or any Restricted Subsidiary, the amount of any (x) liabilities (as shown on Mediacom's or such Restricted Subsidiary's most recent balance sheet) of Mediacom or any Restricted Subsidiary that are actually assumed by the transferee in such Asset Sale and from which Mediacom and the Restricted Subsidiaries are fully released shall be deemed to be cash, and (y) securities, notes or other similar obligations received by Mediacom or such Restricted Subsidiary from such transferee that are immediately converted (or are converted within 30 days of the related Asset Sale) by Mediacom or such Restricted Subsidiary into cash shall be deemed to be cash in an amount equal to the net cash proceeds realized upon such conversion.

  If the Issuers are required to make an Excess Proceeds Offer, the Issuers shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Notes stating, among other things: (1) that such holders have the right to require the Issuers to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Issuers, that each holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or by lot or by such other method that the Trustee deems to be fair and equitable to holders. Upon completion of the Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

  The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

  Notwithstanding the foregoing, the Indenture will provide that Mediacom or any Restricted Subsidiary will be permitted to consummate an Asset Swap if (i) at the time of entering into the related Asset Swap Agreement or immediately after giving effect to such Asset Swap no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and
(ii) such Asset Swap shall have been approved in good faith by the Executive Committee, whose approval shall be conclusive and evidenced by a Committee Resolution, which states that such Asset Swap is fair to Mediacom or such Restricted Subsidiary, as the case may be, from a financial point of view.

  If a Restricted Subsidiary were to consummate an Asset Sale, the Subsidiary Credit Facilities would not permit such Restricted Subsidiary to make a distribution to the Issuers of the related Asset Sale Proceeds so as to permit the Issuers to effect an Excess Proceeds Offer with such Asset Sale Proceeds without the prior satisfaction of certain financial tests and other conditions. Any future credit agreements or other agreements relating to Indebtedness to which the Issuers or Subsidiaries of Mediacom become a party may contain similar restrictions or other provisions which would prohibit the Issuers from purchasing any Notes from Asset Sale Proceeds. In the event an Excess Proceeds Offer occurs at a time when the Issuers are prohibited from receiving Asset Sale Proceeds or purchasing the Notes, the Issuers could seek the consent of their lenders to the distribution of Asset Sales Proceeds or the purchase of Notes or could attempt to refinance the Indebtedness that contains such prohibition. If the Issuers do not obtain such a consent or repay such Indebtedness, the Issuers may remain prohibited from purchasing the Notes. In such case, the Issuers' failure to purchase tendered Notes when due will give the Trustee and the holders of the Notes the rights described under "Events of Default" below.

EVENTS OF DEFAULT

  An Event of Default is defined in the Indenture as being: default in payment of any principal of, or premium, if any, on the Notes when due; default for 30 days in payment of any interest or Liquidated Damages, if any, on the Notes when due; default by the Issuers for 60 days after written notice by holders of not less than 25% in principal amount of the Notes then outstanding in the observance or performance of any other covenant in the Notes or the Indenture; default in the payment at maturity (continued for the longer of any applicable grace period or 30 days) of any Indebtedness aggregating $15.0 million or more of the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom which, if merged into each other, would constitute a Significant Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after written notice by holders of not less than 25% in principal amount of the Notes then outstanding; any final judgment or judgments for the payment of money in excess of $15.0 million (net of amounts covered by insurance) shall be rendered against the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom which, if merged into each other, would constitute a Significant Subsidiary, and shall not be discharged for any period of 60 consecutive days, during which a stay of enforcement of such judgment shall not be in effect; or certain events involving bankruptcy, insolvency or reorganization of the Issuers or a Significant Subsidiary or any group of Restricted Subsidiaries of Mediacom which, if merged into each other, would constitute a Significant Subsidiary. The Indenture provides that the Trustee may withhold notice to the holders of Notes of any default (except in payment of principal of or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

  The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may declare the principal of all the Notes to be due and payable immediately, but if the Issuers shall cure (or the holders of a majority in principal amount of the Notes, if permitted by the Indenture, shall waive) all defaults (except the nonpayment of principal, interest and premium, if any, on any Notes which shall have become due by acceleration) and certain other conditions are met, such declaration may be annulled by the holders of a majority in principal amount of the Notes then outstanding. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

  The holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee subject to certain limitations specified in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity.

COVENANTS

 Limitation on Restricted Payments

  The Indenture will provide that, so long as any of the Notes remain outstanding, Mediacom shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (i) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment; (ii) immediately after giving effect to such proposed Restricted Payment, Mediacom would not be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "--Limitation on Indebtedness" below; or (iii) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after the date of the Indenture (the amount of any Restricted Payment, if other than cash, to be based upon the fair market value thereof on the date of such Restricted Payment (without giving effect to subsequent changes in value) as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution) would exceed an amount equal to the difference between (a) the Cumulative Credit and (b) 1.4 times Cumulative Interest Expense.

  "Restricted Payment" means (i) any dividend (whether made in cash, property or securities) on or with respect to any Equity Interests of Mediacom or of any Restricted Subsidiary (other than with respect to Disqualified Equity Interests and other than any dividend made to Mediacom or another Restricted Subsidiary or any dividend payable in Equity Interests of Mediacom or any Restricted Subsidiary); or (ii) any distribution (whether made in cash, property or securities) on or with respect to any Equity Interests of Mediacom or of any Restricted Subsidiary (other than with respect to Disqualified Equity Interests and other than any distribution made to Mediacom or another Restricted Subsidiary or any distribution payable in Equity Interests of Mediacom or any Restricted Subsidiary); or (iii) any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests of Mediacom (other than Disqualified Equity Interests), or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests; or (iv) any redemption, repurchase, retirement or other direct or indirect acquisition for value or other payment of principal, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations; or (v) any Investment (other than a Permitted Investment).

  The provisions of the first paragraph of this covenant shall not prevent (i) the retirement of any of Mediacom's Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Mediacom or an employee stock ownership plan or to a trust established by Mediacom or any Subsidiary of Mediacom for the benefit of its employees) of Equity Interests of Mediacom; (ii) the payment of any dividend or distribution on, or redemption of Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (iii) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the provisions described under "Repurchase at the Option of Holders--Asset Sales" above; (iv) payments of compensation to officers, directors and employees of Mediacom or any Restricted Subsidiary so long as the Executive Committee or the manager of Mediacom in good faith shall have approved the terms thereof; (v) the payment of dividends on any Equity Interests of any Restricted Subsidiary following the issuance thereof in an amount per annum of up to 6% of the net proceeds received by Mediacom or such Restricted Subsidiary from an Equity Offering of such Equity Interests; (vi) the payment of management, consulting and advisory fees, and any related reimbursement of expenses or indemnity, to Mediacom Management or any Affiliate thereof and other amounts payable pursuant to the Operating Agreement, other than any dividend or distribution (whether made in cash, property or securities) on or with respect to any Equity Interests of Mediacom or any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests of Mediacom, or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests; (vii) the payment of amounts in connection with any merger, consolidation, or sale of assets effected in accordance with the "--Merger or Sales of Assets" covenant below, provided that no such payment may be made pursuant to this clause (vii) unless, after giving effect to such transaction (and the Incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), Mediacom would be able to Incur $1.00 of additional Indebtedness in compliance with the first paragraph of "--Limitation on Indebtedness" below such that after incurring that $1.00 of additional Indebtedness, the Debt to Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0; (viii) the retirement, redemption or repurchase (a "Regulatory Equity Interest Repurchase") of any of Mediacom's Equity Interests pursuant to Article 11 of the Operating Agreement as a result of the occurrence of a Triggering Event (as defined in the Operating Agreement and which relates to certain small business investment company, Federal Communications Commission and other regulatory violations described therein); (ix) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations in exchange for, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Mediacom or an employee stock ownership plan or to a trust established by Mediacom or any Subsidiary of Mediacom (for the benefit of its employees) of Equity Interests of Mediacom or Subordinated Obligations of Mediacom; (x) the payment of any dividend or distribution on or distribution on or with respect to any Equity Interests of any Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis; (xi) the making and consummation of (A) an Excess Proceeds Offer in accordance with the provisions of the Indenture with any Excess Proceeds or (B) a Change of Control Offer with respect to the Notes in accordance with the provisions of the Indenture; (xii) during the period Mediacom is treated as a partnership for U.S. federal income tax purposes and after such period to the extent relating to the liability for such period, the payment of distributions in respect of members' or partners' income tax liability with respect to Mediacom in an amount not to exceed the aggregate amount of tax distributions, if any, permitted to be made by Mediacom to its members under the Operating Agreement (such amount not to include amounts in respect of taxes resulting from Mediacom's reorganization as or change in the status to a corporation); (xiii) the payment by any Restricted Subsidiary to Mediacom or another Restricted Subsidiary of principal and interest due in respect of intercompany Indebtedness and dividends and other distributions in respect of Preferred Equity Interests in such Restricted Subsidiary; (xiv) the payment by Mediacom California of all amounts due in respect of the promissory note in the original

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principal amount of $2.8 million issued to Booth American Company; and (xv)
the distribution of any Investment originally made by Mediacom or any Restricted Subsidiary pursuant to the first paragraph of this covenant to holders of Equity Interests of Mediacom or such Restricted Subsidiary, as the case may be; provided, however, that in the case of clauses (ii), (v), (vii),
(x), (xi) and (xv) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof. In determining the aggregate amount of Restricted Payments made on or after the date of the Indenture, Restricted Payments made pursuant to clauses (ii) and (v) and any Restricted Payment deemed to have been made pursuant to the "--Limitation on Transactions with Affiliates" covenant below shall be included in such calculation.

 Limitation on Indebtedness

  The Indenture will provide that Mediacom shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that Mediacom or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to 7.0 to 1.0.

  The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

    (a) Indebtedness under the Notes issued on the date of the Indenture, the Exchange Notes and the Indenture;

    (b) Indebtedness and Disqualified Equity Interests of Mediacom and the Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness described in clause (a), (c), (d) or (f) of this paragraph;

    (c) (i) Indebtedness of the Restricted Subsidiaries under the Subsidiary Credit Facilities (including any refinancing thereof), and (ii) Indebtedness of the Restricted Subsidiaries (including any refinancing thereof) if, at the time of and immediately after giving pro forma effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0; provided, however, that for purposes of the calculation of such Ratio, the term "Consolidated Total Indebtedness" shall refer only to the Consolidated Total Indebtedness of the Restricted Subsidiaries (including Indebtedness Incurred under the Subsidiary Credit Facilities and the Future Subsidiary Credit Facilities) outstanding as of the Determination Date (as defined hereafter in the term "Debt to Operating Cash Flow Ratio") and the term "Operating Cash Flow" shall refer only to the Subsidiary Operating Cash Flow of the Restricted Subsidiaries for the related Measurement Period (as defined hereafter in the term "Debt to Operating Cash Flow Ratio");

    (d) Indebtedness and Disqualified Equity Interests of (x) any Restricted Subsidiary owed to or issued to and held by Mediacom or any Restricted Subsidiary and (y) Mediacom owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Issuers' obligations under the Indenture and the Notes; provided, however, that an Incurrence of Indebtedness and Disqualified Equity Interests that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness or Disqualified Equity Interests of Mediacom or a Restricted Subsidiary referred to in this clause (d) to any Person (other than Mediacom or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of a Restricted Subsidiary which holds Indebtedness or Disqualified Equity Interests of Mediacom or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (iii) any designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Equity Interests of Mediacom as an Unrestricted Subsidiary;

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

    (e) guarantees by any Restricted Subsidiary of Indebtedness of Mediacom or any other Restricted Subsidiary Incurred in accordance with the provisions of the Indenture;

    (f) Hedging Agreements of Mediacom or any Restricted Subsidiary relating to any Indebtedness of Mediacom or such Restricted Subsidiary, as the case may be, Incurred in accordance with the provisions of the Indenture; provided that such Hedging Agreements have been entered into for bona fide business purposes and not for speculation;

    (g) Indebtedness or Disqualified Equity Interests of Mediacom or any Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests of Mediacom or any Restricted Subsidiary, as the case may be, Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this covenant or clause
  (a) or (b) of this paragraph of this covenant; provided, however, that (i) Indebtedness or Disqualified Equity Interests of Mediacom may not be refinanced under this clause (g) with Indebtedness or Disqualified Equity Interests of any Restricted Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount or liquidation preference or redemption payment value (or, if such Indebtedness or Disqualified Equity Interests provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity Interests being refinanced plus the amount of accrued interest or dividends thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing of Indebtedness of Mediacom shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
  (iv) Subordinated Obligations of Mediacom or Disqualified Equity Interests of Mediacom may only be refinanced with Subordinated Obligations of Mediacom or Disqualified Equity Interests of Mediacom, and (v) Other Pari Passu Debt which is unsecured may only be refinanced with unsecured Indebtedness, which is either Other Pari Passu Debt or Subordinated Obligations, or with Disqualified Equity Interests;

    (h) Indebtedness of Mediacom or a Restricted Subsidiary Incurred as a result of the pledge by Mediacom or such Restricted Subsidiary of intercompany indebtedness or Equity Interests in another Restricted Subsidiary or Equity Interests in an Unrestricted Subsidiary in the circumstance where recourse to Mediacom or such Restricted Subsidiary is limited to the value of the intercompany Indebtedness or the Equity Interests so pledged;

    (i) Indebtedness of Mediacom or a Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or letters of credit, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Mediacom or such Restricted Subsidiary or a Related Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

    (j) Indebtedness of Mediacom Incurred to finance (including any refinancing thereof) one or more Regulatory Equity Interest Repurchases occurring in accordance with and pursuant to the Operating Agreement; and

    (k) In addition to any Indebtedness described in clauses (a) through (j) above, Indebtedness of Mediacom or any of the Restricted Subsidiaries so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (k) does not exceed $10.0 million at any one time outstanding.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (k) above or is entitled to be incurred pursuant to the first paragraph

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

of this covenant, Mediacom shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

 Limitation on Transactions with Affiliates

  The Indenture will provide that Mediacom shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) involving in the aggregate $5.0 million or more with any Affiliate unless such transaction (or series of related transactions) shall have been approved pursuant to a Committee Resolution rendered in good faith by the Executive Committee or, if applicable, a committee comprising the independent members of the Executive Committee, which approval in each case shall be conclusive, to the effect that such transaction (or series of related transactions) is (a) in the best interest of Mediacom or such Restricted Subsidiary and (b) upon terms which would be obtainable by Mediacom or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate, except that the foregoing shall not apply in the case of any of the following transactions (the "Specified Affiliate Transactions"): (i) the making of any Restricted Payment (including the making of any Permitted Investment that is permitted pursuant to "-- Limitation on Restricted Payments"); (ii) any transaction or series of transactions between Mediacom and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of, and indemnity provided on behalf of, officers, members, directors and employees of Mediacom or any Restricted Subsidiary, and management, consulting or advisory fees and reimbursements of expenses and indemnity in each case so long as the Executive Committee in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; (iv) any payments for goods or services purchased in the ordinary course of business, upon terms which would be obtainable by Mediacom or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate; and (v) any transaction pursuant to any agreement with any Affiliate in effect on the date of the Indenture (including, but not limited to, the Operating Agreement and other agreements relating to the payment of management fees, acquisition fees and expense reimbursements), including any amendments thereto entered into after the date of the Indenture, provided, that the terms of any such amendment are not less favorable to Mediacom than the terms of the relevant agreement in effect prior to any such amendment, as determined in good faith by the Executive Committee. The Indenture will further provide that, except in the case of a Specified Affiliate Transaction, Mediacom shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to engage in any transaction (or series of related transactions) involving in the aggregate $25.0 million or more with any Affiliate unless (i) such transaction (or series of related transactions) shall have been approved pursuant to a Committee Resolution rendered in good faith by the Executive Committee or, if applicable, a committee comprising the independent members of the Executive Committee to the effect set forth in clauses (a) and (b) above; and (ii) Mediacom shall have received an opinion from an independent nationally recognized accounting, appraisal or investment banking firm experienced in the review of similar types of transactions stating that the terms of such transaction (or series of related transactions) are fair to Mediacom or such Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, any transaction (or series of related transactions) entered into by Mediacom or any Restricted Subsidiary with any Affiliate without complying with the foregoing provisions of this covenant shall not constitute a violation of the provisions of this covenant if Mediacom or such Restricted Subsidiary would be permitted to make a Restricted Payment pursuant to the first paragraph of "--Limitation on Restricted Payments" at the time of the completion of such transaction (or series of related transactions) in an amount equal to the fair market value of such transaction (or series of related transactions), as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution. In such a case, Mediacom or such

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Restricted Subsidiary, as the case may be, shall be deemed to have made a
Restricted Payment for purposes of the calculation of Restricted Payments pursuant to clause (iii) of the first paragraph of "--Limitation on Restricted Payments."

 Limitation on Liens

  The Indenture will provide that Mediacom shall not Incur any Indebtedness secured by a Lien against or on any of its property or assets now owned or hereafter acquired by Mediacom unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such secured Indebtedness. This restriction does not, however, apply to Indebtedness secured by (i) Liens, if any, in effect on the date of the Indenture; (ii) Liens in favor of governmental bodies to secure progress or advance payments;
(iii) Liens on Equity Interests or Indebtedness existing at the time of the acquisition thereof (including acquisition through merger or consolidation), provided that such Liens were not Incurred in anticipation of such acquisition; (iv) Liens securing industrial revenue or pollution control bonds; (v) Liens securing the Notes; (vi) Liens securing Indebtedness of Mediacom in an amount not to exceed $10.0 million at any time outstanding;
(vii) Other Permitted Liens; and (viii) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (i) through (vii), inclusive.

 Limitation on Business Activities of Mediacom Capital

  The Indenture will provide that Mediacom Capital shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to Mediacom or any Wholly Owned Restricted Subsidiary, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Mediacom, including the Notes and the Exchange Notes, if any, that is permitted to be Incurred by Mediacom under "--Limitation on Indebtedness" above (provided that the net proceeds of such Indebtedness are retained by Mediacom or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Mediacom Capital), and activities incidental thereto. Neither Mediacom nor any Restricted Subsidiary shall engage in any transactions with Mediacom Capital in violation of the immediately preceding sentence.

 Designation of Unrestricted Subsidiaries

  The Indenture will provide that Mediacom may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) at the time of and after giving effect to such Designation, Mediacom would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "--Limitation on Indebtedness" above; and (c) Mediacom would be permitted to make a Restricted Payment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "--Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to Mediacom's proportionate interest in the fair market value of such Subsidiary on such date (as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution). Notwithstanding the foregoing, neither Mediacom Capital nor any of its Subsidiaries may be designated as Unrestricted Subsidiaries.

  The Indenture will further provide that at the time of Designation all of the Indebtedness of such Unrestricted Subsidiary shall consist of, and will at all times thereafter consist of, Non-Recourse Indebtedness, and that neither Mediacom nor any Restricted Subsidiary shall at any time have any direct or indirect obligation to (x) make additional Investments (other than Permitted Investments) in

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any Unrestricted Subsidiary or (y) maintain or preserve the financial condition of any Unrestricted Subsidiary or cause any Unrestricted Subsidiary to achieve any specified levels of operating results or (z) be party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Mediacom or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Mediacom. If, at any time, any Unrestricted Subsidiary would violate the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

  Mediacom may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; (b) at the time of and after giving effect to such Revocation, Mediacom would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "--Limitation on Indebtedness" above; and (c) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by Committee Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

 Limitation on Guarantees of Certain Indebtedness

  The Indenture will provide that Mediacom shall not (a) permit any Restricted Subsidiary to guarantee any Indebtedness of either Issuer other than the Notes (the "Other Indebtedness"), or (b) pledge any intercompany Indebtedness representing obligations of any of its Restricted Subsidiaries to secure the payment of Other Indebtedness, in each case unless such Restricted Subsidiary, the Issuers and the Trustee execute and deliver a supplemental indenture causing such Restricted Subsidiary to guarantee the Issuers' obligations under the Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Issuers' obligations under the Other Indebtedness (including waiver of subrogation, if any). Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

  The guarantee of a Restricted Subsidiary will be released upon (i) the sale of all of the Equity Interests, or all or substantially all of the assets, of the applicable Guarantor (in each case other than to Mediacom or a Subsidiary), (ii) the designation by Mediacom of the applicable Guarantor as an Unrestricted Subsidiary, or (iii) the release of the guarantee of such Guarantor with respect to the obligations which caused such Guarantor to deliver a guarantee of the Notes in accordance with the preceding paragraph, in each case in compliance with the Indenture (including, in the event of a sale of Equity Interests or assets described in clause (i) above, that the net cash proceeds are applied in accordance with the requirements of the applicable provision of the Indenture described under "Repurchase at the Option of Holders--Asset Sales" above).

 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

  The Indenture will provide that Mediacom shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to Mediacom or any Restricted Subsidiary on its Equity Interests; (b) pay any Indebtedness owed to Mediacom or any Restricted Subsidiary; (c) make loans or advances, or guarantee any such loans or advances, to Mediacom or any Restricted Subsidiary; (d) transfer any of its properties or assets to Mediacom or any Restricted Subsidiary; (e) grant Liens on the assets of Mediacom or any Restricted Subsidiary in favor of the holders of the Notes; or (f) guarantee the Notes

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

or any renewals or refinancings thereof (any of the actions described in clauses (a) through (f) above is referred to herein as a "Specified Action"), except for (i) such encumbrances or restrictions arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary, provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Mediacom or any other Restricted Subsidiary, (ii) such encumbrances or restrictions arising under refinancing Indebtedness permitted by clause (g) of the second paragraph under "--Limitation on Indebtedness" above; provided that the terms and conditions of any such restrictions are no less favorable to the holders of Notes than those under the Indebtedness being refinanced, (iii) customary provisions restricting the assignment of any contract or interest of Mediacom or any Restricted Subsidiary, (iv) restrictions contained in the Indenture or any other indenture governing debt securities that are no more restrictive than those contained in the Indenture, and (v) restrictions under the Subsidiary Credit Facilities and under the Future Subsidiary Credit Facilities, provided that, in the case of any Future Subsidiary Credit Facility Mediacom shall have used commercially reasonable efforts to include in the agreements relating to such Future Subsidiary Credit Facility provisions concerning the encumbrance or restriction on the ability of any Restricted Subsidiary to take any Specified Action that are no more restrictive than those in effect in the Subsidiary Credit Facilities on the date of the creation of the applicable restriction in such Future Subsidiary Credit Facility ("Comparable Restriction Provisions"), and provided further that if Mediacom shall conclude in its sole discretion based on then prevailing market conditions that it is not in the best interest of Mediacom and the Restricted Subsidiaries to comply with the foregoing proviso, the failure to include Comparable Restriction Provisions in the agreements relating to such Future Subsidiary Credit Facility shall not constitute a violation of the provisions of this covenant.

 Reports

  The Indenture will provide that, whether or not the Issuers are then subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Issuers shall file with the SEC (if permitted by SEC practice and applicable law and regulations) so long as the Notes are outstanding the annual reports, quarterly reports and other periodic reports which the Issuers would have been required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision thereto if the Issuers were so subject on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required to file such documents if the Issuers were so subject. The Issuers shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit or cause to be transmitted by mail to all holders of Notes, at such holder's address appearing in the register maintained by the Registrar, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Issuers are required to file with the SEC pursuant to the preceding sentence, or if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuers with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Notes. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the effectiveness of the Shelf Registration Statement, if required, the Issuers shall furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Merger or Sales of Assets

  The Indenture will provide that neither of the Issuers shall consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless (i) either (A) such Issuer shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which any such transfer shall have been made, is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the surviving Person (if other than such Issuer) expressly assumes by supplemental indenture all the obligations of such Issuer under the Notes and the Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the surviving Person would be able to Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of "--Limitation on Indebtedness" above; and (v) Mediacom shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with the Indenture.

  The Indenture will provide that no Guarantor shall consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless (i) either (A) such Guarantor shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which any such transfer shall have been made, is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the surviving Person (if other than such Guarantor) expressly assumes by supplemental indenture all the obligations of such Guarantor under its guarantee of the Notes and the Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) Mediacom shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with the Indenture.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

  "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Mediacom; (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) above;
(iii) any trust in which any such Persons described in clauses (i) and (ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such Persons described above collectively owns 5% or more of the equity of such entity. For purposes of this definition, "control " (including, with correlative meaning, the terms "controlling," "controlled by " and "under common control with ") when used with respect to any specified Person includes the direct or indirect beneficial ownership of more than 5% of the voting securities of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

  "Asset Acquisition" means (i) an Investment by Mediacom or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Mediacom or any Restricted Subsidiary, or (ii) any acquisition by Mediacom or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, a division or a line of business of such Person or which is otherwise outside of the ordinary course of business.

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  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease
(that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than Mediacom or any Wholly Owned Restricted Subsidiary or any Controlled Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary, (ii) any material license, franchise or other authorization of Mediacom or any Restricted Subsidiary, (iii) any assets of Mediacom or any Restricted Subsidiary which constitute substantially all of an operating unit, a division or a line of business of Mediacom or any Restricted Subsidiary or (iv) any other property or asset of Mediacom or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transaction consummated in compliance with "Repurchase at the Option of Holders--Change of Control" above and "Covenants--Merger or Sales of Assets" above, and the creation of any Lien not prohibited under "Covenants--Limitation on Liens" above, (ii) the sale of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Mediacom or any Restricted Subsidiary, as the case may be, (iii) any transaction consummated in compliance with "Covenants--Limitation on Restricted Payments" above, and (iv) Asset Swaps permitted pursuant to "Repurchase at the Option of Holders--Asset Sales." In addition, solely for purposes of "Repurchase at the Option of Holders--Asset Sales" above, any sale, conveyance, transfer, lease or other disposition, whether in one transaction or a series of related transactions, involving assets with a fair market value not in excess of $2.0 million in any fiscal year shall be deemed not to be an Asset Sale.

  "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by Mediacom or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, legal, accounting and other fees and expenses related to such Asset Sale, and any relocation expenses incurred as a result thereof, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale by such Restricted Subsidiary, (d) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (e) deduction of appropriate amounts to be provided by Mediacom or such Restricted Subsidiary as a reserve, in accordance with generally accepted accounting principles consistently applied, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Mediacom or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (ii) promissory notes and other non-cash consideration received by Mediacom or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

  "Asset Swap" means the substantially concurrent purchase and sale, or exchange, of Productive Assets between Mediacom or any of the Restricted Subsidiaries and another Person or group of affiliated Persons (which Person or group of affiliated Persons is not affiliated with Mediacom and the Restricted Subsidiaries) pursuant to an Asset Swap Agreement; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith, provided that such cash payment, if received by Mediacom or any of the Restricted Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with "Repurchase at the Option of Holders--Asset Sales."

  "Asset Swap Agreement" means a definitive agreement, subject only to customary closing conditions that Mediacom in good faith believes will be satisfied, providing for an Asset Swap;

provided, however, that any amendment to, or waiver of, any closing condition that individually or in the aggregate is material to such Asset Swap shall be deemed to be a new Asset Swap.

  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) and that have not yet been the basis for application in accordance with clause (iii)(b) of the first paragraph of "Repurchase at the Option of Holders--Asset Sales" above.

  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

  "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to any Subsidiary Credit Facility or any Future Subsidiary Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P; and (vi) money market mutual or similar funds having assets in excess of $100.0 million, at least 95% of the assets of which are comprised of assets specified in clauses
(i) through (v) above.

  "Committee Resolution" means with respect to Mediacom, a duly adopted resolution of the Executive Committee of Mediacom.

  "Consolidated Income Tax Expense" means, with respect to Mediacom for any period, the provision for federal, state, local and foreign income taxes payable by Mediacom and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

  "Consolidated Interest Expense" means, with respect to Mediacom and the Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expense of Mediacom and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, including, without limitation, amortization of original issued discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Hedging Agreements, however denominated, with respect to such Indebtedness; (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Mediacom and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by Mediacom and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Mediacom to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

  "Consolidated Net Income" means, with respect to any period, the net income
(loss) of Mediacom and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring items of income or expense and of gains or losses and all gains and losses from the sale or other disposition of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (ii) that portion of such net income (loss) derived from or in respect of Investments in Persons other than any Restricted Subsidiary, except to the extent actually received in cash by Mediacom or any Restricted Subsidiary; (iii) the portion of such net income (loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by Mediacom or any Restricted Subsidiary; (iv) net income (loss) of any other Person combined with Mediacom or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;
(v) net income (loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income (loss) is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests; (vi) the cumulative effect of a change in accounting principles after the date of the Indenture; (vii) net income (loss) attributable to discontinued operations; (viii) management fees payable to the "manager" as defined in the Operating Agreement and to Mediacom Management and its Affiliates pursuant to management agreements with Subsidiaries of Mediacom accrued for such period that have not been paid during such period; and (ix) any other item of expense, other than "interest expense," which appears on Mediacom's consolidated statement of income (loss) below the line item "Operating Income," determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

  "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness and the aggregate liquidation preference or redemption payment value of all Disqualified Equity Interests of Mediacom and the Restricted Subsidiaries outstanding as of such date of determination, less the obligations of Mediacom or any Restricted Subsidiary under any Hedging Agreement as of such date of determination that would appear as a liability on the balance sheet of such Person, in each case determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

  "Continuing Member" means, as of the date of determination, any Person who
(i) was a member of the Executive Committee of Mediacom on the date of the Indenture, (ii) was nominated for election or elected to the Executive Committee of Mediacom with the affirmative vote of a majority of the Continuing Members who were members of the Executive Committee at the time of such nomination or election or (iii) is a representative of, or was approved by, a Permitted Holder.

  "Controlled Subsidiary" means a Restricted Subsidiary which is engaged in a Related Business (i) 80% or more of the outstanding Equity Interests of which (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by Mediacom or by one or more Wholly Owned Restricted Subsidiaries or Controlled Subsidiaries or by Mediacom and one or more Wholly Owned Restricted Subsidiaries or Controlled Subsidiaries, (ii) of which Mediacom possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of Voting Equity Interests, by agreement or otherwise, and (iii) all of whose Indebtedness is Non-Recourse Indebtedness.

  "Cumulative Credit" means the sum of (i) $10.0 million, plus (ii) the aggregate Net Cash Proceeds received by Mediacom or a Restricted Subsidiary from the issue or sale (other than to a Restricted

Subsidiary) of Equity Interests of Mediacom or a Restricted Subsidiary (other than Disqualified Equity Interests) on or after April 1, 1998, plus (iii) the principal amount (or accreted amount (determined in accordance with generally accepted accounting principles), if less) of any Indebtedness, or the liquidation preference or redemption payment value of any Disqualified Equity Interests, of Mediacom or any Restricted Subsidiary which has been converted into or exchanged for Equity Interests of Mediacom or a Restricted Subsidiary (other than Disqualified Equity Interests) on or after April 1, 1998, plus
(iv) cumulative Operating Cash Flow on or after April 1, 1998, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus (v) to the extent not already included in Operating Cash Flow, if any Investment constituting a Restricted Payment that was made after the date of the Indenture is sold or otherwise liquidated or repaid or any Unrestricted Subsidiary which was designated as an Unrestricted Subsidiary after the date of the Indenture is sold or otherwise liquidated, the fair market value of such Restricted Payment (less the cost of disposition, if any) on the date of such sale, liquidation or repayment, as determined in good faith by the Executive Committee, whose determination shall be conclusive and evidenced by a Committee Resolution, plus (vi) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as an Unrestricted Subsidiary at such time, determined in accordance with the provisions described under "Covenants--Designation of Unrestricted Subsidiaries" above.

  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid or accrued of the Issuers and the Restricted Subsidiaries on or after April 1, 1998, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

  "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Determination Date") to
(ii) four times the Operating Cash Flow for the latest three months for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period; (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed not have been a Restricted Subsidiary at any time during such Measurement Period; and (III) if Mediacom or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with generally accepted accounting principles consistently applied, as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

  "Disqualified Equity Interest" means (i) any Equity Interest issued by Mediacom which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each such case, upon the occurrence of a Change of Control or a Regulatory

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

Equity Interest Repurchase), in whole or in part, or is exchangeable into Indebtedness, on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding; and (ii) any Equity Interest issued by any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable into Indebtedness.

  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Equity Interests.

  "Equity Offering" means a public or private offering by Mediacom or a Restricted Subsidiary for cash of its respective Equity Interests (other than Disqualified Equity Interests) or options, warrants or rights with respect to such Equity Interests.

  "Excess Proceeds" means, with respect to any Asset Sale, the then Available Asset Sale Proceeds less any such Available Asset Sale Proceeds that are required to be applied and are applied in accordance with clause (iii)(b)(1) of the first paragraph of "Repurchase at the Option of Holders--Asset Sales" above.

  "Executive Committee" means (i) so long as Mediacom is a limited liability company, (x) while the Operating Agreement is in effect, the Executive Committee authorized thereunder, and (y) at any other time, the manager or board of managers of Mediacom, or management committee or similar governing body responsible for the management of the business and affairs of Mediacom;
(ii) if Mediacom were to be reorganized as a corporation, the board of directors of Mediacom; and (iii) if Mediacom were to be reorganized as a partnership, the board of directors of the corporate general partner of such partnership (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner).

  "Future Subsidiary Credit Facilities" means one or more debt facilities (other than the Subsidiary Credit Facilities) entered into from time to time after the date of the Indenture by one or more Restricted Subsidiaries or groups of Restricted Subsidiaries with banks or other institutional lenders, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), including any amendment (including any amendment and restatement), modification or supplement thereto or any refinancing, refunding, deferral, renewal, extension or replacement thereof (including, in any such case and without limitation, adding or removing Subsidiaries of Mediacom as borrowers or guarantors thereunder), whether by the same or any other lender or group of lenders.

  "Guarantor" means any Subsidiary of Mediacom that guarantees the Issuers' obligations under the Indenture and the Notes issued after the date of the Indenture pursuant to "Covenants--Limitation on Guarantees of Certain Indebtedness" above.

  "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with Mediacom or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with Mediacom or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with Mediacom or any Restricted Subsidiary.

  "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, secured or unsecured, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the deferred and unpaid balance of the purchase price of property or services (but excluding trade payables incurred in the ordinary course of business and non-interest bearing installment obligations and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included (but without duplication), (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which any property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), and (iv) obligations of Mediacom or any Restricted Subsidiary under any Hedging Agreement applicable to any of the foregoing (if and only to the extent any amount due in respect of such Hedging Agreement would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles). Indebtedness (i) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business, including in connection with pole rental or conduit attachments and the like or the requirements of cable television franchising authorities, and otherwise consistent with industry practice; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided such obligations are extinguished within five business days of their Incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; and (iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination.

  "Investment" means, directly or indirectly, any advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures, partnership, membership or joint venture interests or other securities or other evidence of beneficial interest of any Person, provided that the term "Investment" shall not include any such advance, loan or extension of credit having a term not exceeding 90 days arising in the ordinary course of business or any pledge of Equity Interests pursuant to the Subsidiary Credit Facilities or any Future Subsidiary Credit Facilities. If Mediacom or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interest of any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, Mediacom no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, Mediacom shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

  "Lien" means any mortgage, pledge, lien, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest).

  "Liquidated Damages" has the meaning specified in the section of this Offering Memorandum entitled "Exchange and Registration Rights Agreement."

  "Mediacom Management" means Mediacom Management Corporation, a Delaware corporation.

  "Moody's" means Moody's Investors Service, Inc.

  "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests, the proceeds in the form of cash or Cash Equivalents received by Mediacom or any Restricted Subsidiary of such issuance or sale net of attorneys' fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither of the Issuers nor any of the Restricted Subsidiaries (other than such Person or any Subsidiaries of such Person) (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) the incurrence of which will not result in any recourse against any of the assets of either of the Issuers or the Restricted Subsidiaries (other than to such Person or to any Subsidiaries of such Person and other than to the Equity Interests in such Person or in another Restricted Subsidiary or an Unrestricted Subsidiary pledged by Mediacom, a Restricted Subsidiary or an Unrestricted Subsidiary); provided, however, that Mediacom or any Restricted Subsidiary may make a loan to a Controlled Subsidiary or an Unrestricted Subsidiary, or guarantee a loan made to a Controlled Subsidiary or an Unrestricted Subsidiary, if such loan or guarantee is permitted by "Covenants--Limitation on Restricted Payments" above at the time of the making of such loan or guarantee, and such loan or guarantee shall not constitute Indebtedness which is not Non-Recourse Indebtedness.

  "Operating Agreement" means the Third Amended and Restated Operating Agreement of Mediacom dated as of January 20, 1998, as the same may be amended, supplemented or modified from time to time.

  "Operating Cash Flow" means, with respect to Mediacom and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of (i) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and (iii) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item (other than the management fees referred to in clause (viii) of the definition of "Consolidated Net Income") which requires the accrual of, or a reserve for, cash charges for any future period) of Mediacom and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and decreased by non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

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

  "Other Pari Passu Debt" means Indebtedness of Mediacom or any Restricted Subsidiary that does not constitute Subordinated Obligations, is not senior in right of payment to the Notes and has a stated final maturity which is the same as the stated final maturity of the Notes.

  "Other Pari Passu Debt Pro Rata Share" means the amount of the applicable Available Asset Sale Proceeds obtained by multiplying the amount of such Available Asset Sale Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which Mediacom or any Restricted Subsidiary is required to use Available Asset Sale Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and
(b) the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale Offer with respect to which Mediacom or any Restricted Subsidiary is required to use the applicable Available Asset Sale Proceeds to offer to repay or make an offer to purchase or repay.

  "Other Permitted Liens" means (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied;
(iii) easements, rights of way, and other restrictions on use of property or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the property subject thereto or interfere with the ordinary conduct of the business of Mediacom or its Subsidiaries; (iv) Liens related to Capitalized Lease Obligations, mortgage financings or purchase money obligations (including refinancings thereof), in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Mediacom or any Restricted Subsidiary or a Related Business, provided that any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved; (v) Liens resulting from the pledge by Mediacom of Equity Interests in a Restricted Subsidiary in connection with a Subsidiary Credit Facility or a Future Subsidiary Credit Facility or in an Unrestricted Subsidiary in any circumstance, in each such case where recourse to Mediacom is limited to the value of the Equity Interests so pledged; (vi) Liens resulting from the pledge by Mediacom of intercompany indebtedness owed to Mediacom in connection with a Subsidiary Credit Facility or a Future Subsidiary Credit Facility; (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including without limitation, landlord Liens on leased properties); (ix) leases or subleases granted to third Persons not interfering with the ordinary course of business of Mediacom; (x) deposits made in the ordinary course of business to secure liability to insurance carriers; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens on the assets of Mediacom to secure hedging agreements with respect to Indebtedness permitted by the Indenture to be Incurred; (xiii) attachment or judgment Liens not giving rise to a Default or an Event of Default; (xiv) any interest or title of a lessor under any capital lease or operating lease; and (xv) Liens resulting from the pledge of "Unfunded Capital Commitments" (as defined in the Operating Agreement)

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securing the repayment of Indebtedness in respect of reimbursement obligations for letters of credit given in connection with or in contemplation of the acquisition of a Related Business.

  "Permitted Holder" means (i) Rocco B. Commisso or his spouse or siblings, any of their lineal descendants and their spouses, (ii) any controlled Affiliate of any individual described in clause (i) above, (iii) in the event of the death or incompetence of any individual described in clause (i) above, such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Mediacom, (iv) any trust or trusts created for the benefit of each Person described in this definition, including any trust for the benefit of the parents or siblings of any individual described in clause (i) above, (v) any trust for the benefit of any such trust, (vi) any of the holders of Equity Interests in Mediacom on the date of the Indenture, or (vii) any of the Affiliates of any Person described in clause (vi) above.

  "Permitted Investments" means (i) Cash Equivalents; (ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;
(iii) the extension of credit to vendors, suppliers and customers in the ordinary course of business; (iv) Investments existing as of the date of the Indenture, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require Mediacom or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (v) Hedging Agreements; (vi) any Investment for which the sole consideration provided is Equity Interests (other than Disqualified Equity Interests) of Mediacom; (vii) any Investment consisting of a guarantee permitted under clause (e) of the second paragraph of "Covenants--Limitation on Indebtedness" above; (viii) Investments in Mediacom, in any Wholly Owned Restricted Subsidiary or in any Controlled Subsidiary or any Person that, as a result of or in connection with such Investment, becomes a Wholly Owned Restricted Subsidiary or a Controlled Subsidiary or is merged with or into or consolidated with Mediacom or a Wholly Owned Restricted Subsidiary or a Controlled Subsidiary; (ix) loans and advances to officers, directors and employees of Mediacom and the Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses in each case incurred in the ordinary course of business; (x) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Mediacom; (xi) Related Business Investments; and (xii) other Investments made pursuant to this clause
(xii) at any time, and from time to time, after the date of the Indenture, in addition to any Permitted Investments described in clauses (i) through (xi) above, in an aggregate amount at any one time outstanding not to exceed $10.0 million.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

  "Preferred Equity Interest" means, in any Person, an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

  "Productive Assets" means assets of a kind used or useable by Mediacom and the Restricted Subsidiaries in any Related Business and specifically includes assets acquired through Asset Acquisitions (it being understood that "assets" may include Equity Interests of a Person that owns such Productive Assets, provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary).

  "Related Business" means a cable television, media and communications, telecommunications or data transmission business, and businesses ancillary, complementary or reasonably related thereto, and reasonable extensions thereof.

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

  "Related Business Investment" means (i) any capital expenditure or Investment, in each case related to the business of Mediacom and its Restricted Subsidiaries as conducted on the date of the Indenture and as such business may thereafter evolve in the fields of Related Businesses, (ii) any Investment in any other Person primarily engaged in a Related Business and
(iii) any customary deposits or earnest money payments made by Mediacom or any Restricted Subsidiary in connection with or in contemplation of the acquisition of a Related Business.

  "Restricted Subsidiary" means any Subsidiary of Mediacom that has not been designated by the Executive Committee of Mediacom by a Committee Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to "Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a Committee Resolution delivered to the Trustee, subject to the provisions of such covenant.

  "S&P" means Standard & Poor's Ratings Group.

  "Significant Subsidiary" means any Restricted Subsidiary which at the time of determination had (A) total assets which, as of the date of Mediacom's most recent quarterly consolidated balance sheet, constituted at least 10% of Mediacom's total assets on a consolidated basis as of such date, or (B) revenues for the three-month period ending on the date of Mediacom's most recent quarterly consolidated statement of income which constituted at least 10% of Mediacom's total revenues on a consolidated basis for such period, or
(C) Subsidiary Operating Cash Flow for the three-month period ending on the date of Mediacom's most recent quarterly consolidated statement of income which constituted at least 10% of Mediacom's total Operating Cash Flow on a consolidated basis for such period.

  "Subordinated Obligations" means, with respect to either of the Issuers, any Indebtedness of either of the Issuers which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means a Person the majority of whose voting stock, membership interests or other Voting Equity Interests is or are owned by Mediacom or a Subsidiary. Voting stock in a corporation is Equity Interests having voting power under ordinary circumstances to elect directors.

  "Subsidiary Credit Facilities" means the Southeast Credit Facility and the Western Credit Facility, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), including any amendment (including any amendment and restatement), modification or supplement thereto or any refinancing, refunding, deferral, renewal, extension or replacement thereof (including, in any such case and without limitation, adding or removing Subsidiaries of Mediacom as borrowers or guarantors thereunder), whether by the same or any other lender or group of lenders, pursuant to which (i) an aggregate amount of Indebtedness up to $325.0 million may be Incurred pursuant to clause (c)(i) of the second paragraph of "Covenants--Limitation on Indebtedness" and (ii) any additional amount of Indebtedness in excess of $325.0 million may be Incurred pursuant to the first paragraph or pursuant to clause (c)(ii) or any other applicable clause (other than clause (c)(i)) of the second paragraph of "Covenants--Limitation on Indebtedness."

  "Subsidiary Operating Cash Flow" means, with respect to any Subsidiary for any period, the "Operating Cash Flow" of such Subsidiary and its Subsidiaries for such period determined by utilizing all of the elements of the definition of "Operating Cash Flow" in the Indenture, including the defined terms used in such definition, consistently applied only to such Subsidiary and its Subsidiaries on a consolidated basis for such period.

  "Unrestricted Subsidiary" means any Subsidiary of Mediacom designated as such pursuant to the provisions of "Covenants--Designation of Unrestricted Subsidiaries" above, and any Subsidiary of an Unrestricted Subsidiary. Any such designation may be revoked by a Committee Resolution delivered to the Trustee, subject to the provisions of such covenant.

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

  "Voting Equity Interests" means Equity Interests in any Person with voting power under ordinary circumstances entitling the holders thereof to elect the Executive Committee, the board of managers, board of directors or other governing body of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary 99% or more of the outstanding Equity Interests of which (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by Mediacom or by one or more Wholly Owned Restricted Subsidiaries or by Mediacom and one or more Wholly Owned Restricted Subsidiaries.

NO LIABILITY OF MANAGERS, OFFICERS, EMPLOYEES, OR SHAREHOLDERS

  No manager, director, officer, employee, member, shareholder, partner or incorporator of either Issuer or any Subsidiary, as such, will have any liability for any obligations of the Issuers under the Notes, the Exchange Notes, if any, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and the SEC is of the view that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture will provide that the Issuers may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the Notes under certain covenants (and related Events of Default) contained in the Indenture, including but not limited to those described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (x) no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to Events of Default resulting from certain events of bankruptcy, insolvency or reorganization, would occur at any time in the period ending on the 91st day after the date of deposit) and (y) Mediacom has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that (i) defeasance or covenant defeasance, as the case may be, will not require registration of the Issuers, the Trustee or the trust fund under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended, and (ii) the holders of the Notes will recognize income, gain or loss for Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a private ruling concerning the Notes of the Internal Revenue Service or a ruling of general effect published by the Internal Revenue Service.

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

MODIFICATION OF INDENTURE

  From time to time, the Issuers and the Trustee may, without the consent of holders of the Notes, enter into one or more supplemental indentures for certain specified purposes, including providing for a successor or successors to the Issuers, adding guarantees, releasing Guarantors when permitted by the Indenture, providing for security for the Notes, adding to the covenants of the Issuers, surrendering any right or power conferred upon the Issuers, providing for uncertificated Notes in addition to or in place of certificated Notes, making any change that does not adversely affect the rights of any Noteholder, complying with any requirement of the Trust Indenture Act or curing certain ambiguities, defects or inconsistencies. The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes, except that no such modification shall, without the consent of each holder affected thereby (i) change or extend the fixed maturity of any Notes, reduce the rate or extend the time of payment of interest or Liquidated Damages thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Notes are payable; (ii) reduce the premium payable upon any redemption of Notes in accordance with the optional redemption provisions of the Notes or change the time before which no such redemption may be made; (iii) waive a default in the payment of principal or interest or Liquidated Damages on the Notes (except that holders of a majority in aggregate principal amount of the Notes at the time outstanding may (a) rescind an acceleration of the Notes that resulted from a non-payment default and (b) waive the payment default that resulted from such acceleration) or alter the rights of Noteholders to waive defaults; or (iv) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification. Any existing Event of Default, other than a default in the payment of principal or interest or Liquidated Damages on the Notes, or compliance with any provision of the Notes or the Indenture, other than any provision related to the payment of principal or interest or Liquidated Damages on the Notes, may be waived with the consent of holders of at least a majority in aggregate principal amount of the Notes at the time outstanding.

COMPLIANCE CERTIFICATE

  The Indenture will provide that Mediacom will deliver to the Trustee within 120 days after the end of each fiscal year of Mediacom an Officers' Certificate stating whether or not the signers know of any Event of Default that has occurred. If they do, the certificate will describe the Event of Default and its status.

CONCERNING THE TRUSTEE

  Bank of Montreal Trust Company is to be the Trustee under the Indenture and has been appointed by the Issuers as Registrar and Paying Agent with regard to the Notes. Bank of Montreal, an affiliate of the Trustee, is a lender under each of the Subsidiary Credit Facilities. An affiliate of Bank of Montreal holds approximately 3.8% of the membership interests in Mediacom.

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

SUBSIDIARY CREDIT FACILITIES

  Mediacom has been organized as a holding company for its various Subsidiaries. The Company's financing strategy is to raise equity from its members and issue public long-term debt (including the Notes) at the holding company level, while utilizing the Subsidiaries to access debt capital in the bank and private placement markets through multiple stand-alone borrowing groups. The Company believes that this financing strategy is beneficial because it broadens the Company's access to various debt markets, enhances its flexibility in managing the Company's capital structure, reduces the overall cost of debt capital and permits the Company to maintain a substantial liquidity position in the form of unused and available bank credit commitments.

  Financings of the Subsidiaries are currently effected pursuant to the Subsidiary Credit Facilities through two stand-alone borrowing groups, the Western Group and Mediacom Southeast, each having a separate lending group. The credit arrangements in these borrowing groups are non-recourse to Mediacom, have no cross-default provisions relating directly to each other, have different revolving credit and term periods and contain separately negotiated covenants tailored for each borrowing group. These credit arrangements permit the relevant Subsidiaries, subject to covenant and other restrictions, to make distributions to Mediacom.

  The financing of the operations of the Subsidiaries in the Western Group is effected through the Western Credit Facility pursuant to a Second Amended and Restated Credit Agreement dated as of June 24, 1997, as amended, among the Subsidiaries included in the Western Group, the lenders party thereto, and The Chase Manhattan Bank ("Chase"), as administrative agent. Such Subsidiaries have used the proceeds from borrowings under the Western Credit Facility to finance, in part, the purchase of the 1997 Systems and the Jones System and for working capital and other general corporate purposes. The Western Credit Facility is a $100.0 million senior credit facility which includes a $70.0 million reducing revolving credit facility expiring September 30, 2005 (the "Western Revolving Credit Facility") and a $30.0 million term loan maturing September 30, 2005 (the "Western Term Loan"). At June 30, 1998, there was approximately $6.3 million outstanding under the Western Revolving Credit Facility and approximately $30.0 million outstanding under the Western Term Loan. Interest under the Western Credit Facility is payable at the "Eurodollar Rate" or "Base Rate," as such terms are defined therein, plus a floating percentage tied to the senior leverage ratio, as defined, ranging from 1.375% to 2.750% for Eurodollar Rate borrowings. The floating percentage is one percentage point lower in the case of Base Rate loans. The weighted average interest rate at June 30, 1998 on the outstanding borrowings under the Western Credit Facility was approximately 8.1%. At June 30, 1998, separate interest rate swap agreements had been entered into by the Western Group to hedge the underlying Eurodollar Rate exposure in the notional amount of $22.0 million with expiration dates ranging from September 1998 through February 2000.

  The financing of the operations of Mediacom Southeast is effected through the Southeast Credit Facility pursuant to a Credit Agreement dated as of January 23, 1998, as amended, among Mediacom Southeast, the lenders party thereto and Chase, as administrative agent. Mediacom Southeast has used the proceeds from borrowings under the Southeast Credit Facility to finance, in part, the purchase of the Cablevision Systems and for working capital and other general corporate purposes. The Southeast Credit Facility is a $225.0 million senior credit facility which includes a $165.0 million reducing revolving credit facility expiring June 30, 2006 (the "Southeast Revolving Credit Facility") and a $60.0 million term loan maturing June 30, 2006 (the "Southeast Term Loan"). At June 30, 1998, there was $15.5 million outstanding under the Southeast Revolving Credit Facility and $60.0 million outstanding under the Southeast Term Loan. The Southeast Credit Facility includes an additional term loan facility which is available until December 30, 1999, pursuant to which the lenders thereunder may extend, at their discretion, up to an additional $50.0 million of term loans to Mediacom Southeast (the

"Incremental Facility Loans"). Interest under the Southeast Credit Facility is payable at the "Eurodollar Rate" or "Base Rate," as such terms are defined therein, plus a floating percentage tied to the senior leverage ratio ranging from 1.25% to 2.25% for Eurodollar Rate borrowings. The floating percentage is one percentage point lower in the case of Base Rate loans. The weighted average interest rate at June 30, 1998 on the outstanding borrowings under the Southeast Credit Facility was approximately 7.7%. At June 30, 1998, separate interest rate swap agreements had been entered into by Mediacom Southeast to hedge the underlying Eurodollar Rate exposure in the notional amount of $40.0 million with expiration dates ranging from May 2000 through October 2002.

  In general, the Subsidiary Credit Facilities require the respective borrowing groups to use the proceeds from certain specified equity and debt issuances, as well as certain asset dispositions, to prepay borrowings under the respective Subsidiary Credit Facilities and to reduce permanently commitments thereunder. The Subsidiary Credit Facilities also require mandatory prepayments of amounts outstanding and permanent reductions in the commitments thereunder, beginning in 2000, based on a percentage of excess cash flow, as defined.

  The Subsidiary Credit Facilities are secured by Mediacom's pledge of all the ownership interests in the Subsidiaries and a first priority lien on all the tangible and intangible assets of the Subsidiaries, other than real property in the case of the Southeast Credit Facility. The indebtedness under the Subsidiary Credit Facilities is guaranteed by Mediacom on a limited recourse basis to the extent of its ownership interests in the Subsidiaries.

  The Subsidiary Credit Facilities contain covenants, including, but not limited to, insurance requirements, limitations on mergers and acquisitions, consolidations and sales of certain assets, restrictions on certain transactions with affiliates, the maintenance of certain financial ratios, limitations on liens, the incurrence of additional indebtedness and certain restricted payments, and restrictions on the ability to engage in any business. In addition, among other events, an event of default will occur under the Subsidiary Credit Facilities if: (i) Mr. Commisso ceases to be the Chairman and Chief Executive Officer of Mediacom Management; (ii) Mediacom Management shall cease to act as manager of the Subsidiaries; (iii) Mediacom ceases to own all of the equity interests of the Subsidiaries that it currently owns; or (iv) certain "change of control" events specified in the Subsidiary Credit Facilities occur and are continuing.

  As of June 30, 1998, Mediacom had subordinated intercompany loans to and preferred equity investments in the Subsidiaries in the aggregate amount of approximately $202.4 million. The Subsidiary Credit Facilities allow the Subsidiaries to make distributions and other payments to Mediacom, which can in turn be used to pay interest and principal on the Notes, subject to certain financial covenants and other conditions. The Subsidiaries are permitted to pay to Mediacom interest on subordinated intercompany loans and make similar distributions in respect of preferred equity contributions if no default is then continuing under the Subsidiary Credit Facilities. Additionally, the Subsidiaries can repay or redeem, as appropriate, such intercompany loans and preferred equity investments if: (i) the "leverage ratio" (as set forth in the Subsidiary Credit Facilities, using System Cash Flow) on a pro forma basis is less than 5.5 to 1.0 (reducing over five years to 3.0 to 1.0); and (ii) the Subsidiaries are in compliance with other specified financial covenants and no default is then continuing. As of June 30, 1998, the leverage ratio of Mediacom Southeast under the Southeast Credit Facility was less than 1.60:1 and the leverage ratio of the Western Group under the Western Credit Facility was less than 2.20:1. Accordingly, the Subsidiaries were able to make distributions to Mediacom in respect of such repayments or redemptions in the aggregate amount of approximately $202.4 million as of June 30, 1998.

SELLER NOTE

  In connection with the purchase of the Kern Valley System in June 1996, Mediacom California issued the Seller Note in the original principal amount of $2.8 million. Each of the Subsidiaries included in the Western Group is a co-obligor under the Seller Note. The Seller Note matures on June 28, 2006 and accrues interest, payable on such maturity date, at the rate of 9.0% until June 28, 2001, at which time the rate becomes 15.0% until June 28, 2003, and becomes 18.0% thereafter. Interest compounds annually and all interest rate increases described above are deemed retroactive to the issue date of the Seller Note. The Seller Note contains certain default provisions as well as restrictive covenants with respect to the issuance of additional debt by the Western Group.

                          FEDERAL TAX CONSIDERATIONS

  The following is a discussion of federal tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon the laws, regulations, rulings and judicial decisions in effect on the date of this offering circular, all of which are subject to change at any time (possibly on a retroactive basis). There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Unless otherwise specifically noted, this discussion applies only to those persons who acquire Notes for cash and who hold Notes as capital assets, and it does not discuss all aspects of federal income taxation that may be relevant to investors in light of their particular investment circumstances. Nor does it address the consequences to certain types of holders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, dealers in securities, financial institutions, life insurance companies and persons holding Notes as part of a hedging or "conversion" transaction or a straddle). This discussion also does not discuss the consequences to a holder under state, local or foreign tax laws, which may differ from the corresponding federal income tax laws. Holders of Series A Notes and prospective investors in Series B Notes are advised to consult their own tax advisors regarding the particular tax considerations pertaining to them with respect to the exchanging of Series A Notes for Series B Notes, and the ownership and disposition of Series B Notes, in each case including the effects of applicable federal, state, local, foreign or other tax laws to which they may be subject, as well as possible changes in the tax laws.

EXCHANGE OF SERIES A NOTES FOR SERIES B NOTES

  Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Issuers, has advised the Issuers that in its opinion, the exchange of the Series A Notes for Series B Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Series B Notes will not be considered to differ materially in kind or extent from the Series A Notes. Rather, in the opinion of counsel to the Issuers, the Series B Notes received by a holder will be treated as a continuation of the Series A Notes in the hands of such holder and consequently, in the opinion of counsel to the Issuers, there will be no federal income tax consequences to holders exchanging Series A Notes for Series B Notes pursuant to the Exchange Offer.

  The Issuers recommend that each holder of Series A Notes consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Series A Notes for Series B Notes, including the applicability and effect of any state, local or foreign tax laws.

INVESTMENTS IN SERIES B NOTES

Payments of Interest

  A holder of a Series B Note generally will be required to report as ordinary income for federal income tax purposes interest received or accrued on the Series B Note in accordance with the holder's method of tax accounting.

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

Market Discount

  If a holder purchases a Series B Note for an amount that is less than its principal amount (generally other than at its original issue), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the de minimis exception, a Series B Note is considered to have no market discount if the excess of the stated redemption price at maturity of the Series B Note over the holder's tax basis therein immediately after its acquisition is less than 0.25% of the stated redemption price at maturity of the Series B Note multiplied by the number of complete years to the maturity date of the Series B Note after the acquisition date. Under the market discount rules, a holder of a Series B Note having market discount is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Series B Note as ordinary income to the extent of the accrued market discount which has not previously been included in income at the time of such payment or disposition. In addition, such a holder may be required to defer until maturity of the Series B Note or its earlier disposition in a taxable transaction the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Series B Note.

  Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Series B Note, unless the holder elects to accrue the market discount on a constant interest method. A holder of a Series B Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Service.

Bond Premium

  A holder who purchases a Note for an amount in excess of its stated redemption price at maturity will be considered to have purchased the Series B Note with "amortizable bond premium" equal to the amount of such excess. A holder generally may elect to amortize the premium on the constant yield to maturity method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Series B Note during such year and will reduce the holder's adjusted tax basis in the Series B Note by such amount. A holder of a Series B Note that does not make the election to amortize the premium will not reduce its tax basis in the Series B Note, and thus effectively will realize a smaller gain, or a larger loss, on a taxable disposition of the Series B Note than it would have realized had the election been made. The election to amortize the premium on a constant yield to maturity method, once made, applies to all debt obligations held or acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service.

Sale, Exchange or Retirement

  A holder's tax basis in a Series B Note generally will equal the purchase price paid therefor, increased by market discount previously included in income by such holder and reduced by any amortized premium and any principal payments on the Series B Note. Upon the sale, exchange or retirement (including redemption) of a Series B Note, a holder of a Series B Note generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement of the Series B Note (other than in respect of accrued and unpaid interest on the Series B Note) and the adjusted tax basis in the Series B Note. Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount, which will be taxed as ordinary income.

  Under current law, net capital gains of individuals generally are subject to the following maximum federal tax rates: (i) twenty percent, for property held more than one year; and (ii) beginning in the year 2006, eighteen percent, for property acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to limitations.

Foreign Holders

  The following is a general discussion of certain United States federal tax consequences of the ownership and sale or other disposition of the Series B Notes by a holder that, for federal income tax purposes, is not a "United States person" (a "Foreign Person"). For purposes of this discussion, a "United States person" means a citizen or resident (as determined for United States federal income tax purposes) of the United States; a corporation or partnership (or other entity treated for U.S. federal income tax purposes as a corporation or partnership) created or organized in the United States or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Resident alien individuals will be subject to United States federal income tax with respect to the Series B Notes as if they were United States citizens.

  If the income or gain on the Series B Notes is "effectively connected with the conduct of a trade or business within the United States" ("ECI") of the Foreign Person holding the Series B Notes, such income or gain will be subject to tax essentially in the same manner as if the Series B Notes were held by a United States person, as discussed above, and in the case of a Foreign Person that is a foreign corporation, may also be subject to the federal branch profits tax.

  If the income on the Series B Notes is not ECI, then under the "portfolio interest" exception to the general rules for the withholding of tax on interest paid to a Foreign Person, a Foreign Person will not be subject to United States tax (or to withholding) on interest on a Series B Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of a capital or profits interest in Mediacom within the meaning of
Section 871(h)(3) of the Code, (ii) the Foreign Person is not a controlled foreign corporation that is considered related to Mediacom within the meaning of Section 864(d)(4) of the Code, and (iii) the Issuers, their paying agent or the person who would otherwise be required to withhold tax received either (a) a statement (an "Owner's Statement") on Service Form W-8, signed under penalties of perjury by the beneficial owner of the Series B Note, in which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by a financial institution holding the Series B Note on behalf of the beneficial owners, together with a copy of each beneficial owner's Owner's Statement. Recently finalized regulations, which generally will become effective on January 1, 2000, add certain alternative certification procedures. A Foreign Person who does not qualify for the "portfolio interest" exception will be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate upon delivery of requisite certification of eligibility) on interest payments on the Series B Notes which are not ECI.

  If the gain on the Series B Notes is not ECI, then gain recognized by a Foreign Person upon the redemption, sale or exchange of a Series B Note (including any gain representing accrued market discount) will not be subject to United States tax unless the Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the Series B Note is redeemed, sold or exchanged, and certain other requirements are met, in which case the Foreign Person will be subject to United States tax at a flat rate of 30% (unless exempt by applicable treaty upon delivery of requisite certification of eligibility). Foreign Persons who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates.

  A Series B Note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of the individual's death, payments of interest with respect to such Series B Note would have qualified for the portfolio interest exception.

Backup Withholding

  In general, a 31% backup withholding tax will apply to payments received with respect to Series B Notes if the holder (i) fails to provide a taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report properly payments of interest and dividends and the Service has notified the Issuers that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a signed statement, certified under penalties of perjury, that the TIN provided is correct and that he or she is not subject to backup withholding. The amount of any backup withholding deducted from a payment to a holder is allowable as a credit against the holder's federal income tax liability, provided that certain required information is furnished to the Service. Certain holders, (including, among others, corporations and foreign individuals who comply with certain certification requirements described above under "Foreign Holders") are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              THE EXCHANGE OFFER

  The following description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Exchange and Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement (as defined) of which this Prospectus is a part.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Series A Notes were originally sold by the Issuers on April 1, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Series A Notes within the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the Purchase Agreement, the Issuers and the Initial Purchaser entered into the Exchange and Registration Rights Agreement concurrently with the issuance of the Series A Notes. Pursuant to the Exchange and Registration Rights Agreement, the Issuers agreed to (i) file with the Commission on or prior to 90 days after the date of issuance of the Series A Notes (the "Issue Date") a registration statement on Form S-1 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement") relating to a registered exchange offer (the "Exchange Offer") for the Series A Notes under the Securities Act and (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer to the holders of Transfer Restricted Securities who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a new issue of notes (the "Exchange Notes") that are identical in all material respects to the Series A Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Issuers will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Notes. For purposes of the foregoing, "Transfer Restricted Securities" means each Series A Note until (i) the date on which such Series A Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Series A Note

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

has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

  If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Issuers are not permitted to effect the Exchange Offer as contemplated hereby, (ii) any Series A Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 180 days after the Issue Date, (iii) the Initial Purchaser so requests with respect to Series A Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Series A Notes to participate in the Exchange Offer, (v) any holder of Series A Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Series A Notes, or (vi) the Issuers so elect, then the Issuers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

  The Issuers will use their reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Issuers will commence the Exchange Offer and will use their reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 180 days after the Issue Date. If applicable, the Issuers will use their reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date.

  If (i) the applicable Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or interpretation), (iii) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, within 45 days after publication of the change in law or interpretation), but shall thereafter cease to be effective (at any time that the Issuers are obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses
(i) through (iv), a "Registration Default"), the Issuers will be obligated to pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued Liquidated Damages shall be paid to holders in the same manner as interest payments on the Series A Notes on semi-annual payment dates which correspond to interest payment dates for the Series A Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  The Exchange and Registration Rights Agreement also provides that the Issuers (i) shall make available for a period of 90 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expenses of one counsel to the holders of the Series A Notes) and will indemnify certain holders of the Series A Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer who delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of the Series A Notes who wishes to exchange such Series A Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangements or understanding with any person to participate in the distribution of the Series A Notes or the Exchange Notes within the meaning of the Securities Act and (iii) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  If a holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If a holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities (an "Exchanging Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

  Holders of the Series A Notes will be required to make certain representations to the Issuers (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Series A Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth in the preceding paragraphs. A holder who sells Series A Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  For so long as the Series A Notes are outstanding, the Issuers will continue to provide to holders of the Series A Notes and to prospective purchasers of the Series A Notes the information required by paragraph (d)(4) of Rule 144A.

  Following the consummation of the Exchange Offer, holders of Series A Notes who were eligible to participate in the Exchange Offer but who did not tender their Series A Notes will not have any further registration rights and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes accepted in the Exchange Offer. Holders may tender some or all of their Series A Notes pursuant to the Exchange Offer. However, Series A Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes bear a "Series B" designation and a different CUSIP Number

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

from the Series A Notes, (ii) the Series B Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Series B Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $200,000,000 aggregate principal amount of Series A Notes were outstanding. The Issuers have fixed the close of
business on     , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Series A Notes do not have any appraisal or dissenters' rights under the New York Limited Liability Company Law, the Business Corporation Law of New York, or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Issuers shall be deemed to have accepted validly tendered Series A Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Notes from the Issuers.

  If any tendered Series A Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series A Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     , 1998, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing,
the Issuers will not extend the Expiration Date beyond      , 1998.

  In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE SERIES B NOTES

  The Series B Notes will bear interest from their date of issuance. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date

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

of issuance of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes on October 15, 1998. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  Interest on the Series B Notes is payable semi-annually on each April 15 and October 15.

PROCEDURES FOR TENDERING

  Only a holder of Series A Notes may tender such Series A Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Series A Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Issuers will constitute the agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Medallion System (an "Eligible Institution") unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Series A Notes listed therein, such Series A Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Series A Notes with the signature thereon guaranteed by an Eligible Institution.

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

  If the Letter of Transmittal or any Series A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Series A Notes by causing such Book-Entry Transfer Facility to transfer such Series A Notes into the Exchange Agent's account with respect to the Series A Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Series A Notes and withdrawal of tendered Series A Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Series A Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Series A Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Series A Notes and (i) whose Series A Notes are not immediately available, (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if;

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Notes and the principal amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the

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

  certificate(s) representing the Series A Notes (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Series A Notes in proper form for transfer (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Series A Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Notes to be withdrawn (the "Depositor"), (ii) identify the Series A Notes to be withdrawn (including the certificate number(s) and principal amount of such Series A Notes, or, in the case of Series A Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Series A Notes register the transfer of such Series A Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Series A Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Series B Notes will be issued with respect thereto unless the Series A Notes so withdrawn are validly retendered. Any Series A Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Series B Notes for, any Series A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their Subsidiaries; or

    (b) any law, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

    (c) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer and contemplated hereby.

  If the Issuers determine in their reasonable judgment that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Series A Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes which have not been withdrawn.

EXCHANGE AGENT

  Bank of Montreal Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  Bank of Montreal Trust Company
  88 Pine Street, 19th Floor
  New York, New York 10005

  Attn: Corporate Trust Department

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

  The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Series B Notes will be recorded at the same carrying value as the Series A Notes, which is face value, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers. The expenses related to the issuance of the Notes and of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Series A Notes that are not exchanged for Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to the Issuers

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

(upon redemption thereof or otherwise), (ii) so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) to certain institutional "accredited investors" within the meaning of Rule 501(a) under the Securities Act, in a minimum principal amount of $250,000, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE SERIES B NOTES

  With respect to resales of Series B Notes, based on no-action letters issued by the staff of the Commission to third parties, the Issuers believe that a holder or other person who receives Series B Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), who receives Series B Notes in exchange for Series A Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series B Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Series B Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution."

  As contemplated by these no-action letters and the Exchange and Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (i) the Series B Notes are to be acquired by the holder or the person receiving such Series B Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Series B Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a Series B Note for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                         BOOK-ENTRY; DELIVERY AND FORM

  The Series A Notes were offered and sold in connection with the Series A Notes Offering thereof solely to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons", as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S.

THE GLOBAL NOTES

  Except as described below, the Series B Notes initially will be represented by permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

  All interests in the Global Notes, including those held through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Cedel Bank, societe anonyme ("Cedel"), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

  The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Issuers nor the Initial Purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

  DTC has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Issuers expect that pursuant to procedures established by DTC (i) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the Initial Purchaser with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Issuers understand that under existing industry practice, in the event that the Issuers request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

  Payments with respect to the principal of, and premium, if any, Liquidated Damages, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  If (i) the Issuers notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  Neither the Issuers nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series B Notes received in exchange for Series A Notes only by Participating Broker-Dealers ("Eligible Participating Broker-Dealers") who acquired such Series A Notes as a result of market-making activities or other trading activities and not by Participating Broker-Dealers who acquired such Series A Notes directly from the Issuers. The Issuers have agreed that for a period of 90 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Eligible Participating Broker-Dealer for use in connection with any such resale. In
addition, until       , 1998, all dealers effecting transactions in the
Series B Notes may be required to deliver a prospectus.

  The Issuers will not receive any proceeds from any sales of the Series B Notes by Participating Broker-Dealers. Series B Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Series B Notes. Any Participating Broker-Dealer that resells the Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Eligible Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any Participating Broker-Dealer and will indemnify the Holders of the Notes (including any Participating Broker-Dealers) against certain liabilities including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Series B Notes offered hereby will be passed upon for the Issuers by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York. Robert L. Winikoff, a member of the Executive Committee of Mediacom, is a member of Cooperman Levitt Winikoff Lester & Newman, P.C.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of operations and accumulated deficit and cash flows for the year ended December 31, 1997 and for the period from March 12, 1996 (the commencement of operations) to December 31, 1996 and the statements of operations and cash flows for the period from January 1, 1996 through March 11, 1996 of Mediacom LLC and the Subsidiaries included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of the Cablevision Systems as of December 31, 1997 and 1996 and the related consolidated statements of operations, partners' capital/(deficiency) and cash flows for the year ended December 31, 1997 and for the periods January 1, 1996 to August 12, 1996, and August 13, 1996 to December 31, 1996 and the consolidated balance sheets of the Cablevision Systems as of December 31, 1996 and 1995 and the related consolidated statements of operations, partners' capital/(deficiency) and cash flows for the periods January 1, 1996 to August 12, 1996, and August 13, 1996 to December 31, 1996 and for the years ended December 31, 1995 and 1994, have been included in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP include an explanatory paragraph relating to a change in cost basis of the consolidated financial information as a result of a redemption of certain limited and general partnership interests effective August 13, 1996.

  The combined statements of operations and partnership's investment and cash flows of the Lower Delaware System (as defined in Note 1 to the combined statements of operations and partnership's investment and cash flows) for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996, have been included herein, in reliance upon the report, dated April 30, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The statements of operations and partners' capital and cash flows of Saguaro Cable TV Investors Limited Partnership for the period from January 1, 1996 to December 31, 1996 included in this Prospectus and elsewhere in the Registration Statement, have been audited by Gustafson, Crandall & Christensen, Inc., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The statements of operations and cash flows of Benchmark Acquisition Fund II Limited Partnership for the year ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement, have been audited by Keller Bruner & Company, L.L.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       ADDITIONAL AVAILABLE INFORMATION

  The Issuers have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Registration Statement can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 600 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The Issuers are filing the Registration Statement with the Commission electronically. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that web site is http://www.sec.gov.

  As a result of the Exchange Offer, the Issuers will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Issuers are subject to such periodic reporting requirements under the Exchange Act, they will continue to furnish the information required thereby to the Commission. The Issuers will be required to file periodic reports with the Commission pursuant to the Exchange Act during the Issuers' current fiscal year and thereafter so long as the Notes are held by at least 300 registered holders. The Issuers do not anticipate that, for periods following December 31, 1998, the Notes will be held of record by more than 300 holders. Accordingly, after such date, the Issuers do not expect to be required to comply with the periodic reporting obligations imposed under the Exchange Act. However, under the Indenture relating to the Notes, the Company has agreed that it will, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Exchange Act, file with the Commission, and provide the Trustee and the holders of the Notes within 15 days after such filings with, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is not accepted by the Commission or prohibited by the Exchange Act, the Company will also provide copies of such reports, at its cost, to prospective purchasers of the Notes promptly upon written request.

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

                                   GLOSSARY

  The following is a description of certain terms used in this Prospectus:

ADDRESSABILITY               Addressable technology enables the cable
                             television operator to electronically control from its central facilities the cable television services delivered to the subscriber. This technology facilitates pay-per-view services, reduces service theft, and provides a cost-effective method to upgrade and downgrade programming services to subscribers.

BASIC PENETRATION            Basic subscribers as a percentage of total number
                             of homes passed.

BASIC SERVICE TIER           A package of over-the-air broadcast stations,
                             local access channels and certain satellite-delivered cable television services (other than premium services).

BASIC SUBSCRIBER             A subscriber to a cable television system who
                             receives the Basic Service Tier and who is usually charged a flat monthly rate for a number of channels.

CPST Cable programming services other than programming services provided on the Basic Service Tier or on a per-channel or per-program basis. Also referred to as expanded basic service.

CABLE MODEM                  A device similar to a telephone modem that sends
                             and receives signals over a cable television network at speeds exceeding 100 times the capacity of a telephone modem.

CONVERTER                    Electronic device that permits tuning of a cable
                             television signal to permit reception by subscriber television sets and VCRs and provides a means of access control for cable television programming.

COST-OF-SERVICE              A rate-setting methodology prescribed by the FCC
                             which may give a cable television operator the ability to establish maximum rates for regulated services in excess of the benchmark rate that would otherwise be applicable.

DIGITAL COMPRESSION          The conversion of the standard analog video
                             signal into a digital signal, and the compression of that signal to facilitate multiple channel transmissions through a single channel's bandwidth.

DIRECT BROADCAST SATELLITE   A service by which packages of television
(DBS)                        programming are transmitted via high-powered
                             satellites to individual homes, each served by a small satellite dish.

EBITDA
                             Represents operating income (loss) before depreciation and amortization.

FIBER-TO-THE-FEEDER (FTF)
                             This network architecture, using a combination of fiber optic cable and coaxial cable transmission lines, delivers signals deeper into the cable plant than fiber backbone design. The FTF plant transmits signals to small neighborhood nodes and then from the nodes to the end user on a combination of coaxial cable distribution/feeder and customer drop lines. FTF design is ideal for heavily populated areas.

FIBER BACKBONE               The principal fiber optic trunk lines that
                             deliver signals to smaller concentrations of customers along longer transmission lines than FTF design. Fiber backbone design is ideal for scattered pockets of concentrated customers served from one headend facility.

FIBER OPTIC CABLE            Cable made of glass fibers through which signals
                             are transmitted as pulses of light to the distribution portion of the cable television which in turn goes to the customer's home.
                             Capacity for a very large number of channels can be more easily provided.

HEADEND A collection of hardware, typically including satellite receivers, modulators, amplifiers and video cassette playback machines within which signals are processed and then combined for distribution within the cable television network.

HIGH-SPEED DATA NETWORK      Any network dedicated to the transmission of data
                             to residences and commercial establishments.
                             Includes Local Area Networks (LAN).

HOMES PASSED                 A home is deemed to be passed if it can be
                             connected to the distribution system without further extension of the distribution network.

INTERNET The large, worldwide network of thousands of smaller, interconnected computer networks. Originally developed for use by the military and for academic research purposes, the Internet is now accessible by millions of users.

LAN Local Area Network. A communications network that serves users within a confined geographical area, consisting of servers, workstations, a network operating system and a communications link.

LOCAL MULTIPOINT             A proposed method of distribution for television
DISTRIBUTION SERVICE         and information using microwave transmissions at
                             a higher frequency than MMDS.

MDU Multiple dwelling units such as condominiums, apartment complexes, hospitals, hotels and other commercial complexes.

MULTICHANNEL MULTIPOINT
DISTRIBUTION                 A one-way radio transmission of television
SERVICE (MMDS)               channels over microwave frequencies from a fixed
                             station transmitting to multiple receiving facilities located at fixed points.

MULTIPLE SYSTEM OPERATOR     A cable television operator that owns or operates
(MSO)                        more than one cable television system.

MUST CARRY                   The provisions of the 1992 Act that require cable
                             television operators to carry local commercial and noncommercial television broadcast stations on their systems.

NON-METROPOLITAN MARKETS     Markets consisting of small cities and their
                             surrounding areas, typically with populations of 500,000 or less, according to the metropolitan areas measurement of the U.S. Census Bureau.

PAY-PER-VIEW                 Programming offered by a cable television
                             operator on a per-program basis which a
                             subscriber selects and for which a subscriber pays a separate fee.

PREMIUM PENETRATION          Premium service units as a percentage of the
                             total number of basic service subscribers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.

PREMIUM SERVICE              Individual cable programming service available
                             only for monthly subscriptions on a per-channel basis.

PREMIUM UNITS                The number of subscriptions to premium services
                             which are paid for on an individual basis.

REGIONAL CLUSTER             Cable television systems grouped in specific
                             geographic regions and managed together to achieve economies of scale and operating efficiencies in such areas as system management, marketing, administrative and technical service.

SYSTEM CASH FLOW             Represents EBITDA before management fees.

TELEPHONE MODEM              A device either inserted in a computer or
                             attached externally that encodes (modulates) or decodes (demodulates) an analog telephone signal to a digital signal to receive data.

UPGRADE
                             The upgrade of an existing cable television system, usually undertaken to improve either its technological performance or to expand the system's channel or bandwidth capacity in order to provide more programming and other services.

                         INDEX TO FINANCIAL STATEMENTS

                         MEDIACOM LLC AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

Report of Independent Public Accountants.................................   F-3
Consolidated Balance Sheets as of December 31, 1997 and 1996.............   F-5
Consolidated Statements of Operations for the Year Ended December 31,
 1997, for the Period from Commencement of Operations (March 12, 1996) to
 December 31, 1996, for the Period from January 1, 1996 through March 11,
 1996, and for the Year Ended December 31, 1995..........................   F-6
Consolidated Statements of Changes in Members' Equity for the Year Ended
 December 31, 1997 and for the Period from Commencement of Operations
 (March 12, 1996) to December 31, 1996...................................   F-7
Consolidated Statements of Cash Flows for the Year Ended December 31,
 1997, for the Period from Commencement of Operations (March 12, 1996) to
 December 31, 1996, for the Period from January 1, 1996 through March 11,
 1996, and for the Year Ended December 31, 1995 .........................   F-8
Notes to Consolidated Financial Statements...............................   F-9
Consolidated Balance Sheet as of June 30, 1998 (unaudited)...............  F-20
Consolidated Statements of Operations for the Three and Six Months Ended
 June 30, 1998 and 1997 (unaudited)......................................  F-21
Consolidated Statements of Changes in Members' Equity....................  F-22
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
 1998 and 1997 (unaudited)...............................................  F-23
Notes to Unaudited Consolidated Financial Statements.....................  F-24

                          MEDIACOM CAPITAL CORPORATION

                              FINANCIAL STATEMENT

                                    CONTENTS

Report of Independent Public Accountants.................................  F-30
Balance Sheets as of June 30, 1998 and March 31, 1998....................  F-31
Note to Balance Sheets...................................................  F-32

               U.S. CABLE TELEVISION GROUP, L.P. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

Independent Auditors' Report.............................................  F-33
Consolidated Balance Sheets as of December 31, 1997 and 1996.............  F-34
Consolidated Statements of Operations and Partners' Capital/(Deficiency),
 Year Ended December 31, 1997, Period from August 13, 1996 to December
 31, 1996, and January 1, 1996 to August 12, 1996........................  F-35
Consolidated Statements of Cash Flows, Year Ended December 31, 1997,
 Period from August 13, 1996 to December 31, 1996 and January 1, 1996 to
 August 12, 1996 ........................................................  F-36
Notes to Consolidated Financial Statements...............................  F-37

               U.S. CABLE TELEVISION GROUP, L.P. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

Independent Auditors' Report.............................................  F-42
Consolidated Balance Sheets as of December 31, 1996 and 1995.............  F-43
Consolidated Statements of Operations and Partners' Capital/(Deficiency),
 Period from January 1, 1996 to August 12, 1996, and August 13, 1996 to
 December 31, 1996, and Years Ended December 31, 1995 and 1994...........  F-44
Consolidated Statements of Cash Flows, Period from January 1, 1996 to
 August 12, 1996, and August 13, 1996 to December 31, 1996 and Years
 Ended December 31, 1995 and 1994........................................  F-45
Notes to Consolidated Financial Statements...............................  F-46

                             LOWER DELAWARE SYSTEM

              COMBINED STATEMENTS OF OPERATIONS AND PARTNERSHIP'S
                           INVESTMENT AND CASH FLOWS

                                    CONTENTS

Independent Auditors' Report.............................................  F-53
Combined Statements of Operations and Partnership's Investment for the
 Period from January 1, 1997 to June 23, 1997 and the Year Ended December
 31, 1996................................................................  F-54
Combined Statements of Cash Flows for the Period from January 1, 1997 to
 June 23, 1997 and the Year Ended December 31, 1996 .....................  F-55
Notes to Combined Statements of Operations and Partnership's Investment
 and Cash Flows..........................................................  F-56

                           SAGUARO CABLE TV INVESTORS
                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                                    CONTENTS

Independent Auditor's Report.............................................  F-60
Balance Sheet as of December 26, 1996....................................  F-61
Statement of Operations and Partners' Capital, Period from January 1,
 1996 to December 26, 1996...............................................  F-62
Statement of Cash Flows, Period from January 1, 1996 to December 26, 1996
 ........................................................................  F-63
Notes to Financial Statements............................................  F-65

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

 To Mediacom LLC:

  We have audited the accompanying consolidated balance sheets of Mediacom LLC (a New York limited liability company) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in members' equity and cash flows for the year ended December 31, 1997 and for the period from commencement of operations (March 12, 1996) to December 31, 1996 and the statements of operations and cash flows for the period January 1, 1996 through March 11, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mediacom LLC and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations, members' equity and cash flows for the year ended December 31, 1997 and for the period from commencement of operations (March 12, 1996) to December 31, 1996 and the statements of operations and cash flows for the period January 1, 1996 through March 11, 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
April 4, 1998

                         INDEPENDENT AUDITORS' REPORT

To the Partners
Benchmark Acquisition Fund II Limited Partnership
Sterling, Virginia

  We have audited the accompanying statements of operations and cash flows of Benchmark Acquisition Fund II Limited Partnership (the Partnership) for the year ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Benchmark Acquisition Fund II Limited Partnership for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the financial statements, in 1996 the Partnership sold substantially all of its assets to an unrelated entity.

Keller Bruner & Company, L.L.C.

Bethesda, Maryland
February 28, 1996, except Note 3,
as to which the date is March 12, 1996

                         MEDIACOM LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

                                                              1997     1996
                                                            --------  -------
                          ASSETS
Cash and cash equivalents.................................. $  1,027  $   396
Subscriber accounts receivable, net of allowance for
 doubtful accounts of $56 in 1997 and $25 in 1996..........      618      267
Prepaid expenses and other assets..........................    1,358    1,323
Investment in cable television systems:
  Inventory................................................    1,032      327
  Property, plant and equipment, at cost...................   51,735   18,993
  Less- accumulated depreciation...........................   (5,737)  (1,056)
                                                            --------  -------
    Property, plant and equipment, net.....................   45,998   17,937
  Intangible assets, net of accumulated amortization of
   $3,429 in 1997 and $923 in 1996.........................   47,859   24,307
                                                            --------  -------
    Total investment in cable television systems...........   94,889   42,571
  Other assets, net of accumulated amortization of $627 in
   1997 and $178 in 1996...................................    4,899    2,003
                                                            --------  -------
    Total assets........................................... $102,791  $46,560
                                                            ========  =======
              LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
Senior bank debt........................................... $ 69,575  $37,600
Seller note................................................    3,193    2,929
Accounts payable and accrued expenses......................    4,874    1,354
Subscriber advances........................................      603      105
Management fees payable....................................      105       35
                                                            --------  -------
    Total liabilities......................................   78,350   42,023
MEMBERS' EQUITY
  Capital contributions....................................   30,990    6,490
  Accumulated deficit......................................   (6,549)  (1,953)
                                                            --------  -------
    Total members' equity..................................   24,441    4,537
                                                            --------  -------
    Total liabilities and members' equity.................. $102,791  $46,560
                                                            ========  =======

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                         MEDIACOM LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997,
                 FOR THE PERIOD FROM COMMENCEMENT OF OPERATIONS
   (MARCH 12, 1996) TO DECEMBER 31, 1996, FOR THE PERIOD FROM JANUARY 1, 1996
        THROUGH MARCH 11, 1996 AND FOR THE YEAR ENDED DECEMBER 31, 1995
                         (ALL DOLLAR AMOUNTS IN 000'S)

                                 THE COMPANY                 PREDECESSOR
                         --------------------------- ----------------------------
                                      MARCH 12, 1996
                                            TO       JANUARY 1, 1996
                         DECEMBER 31,  DECEMBER 31,      THROUGH     DECEMBER 31,
                             1997          1996      MARCH 11, 1996      1995
                         ------------ -------------- --------------- ------------
Revenues................   $17,634       $ 5,411         $1,038        $ 5,171
                           -------       -------         ------        -------
Costs and expenses:
  Service costs.........     5,547         1,511            297          1,536
  Selling, general and
   administrative
   expenses.............     2,696           931            222          1,059
  Management fee
   expense..............       882           270             52            261
  Depreciation and
   amortization.........     7,636         2,157            527          3,945
                           -------       -------         ------        -------
Operating income
 (loss).................       873           542            (60)        (1,630)
Interest expense, net...     4,829         1,528            201            935
Other expenses..........       640           967            --             --
                           -------       -------         ------        -------
Net loss................   $(4,596)      $(1,953)        $ (261)       $(2,565)
                           =======       =======         ======        =======



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                         MEDIACOM LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
                 FOR THE PERIOD FROM COMMENCEMENT OF OPERATIONS
                     (MARCH 12, 1996) TO DECEMBER 31, 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

Balance, Commencement of Operations (March 12, 1996)................... $ 5,490
  Capital Contributions................................................   1,000
  Net Loss.............................................................  (1,953)
                                                                        -------
Balance, December 31, 1996.............................................   4,537
  Capital Contributions................................................  24,500
  Net Loss.............................................................  (4,596)
                                                                        -------
Balance, December 31, 1997............................................. $24,441
                                                                        =======



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                         MEDIACOM LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997,
                        FOR THE PERIOD FROM COMMENCEMENT
   (MARCH 12, 1996) TO DECEMBER 31, 1996, FOR THE PERIOD FROM JANUARY 1, 1996
                             THROUGH MARCH 11, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995
                         (ALL DOLLAR AMOUNTS IN 000'S)

                                                                             THE COMPANY                 PREDECESSOR
                                                                     --------------------------- ----------------------------
                                                                                  MARCH 12, 1996 JANUARY 1, 1996
                                                                                        TO           THROUGH
                                                                     DECEMBER 31,  DECEMBER 31,     MARCH 11,    DECEMBER 31,
                                                                         1997          1996           1996           1995
                                                                     ------------ -------------- --------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................................   $ (4,596)     $ (1,953)        (261)        $(2,565)
  Adjustments to reconcile net loss to net cash flows from operating activities:
    Accretion of interest on seller note............................        264           129          --              --
    Depreciation and amortization...................................      7,636         2,157          527           3,945
    (Increase) decrease in subscriber accounts receivable...........       (351)         (267)         (40)             31
    (Increase) decrease in prepaid expenses and other assets........        (34)       (1,323)         --               31
    Increase (decrease) in accounts payable and accrued expenses....      3,520         1,354          --               (2)
    Increase (decrease) in subscriber advances......................        498           105          --              (23)
    Increase in management fees payable.............................         70            35          --              --
    Increase in due to related entities.............................        --            --           --               61
                                                                       --------      --------         ----         -------
      Net cash flows from operating activities......................      7,007           237          226           1,478
                                                                       --------      --------         ----         -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Capital expenditures..............................................     (4,699)         (671)        (86)            (261)
  Acquisitions of cable television systems..........................    (54,842)      (44,539)         --              --
  Other, net........................................................       (467)          (47)         --              --
                                                                       --------      --------         ----         -------
      Net cash flows used in investing activities...................    (60,008)      (45,257)         (86)           (261)
                                                                       --------      --------         ----         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  New borrowings....................................................     72,225        39,200          --              --
  Repayment of debt.................................................    (40,250)       (1,600)         --           (1,077)
  Increase in seller note...........................................        --          2,800          --              --
  Capital contributions.............................................     24,500         6,490          --              --
  Financing costs...................................................     (2,843)       (1,474)         --              --
                                                                       --------      --------         ----         -------
      Net cash flows from financing activities......................     53,632        45,416          --           (1,077)
                                                                       --------      --------         ----         -------
      Net increase in cash and cash equivalents.....................        631           396          140             140
CASH AND CASH EQUIVALENTS, beginning of period......................        396           --           266             126
                                                                       --------      --------         ----         -------
CASH AND CASH EQUIVALENTS, end of period............................   $  1,027      $    396         $406         $   266
                                                                       ========      ========         ====         =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest............................   $  4,485      $  1,190         $201         $   935
--------------------------------------------------
                                                                       ========      ========         ====         =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                         MEDIACOM LLC AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

(1) THE LIMITED LIABILITY COMPANY:

 Organization

  Mediacom LLC ("Mediacom" and collectively with its subsidiaries, the "Company"), a New York limited liability company, was formed on July 17, 1995 and initially conducted its affairs pursuant to an operating agreement dated March 12, 1996 (the "1996 Operating Agreement"). On March 31 and June 16, 1997, the 1996 Operating Agreement was amended and restated upon the admission of new members to Mediacom (the "1997 Operating Agreement"). On January 20, 1998, the 1997 Operating Agreement was amended and restated upon the admission of additional members to Mediacom (the "1998 Operating Agreement"). As of December 31, 1997, the Company had acquired and was operating cable television systems in California, Delaware and Arizona (see Note 3).

 Capitalization

  The Company was initially capitalized on March 12, 1996, with equity contributions of $5,445 from Mediacom's members and $45 from Mediacom Management Corporation ("Mediacom Management"). On June 28, 1996, Mediacom received additional equity contributions of $1,000 from an existing member.

  On June 22 and September 18, 1997, Mediacom received additional equity contributions of $19,500 and $5,000, respectively, from its members. On January 22, 1998, in connection with the acquisition of the Cablevision Systems (see Note 13), Mediacom received additional equity contributions of $94,000 from its members.

 Allocation of Losses, Profits and Distributions

  For 1996, net losses were allocated 98% to the Commisso Members as defined in the operating agreements (the "Managing Member") and the balance to the other members ratably in accordance with their respective membership units. For 1997, pursuant to the 1997 Operating Agreement, net losses were allocated 99% to the Managing Member and the balance to the other members ratably in accordance with their respective membership units.

  Profits are allocated first to the members to the extent of their deficit capital account; second, to the members to the extent of their preferred capital; third, to the members (including the Managing Member) until they receive an 8% preferred return on their preferred capital (the "Preferred Return"); fourth, to the Managing Member until the Managing Member receives an amount equal to 25% of the amount provided to deliver the Preferred Return to all members; the balance, 80% to the members (including the Managing Member) in proportion to their respective membership units and 20% to the Managing Member. The 1997 Operating Agreement increased the Preferred Return from 8% to 12%.

  Distributions are made first to the members (including the Managing Member) in proportion to their respective membership units until they receive amounts equal to their preferred capital; second, to the members (including the Managing Member) in proportion to their percentage interests until all members receive the Preferred Return; third, to the Managing Member until the Managing Member receives 25% of the amount provided to deliver the Preferred Return; the balance, 80% to the members (including the Managing Member) in proportion to their percentage interests and 20% to the Managing Member.

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)
 Redemption Rights

  Except as set forth below, no member has the right to have its membership interests redeemed or its capital contributions returned prior to dissolution of Mediacom. Pursuant to the 1998 Operating Agreement, each member has the right to require Mediacom to redeem its membership interests at any time if the holding of such interests exceeds the amount permitted, or is otherwise prohibited or becomes unduly burdensome, by any law to which such member is subject, or, in the case of any member which is a Small Business Investment Company as defined in and subject to regulation under the Small Business Investment Act of 1958, as amended, upon a change in the Company's principal business activities to an activity not eligible for investment by a Small Business Investment Company or a change in the reported use of proceeds of a member's investment in Mediacom. If Mediacom is unable to redeem for cash any or all of such membership interests at such time, Mediacom will issue as payment for such interests a junior subordinated promissory note with a five-year maturity date and deferred interest which accrues and compounds at an annual rate of 5% over prime.

  In addition, in connection with the Company's acquisition of the Cablevision Systems on January 23, 1998 (see Note 13), the Federal Communications Commission (the "FCC") issued a transactional forbearance from its cross-ownership restrictions, effective for a period of one year, permitting a certain existing member (the "Transactional Member") to purchase additional units of membership interest in Mediacom. If at the end of such one-year period, the Transactional Member's membership interest in Mediacom remains above the limitations imposed by the FCC's cross-ownership restrictions, Mediacom will be required to repurchase such number of the Transactional Member's units of membership interest which exceed the permissible ownership level. If such repurchase were to occur on January 23, 1999 (i.e., upon expiration of the transactional forbearance), and assuming no changes in the number of outstanding membership units of Mediacom and no changes in such cross-ownership rules, the repurchase price for such excess membership interests would be approximately $7,500.

 Duration and Dissolution

  Mediacom will be dissolved upon the first to occur of the following: (i) December 31, 2020; (ii) certain events of bankruptcy involving the Managing Member or the occurrence of any other event terminating the continued membership of the Managing Member, unless within one hundred eighty days after such event the Company is continued by the vote or written consent of no less than two-thirds of the remaining membership interests; or (iii) the entry of a decree of judicial dissolution.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Basis of Preparation of Consolidated Financial Statements

  The consolidated financial statements include the accounts of Mediacom and its subsidiaries. All significant intercompany transactions and balances have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  The financial statements for the period from January 1, 1996, through March 11, 1996, and the year ended December 31, 1995, reflecting the results of operations and statement of cash flows, are referred to as the "Predecessor" financial statements. The Predecessor is Benchmark Acquisition

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)
Fund II Limited Partnership which owned the assets comprising the cable television system serving at the time of its acquisition by the Company 10,300 subscribers in Ridgecrest, California (the "Ridgecrest System"). See Note 3. Accordingly, the accompanying financial statements of the Predecessor and the Company are not comparable in all material respects since those financial statements report results of operations and cash flows of these two separate entities.

 Revenue Recognition

  Revenues are recognized in the period in which the related services are provided to the Company's subscribers.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company's accounts receivable is comprised of amounts due from subscribers in varying regions throughout the United States. Concentration of credit risk with respect to these receivables are limited due to the large number of customers comprising the Company's customer base and their geographic dispersion.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at purchased and capitalized cost. Repairs and maintenance are charged to operations, and replacements, renewals and additions are capitalized. The Company capitalized a portion of salaries and overhead related to the installation of property, plant and equipment of approximately $681 and $107 in 1997 and 1996, respectively.

 Intangible Assets

  Intangible assets include franchising costs, goodwill, subscriber lists and covenants not to compete. Amortization of intangible assets is calculated on a straight-line basis over the following lives:

   Franchising costs..................................................  15 years
   Goodwill...........................................................  15 years
   Subscriber lists...................................................   5 years
   Covenants not to compete........................................... 3-7 years

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)
  The following table summarizes the net asset amount for each intangible asset category as of December 31, 1997 and December 31, 1996.

                                              GROSS ASSET              NET ASSET
1997                                             VALUE    AMORTIZATION   VALUE
----                                          ----------- ------------ ---------
Franchising costs............................   $22,181      $1,732     $20,449
Goodwill.....................................     5,640         232       5,408
Subscriber lists.............................    18,573       1,085      17,488
Covenants not to compete.....................     4,842         328       4,514
                                                -------      ------     -------
  Total intangible assets....................   $51,236      $3,377     $47,859
                                                =======      ======     =======
                                              GROSS ASSET              NET ASSET
1996                                             VALUE    AMORTIZATION   VALUE
----                                          ----------- ------------ ---------
Franchising costs............................   $17,330      $  526     $16,804
Goodwill.....................................     1,330          67       1,263
Subscriber lists.............................     5,095         274       4,821
Covenants not to compete.....................     1,537         118       1,419
                                                -------      ------     -------
  Total intangible assets....................   $25,292      $  985     $24,307
                                                =======      ======     =======

 Impairment of Long-Lived Assets

  The Company follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by any entity, be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. There has been no impairment of long-lived assets of the Company under SFAS 121.

 Other Assets

  Other assets include organizational and financing costs. Organizational costs are being amortized on a straight-line basis over 5 years. Financing costs incurred to raise debt and equity capital are deferred and amortized on a straight-line basis over the expected term of such financings. Included in "Other assets" are financing costs of $3,963 and $1,388 as of December 31, 1997 and 1996, respectively.

 Income Taxes

  Since Mediacom is a limited liability company and the Predecessor is a limited partnership, they are not subject to federal or state income taxes, and no provision for income taxes relating to their statements of operations have been reflected in the accompanying financial statements. The members of Mediacom and the limited partners of the Predecessor are required to report their share of income or loss in their respective income tax returns.

(3) ACQUISITIONS:

  The undernoted acquisitions (the "Acquired Systems") were accounted for as purchases with the acquired assets and liabilities recorded at their fair values. Accordingly, the results of operations of the Acquired Systems have been included with those of the Company since the date of acquisition.

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

 1997

  On June 24, 1997, Mediacom Delaware LLC ("Mediacom Delaware"), a directly owned subsidiary of Mediacom, acquired the assets of a cable television system serving approximately 29,300 subscribers in lower Delaware and southwestern Maryland for a purchase price of $42,900. The purchase price has been preliminarily allocated as follows: $21,450 to property, plant and equipment, $14,200 to franchise costs and $7,250 to subscriber lists. Additionally, $275 of direct acquisition costs has been allocated to other assets.

  On September 19, 1997, Mediacom California LLC ("Mediacom California"), a directly owned subsidiary of Mediacom, acquired the assets of a cable television system serving approximately 9,600 subscribers in Sun City, California for a purchase price of $11,500. The purchase price has been preliminarily allocated as follows: $4,600 to property, plant and equipment, $4,500 to franchise costs and $2,400 to subscriber lists. Additionally, $167 of direct acquisition costs has been allocated to other assets.

 1996

  On March 12, 1996, Mediacom California acquired the assets of the Ridgecrest System serving approximately 10,300 subscribers in Ridgecrest, California and surrounding communities for a purchase price of $18,750. The purchase price has been allocated as follows: $5,303 to property, plant and equipment, $12,117 to franchise costs and $1,330 to goodwill. Additionally, $285 of direct acquisition costs has been allocated to other assets.

  On June 28, 1996, Mediacom California acquired the assets of a cable television system serving approximately 6,600 subscribers in Kern Valley, California and surrounding communities (the "Kern Valley System") for a purchase price of $8,250 in cash plus a senior subordinated note payable to the seller of $2,800 (see Note 8). The purchase price has been allocated as follows: $5,537 to property, plant and equipment, $1,768 to franchise costs, $2,640 to subscriber lists and $1,105 to covenant not to compete. Additionally, $17 of direct acquisition costs has been allocated to other assets.

  On December 27, 1996, Mediacom California acquired the assets of a cable television system serving approximately 2,000 subscribers in Valley Center, California and surrounding communities for a purchase price of $2,515. The purchase price has been allocated as follows: $2,030 to property, plant and equipment, $160 to franchise costs, $250 to subscriber lists and $75 to covenant not to compete. Additionally, $23 of direct acquisition costs has been allocated to other assets.

  On December 27, 1996, Mediacom Arizona LLC ("Mediacom Arizona"), a directly owned subsidiary of Mediacom, acquired the assets of cable television systems serving approximately 8,000 subscribers in Nogales and Ajo, Arizona and surrounding communities for a purchase price of $11,420. The purchase price has been allocated as follows: $5,590 to property, plant and equipment, $3,285 to franchise costs, $2,195 to subscriber lists and $350 to covenant not to compete. Additionally, $137 of direct acquisition costs has been allocated to other assets.

  On December 10, 1996, Mediacom California acquired an Internet service provider serving approximately 2,200 subscribers in Ridgecrest, California and surrounding communities for an initial purchase price of $342. The purchase price has been allocated as follows: $325 to property, plant and equipment, $10 to subscriber lists and $7 to covenant not to compete.

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

(4) PRO FORMA RESULTS:

  Summarized below are the pro forma unaudited results of operations for the years ended December 31, 1997 and 1996, assuming the purchase of the Acquired Systems had been consummated as of January 1, 1996. Adjustments have been made to: (i) operating expenses; (ii) depreciation and amortization reflecting the fair value of the assets acquired; (iii) interest expense; (iv) management fees; and (v) other expenses. The pro forma results may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

                                                YEAR ENDED        YEAR ENDED
                                             DECEMBER 31, 1997 DECEMBER 31, 1996
                                             ----------------- -----------------
   Revenue..................................     $ 24,119           $23,017
   Operating loss...........................       (3,598)           (1,914)
   Net loss.................................     $(10,297)          $(9,688)

(5) RECENT ACCOUNTING PRONOUNCEMENTS:

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and SFAS No. 131,"Disclosure about Segments of an Enterprise and Related Information", and in 1998, issued SFAS No. 132 "Employer's Disclosure about Pension and Other Post Retirement Benefits," SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and SOP 98-5 "Reporting on the Costs of Start-Up Activities." The adoption of these standards are not expected to impact the Company's results of operations, financial position or cash flows.

(6) PROPERTY, PLANT AND EQUIPMENT:

  As of December 31, 1997 and 1996, property, plant and equipment consisted of:

                                                                 1997    1996
                                                                ------- -------
   Land........................................................ $   108 $   108
   Buildings and leasehold improvements........................     337     250
   Cable systems, equipment and subscriber devices.............  49,071  17,614
   Vehicles....................................................   1,135     378
   Furniture, fixtures and office equipment....................   1,084     643
                                                                ------- -------
                                                                $51,735 $18,993
                                                                ======= =======

  Depreciation is calculated on a straight-line basis over the following useful lives:

   Buildings........................................... 45 years
   Leasehold improvements.............................. Life of respective lease
   Cable systems and equipment......................... 5 to 10 years
   Subscriber devices.................................. 5 years
   Vehicles............................................ 5 years
   Furniture, fixtures and office equipment............ 5 to 10 years

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

(7) SENIOR BANK DEBT:

  On December 27, 1996, Mediacom's subsidiaries entered into an amended and restated credit agreement, providing for a $15,000 reducing revolving credit and a $25,000 term loan. On June 24, 1997, Mediacom California, Mediacom Delaware and Mediacom Arizona (collectively, the "Western Group") entered into a second amended and restated credit agreement (the "Western Credit Facility"), providing for a $40,000 reducing revolving credit and $60,000 in term loans. On March 24, 1998, the Western Credit Facility was amended, providing for a $70,000 reducing revolving credit (the "Revolver") and a $30,000 term loan ("Term Loan"). Under the terms of the Western Credit Facility, the Western Group may borrow up to $70,000 under the Revolver, subject to certain limitations. Beginning on September 30, 1998, the Western Credit Facility provides for quarterly reductions, ranging from 0.21% to 8.29% of the Revolver, with a final reduction on September 30, 2005. Beginning on September 30, 1998, the Term Loan will be repaid in 29 consecutive quarterly installments, ranging from 0.42% to 11.67% of the Term Loan, with the final installment on September 30, 2005. The Western Credit Facility also provides mandatory reductions of the Revolver and mandatory prepayments of the Term Loan from excess cash flow as defined, beginning December 31, 1999.

  The Western Credit Facility provides for a commitment fee of 1/2% per annum on the unused portion of the Revolver and such fees are reflected in "Other expenses" in the accompanying consolidated statements of operations. Under the Western Credit Facility, the Company has the option of paying interest at either the Base Rate or the Eurodollar Rate, as defined below, plus a margin which is based on the attainment of certain financial ratios. The effective interest rate at December 31, 1997 was 8.33% before giving effect to the interest rate exchange agreements described below. The applicable margins for the respective borrowing rate options have the following ranges:

   INTEREST RATE OPTION                                           MARGIN RATE
   --------------------                                          --------------
   Base Rate.................................................... 0.375% to 1.75%
   Eurodollar Rate.............................................. 1.375% to 2.75%

  The Western Credit Facility contains covenants, including, but not limited to, insurance requirements, limitations on mergers and acquisitions, consolidations and sales of certain assets, restrictions on certain transactions with affiliates, the maintenance of certain financial ratios, such as, the leverage ratio, the interest coverage ratio and the fixed charge coverage ratio, limitations on liens, the incurrence of additional indebtedness and certain restricted payments, and restrictions on the ability to engage in any business. The Western Group is in compliance with all financial ratios as of December 31, 1997. The Western Credit Facility is secured by Mediacom's pledge of all its ownership interests in the Western Group and a first priority lien on all the tangible and intangible assets of the Western Group, other than real property. The indebtedness under the Western Credit Facility is guaranteed by Mediacom on a limited recourse basis to the extent of its ownership interests in the Western Group. At December 31, 1998, the Company had $30,375 of unused commitments under the Western Credit Facility, of which approximately $3,400 could have been borrowed by the Western Group for purposes of distributing such borrowed proceeds to Mediacom under the most restrictive covenants of the Western Credit Facility.

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

  The stated maturities of all debt outstanding under the Western Credit Facility, as amended, as of December 31, 1997 are as follows:

   1998................................................................. $   250
   1999.................................................................   2,000
   2000.................................................................   2,300
   2001.................................................................   3,600
   2002.................................................................   4,000
   Thereafter...........................................................  57,425
                                                                         -------
                                                                         $69,575
                                                                         =======

  The Western Group has entered into interest rate exchange agreements (the "Swaps") with various banks pursuant to which the interest rate on $62,000 is fixed at a weighted average swap rate of 6.19%, plus the average applicable margin over the Eurodollar Rate option under the Western Credit Facility. Under the terms of the Swaps, which expire from 1998 through 2002, the Company is exposed to credit loss in the event of nonperformance by the other parties to the Swaps. However, the Company does not anticipate nonperformance by the counterparties.

(8) SELLER NOTE:

  In connection with the acquisition of the Kern Valley System, the Western Group issued to the seller an unsecured senior subordinated note (the "Seller Note") in the amount of $2,800, with a final maturity of June 28, 2006. Interest is deferred throughout the term of the note and is payable at maturity or upon prepayment. For the five-year period ending June 28, 2001, the annual interest rate is 9.0%. After the initial five-year period, the annual interest rate increases to 15.0%, with an interest clawback for the first five years. After the initial seven-year period, the interest rate increases to 18.0%, with an interest clawback for the first seven years. The Company intends to prepay the Seller Note plus accrued interest on or before June 28, 2001, subject to prior approval by the parties to the Western Credit Facility, which the Company believes it will obtain. The Company expects to repay the Seller Note with cash flow generated from operations and future borrowings. There are no penalties associated with prepayment of this note.

  The Seller Note agreement contains a debt incurrence covenant limiting the ability of the Western Group to incur additional indebtedness. The Seller Note is subordinated and junior in right of payment to all senior obligations, as defined in Western Credit Facility.

(9) RELATED PARTY TRANSACTIONS:

  In accordance with the operating agreements and separate management agreements with each of Mediacom's subsidiaries, Mediacom Management is paid compensation for management services performed for the Company. Under such agreements, Mediacom Management, wholly-owned by the Managing Member, is entitled to receive annual management fees calculated as follows: (i) 5.0% of the first $50,000 of annual gross operating revenues of the Company; (ii) 4.5% of such revenues in excess thereof up to $75,000; and (iii) 4.0% of such revenues in excess of $75,000. The Company incurred management fees of approximately $882 and $270 in 1997 and 1996, respectively.

  For the period from January 1, 1996 through March 11, 1996 and for the year ended December 31, 1995, the Predecessor had an agreement with a related party for the management and operation

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)
of the Ridgecrest System. The Predecessor paid a monthly management fee of 5% of the Predecessor's gross revenues, as defined in a certain management agreement. The Predecessor also reimbursed this related party for various expenses including marketing, engineering and accounting paid on its behalf. The Predecessor incurred management fees of approximately $52 and $261 and reimbursed expenses to this related party of approximately $0 and $41 for the period from January 1, 1996 through March 11, 1996 and for the year ended December 31, 1995, respectively.

  Pursuant to the operating agreements of Mediacom, Mediacom Management is also entitled to receive a fee of 1.0% of the purchase price of acquisitions made by the Company until the Company's pro forma consolidated annual operating revenues equal $75,000 and 0.5% of such purchase price thereafter. The Company incurred acquisition fees of $544 in 1997 and $453 in 1996, respectively. The acquisition fees are included in "Other expenses" in the statement of operations.

  In addition, the operating agreements of the Company provide for the reimbursement of reasonable out-of-pocket expenses of Mediacom Management incurred in connection with the operation of the business of the Company and acting for or on behalf of the Company in connection with any potential acquisitions. In 1997 and 1996, the Company reimbursed Mediacom Management $59 and $29, respectively, for such services. Any such amounts incurred in connection with completed acquisitions by the Company were capitalized and are included in "Intangible assets" in the balance sheet.


(10) EMPLOYEE BENEFIT PLANS:

  Substantially all employees of the Company are eligible to participate in a deferred arrangement pursuant to IRC Section 401(k) (the "Plan"). Under such arrangement, eligible employees may contribute up to 15% of their current pre-tax compensation to the Plan. The Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. The Company presently matches 50% on the first 6% of employee contributions. The Company's contributions under the Plan totaled approximately $14 and $10 during 1997 and 1996, respectively.

(11) COMMITMENTS AND CONTINGENCIES:

  Under various lease and rental agreements for offices, warehouses and computer terminals, the Company had rental expense of approximately $138 and $22 for 1997 and 1996, respectively. Future minimum annual rental payments are as follows:

   1998.................................................................... $163
   1999....................................................................  143
   2000....................................................................  139
   2001....................................................................  140
   2002....................................................................  140

  In addition, the Company rents utility poles in its operations generally under short-term arrangements, but the Company expects these arrangements to recur. Total rental expense for utility poles was approximately $102 and $24 in 1997 and 1996, respectively.

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)

  On August 29, 1997, a bank issued an irrevocable letter of credit on behalf of Mediacom in favor of the sellers of the Cablevision Systems to secure Mediacom's performance under the asset purchase agreement for the Cablevision Systems. Such letter of credit was terminated upon the consummation of the purchase of the Cablevision Systems on January 23, 1998 (see Note 13).

 Legal Proceedings

  Management is not aware of any legal proceedings currently that will have a material adverse impact on the Company's financial statements.

 Regulation in the Cable Television Industry

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Television Consumer Protection and Competition Act of 1992 and the Cable Communication Policy Act of 1984 (collectively, the "Cable Acts"), both of which amended the Communications Act of 1934 (as amended, the "Communications Act"), established a national policy to guide the development and regulation of cable television systems. The Communications Act was recently amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the FCC and state or local regulatory authorities.

 Federal Law and Regulation

  The Cable Acts and the FCC's rules implementing such acts generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. The Cable Acts and the corresponding FCC regulations have established, among other things: (i) rate regulations; (ii) mandatory carriage and retransmission consent requirements that require a cable television system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station;
(iii) rules for franchise renewals and transfers; and (iv) other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

  The 1996 Telecom Act deregulates rates for cable programming services tiers ("CPST") commencing in March 1999 and, for certain small cable operators, immediately eliminates rate regulation of CPST, and, in certain limited circumstances, basic services. The FCC is currently developing permanent regulations to implement the rate deregulation provisions of the 1996 Telecom Act. The Company is currently unable to predict the ultimate effect of the Cable Acts or the 1996 Telecom Act on its financial statements.

  The FCC and Congress continue to be concerned that rates for regulated programming services are rising at a rate exceeding inflation. It is therefore possible that the FCC will further restrict the ability of cable television operators to implement rate increases and/or Congress will enact legislation which would, for example, delay or suspend the scheduled March 1999 termination of CPST rate regulation.

 State and Local Regulation

  Cable television systems generally operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local governmental entity. The terms and conditions

                         MEDIACOM LLC AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1996
                         (ALL DOLLAR AMOUNTS IN 000'S)
of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies. To date, other than Delaware, no state in which the Company currently operates has enacted state level regulation. The Company cannot predict whether any of the states in which it currently operates will engage in such regulation in the future.

(12) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

 Debt

  The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the senior bank debt and the Seller Note approximates the carrying value.

 Interest Rate Exchange Agreements

  The fair value of the Swaps is the estimated amount that the Company would receive or pay to terminate the Swaps, taking into account current interest rates and the current creditworthiness of the Swap counterparties. The Company would have paid $410 at December 31, 1997 to terminate the Swaps, inclusive of accrued interest.

(13) SUBSEQUENT EVENTS:

  On January 9, 1998, Mediacom California acquired the assets of a cable television system serving approximately 17,200 subscribers in Clearlake, California and surrounding communities (the "Clearlake System") for a purchase price of $21,400. The acquisition of the Clearlake System and related closing costs and adjustments were financed with cash on hand and related borrowings under the Western Credit Facility.

  On January 23, 1998, Mediacom Southeast LLC ("Mediacom Southeast"), a directly owned subsidiary of Mediacom, entered into a $225,000 credit agreement (the "Southeast Credit Facility"), providing for a $165,000 reducing revolving credit expiring June 30, 2006 and a $60,000 term loan maturing June 30, 2006.

  On January 23, 1998, Mediacom Southeast acquired the assets of cable television systems serving approximately 260,100 subscribers in various regions of the United States (the "Cablevision Systems") for a purchase price of approximately $308,700. The acquisition of the Cablevision Systems and related closing costs and adjustments were financed with: (i) $211,000 of borrowings under the Southeast Credit Facility; (ii) the proceeds of $20,000 aggregate principal amount of term notes (the "Holding Company Notes") issued by Mediacom; and (iii) $94,000 of equity capital contributed to Mediacom by its members.

  On April 1, 1998, Mediacom and Mediacom Capital Corporation, a New York corporation wholly-owned by Mediacom, jointly issued $200,000 aggregate principal amount of 8.5% Senior Notes due on April 15, 2008 (the "Offering"). The net proceeds of the Offering at closing were used to repay outstanding bank debt under the Western Credit Facility and the Southeast Credit Facility in the aggregate principal amount of $173,500 and to repay in full the outstanding Holding Company Notes. Interest on the Senior Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 1998.

                         MEDIACOM LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

                                                                     JUNE 30,
                                                                       1998
                                                                     --------
                               ASSETS
Cash and cash equivalents........................................... $  1,408
Subscriber accounts receivable, net of allowance for doubtful
 accounts of $359 ..................................................    5,043
Prepaid expenses and other assets...................................    2,761
Investment in cable television systems:
  Inventory.........................................................    4,213
  Property, plant and equipment, at cost............................  200,117
  Less--accumulated depreciation....................................  (18,317)
                                                                     --------
    Property, plant and equipment, net..............................  181,800
Intangible assets, net..............................................  234,286
                                                                     --------
    Total investment in cable television systems....................  420,299
Other assets, net...................................................   19,714
                                                                     --------
    Total assets.................................................... $449,225
                                                                     ========
                  LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
  Debt.............................................................. $315,129
  Accounts payable..................................................    4,948
  Accrued expenses..................................................   28,022
  Subscriber advances...............................................      612
  Management fees payable...........................................      519
  Commitments and contingencies.....................................
                                                                     --------
    Total liabilities...............................................  349,230
MEMBERS' EQUITY
  Capital contributions.............................................  124,990
  Accumulated deficit...............................................  (24,995)
                                                                     --------
    Total members' equity...........................................   99,995
                                                                     --------
    Total liabilities and members' equity........................... $449,225
                                                                     ========

          See accompanying notes to consolidated financial statements.

                         MEDIACOM LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

                                             THREE MONTHS       SIX MONTHS
                                            ENDED JUNE 30,    ENDED JUNE 30,
                                            ---------------  -----------------
                                             1998     1997     1998     1997
                                            -------  ------  --------  -------
Revenues................................... $34,125  $3,125  $ 60,068  $ 6,019
                                            -------  ------  --------  -------
Costs and expenses:
  Service costs............................  11,641     923    21,463    1,813
  Selling, general and administrative
   expenses................................   6,238     582    11,541    1,016
  Management fee expense...................   1,575     156     2,782      301
  Depreciation and amortization............  16,193   1,098    27,422    2,705
                                            -------  ------  --------  -------
Operating income (loss)....................  (1,522)    366    (3,140)     184
                                            -------  ------  --------  -------
Interest expense, net......................   6,721     930    11,738    1,819
Other expenses.............................     228     435     3,568      438
                                            -------  ------  --------  -------
Net loss................................... $(8,471) $ (999) $(18,446) $(2,073)
                                            =======  ======  ========  =======


          See accompanying notes to consolidated financial statements

                         MEDIACOM LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                         (ALL DOLLAR AMOUNTS IN 000'S)

Balance, commencement of operations (March 12, 1996).................. $  5,490
  Capital contributions...............................................    1,000
  Net loss............................................................   (1,953)
                                                                       --------
Balance, December 31, 1996............................................    4,537
  Capital contributions...............................................   24,500
  Net loss............................................................   (4,596)
                                                                       --------
Balance, December 31, 1997............................................   24,441
  Capital contributions...............................................   94,000
  Net loss (unaudited)................................................  (18,446)
                                                                       --------
Balance, June 30, 1998................................................ $ 99,995
                                                                       ========



          See accompanying notes to consolidated financial statements

                         MEDIACOM LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                                           -------------------
                                                             1998       1997
                                                           ---------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................ $ (18,446) $ (2,073)
  Adjustments to reconcile net loss to net cash flows from
   operating activities:
    Depreciation and amortization.........................    27,422     2,705
    (Increase) decrease in subscriber accounts
     receivable...........................................    (4,425)     (258)
    (Increase) decrease in prepaid expenses and other
     assets...............................................    (1,403)      671
    Increase (decrease) in accounts payable and
     accrued expenses.....................................    28,096       644
    Increase (decrease) in subscriber advances............         9       468
    Increase (decrease) in management fees payable........       414        24
    Other.................................................       136       125
                                                           ---------  --------
      Net cash flows from operating activities............    31,803     2,306
                                                           ---------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Capital expenditures....................................   (16,884)   (1,062)
  Acquisitions of cable television systems................  (337,195)  (43,061)
  Other, net..............................................       --       (214)
                                                           ---------  --------
      Net cash flows used in investing activities.........  (354,079)  (44,337)
                                                           ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  New borrowings..........................................   456,400    62,600
  Repayment of debt.......................................  (214,175)  (38,200)
  Capital contributions...................................    94,000    19,500
  Financing costs.........................................   (13,568)   (1,419)
                                                           ---------  --------
      Net cash flows from financing activities............   322,657    42,481
                                                           ---------  --------
      Net increase in cash and cash equivalents...........       381       450
CASH AND CASH EQUIVALENTS, beginning of period............     1,027       396
                                                           ---------  --------
CASH AND CASH EQUIVALENTS, end of period.................. $   1,408  $    846
                                                           =========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest................ $   7,482  $  1,830
                                                           =========  ========

          See accompanying notes to consolidated financial statements

                         MEDIACOM LLC AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

(1) STATEMENT OF ACCOUNTING PRESENTATION AND OTHER INFORMATION

  Mediacom LLC ("Mediacom" and collectively with its subsidiaries, the "Company"), a New York limited liability company, was formed in July 1995 principally to acquire and operate cable television systems. As of June 30, 1998, the Company had acquired and was operating cable television systems in fourteen states principally Alabama, California, Florida, Kentucky, Missouri and North Carolina (see Note 2).

  Mediacom Capital Corporation ("Mediacom Capital"), a New York corporation wholly-owned by Mediacom, was organized in March 1998 for the sole purpose of acting as co-issuer with Mediacom of $200,000 aggregate principal amount of 8.5% Senior Notes due 2008 (the "Senior Notes"), which were issued on April 1, 1998 (see Note 3). Mediacom Capital has nominal assets and does not conduct operations of its own. The Senior Notes are joint and several obligations of Mediacom and Mediacom Capital, although Mediacom received all the net proceeds of the offering of the Senior Notes.

  The consolidated financial statements include the accounts of Mediacom and its subsidiaries and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

  The consolidated financial statements as of June 30, 1998 and 1997 are unaudited; however, in the opinion of management, such statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accounting policies followed during such interim periods reported are in conformity with generally accepted principles and are consistent with those applied during annual periods. The interim financial statements should be read in conjunction with the Company's Amendment No. 1 to its Registration Statement on Form S-4 (Registration Nos. 333-57285-01 and 333-57285) for additional disclosures, including a summary of the Company's accounting policies. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ended December 31, 1998.

  During the second quarter of 1998, the Company commenced capitalizing interest on projects under construction. Such interest is charged to the property, plant and equipment accounts and amortized over the approximate life of the related assets. The capitalized interest for the three months ended June 30, 1998, was $148.

(2) ACQUISITIONS

  The Company has completed the undernoted acquisitions (the "Acquired Systems") in 1998 and 1997. These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price of these acquisitions has been allocated to the assets acquired and liabilities assumed at their estimated fair values at their respective date of acquisition. Such allocations are subject to adjustments upon the final appraisal information received by the Company. The final allocations of the purchase price are not expected to differ materially from the preliminary allocations. The results of operations of the Acquired Systems have been included with those of the Company since the date of acquisition.

                         MEDIACOM LLC AND SUBSIDIARIES

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

 1998

  On January 9, 1998, Mediacom California LLC ("Mediacom California"), a directly owned subsidiary of Mediacom, acquired the assets of a cable television system serving approximately 17,200 subscribers in Clearlake, California and surrounding communities (the "Clearlake System") for a purchase price of $21,400. The purchase price has been preliminarily allocated as follows: approximately $8,560 to property, plant and equipment, $8,515 to franchise costs and $4,325 to subscriber lists. Additionally, approximately $205 of direct acquisition costs has been allocated to other assets. In the first quarter of 1998, the Company recorded acquisition reserves related to this acquisition in the amount of approximately $370, which are included in intangible assets and accrued expenses. The acquisition of the Clearlake System was financed with borrowings under the Company's bank credit facilities (see Note 3).

  On January 23, 1998, Mediacom Southeast LLC ("Mediacom Southeast"), a directly owned subsidiary of Mediacom, acquired the assets of cable television systems serving approximately 260,100 subscribes in various regions of the United States (the "Cablevision Systems") for a purchase price of approximately $308,700. The purchase price has been preliminarily allocated as follows: approximately $123,500 to property, plant and equipment, $120,200 to franchise costs and $65,000 to subscriber lists. Additionally, approximately $2,630 of direct acquisition costs has been allocated to other assets. In the first quarter of 1998, the Company recorded acquisition reserves related to this acquisition in the amount of approximately $3,750, which are included in intangible assets and accrued expenses. The acquisition of the Cablevision Systems and related closing costs and adjustments were financed with equity contributions, borrowings under the Company's bank credit facilities, and other bank debt (see Notes 1 and 3).

 1997

  On June 24, 1997, Mediacom Delaware LLC ("Mediacom Delaware"), a directly owned subsidiary of Mediacom, acquired the assets of a cable television system serving approximately 29,300 subscribers in lower Delaware and southwestern Maryland for a purchase price of $42,900. The purchase price has been preliminarily allocated as follows: approximately $21,450 to property, plant and equipment, $14,200 to franchise costs and $7,250 to subscriber lists. Additionally, approximately $275 of direct acquisition costs has been allocated to other assets.

  On September 19, 1997, Mediacom California acquired the assets of a cable television system serving approximately 9,600 subscribers in Sun City, California for a purchase price of $11,500. The purchase price has been preliminarily allocated as follows: approximately $4,600 to property, plant and equipment, $4,500 to franchise costs and $2,400 to subscriber lists. Additionally, approximately $167 of direct acquisition costs has been allocated to other assets.

                         MEDIACOM LLC AND SUBSIDIARIES

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

  The Company has reported the operating results of the Acquired Systems from the date of their respective acquisition. Unaudited pro forma operating results of the Company assuming the acquisitions of the Acquired Systems had been consummated on January 1, 1997 are as follows:

                                                            PRO FORMA RESULTS
                                                               FOR THE SIX
                                                                 MONTHS
                                                             ENDED JUNE 30,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
   Revenues................................................ $ 65,804  $ 59,824
                                                            --------  --------
   Operating expenses and costs:
     Service costs.........................................   23,887    24,453
     Selling, general and administrative expenses..........   13,519    14,823
     Management fee expense................................    2,789       301
     Depreciation and amortization.........................   29,750    27,476
                                                            --------  --------
   Operating loss.......................................... $ (4,141) $ (7,229)
                                                            ========  ========
   Net loss................................................ $(20,939) $(24,238)
                                                            ========  ========

  The pro forma financial information presented above has been prepared for comparative purposes only and does not purport to be indicative of the operating results which actually would have resulted had the acquisitions of the Acquired Systems been consummated on January 1, 1997.

  On June 24, 1998, the Company entered into an asset purchase agreement with Bootheel Video, Inc., a wholly-owned subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), to acquire a cable television system serving approximately 3,900 subscribers in Caruthersville, Missouri (the "Caruthersville System") for a cash purchase price of $5,000.

(3) DEBT

  As of June 30, 1998 and December 31, 1997, debt consisted of:

                                                           JUNE 30, DECEMBER 31,
                                                             1998       1997
                                                           -------- ------------
   Mediacom:
     Holding Company Notes (a)............................      --        --
     8 1/2% Senior Notes (b).............................. $200,000       --
   Subsidiaries:
     Bank Credit Facilities (c)...........................  111,800   $69,575
     Seller Note (d)......................................    3,329     3,193
                                                           --------   -------
                                                           $315,129   $72,768
                                                           ========   =======

  (a) On January 23, 1998, Mediacom issued two notes (the "Holding Company Notes") to a bank in the aggregate principal amount of $20,000 to finance in part the acquisition of the Cablevision Systems. On April 1, 1998, the Holding Company Notes were repaid in full from the net proceeds of the Offering (as defined below).

  (b) On April 1, 1998, Mediacom and Mediacom Capital jointly issued (the "Offering") $200,000 aggregate principal amount of 8.5% Senior Notes due on April 15, 2008. The Senior Notes are

                         MEDIACOM LLC AND SUBSIDIARIES

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)
unsecured obligations of the Company, and the indenture agreement for the Senior Notes stipulates, among other things, restrictions on incurrence of indebtedness, distributions, mergers and asset sales and has cross-default provisions related to other debt of the Company. Interest accrues at 8.5% per annum, beginning from the date of issuance and is payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 1998. The Senior Notes may be redeemed at the option of Mediacom, in whole or part, at any time after April 15, 2003, at redemption prices decreasing from 104.25% of their principal amount to 100% in 2006, plus accrued and unpaid interest.

  (c) On January 23, 1998, Mediacom Southeast entered into an eight and one half year, $225,000 reducing revolver and term loan agreement (the "Southeast Credit Facility"). On June 24, 1997, Mediacom California, Mediacom Delaware and Mediacom Arizona LLC, a directly owned subsidiary of Mediacom (collectively, the "Western Group"), entered into an eight and one half year, $100,000 reducing revolver and term loan agreement (the "Western Credit Facility" and, together with the Southeast Credit Facility, the "Bank Credit Facilities"). At June 30, 1998, the aggregate bank commitments under the Bank Credit Facilities were $324,950. The Bank Credit Facilities are non- recourse to Mediacom and have no cross-default provisions relating directly to each other. The reducing revolving credit lines under the Bank Credit Facilities make available a maximum commitment amount for a period of up to eight and one half years, which is subject to quarterly reductions, beginning September 30, 1998, ranging from 0.21% to 12.42% of the original commitment amount of the reducing revolver. The term loans under the Bank Credit Facilities are repaid in consecutive installments beginning September 30, 1998, ranging from 0.42% to 12.92% of the original term loan amount. The Bank Credit Facilities require mandatory reductions of the reducing revolvers and mandatory prepayments of the term loans from excess cash flow, as defined, beginning December 31, 1999. The Bank Credit Facilities provide for interest at varying rates based upon various borrowing options and the attainment of certain financial ratios and for commitment fees of 3/8% to 1/2% per annum on the unused portion of available credit under the reducing revolver credit lines. The effective interest rates on outstanding debt under the Bank Credit Facilities were 8.1% at June 30, 1998 and 8.7% at December 31, 1997, after giving effect to the interest rate swap agreements discussed below.

  The Bank Credit Facilities contain restrictive covenants on the subsidiaries, including, but not limited to, limitations on mergers and acquisitions, consolidations and sales of certain assets, liens, the incurrence of additional indebtedness and certain restrictive payments, and restrictions on certain transactions with affiliates, and require the maintenance of certain financial ratios, such as, the leverage ratio, the interest coverage ratio, the fixed charge coverage ratio and the pro forma debt service coverage ratio. The Company was in compliance with all financial ratios as of June 30, 1998.

  The Bank Credit Facilities are secured by Mediacom's pledge of all its ownership interests in the subsidiaries and a first priority lien on all the tangible and intangible assets of the subsidiaries, other than real property. The indebtedness under the Bank Credit Facilities is guaranteed by Mediacom on a limited recourse basis to the extent of its ownership interests in the subsidiaries. At June 30, 1998, the Company had $212,650 of unused bank commitments under the Bank Credit Facilities, of which approximately $202,400 could have been borrowed by the subsidiaries for purposes of distributing such borrowed proceeds to Mediacom under the most restrictive covenants of the Bank Credit Facilities.

                         MEDIACOM LLC AND SUBSIDIARIES

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)

  The stated maturities of all debt outstanding under the Bank Credit Facilities as of June 30, 1998 are as follows:

   1998................................................................ $    250
   1999................................................................    2,000
   2000................................................................    2,300
   2001................................................................    6,600
   2002................................................................    9,500
   Thereafter..........................................................   91,150
                                                                        --------
                                                                        $111,800
                                                                        ========

  As of June 30, 1998, the Company had entered into interest rate exchange agreements (the "Swaps") with various banks pursuant to which the interest rate on $62,000 is fixed at a weighted average swap rate of approximately 6.2%, plus the average applicable margin over the Eurodollar Rate option under the Bank Credit Facilities. Under the terms of the Swaps, which expire from 1998 through 2002, the Company is exposed to credit loss in the event of nonperformance by the other parties to the Swaps. However, the Company does not anticipate nonperformance by the counterparties.

  (d) Seller Note

  In connection with the acquisition of a cable television system in June 1996, the Western Group issued to the seller an unsecured senior subordinated note (the "Seller Note") in the amount of $2,800, with a final maturity of June 28, 2006. Interest is deferred throughout the term of the Seller Note and is payable at maturity or upon prepayment. For the five-year period ending June 28, 2001, the annual interest rate is 9.0%. After the initial five-year period, the annual interest rate increases to 15.0%, with an interest clawback for the first five years. After the initial seven-year period, the interest rate increases to 18.0%, with an interest clawback for the first seven years. There are no penalties associated with prepayment of this note.

  The Seller Note agreement contains a debt incurrence covenant limiting the ability of the Western Group to incur additional indebtedness. The Seller Note is subordinated and junior in right of payment to all senior obligations of the Western Group, as defined in the Western Credit Facility.

(4) COMMITMENTS AND CONTINGENCIES

  Pursuant to the Cable Television Consumer and Competition Act of 1992, the Federal Communications Commission ("FCC") has adopted comprehensive regulations governing rates charged to subscribers for basic cable and cable programming services. These rates must be set using a benchmark formula. Alternatively, a cable operator can attempt to establish higher rates through a cost-of-service showing. The FCC has also adopted regulations that permit qualifying small cable operators to justify their regulated rates using a simplified rate-setting methodology. This methodology almost always results in rates which exceed those produced by the cost-of-service rules applicable to larger cable television operators. Approximately 82% of the basic subscribers served by the Company's cable television systems are covered by such FCC rules. Once rates for basic cable and cable programming services have been established pursuant to one of these methodologies, the rate level can subsequently be adjusted only to reflect changes in the number of regulated channels,

                         MEDIACOM LLC AND SUBSIDIARIES

                                 JUNE 30, 1998
                         (ALL DOLLAR AMOUNTS IN 000'S)
                                  (UNAUDITED)
inflation, and increases in certain external costs, such as franchise and other governmental fees, copyright and retransmission consent fees, taxes, programming costs and franchise-related obligations. FCC regulations also govern the rates which can be charged for the lease of customer premises equipment and for installation services.

  As a result of such legislation and FCC regulations, the Company's basic service and cable programming service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. The Company believes that it has complied in all material respects with the rate regulation provisions of the federal law. However, the Company's rates for Regulated Services are subject to review by the FCC if a complaint has been filed, or by the appropriate franchise authority if it is certified by the FCC to regulate basic rates. If, as a result of the review process, the Company cannot substantiate the rates charged by its cable television systems for Regulated Services, the Company could be required to reduce its rates for Regulated Services to the appropriate level and refund the excess portion of rates received for up to one year prior to the implementation.

  The Company's agreements with franchise authorities require the payment of fees of up to 5% of annual system revenues. Such franchises are generally nonexclusive and are granted by local governmental authorities for a specified term of years, generally for periods of up to fifteen years.

  On June 24, 1998, a bank issued a $500 irrevocable letter of credit on behalf of the Company in favor of the seller of the Caruthersville System to secure the Company's performance under the related asset purchase agreement (see Note 2).

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of

Mediacom Capital Corporation:

  We have audited the accompanying balance sheets of Mediacom Capital Corporation as of June 30, 1998 and March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the balance sheets referred to above presents fairly, in all material respects, the financial position of Mediacom Capital Corporation as of June 30, 1998 and March 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut

August 31, 1998

                          MEDIACOM CAPITAL CORPORATION

                              BALANCE SHEETS

                                                             JUNE 30, MARCH 31,
                                                               1998     1998
                                                             -------- ---------
                           ASSETS
Note receivable--from affiliate for issuance of common
 stock......................................................   $100     $100
                                                               ----     ----
    Total assets............................................   $100     $100
                                                               ====     ====
               LIABILITIES AND OWNER'S EQUITY
Owner's equity
  Common Stock, par value $0.10; 200 shares authorized; 100
   shares issued and outstanding............................   $ 10     $ 10
  Additional paid-in capital................................     90       90
                                                               ----     ----
    Total owner's equity....................................   $100     $100
                                                               ----     ----
    Total liabilities and owner's equity....................   $100     $100
                                                               ====     ====

                          MEDIACOM CAPITAL CORPORATION

                          NOTE TO BALANCE SHEETS

  Mediacom Capital Corporation (the "Mediacom Capital"), a New York corporation, is a wholly owned subsidiary of Mediacom LLC and was organized on March 9, 1998 for the sole purpose of acting as co-issuer with Mediacom LLC of $200 million aggregate principal amount of the 8 1/2% Senior Notes due April 15, 2008. Mediacom Capital has no operations.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors U.S. Cable Television Group, L.P.

  We have audited the accompanying consolidated balance sheets of U.S. Cable Television Group, L.P. and subsidiaries (a wholly-owned subsidiary of Cablevision Systems Corporation) as of December 31, 1997 and 1996, and the related consolidated statements of operations and partners' capital (deficiency) and cash flows for the year ended December 31, 1997, and for the periods from January 1, 1996 to August 12, 1996, and August 13, 1996 to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Cable Television Group, L.P. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997, and the periods from January 1, 1996 to August 12, 1996, and August 13, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in note 1 to the consolidated financial statements, effective August 13, 1996, U.S. Cable Television Group L.P. redeemed certain limited and general partnership interests in a business combination accounted for as a purchase. As a result of the redemption, the consolidated financial information for the period after the redemption is presented on a different cost basis than that for the period before the redemption and therefore, is not comparable.

                                          KPMG Peat Marwick LLP

Jericho, New York
March 20, 1998

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                1997     1996
                                                              -------- --------
                           ASSETS
Cash and cash equivalents...................................  $    281 $     49
Accounts receivable-subscribers (less allowance for doubtful
 accounts of $218 and $122).................................     1,082      995
Other receivables...........................................       502      383
Prepaid expenses and other assets...........................       632      477
Property, plant and equipment, net..........................    84,363   93,543
Excess costs over fair value of net assets acquired (less
 accumulated amortization of $29,158 and $7,952)............   119,363  140,487
Deferred financing costs (less accumulated amortization of
 $1,062 and $292)...........................................     1,771    1,997
                                                              -------- --------
                                                              $207,994 $237,931
                                                              ======== ========
             LIABILITIES AND PARTNER'S CAPITAL
Accounts payable............................................  $ 11,605 $ 10,246
Accrued expenses:
  Franchise fees............................................     1,087    1,089
  Payroll and related benefits..............................     4,463    4,728
  Interest..................................................       879      947
  Other.....................................................     7,174    3,688
Accounts payable-affiliates.................................     1,367      500
Bank debt...................................................   154,960  159,460
                                                              -------- --------
    Total liabilities.......................................   181,535  180,658
Partners' capital...........................................    26,459   57,273
                                                              -------- --------
                                                              $207,994 $237,931
                                                              ======== ========


          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                         PARTNERS' CAPITAL/(DEFICIENCY)
                             (DOLLARS IN THOUSANDS)

                                                                                            PERIOD FROM        PERIOD FROM
                                                                          YEAR ENDED     AUGUST 13, 1996 TO JANUARY 1, 1996 TO
                                                                       DECEMBER 31, 1997 DECEMBER 31, 1996   AUGUST 12, 1996
                                                                       ----------------- ------------------ ------------------
Revenues..............................................................     $ 89,016           $ 32,144          $  49,685
Operating expenses:
  Technical expenses..................................................       38,513             15,111             23,467
  Selling, general and administrative expenses........................       22,099              6,677             11,021
  Depreciation and amortization.......................................       46,116             17,842             21,034
                                                                           --------           --------          ---------
    Operating loss....................................................      (17,712)            (7,486)            (5,837)
Other (expense) income:
  Interest expense....................................................      (12,727)            (5,136)           (10,922)
  Interest income.....................................................           25                 14                 33
  Other, net..........................................................         (400)              (119)               (69)
                                                                           --------           --------          ---------
Net loss..............................................................      (30,814)           (12,727)           (16,795)
Partners' capital (deficiency):
  Beginning of period.................................................       57,273                --             (92,795)
  Capital contribution................................................          --              70,000                --
                                                                           --------           --------          ---------
  End of period.......................................................     $ 26,459           $ 57,273          $(109,590)
                                                                           ========           ========          =========



          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                            PERIOD FROM        PERIOD FROM
                                                                          YEAR ENDED     AUGUST 13, 1996 TO JANUARY 1, 1996 TO
                                                                       DECEMBER 31, 1997 DECEMBER 31, 1996   AUGUST 12, 1996
                                                                       ----------------- ------------------ ------------------
Cash flows from operating activities
  Net loss............................................................     $ (30,814)        $ (12,727)         $ (16,795)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization.....................................        46,116            17,842             21,034
    Amortization of deferred financing costs..........................           770               292                477
    (Gain) loss on disposal of equipment..............................          (116)               43                 39
  Changes in assets and liabilities, net of effects of acquisition:
    Accounts receivable, net..........................................           (87)              634               (625)
    Other receivables.................................................          (119)               94               (129)
    Prepaid expenses and other assets.................................          (155)              131               (204)
    Accounts payable and accrued expenses.............................         4,510               265             (2,318)
    Accounts payable to affiliates....................................           867              (576)             1,029
                                                                           ---------         ---------          ---------
Net cash provided by operating activities.............................        20,972             5,998              2,508
                                                                           ---------         ---------          ---------
Cash flows from investing activities:
  Capital expenditures................................................       (15,769)           (5,317)           (11,995)
  Proceeds from sale of equipment.....................................           155                53                 48
                                                                           ---------         ---------          ---------
  Net cash used in investing activities...............................       (15,614)           (5,264)           (11,947)
                                                                           ---------         ---------          ---------
Cash flows from financing activities:
  Advance from V Cable................................................           --                --              70,000
  Cash paid for redemption of partners' interests.....................           --             (4,010)               --
  Additions to excess costs...........................................           (82)              (98)               --
  Additions to deferred financing costs...............................          (544)           (2,289)
  Proceeds from bank debt.............................................        10,300           159,810                --
  Repayment of bank debt..............................................       (14,800)             (350)               --
  Repayment of senior debt............................................           --           (153,538)           (60,807)
                                                                           ---------         ---------          ---------
  Net cash (used in) provided by financing activities.................        (5,126)             (475)             9,193
                                                                           ---------         ---------          ---------
Net increase (decrease) in cash and cash equivalents..................           232               259               (246)
Cash and cash equivalents at beginning of period......................            49              (210)                36
                                                                           ---------         ---------          ---------
Cash and cash equivalents at end of period............................     $     281         $      49          $    (210)
                                                                           =========         =========          =========

          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

NOTE 1. THE COMPANY

  U.S. Cable Television Group, L.P. (the "Company") was formed for the purpose of acquiring, owning and operating cable television systems, which are generally operated pursuant to non-exclusive franchises awarded by states or local government authorities for specified periods of time. The Company currently operates cable television systems serving portions of the southeastern and midwestern United States. The Company's revenues are derived principally from the provision of cable television services, which include recurring monthly fees paid by subscribers.

  Prior to the Redemption discussed in the next paragraph, the partnership consisted of V Cable, Inc. ("V Cable"), a wholly-owned subsidiary of Cablevision Systems Corporation ("CSC"), with an indirect 1% general partnership interest and a 19% limited partnership interest, General Electric Capital Corporation ("GECC"), with a 72% limited partnership interest and various individuals and entities owning the remaining 8% partnership interest, as general and/or limited partners (the "Predecessor Company"). Profits and losses were allocated in accordance with the Amended and Restated Agreement of Limited Partnership.

  On March 18, 1996, V Cable advanced $70 million to the Company which was considered a capital contribution coincident with the Redemption. On August 13, 1996, the Company redeemed the partnership interests not already owned by V Cable ("the Redemption") for a payment of approximately $4 million to the holders of 8% of the partnership interests and the repayment of the balance of the debt owed to General Electric Capital Corporation ("GECC") of approximately $154 million. The payment of $4 million and repayment of the GECC debt was financed under a new $175 million credit facility (Note 4) . As a result of the Redemption, which was accounted for as a purchase, the consolidated financial information for the periods after the Redemption is presented on a different cost basis than that for the period before the Redemption and, therefore, is not comparable due to the change in ownership.

  Subsequent to the Redemption, V Cable, through wholly-owned subsidiaries, holds an indirect 1% general partnership interest and a direct 99% limited partnership interest (the "Successor Company"). The partnership will terminate December 1, 2030, unless earlier termination occurs as provided in the Amended and Restated Agreement of Limited Partnership.

  As a result of the capital contribution of $70,000 (discussed above), the $4,010 Redemption price and $98 of miscellaneous transaction costs, the Successor Company effectively paid $74,108 to acquire net liabilities of $74,331, which resulted in excess costs over fair value of $148,439, as follows:

   Purchase price and transaction costs.............................. $  74,108
                                                                      ---------
   Net liabilities acquired:
     Cash, receivables and prepaids..................................     2,504
     Property, plant and equipment...................................    98,212
     Accounts payables and accrued expenses..........................   (20,433)
     Accounts payable-affiliate......................................    (1,076)
     Senior debt.....................................................  (153,538)
                                                                      ---------
                                                                        (74,331)
                                                                      ---------
     Excess costs over fair value of net liabilities acquired........ $ 148,439
                                                                      =========

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)
  For purposes of the consolidated financial statements for the year ended December 31, 1997, and for the period from August 13, 1996 to December 31, 1996, this excess cost is being amortized over a 7 year period.

  On August 29, 1997, the Company and CSC entered into an agreement with Mediacom LLC ("Mediacom") to sell to Mediacom substantially all of the assets and cable systems owned by the Company. The transaction was consummated on January 23, 1998, for a sales price of approximately $311 million (the "Mediacom Sale").

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 Revenue Recognition

  The Company recognizes revenues as cable television services are provided to subscribers.

 Long-Lived Assets

  Property, plant and equipment, including construction materials, are recorded at cost, which includes all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems and the costs of new subscriber installations. Property, plant and equipment are being depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.

  With respect to the Predecessor Company, franchise costs were amortized on the straight-line basis over the average term of the franchises (approximately 4-12 years) and excess costs over fair value of net assets acquired were amortized over a 15 year period on the straight-line basis. As mentioned in note 1, the Successor Company is amortizing excess costs over fair value of net assets acquired over 7 years.

  The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective January 1, 1996. The Company reviews its long-lived assets (property, plant and equipment, and related intangible assets that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's financial position or results of operations.

 Deferred Financing Costs

  Costs incurred to obtain debt are deferred and amortized on the straight-line basis over the term of the related debt.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

 Income Taxes

  The Company operates as a limited partnership; accordingly, its taxable income or loss is includable in the tax returns of the partners, and therefore, no provision for income taxes has been made on the books of the Company. ECC Holding Corporation ("ECC"), one of the Company's subsidiaries, is a corporate entity and as such is subject to federal and state income taxes. Income tax amounts in these consolidated financial statements pertain to ECC.

  ECC accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

 Cash Flows

  For purposes of the statement of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents. The Company paid cash interest of approximately $12,026 for the year ended December 31, 1997, $13,610 for the period from January 1, 1996 to August 12, 1996, and $4,189 for the period from August 13, 1996 to December 31, 1996, respectively.

 Use of Estimates in Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment and estimated useful lives at December 31, 1997 and 1996, are as follows:

                                                                    ESTIMATED
                                                1997      1996    USEFUL LIVES
                                              --------  --------  -------------
Cable television transmission and
 distribution systems:
  Customer equipment......................... $  5,175  $  6,810        5 years
  Headends...................................    7,539     6,338        9 years
  Infrastructure.............................   94,920    81,502       10 years
  Program, service and test equipment........    2,824     2,141     4--7 years
  Microwave equipment........................       95        78     4--7 years
  Construction in progress (including
   materials and supplies)...................      699       521
                                              --------  --------
                                               111,252    97,390
Furniture and fixtures.......................      722       591        5 years
Transportation...............................    3,782     2,886        4 years
Land and land improvements...................      863     1,074       30 years
Leasehold improvements.......................    1,612     1,305  Term of Lease
                                              --------  --------
                                               118,231   103,246
Less accumulated depreciation................  (33,868)   (9,703)
                                              --------  --------
                                              $ 84,363  $ 93,543
                                              ========  ========

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)
NOTE 4. DEBT

 Bank Debt

  In August 1996, the Successor Company repaid the balance of the debt owed to GECC of approximately $154,000. The repayment of the GECC debt was financed under a new $175,000 credit facility. The credit facility is with a group of banks led by the Bank of New York, as agent, and consists of a three year $175,000 revolving credit facility maturing on August 13, 1999. The revolving credit facility is payable in full upon maturity. As of December 31, 1997 and 1996, the Company had outstanding borrowings under its revolving credit facility of $154,960 and $159,460, inclusive of overdraft amounts of $1,900 and $0, respectively, leaving unrestricted and undrawn funds available amounting to $21,940 and $15,540. Amounts outstanding under the facility bear interest at varying rates based upon the bank's LIBOR rate, as defined in the loan agreement. The weighted average interest rate was 7.1% and 7.6% on December 31, 1997 and 1996, respectively. The Company is also obligated to pay fees of .375% per annum on the unused loan commitment. Substantially all of the general and limited partnership interests in the Company have been pledged in support of the borrowings under the credit agreement. The credit facility contains various restrictive covenants, with which the Company was in compliance at December 31, 1997.

  In January 1998, all amounts outstanding under the bank debt were repaid from the proceeds from the Mediacom Sale.

 Junior Subordinated Note

  In August 1996, the Predecessor Company's Junior Term Loan and related accrued interest was forgiven by GECC in the amount of $35,560.

NOTE 5. INCOME TAXES

  ECC has a net operating loss carryforward for federal income tax purposes of approximately $65,500 expiring in varying amounts through 2012.

  The tax effects of temporary differences which give rise to significant deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 1997 and 1996, are as follows:

                         DEFERRED ASSETS                        1997     1996
                         ---------------                       -------  -------
   Depreciation and amortization.............................. $ 7,132  $ 7,132
   Allowance for doubtful accounts............................      51       51
   Benefits of tax loss carry forward.........................  27,510   26,166
                                                               -------  -------
   Net deferred tax assets....................................  34,693   33,349
   Valuation allowance........................................ (34,693) (33,349)
                                                               -------  -------
                                                                   --       --
                                                               =======  =======

  ECC has provided a valuation allowance for the total amount of the net deferred tax assets since realization of these assets is not assured.

NOTE 6. OPERATING LEASES

  The Company leases certain office and transmission facilities under terms of operating leases expiring at various dates through 2008. The leases generally provide for fixed annual rental payments

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)
plus real estate taxes and certain other costs. Rent expense for the year ended December 31, 1997, and the periods from January 1, 1996 to August 12, 1996, and from August 13, 1996 to December 31, 1996, amounted to approximately $778, $505, and $303, respectively.

  The Company rents space on utility poles for its operations. Pole rental expense for the year ended December 31, 1997, and for the periods from January 1, 1996 to August 12, 1996, and from August 13, 1996 to December 31, 1996, amounted to approximately $1,440, $912, and $547, respectively.

  In connection with the Mediacom sale, the Company was relieved of all of its future obligations under its operating leases.

NOTE 7. RELATED PARTY TRANSACTIONS

  CSC has interests in several entities engaged in providing cable television programming and other services to the cable television industry. During the year ended December 31, 1997 and for the periods from January 1, 1996 to August 12, 1996, and from August 13, 1996 to December 31, 1996, the Company was charged approximately $742, $510 and $268, respectively, by these entities for such services. At December 31, 1997 and 1996, the Company owed approximately $65 and $60, respectively, to these companies for such programming services which is included in accounts payable-affiliates in the accompanying consolidated balance sheet.

  CSC provides the Company with general and administrative services. For the year ended December 31, 1997 and for the periods from January 1, 1996 to August 12, 1996, and from August 13, 1996 to December 31, 1996, these charges totaled approximately $3,059, $2,274 and $1,712, respectively. Amounts owed to CSC at December 31, 1997 and 1996, for such expenses were approximately $1,109 and $408, respectively, and is included in accounts payable-affiliates in the accompanying consolidated balance sheet.

NOTE 8. BENEFIT PLAN

  During 1989, the Company adopted a 401 (k) savings plan (the "Plan"). Employee participation is voluntary. Under the provisions of the Plan, employees may defer up to 15% of their annual compensation (as defined). The Company currently contributes 50% of the contributions made by participating employees subject to a limit of 6% of the employee's compensation. The Company may make additional contributions at its discretion. For the year ended December 31, 1997, and for the periods from January 1, 1996 to August 12, 1996, and from August 13, 1996 to December 31, 1996, expense relating to this Plan amounted to $165, $189 and $138, respectively.

  The Company does not provide postretirement benefits for any of its employees.

NOTE 9. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

 Cash and Cash Equivalents, Accounts Receivable-Subscribers, Other Receivables, Accounts Payable, Accrued Expenses, and Accounts Payable-Affiliates

  Carrying amounts approximate fair value due to the short maturity of these instruments.

 Bank Debt

  The carrying amounts of the Company's long term debt instruments approximate fair value as the underlying variable interest rates are adjusted for market rate fluctuations.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
U.S. Cable Television Group, L.P.

  We have audited the accompanying consolidated balance sheets of U.S. Cable Television Group, L.P. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and partners' capital (deficiency) and cash flows for the periods from January 1, 1996 to August 12, 1996 and August 13, 1996 to December 31, 1996, and for each of the years in the two year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Cable Television Group, L.P. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the periods from January 1, 1996 to August 12, 1996 and August 13, 1996 to December 31, 1996, and for each of the years in the two year period ended December 31, 1995 in conformity with generally accepted accounting principles.

  As discussed in note 1 to the consolidated financial statements, effective August 13, 1996, U.S. Cable Television Group L.P. redeemed certain limited and general partnership interests in a business combination accounted for as a purchase. As a result of the redemption, the consolidated financial information for the period after the redemption is presented on a different cost basis than that for the period before the redemption, and therefore, is not comparable.

                                          KPMG Peat Marwick LLP

Jericho, New York
April 1, 1997, except as to Note 11,
which is as of January 23, 1998

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                1996     1995
                                                              -------- --------
                           ASSETS
                           ------
Cash and cash equivalents...................................  $     49 $     36
Accounts receivable--subscribers (less allowance for doubt-
 ful accounts
 of $122 and $202)..........................................       995    1,004
Other receivables...........................................       383      348
Accounts receivable from affiliates.........................       --        75
Prepaid expenses and other assets...........................       477      404
Property, plant and equipment, net..........................    93,543  101,439
Deferred franchise costs (less accumulated amortization of
 $92,787)...................................................       --    13,738
Excess cost over fair value of net assets acquired (less ac-
 cumulated
 amortization of $7,952 and $22,272)........................   140,487   61,197
Deferred financing and other costs (less accumulated amorti-
 zation
 of $292 and $4,452)........................................     1,997    1,620
                                                              -------- --------
                                                              $237,931 $179,861
                                                              ======== ========
       LIABILITIES AND PARTNERS' CAPITAL (DEFICIENCY)
       ----------------------------------------------
Accounts payable............................................  $ 10,246 $  4,170
Accrued expenses:
  Franchise fees............................................     1,089      995
  Payroll and related benefits..............................     4,728    3,796
  Programming costs.........................................       --     7,216
  Interest..................................................       947      --
  Other.....................................................     3,688    7,442
Accounts payable to affiliates..............................       500      --
Bank debt...................................................   159,460      --
Senior debt.................................................       --   214,392
Junior subordinated note....................................       --    34,645
                                                              -------- --------
    Total liabilities.......................................   180,658  272,656
Partners' capital (deficiency)..............................    57,273  (92,795)
                                                              -------- --------
                                                              $237,931 $179,861
                                                              ======== ========

          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                         PARTNERS' CAPITAL (DEFICIENCY)
                                  (SEE NOTE 1)
                             (DOLLARS IN THOUSANDS)

                              PERIOD FROM  PERIOD FROM
                               AUGUST 13,  JANUARY 1,
                                1996 TO      1996 TO   YEAR ENDED DECEMBER 31,
                              DECEMBER 31, AUGUST 12,  ------------------------
                                  1996        1996        1995         1994
                              ------------ ----------- -----------  -----------
Revenue.....................    $ 32,144    $  49,685  $    76,568  $    71,960
Operating expenses:
  Technical expenses........      15,111       23,467       34,895       29,674
  Selling, general and
   administrative expenses..       6,677       11,021       19,875       20,776
  Depreciation and amortiza-
   tion.....................      17,842       21,034       36,329       41,861
                                --------    ---------  -----------  -----------
  Operating loss............      (7,486)      (5,837)     (14,531)     (20,351)
Other (expense) income:
  Interest expense..........      (5,136)     (10,922)     (26,157)     (24,195)
  Interest income...........          14           33           70          236
  Other, net................        (119)         (69)        (241)      (1,280)
                                --------    ---------  -----------  -----------
Net loss....................     (12,727)     (16,795)     (40,859)     (45,590)
Partners' capital (deficien-
 cy):
  Beginning of period.......         --       (92,795)     (51,936)      (6,346)
  Capital contribution......      70,000          --           --           --
                                --------    ---------  -----------  -----------
End of year.................    $ 57,273    $(109,590) $   (92,795) $   (51,936)
                                ========    =========  ===========  ===========


          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (SEE NOTE 1)
                             (DOLLARS IN THOUSANDS)

                            PERIOD FROM  PERIOD FROM
                             AUGUST 13,  JANUARY 1,
                              1996 TO      1996 TO   YEAR ENDED DECEMBER 31,
                            DECEMBER 31, AUGUST 12,  -------------------------
                                1996        1996         1995         1994
                            ------------ ----------- -------------------------
Cash flows from operating
 activities:
  Net loss.................  $ (12,727)   $(16,795)   $   (40,859) $   (45,590)
  Adjustments to reconcile
   net loss to net cash
   provided by operating
   activities:
    Depreciation and
     amortization..........     17,842      21,034         36,329       41,861
    Amortization of
     deferred financing
     costs.................        292         477            746          752
    Loss on disposal of
     equipment.............         43          39            104          192
    Interest on senior
     subordinated
     debentures............        --          --          10,022        9,038
    Interest on junior
     subordinated
     debentures............        --          --           3,970        3,516
  Changes in assets and li-
   abilities, net of ef-
   fects of acquisition:
    Accounts receivables,
     net...................        634        (625)          (546)         (47)
    Other receivables......         94        (129)          (225)         (54)
    Prepaid expenses and
     other assets..........        131        (204)            (3)          80
    Accounts payable and
     accrued expenses......        265      (2,318)         3,193        2,995
    Accounts payable to
     affiliates............       (576)      1,029           (744)         575
                             ---------    --------    -----------  -----------
  Net cash provided by
   operating activities....      5,998       2,508         11,987       13,318
                             ---------    --------    -----------  -----------
Cash flows used in
 investing activities:
  Capital expenditures.....     (5,317)    (11,995)       (20,502)     (21,359)
  Proceeds from sale of
   equipment...............         53          48            430          --
                             ---------    --------    -----------  -----------
  Net cash used in
   investing activities....     (5,264)    (11,947)       (20,072)     (21,359)
                             ---------    --------    -----------  -----------
Cash flows from financing
 activities:
  Advance from V Cable.....        --       70,000            --           --
  Cash paid for redemption
   of partners' interests..     (4,010)        --             --           --
  Additions to excess
   costs...................        (98)        --             --           --
  Additions to deferred
   financing costs.........     (2,289)        --             --           --
  Proceeds from bank debt..    159,810         --           8,000          --
  Repayment of bank debt...       (350)        --             --           --
  Repayment of senior
   debt....................   (153,538)    (60,807)           --           --
  Repayment of note
   payable.................        --          --             --           (35)
                             ---------    --------    -----------  -----------
  Net cash used in
   financing activities....       (475)      9,193          8,000          (35)
Net increase in cash and
 cash equivalents..........        259        (246)           (85)      (8,076)
Cash and cash equivalents
 at beginning of period....       (210)         36            121        8,197
                             ---------    --------    -----------  -----------
Cash and cash equivalents
 at end of period..........  $      49    $   (210)   $        36  $       121
                             =========    ========    ===========  ===========

          See accompanying notes to consolidated financial statements.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

NOTE 1. THE COMPANY


  U.S. Cable Television Group, L.P. (the "Company") was formed for the purpose of acquiring, owning and operating cable television systems, which are generally operated pursuant to non-exclusive franchises awarded by states or local government authorities for specified periods of time. The Company currently operates cable television systems serving portions of the southeastern and midwestern United States. The Company's revenues are derived principally from the provision of cable television services, which include recurring monthly fees paid by subscribers.

  Prior to the Redemption discussed in the next paragraph, the partnership consisted of V Cable, Inc. ("V Cable"), a wholly-owned subsidiary of Cablevision Systems Corporation ("CSC"), with an indirect 1% general partnership interest and a 19% limited partnership interest, General Electric Capital Corporation ("GECC"), with a 72% limited partnership interest and various individuals and entities owning the remaining 8% partnership interest, as general and/or limited partners (the "Predecessor Company"). Profits and losses were allocated in accordance with the Amended and Restated Agreement of Limited Partnership.

  On March 18, 1996, V Cable advanced $70 million to the Company which was considered a capital contribution coincident with the Redemption. On August 13, 1996, the Company redeemed the partnership interests not already owned by V Cable ("the Redemption") for a payment of approximately $4 million to the holders of 8% of the partnership interests and the repayment of the balance of the debt owed to General Electric Capital Corporation ("GECC") of approximately $154 million. The payment of $4 million and repayment of the GECC debt was financed under a new $175 million credit facility (Note 4). As a result of the Redemption, which was accounted for as a purchase, the consolidated financial information for the periods after the Redemption is presented on a different cost basis than that for the period before the Redemption and, therefore, is not comparable due to the change in ownership.

  Subsequent to the Redemption, V Cable, through wholly-owned subsidiaries, holds an indirect 1% general partnership interest and a direct 99% limited partnership interest (the "Successor Company"). The partnership will terminate December 1, 2030, unless earlier termination occurs as provided in the Amended and Restated Agreement of Limited Partnership.

  As a result of the capital contribution of $70,000 (discussed above), the $4,010 Redemption price and $98 of miscellaneous transaction costs, the Successor Company effectively paid $74,108 to acquire net liabilities of $74,331, which resulted in excess costs over fair value of $148,439, as follows:

      Purchase price and transaction costs...........................  $ 74,108
                                                                       --------
      Net liabilities acquired:
        Cash, receivables and prepaids...............................     2,504
        Property, plant and equipment................................    98,212
        Accounts payables and accrued expenses.......................   (20,433)
        Accounts payable--affiliate..................................    (1,076)
        Senior debt..................................................  (153,538)
                                                                       --------
                                                                        (74,331)
                                                                       --------
      Excess costs over fair value of net liabilities acquired.......  $148,439
                                                                       ========

For purposes of the consolidated financial statements for the period from August 13, 1996 to December 31, 1996, this excess cost amount is being amortized over a 7 year period.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

  The Company recognizes revenues as cable television services are provided to subscribers.

Long-Lived Assets

  Property, plant and equipment, including construction materials, are recorded at cost, which includes all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems and the costs of new subscriber installations. Property, plant and equipment are being depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.

  With respect to the Predecessor Company, franchise costs were amortized on the straight-line basis over the average term of the franchises (approximately 4-12 years) and excess costs over fair value of net assets acquired were amortized over a 15 year period on the straight-line basis. As mentioned in note 1, the Successor Company is amortizing excess costs over fair value of net assets acquired over 7 years.

  The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective January 1, 1996. The Company reviews its long-lived assets (property, plant and equipment, and related intangible assets that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's financial position or results of operations.

Deferred Financing and Other Costs

  Costs incurred to obtain debt are deferred and amortized on the straight-line basis over the term of the related debt. Other costs consist of organization costs in 1995 which were amortized over a five year period on the straight line basis.

Income Taxes

  The Company operates as a limited partnership; accordingly, its taxable income or loss is includable in the tax returns of the partners, and therefore, no provision for income taxes has been made on the books of the Company. ECC Holdings Corporation ("ECC"), one of the Company's subsidiaries, is a corporate entity and as such is subject to federal and state income taxes. Income tax amounts in these consolidated financial statements pertain to ECC.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)
NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  ECC accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

Cash Flows

  For purposes of the statement of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents. The Company paid cash interest of approximately $13,610 for the period from January 1, 1996 to August 12, 1996, $4,189 for the period from August 13, 1996 to December 31, 1996 and $8,761 and $12,900 for the years ended December 31, 1995 and 1994, respectively.

Use of Estimates in Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment and estimated useful lives at December 31, 1996 and 1995 are as follows:

                                                                   ESTIMATED
                                               1996      1995    USEFUL LIVES
                                             --------  --------  -------------
Cable television transmission and distribu-
 tion systems:
  Converters................................ $  6,810  $ 18,609        5 years
  Headends..................................    6,338    27,363        9 years
  Distribution systems......................   81,502   171,570       10 years
Program, service, microwave and test equip-
 ment.......................................    2,219     4,396      4-7 years
Construction in progress (including materi-
 als and
 supplies)..................................      521       675
                                             --------  --------
                                               97,390   222,613
Furniture and fixtures......................      591     4,429        5 years
Vehicles....................................    2,886     7,411        4 years
Building and improvements...................    1,074     2,895       30 years
Leasehold improvements......................    1,305       --   Term of Lease
Land........................................      --        852
                                             --------  --------
                                              103,246   238,200
Less accumulated depreciation...............   (9,703) (136,761)
                                             --------  --------
                                             $ 93,543  $101,439
                                             ========  ========

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)
NOTE 4. DEBT

Bank Debt

  As discussed in Note 1, on August 13, 1996, the Successor Company paid GECC approximately $154,000 in exchange for GECC's limited partnership interests in the Company and in satisfaction of the outstanding balance of all indebtedness due GECC. The repayment of the GECC debt was financed under a new $175,000 credit facility. The credit facility is with a group of banks led by the Bank of New York, as agent, and consists of a three year $175,000 revolving credit facility maturing on August 13, 1999. The revolving credit facility is payable in full upon maturity. As of December 31, 1996, the Company has outstanding borrowings under its revolving credit facility of $159,460, leaving unrestricted and undrawn funds available amounting to $15,540. Amounts outstanding under the facility bear interest at varying rates based upon the bank's LIBOR rate, as defined in the loan agreement. The weighted average interest rate was 7.6% on December 31, 1996. The Company is also obligated to pay fees of .375% per annum on the unused loan commitment.

  Substantially all of the general and limited partnership interests in the Company have been pledged in support of the borrowings under the credit agreement. The credit facility contains various restrictive covenants, with which the Company was in compliance at December 31, 1996.

Senior Debt and Junior Subordinated Note

  At December 31, 1995, the credit agreement between the Predecessor Company and GECC (the "Credit Agreement") was composed of a Senior Loan Agreement and a Junior Loan Agreement. Under the Senior Loan Agreement, GECC had provided a $30,000 revolving line of credit (the "Revolving Line"), a $104,443 term loan (the "Series A Term Loan") with interest payable currently and, a $92,302 term loan (the "Series B Term Loan") with payment of interest deferred until December 31, 2001. Under the Junior Loan Agreement, GECC had provided a $24,039 term loan (the "Junior Term Loan") with payment of interest deferred until December 31, 2001. The senior loan agreement and junior loan agreement are collectively referred to as the "Loan Agreements".

  At December 31, 1995, the Predecessor Company's outstanding debt to GECC, which was all due on December 31, 2001, was comprised of the following:

      Senior Debt
        Revolving line of credit, with interest at varying rates...... $  8,000
        Series A Term Loan, with interest at 10.12%...................  104,443
        Series B Term Loan, with interest at 10.62%...................  101,949
                                                                       --------
          Total Senior Debt...........................................  214,392
      Junior Subordinated Note, with interest at 12.55%...............   34,645
                                                                       --------
          Total debt.................................................. $249,037
                                                                       ========

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

NOTE 5. INCOME TAXES

  ECC has a net operating loss carryforward for federal income tax purposes of approximately $21,708 expiring in varying amounts through 2011.

  The tax effects of temporary differences which give rise to significant deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 1996 and 1995 are as follows:

Deferred Assets

                                                              1996      1995
                                                            --------  --------
      Depreciation and amortization........................ $  7,132  $ (9,572)
      Allowance for doubtful accounts......................       51        85
      Benefits of tax loss carry forwards..................    9,117    24,783
                                                            --------  --------
      Net deferred tax assets..............................   16,300    15,296
      Valuation allowance..................................  (16,300)  (15,296)
                                                            --------  --------
                                                            $    --   $    --
                                                            ========  ========

  ECC has provided a valuation allowance for the total amount of the net deferred tax assets since realization of these assets is not assured due principally to a history of operating losses. The amount of the valuation allowance increased by $1,004 during the year ended December 31, 1996.

NOTE 6. OPERATING LEASES

  The Company leases certain office and transmission facilities under terms of operating leases expiring at various dates through 2008. The leases generally provide for fixed annual rental payments plus real estate taxes and certain other costs. Rent expense for the periods from January 1, 1996 to August 12, 1996 and from August 13, 1996 to December 31, 1996 amounted to approximately $505 and $303, respectively, and for the years ended December 31, 1995 and 1994 amounted to $705 and $635, respectively.

  The Company rents space on utility poles for its operations. The Company's pole rental agreements are for varying terms, and management anticipates renewals as they expire. Pole rental expense for the periods from January 1, 1996 to August 12, 1996 and from August 13, 1996 to December 31, 1996 amounted to approximately $912 and $547, respectively, and for the years ended December 31, 1995 and 1994 amounted to $1,312 and $1,199, respectively.

  The minimum future annual rental payments for all operating leases, including pole rentals from January 1, 1997 through December 31, 2008, at rates presently in force at December 31, 1996, are approximately: 1997, $1,902; 1998, $1,764; 1999, $1,735; 2000, $1,657; 2001, $1,599; and thereafter
$2,945.

NOTE 7. RELATED PARTY TRANSACTIONS

  CSC has interests in several entities engaged in providing cable television programming and other services to the cable television industry. For the periods from January 1, 1996 to August 12, 1996 and

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

NOTE 7. RELATED PARTY TRANSACTIONS (CONTINUED)

from August 13, 1996 to December 31, 1996, the Company was charged approximately $510 and $268, respectively, and for the years ended December 31, 1995 and 1994 the Company was charged approximately $568 and $407, respectively, by these entities for such services. At December 31, 1996 and 1995, the Company owed approximately $60 and $107 to these companies for such programming services which is included in accounts payable-affiliates in the accompanying consolidated balance sheets.

  CSC provides the Company with general and administrative services. For the periods from January 1, 1996 to August 12, 1996 and from August 13, 1996 to December 31, 1996, the Company was charged $2,274 and $1,712, respectively, and for the years ended December 31, 1995 and 1994 these charges totaled approximately $3,530 and $3,300. Amounts owed to CSC at December 31, 1996 and 1995 for such expenses were approximately $408 and $365 and is included in accounts payable-affiliates in the accompanying consolidated balance sheet.

NOTE 8. BENEFIT PLAN

  During 1989, the Company adopted a 401K savings plan (the "Plan"). Employee participation is voluntary. Under the provisions of the Plan, employees may defer up to 15% of their annual compensation (as defined). The Company currently contributes 50% of the contributions made by participating employees subject to a contribution cap of 6% of the employee's compensation. The Company may make additional contributions at its discretion. Expense relating to this Plan amounted to $327, $321 and $295 in 1996, 1995 and 1994, respectively.

  The Company does not provide postretirement benefits for any of its employees.

NOTE 9. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Accounts Receivable--Subscribers, Other Receivables, Prepaid Expenses and Other Assets, Accounts Payable, Accrued Expenses, and Accounts Payable to Affiliates

  The carrying amount approximates fair value due to the short maturity of these instruments.

Bank Debt

  The fair value of the company's long term debt instruments approximates its book value since the interest rate is LIBOR-based and accordingly is adjusted for market rate fluctuations.

Senior and Junior Debt

  At December 31, 1995, the carrying amount of the Senior and Junior Debt approximated fair value.

                       U.S. CABLE TELEVISION GROUP, L.P.
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

NOTE 10. COMMITMENTS

  CSC and its cable television affiliates (including the Company) have an affiliation agreement with a program supplier whereby CSC and its cable television affiliates are obligated to make Base Rate Annual Payments, as defined and subject to certain adjustments pursuant to the agreement, through 2004. The Company would be contingently liable for its proportionate share of Base Rate Annual Payments, based on subscriber usage, of approximately; $1,276 in 1997; $1,320 in 1998 and $1,366 in 1999. For the years 2000 through 2004, such payments would increase by percentage increases in the Consumer Price Index, or five percent, whichever is less, over the prior year's Base Annual Payment.


NOTE 11. SUBSEQUENT EVENT

  On August 29, 1997, CSC and certain of its wholly-owned subsidiaries entered into an agreement with Mediacom LLC ("Mediacom") to sell to Mediacom cable systems owned by the Company. The transaction was consummated on January 23, 1998 for a sales price of approximately $311 million.

                         INDEPENDENT AUDITORS' REPORT

The Partners
American Cable TV Investors 5, Ltd.:

  We have audited the accompanying combined statements of operations and partnership's investment and cash flows of the Lower Delaware System (as defined in Note 1 to the combined statements of operations and partnership's investment and cash flows) for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996. These combined financial statements are the responsibility of the Lower Delaware System's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of the Lower Delaware System for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
Denver, Colorado
April 30, 1998

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

         COMBINED STATEMENTS OF OPERATIONS AND PARTNERSHIP'S INVESTMENT

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 23, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
                                                   AMOUNTS IN THOUSANDS
Revenue...................................      $ 4,303             8,742
Operating costs and expenses:
  Operating (note 4)......................        1,425             2,712
  Selling, general and administrative
   (note 4)...............................        1,090             2,091
  Depreciation............................          984             2,109
  Amortization............................        1,609             3,328
                                                -------            ------
                                                  5,108            10,240
                                                -------            ------
    Operating loss........................         (805)           (1,498)
Other income (expense), net...............           17                (6)
                                                -------            ------
    Net loss..............................         (788)           (1,504)
Partnership's Investment:
  Beginning of period.....................       21,766            24,855
  Change in Partnership's investment......       (1,296)           (1,585)
                                                -------            ------
  End of period...........................      $19,682            21,766
                                                =======            ======


          See accompanying notes to the combined financial statements.

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS

                                              PERIOD FROM
                                           JANUARY 1, 1997 TO    YEAR ENDED
                                             JUNE 23, 1997    DECEMBER 31, 1996
                                           ------------------ -----------------
                                                   AMOUNTS IN THOUSANDS
Cash flows from operating activities:
  Net loss................................       $ (788)           (1,504)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation and amortization.........        2,593             5,437
    Other non-cash credits................          --                  6
    Changes in operating assets and
     liabilities:
      Change in receivables...............          305              (422)
      Change in other assets..............           37               (24)
      Change in accounts payable and other
       accrued liabilities................          175               187
                                                 ------            ------
        Net cash provided by operating
         activities.......................        2,322             3,680
                                                 ------            ------
Cash flows from investing activities:
  Capital expended for property and
   equipment..............................         (525)           (2,865)
  Other investing activities, net.........          --                  7
                                                 ------            ------
        Net cash used in investing
         activities.......................         (525)           (2,858)
                                                 ------            ------
Cash flows from financing activities:
  Change in partnership's investment......       (1,296)           (1,585)
                                                 ------            ------
        Net cash used in financing
         activities.......................       (1,296)           (1,585)
                                                 ------            ------
        Net change in cash................          501              (763)
        Cash at beginning of period.......          538             1,301
                                                 ------            ------
        Cash at end of period.............       $1,039               538
                                                 ======            ======


            See accompanying notes to combined financial statements.

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

  NOTES TO COMBINED STATEMENTS OF OPERATIONS AND PARTNERSHIP'S INVESTMENT AND
                                  CASH FLOWS

             FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 23, 1997
                     AND THE YEAR ENDED DECEMBER 31, 1996

(1) BASIS OF PRESENTATION

  The combined statements of operations and partnership's investment and cash flows include the accounts of two cable television systems wholly-owned by American Cable TV Investors 5, Ltd. (the "Partnership" or "ACT 5") serving subscribers in Maryland and Delaware. Such systems are collectively referred to herein as the "Lower Delaware System." ACT 5's managing agent is TCI Cablevision Associates, Inc., an indirect subsidiary of Tele-Communications, Inc. ("TCI"). All significant inter-entity accounts and transactions have been eliminated in combination.

  As described in note 4, certain costs of TCI are charged to the Lower Delaware System. Although such allocations are not necessarily indicative of the costs that would have been incurred by the Lower Delaware System on a stand alone basis, management believes that the resulting allocated amounts are reasonable. In addition, depreciation and amortization expenses are based on historical costs which may not be indicative of future periods.

 Sale of Systems

  Effective June 24, 1997, ACT 5 sold the Lower Delaware System to Mediacom LLC, an unaffiliated third party for an adjusted cash sales price of $42,191,000.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Property and Equipment

  Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, including interest during construction and applicable overhead, are capitalized. During 1997 and 1996, interest capitalized was not significant.

  Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for cable distribution systems and 3 to 40 years for support equipment and buildings.

  Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto.

 Franchise Costs

  Franchise costs include the difference between the cost of acquiring cable television systems and amounts assigned to their tangible assets. Such amounts are amortized using the straight-line method over the remaining terms of franchise agreements at the time of acquisition, which terms did not exceed 15 years.

 Impairment of Long-Lived Assets

  The Lower Delaware System periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

                NOTES TO COMBINED STATEMENTS OF OPERATIONS AND
             PARTNERSHIP'S INVESTMENT AND CASH FLOWS--(CONTINUED)

             FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 23, 1997
                     AND THE YEAR ENDED DECEMBER 31, 1996
measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their carrying amount or fair value less costs to sell.

 Statements of Cash Flows

  Transactions effected through the Partnership's Investment account have been considered constructive cash receipts and payments for purposes of the combined statements of cash flows.

 Revenue Recognition

  Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that subscribers are expected to remain connected to the system.

 Estimates

  The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


(3) INCOME TAXES

  No provision has been made for income tax expense or benefit in the accompanying combined financial statements as the earnings or losses of ACT 5 are reported in the respective income tax returns of the individual partners.

(4) TRANSACTIONS WITH RELATED PARTIES

  The Lower Delaware System incurs amounts due to related parties, which represent non-interest-bearing payables to ACT 5, consisting of the net effect of cash advances and certain intercompany expense allocations.

  The Lower Delaware System purchases substantially all of its programming services from affiliates of TCI. The charges, which generally approximate such TCI affiliates' cost and are based upon the number of subscribers served by the system, aggregated $913,000 and $1,701,000 for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996, respectively, and are included in operating expenses in the accompanying combined statements of operations and Partnership's investment.

  Certain subsidiaries of TCI provide administrative services to the Lower Delaware System and have assumed managerial responsibility of the Lower Delaware System's cable television system

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

                NOTES TO COMBINED STATEMENTS OF OPERATIONS AND
             PARTNERSHIP'S INVESTMENT AND CASH FLOWS--(CONTINUED)

             FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 23, 1997
                     AND THE YEAR ENDED DECEMBER 31, 1996
operations and construction. As compensation for these services, the Lower Delaware System pays a monthly management fee based on total revenue. The Lower Delaware System also reimburses for direct out-of-pocket and indirect expenses allocable to the Lower Delaware System and for certain personnel employed on a full or part-time basis to perform accounting, marketing, technical or other services. Charges for such services were approximately $388,000 and $669,000 for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations and Partnership's investment.

(5) COMMITMENTS AND CONTINGENCIES

  On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). In 1993 and 1994, the Federal Communications Commission ("FCC") adopted certain rate regulations required by the 1992 Cable Act and imposed a moratorium on certain rate increases. As a result of such actions, the Lower Delaware System's basic and tier service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. Basic and tier service rates are evaluated against competitive benchmark rates as published by the FCC, and equipment and installation charges are based on actual costs. Any rates for Regulated Services that exceeded the benchmarks were reduced as required by the 1993 and 1994 rate regulations. The rate regulations do not apply to the relatively few systems which are subject to "effective competition" or to services offered on an individual service basis, such as premium movie and pay-per-view services.

  The Lower Delaware System believes that they have complied in all material respects with the provisions of the 1992 Cable Act, including its rate setting provisions. However, the Lower Delaware System's rates for Regulated Services are subject to review by the FCC, if a complaint has been filed, or by the appropriate franchise authority, if such authority has been certified by the FCC to regulate rates. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of tier service rates would be retroactive to the date of complaint. Any refunds of the excess portion of all other Regulated Service rates would be retroactive to one year prior to the implementation of the rate reductions.

  The Lower Delaware System leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense under these arrangements was $55,000 and $87,000 for the period from January 1, 1997 to June 23, 1997 and the year ended December 31, 1996, respectively.

  It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown in 1997, on an annualized basis.

  As of June 23, 1997, management of the Lower Delaware System had not yet assessed the cost associated with its year 2000 readiness efforts to ensure that its computer systems and related

                             LOWER DELAWARE SYSTEM
                              (DEFINED IN NOTE 1)

                NOTES TO COMBINED STATEMENTS OF OPERATIONS AND
             PARTNERSHIP'S INVESTMENT AND CASH FLOWS--(CONTINUED)

             FOR THE PERIOD FROM JANUARY 1, 1997 TO JUNE 23, 1997
                     AND THE YEAR ENDED DECEMBER 31, 1996
software properly recognize the year 2000 and continue to process business information, and the related potential impact on the Lower Delaware System's results of operations. Amounts expended through June 23, 1997 were not material, although there can be no assurance that costs ultimately required to be paid to ensure the Lower Delaware System's year 2000 readiness will not have an adverse effect on the Lower Delaware System's financial position. Additionally, there can be no assurance that the systems of the Lower Delaware System's suppliers will be converted in time or that any such failure to convert by such third parties will not have an adverse effect on the Lower Delaware System's financial position.

                         INDEPENDENT AUDITOR'S REPORT

                                                              February 10, 1997

To the Partners
Saguaro Cable TV Investors Limited Partnership
(A Limited Partnership)
Castle Rock, Colorado

  We have audited the accompanying Balance Sheet of Saguaro Cable TV Investors Limited Partnership (A Limited Partnership) as of December 26, 1996, and the related Statements of Operations and Partners' Capital and Cash Flows for the period from January 1, 1996 to December 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saguaro Cable TV Investors Limited Partnership (A Limited Partnership) as of December 26, 1996, and the results of its operations and its cash flows for the period ended December 26, 1996 in conformity with generally accepted accounting principles.

                                          Gustafson, Crandall & Christensen,
                                           Inc.
                                          Certified Public Accountants
Colorado Springs, Colorado

                 SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                               DECEMBER 26, 1996

                                    ASSETS
Cash............................................................... $  684,743
Accounts receivable, net of allowance for doubtful account of
 $3,710 (Note E)...................................................     81,092
Inventory..........................................................     62,636
Prepaid expenses...................................................     15,569
Property and equipment (Notes B and E).............................  1,728,642
Other assets (Notes C and E).......................................  3,968,407
                                                                    ----------
    Total Assets................................................... $6,541,089
                                                                    ==========
                      LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Accounts payable................................................. $   76,647
  Accrued expenses.................................................    394,679
  Due to management firm (Note D)..................................     23,154
  Subscriber deposits..............................................     82,551
  Notes payable (Note E)...........................................  5,312,500
                                                                    ----------
    Total Liabilities..............................................  5,889,531
Partners' capital (Note F).........................................    651,558
                                                                    ----------
    Total Liabilities and Partners' Capital........................ $6,541,089
                                                                    ==========


                       See notes to financial statements.

                 SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF OPERATIONS
                             AND PARTNERS' CAPITAL

                PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

Operating revenues.................................................. $2,935,512
Cost of services sold...............................................    704,250
                                                                     ----------
  Gross profit......................................................  2,231,262
General and administrative expenses.................................    740,605
Other related party expenses (Note D)...............................    149,764
Depreciation and amortization.......................................    951,968
                                                                     ----------
  Net operating profit..............................................    388,925
Other expenses:
  Interest..........................................................    525,105
                                                                     ----------
Net [loss]..........................................................  [136,180]
Partners' capital -- Beginning of period............................    787,738
                                                                     ----------
Partners' capital -- End of period.................................. $  651,558
                                                                     ==========


                       See notes to financial statements.

                 SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

                PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers..................................... $ 2,906,666
  Cash paid to suppliers and employees.............................  [1,568,362]
  Interest received................................................      14,105
  Interest paid....................................................    [440,544]
                                                                    -----------
    Net cash provided by operating activities......................     911,865
CASH FLOWS FROM INVESTING ACTIVITIES:
  Maturity of investments..........................................     650,000
  Purchase of investments..........................................    [500,000]
  Purchase of property and equipment...............................    [301,105]
                                                                    -----------
    Net cash [used by] investing activities........................    [151,105]
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of notes payable.........................................    [450,000]
                                                                    -----------
NET INCREASE IN CASH...............................................     310,760
CASH -- Beginning of period........................................     373,983
                                                                    -----------
CASH -- End of period.............................................. $   684,743
                                                                    ===========


                       See notes to financial statements.

                 SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

                PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

RECONCILIATION OF NET [LOSS] TO NET CASH PROVIDED BY OPERATING
 ACTIVITIES:
  Net [loss]....................................................... $ [136,180]
  Adjustments to reconcile net [loss] to net cash provided by operating activities:
    Depreciation...................................................    607,920
    Amortization...................................................    344,048
    Increase in accrued expenses...................................    134,891
    Decrease in prepaid expenses...................................     30,022
    Increase in accounts payable...................................     28,774
    [Decrease] in due to management firm...........................     [1,339]
    [Decrease] in subscriber deposits..............................     [2,081]
    [Increase] in accounts receivable..............................     [3,881]
    [Increase] in other assets.....................................    [90,309]
                                                                    ----------
      Total adjustments............................................  1,048,045
                                                                    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES.......................... $  911,865
                                                                    ==========


                       See notes to financial statements.

                SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

A. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

 (1) Organization:

  Saguaro Cable TV Investors Limited Partnership (A Limited Partnership) (the Company) was formed in the State of Colorado on May 26, 1989. The purpose of the Company is to own and operate cable television systems. The Company currently operates cable television systems in Ajo, Nogales and Rio Rico, Arizona. The Company sold its asset on December 27, 1996 for $11,535,000.

 (2) Revenue Recognition:

  Subscriber service fees are recognized as service is provided. Credit risk is managed by disconnecting service to cable customers who are delinquent.

 (3) Property and Equipment:

  Property and equipment is recorded at cost plus related acquisition costs. Depreciation is recorded using the straight-line method over the estimated useful lives as follows:

      Cable plant....................................................    7 years
      Headend........................................................ 7-10 years
      Drops..........................................................    7 years
      Tools, vehicles and equipment..................................  5-7 years
      Buildings...................................................... 7-40 years
      Converters.....................................................    5 years

  Expenditures for maintenance and repairs are charged to expense as incurred, whereas, expenditures which appreciably extend the useful life of the asset are added to the cost of the asset.

 (4) Amortization:

  The franchise rights include the difference between the cost of acquiring cable television systems and amounts allocated to their tangible assets. Such amounts are amortized on a straight-line basis over 40 years.

  The covenant not to compete is amortized by the straight-line method over its contractual life of five years.

  Acquisition costs and loan fees and related costs are amortized by the straight-line method over 5 to 40 years.

  The cost of the subscriber lists and records is being amortized by the straight-line method over the estimated useful life of five years.

  Organizational expenses are stated at cost and are being amortized by the straight-line method over five years.

                SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

 (5) The Company periodically reviews the carrying amount of its long-lived assets to determine whether current events or circumstances warrant adjustment to such carrying amounts. Measurement of any impairment would include a comparison of estimated future operating cash flow anticipated to be generated during the remaining life of the assets with their carrying value. An impairment loss would be recognized as the amount by which the carrying value of the assets exceed their fair value.

 (6) Interest:

  The Company incurred interest costs of $525,105 in 1996. None of the interest costs were capitalized as a part of property and equipment.

 (7) Income Taxes:

  No provision has been made for Federal and state income taxes on the earnings or losses of the partnership because these taxes are the personal responsibility of the partners.

 (8) Consideration of Credit Risk:

  The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. At December 26, 1996 the Company exceeded the insured limit by approximately $553,071.

 (9) Use of Estimates:

  The preparation of financial statements in accordance with generally accepted account principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

B. PROPERTY AND EQUIPMENT:

  The property and equipment consist of the following:

   Cable plant.................................................... $  2,834,535
   Headend........................................................      796,373
   Drops..........................................................      637,969
   Tools, vehicles and equipment..................................      314,392
   Land and buildings.............................................      238,376
   Converters.....................................................      175,607
                                                                   ------------
                                                                      4,997,252
   [Less] accumulated depreciation................................  [3,268,610]
                                                                   ------------
                                                                   $  1,728,642
                                                                   ============

                SAGUARO CABLE TV INVESTORS LIMITED PARTNERSHIP
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

               PERIOD FROM JANUARY 1, 1996 TO DECEMBER 26, 1996

C. OTHER ASSETS:

  The other assets consist of the following:

   Franchise rights................................................ $ 4,317,144
   Covenant not to compete.........................................   1,000,000
   Acquisition costs and loan fees.................................     579,910
   Subscriber lists and records....................................     517,000
   Deferred costs..................................................      55,309
   Organizational expenses.........................................       7,534
                                                                    -----------
                                                                      6,476,897
   [Less] accumulated amortization.................................  [2,508,490]
                                                                    -----------
                                                                    $ 3,968,407
                                                                    ===========

D RELATED PARTY TRANSACTIONS:

  The Company has entered into a management agreement with Arizona and Southwest Cable, Inc., the Company's general partner. The agreement calls for the overall general management of the cable operations. A management fee of 5% of the gross operating revenues, plus reasonable out-of-pocket expenses, is to be paid to the management firm.

  A total of $146,520 in 1996 of management fees is included in the Statements of Operations and Partners' Capital.

  The amount due the management firm at December 26, 1996 represents unpaid management fees, costs and advances.

E. NOTES PAYABLE:

  The Company has drawn $3,812,500 at December 26, 1996 against a $6,400,000 line of credit from a bank.

  Principal and interest payments are due in varying amounts from through December 27, 1996 when the remaining balance was paid. Interest on the note is at a variable rate based on the prime rate (9.75% at December 26, 1996) and the Company's ability to meet various operating ratios.

  The note was collateralized by the accounts receivable and all personal property and assets (tangible and intangible) of the Company.

  The Company also has a $1,500,000 note due to the previous owner of the Nogales system. The interest rate on the note is 10.0%. The interest is payable quarterly with the outstanding principal balance paid on December 27, 1996. This note was collateralized by the Nogales system subject to a subordination agreement with the bank on the line of credit.

F. SUBSEQUENT EVENTS:

  On December 27, 1996, the system was sold for $11,535,000. The sale results in a gain of $4,902,599. With the sale of the system, the notes payable were paid in full.

  Distributions to the partners of $5,300,000 have been paid subsequent to the end of the period.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


-------------------------------------------------------------------------------

TABLE OF CONTENTS

Summary...................................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   21
Capitalization............................................................   21
Selected Historical and Pro Forma Consolidated Financial and Operating
 Data.....................................................................   22
Unaudited Pro Forma Consolidated
 Financial Data...........................................................   25
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   33
Business..................................................................   44
Legislation and Regulation................................................   63
Management................................................................   72
Certain Relationships and Related Transactions............................   76
Membership Interests of Certain Beneficial Owners and Management..........   78
Description of the Operating Agreement....................................   79
Description of the Notes..................................................   82
Description of Other Indebtedness.........................................  109
Federal Tax Consequences..................................................  111
The Exchange Offer........................................................  114
Book-Entry; Delivery and Form.............................................  123
Plan of Distribution......................................................  126
Legal Matters.............................................................  126
Experts...................................................................  127
Additional Available Information..........................................  128
Glossary..................................................................  129
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------

UNTIL        , 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
PROSPECTUS

$200,000,000

MEDIACOM LLC
MEDIACOM CAPITAL CORPORATION

OFFER TO EXCHANGE SERIES B 8 1/2% SENIOR
NOTES DUE 2008 FOR ALL OUTSTANDING
8 1/2% SENIOR NOTES DUE 2008

       , 1998

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrants maintain insurance in the amount of $5,000,000 for the benefit of their directors and officers, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

  Section 420 of the New York Limited Liability Company Law (the "New York Act") empowers a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  Section 15.2 of Mediacom's Third Amended and Restated Operating Agreement (the "Operating Agreement") provides as follows:

    The Company shall, to the fullest extent permitted by the New York Act, indemnify and hold harmless each Member or any of their respective shareholders, members, partners, officers, directors, employees or control persons (as such term is defined in the Securities Act) of such Members and any of the members of the Executive Committee (collectively, the "Indemnified Persons") against all claims, liabilities and expenses of whatever nature relating to activities undertaken in connection with the Company, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of the law or the Operating Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

  Article 7, Section 722 of the New York Business Corporation Law (the "Business Corporation Law") empowers a corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

  Section 722 also empowers a corporation to indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

  Section 7 of the Mediacom Capital's Certificate of Incorporation provides as follows:

    The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

  Article VII of Mediacom Capital's By-Laws provides as follows:

    The Corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the New York Business Corporation Law, as the same now exists or may hereafter be amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

  The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                          EXHIBIT DESCRIPTIONS
 -------                         --------------------
  2.1    Asset Purchase and Sale Agreement, dated as of May 23, 1996, by and between Mediacom California LLC and Booth American Company*
  2.2    Asset Purchase Agreement, dated as of August 29, 1996, between
         Mediacom and Saguaro Cable TV Investors, L.P.*
  2.3    Asset Purchase Agreement, dated as of August 29, 1996, between
         Mediacom California LLC and Valley Center Cablesystems, L.P.*
  2.4    Asset Purchase Agreement, dated as of December 24, 1996, by and between Mediacom and American Cable TV Investors 5, Ltd.*
  2.5    Asset Purchase Agreement, dated May 22, 1997, between Mediacom
         California LLC and CoxCom, Inc.*
  2.6    Asset Purchase Agreement, dated September 17, 1997, between Mediacom
         California LLC and Jones Cable Income Fund 1-B/C Venture*

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
  2.7    Asset Purchase Agreement, dated August 29, 1997, among Mediacom, U.S.
         Cable Television Group, L.P., ECC Holding Corporation, Missouri Cable
         Partners, L.P. and Cablevision Systems Corporation*
  3.1(a) Articles of Organization of Mediacom filed July 17, 1995*
  3.1(b) Certificate of Amendment of the Articles of Organization of Mediacom
         filed December 8, 1995*
  3.2    Third Amended and Restated Operating Agreement of Mediacom*
  3.3    Certificate of Incorporation of Mediacom Capital filed March 9, 1998*
  3.4    By-Laws of Mediacom Capital*
  3.5    Certificate of Formation of Mediacom Arizona LLC filed September 5,
         1996*
  3.6    Operating Agreement of Mediacom Arizona LLC*
  3.7    Certificate of Formation of Mediacom California LLC filed November 22,
         1995*
  3.8    Operating Agreement of Mediacom California LLC*
  3.9    Certificate of Formation of Mediacom Delaware LLC filed December 27,
         1996*
  3.10   Operating Agreement of Mediacom Delaware LLC*
  3.11   Certificate of Formation of Mediacom Southeast LLC filed August 21,
         1997*
  3.12   Operating Agreement of Mediacom Southeast LLC*
  4.1(a) Indenture, dated as of April 1, 1998, between Mediacom, Mediacom
         Capital and Bank of Montreal Trust Company, as Trustee*
  4.1(b) Exchange and Registration Rights Agreement dated April 1, 1998 between
         Mediacom, Mediacom Capital and the Initial Purchaser*
  4.1(c) Purchase Agreement dated March 27, 1998 between Mediacom, Mediacom
         Capital and the Initial Purchaser*
  5.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding the validity of the Series B Notes, including consent*
  8.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding federal income tax matters, including consent
 10.1    Management Agreement dated as of December 27, 1996 by and between
         Mediacom Arizona LLC and Mediacom Management*
 10.2    First Amended and Restated Management Agreement dated December 27,
         1996 by and between Mediacom California LLC and Mediacom Management*
 10.3    Management Agreement dated June 24, 1997 by and between Mediacom
         Delaware LLC and Mediacom Management*
 10.4    Management Agreement dated January 23, 1998 by and between Mediacom
         Southeast LLC and Mediacom Management*
 10.5(a) Second Amended and Restated Credit Agreement dated as of June 24, 1997 for the Western Credit Facility*
 10.5(b) Amendment No. 1 to the Western Credit Facility dated as of January 13,
         1998*
 10.5(c) Amendment No. 2 to the Western Credit Facility dated as of March 24,
         1998*
 10.6(a) Credit Agreement dated as of January 23, 1998 for the Southeast Credit
         Facility*
 10.6(b) Amendment No. 1 to the Southeast Credit Facility dated as of March 24,
         1998*

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
 12.1    Schedule of Earnings to Fixed Charges*
 21.1    Subsidiaries of Mediacom*
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Keller Bruner & Company, L.L.C.
 23.3    Consent of KPMG Peat Marwick LLP*
 23.4    Consent of KPMG Peat Marwick LLP
 23.5    Consent of Gustafson, Crandall & Christensen, Inc.
 23.6    Consents of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibits 5.1* and 8.1)
 24.1    Powers of Attorney (included as part of signature pages)*
 25.1    Statement of Eligibility on Form T-1 of Trustee*
 27.1    Financial Data Schedule*
 99.1    Form of Letter of Transmittal with respect to the Exchange Offer*

--------
* Previously filed.

  (b) Financial Statement Schedules

  None.

ITEM 22. UNDERTAKINGS.

  Mediacom LLC and Mediacom Capital Corporation (the "Registrants") hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The Registrants undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, State of New York, on August 31, 1998.

                                          MEDIACOM LLC

                                                    /s/ Mark E. Stephan
                                          By: _________________________________
                                                MARK E. STEPHAN SENIOR VICE
                                             PRESIDENT,CHIEF FINANCIAL OFFICER
                                                       AND TREASURER

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

                  *                    Manager, Chairman
-------------------------------------   and Chief Executive    August 31, 1998
          ROCCO B. COMMISSO             Officer (principal
                                        executive officer)

         /s/ Mark E. Stephan           Senior Vice
-------------------------------------   President, Chief       August 31, 1998
           MARK E. STEPHAN              Financial Officer
                                        and Treasurer
                                        (principal
                                        financial officer
                                        and principal
                                        accounting officer)

         /s/ Mark E. Stephan
* By: _______________________________
  MARK E. STEPHAN ATTORNEY-IN-FACT

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, State of New York, on August 31, 1998.

                                          MEDIACOM CAPITAL CORPORATION

                                                    /s/ Mark E. Stephan
                                          By: _________________________________
                                               MARK E. STEPHAN TREASURER AND
                                                         SECRETARY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

                  *                    Chief Executive
-------------------------------------   Officer, President     August 31, 1998
          ROCCO B. COMMISSO             and Director
                                        (principal
                                        executive officer)

         /s/ Mark E. Stephan           Treasurer and
-------------------------------------   Secretary              August 31, 1998
           MARK E. STEPHAN              (principal
                                        financial officer
                                        and principal
                                        accounting officer)

         /s/ Mark E. Stephan
* By: _______________________________
  MARK E. STEPHAN ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
  2.1    Asset Purchase and Sale Agreement, dated as of May 23, 1996, by and between Mediacom California LLC and Booth American Company*
  2.2    Asset Purchase Agreement, dated as of August 29, 1996, between
         Mediacom and Saguaro Cable TV Investors, L.P.*
  2.3    Asset Purchase Agreement, dated as of August 29, 1996, between
         Mediacom California LLC and Valley Center Cablesystems, L.P.*
  2.4    Asset Purchase Agreement, dated as of December 24, 1996, by and between Mediacom and American Cable TV Investors 5, Ltd.*
  2.5    Asset Purchase Agreement, dated May 22, 1997, between Mediacom
         California LLC and CoxCom, Inc.*
  2.6    Asset Purchase Agreement, dated September 17, 1997, between Mediacom
         California LLC and Jones Cable Income Fund 1-B/C Venture*
  2.7    Asset Purchase Agreement, dated August 29, 1997, among Mediacom, U.S.
         Cable Television Group, L.P., ECC Holding Corporation, Missouri Cable
         Partners, L.P. and Cablevision Systems Corporation*
  3.1(a) Articles of Organization of Mediacom filed July 17, 1995*
  3.1(b) Certificate of Amendment of the Articles of Organization of Mediacom
         filed December 8, 1995*
  3.2    Third Amended and Restated Operating Agreement of Mediacom*
  3.3    Certificate of Incorporation of Mediacom Capital filed March 9, 1998*
  3.4    By-Laws of Mediacom Capital*
  3.5    Certificate of Formation of Mediacom Arizona LLC filed September 5,
         1996*
  3.6    Operating Agreement of Mediacom Arizona LLC*
  3.7    Certificate of Formation of Mediacom California LLC filed November 22,
         1995*
  3.8    Operating Agreement of Mediacom California LLC*
  3.9    Certificate of Formation of Mediacom Delaware LLC filed December 27,
         1996*
  3.10   Operating Agreement of Mediacom Delaware LLC*
  3.11   Certificate of Formation of Mediacom Southeast LLC filed August 21,
         1997*
  3.12   Operating Agreement of Mediacom Southeast LLC*
  4.1(a) Indenture, dated as of April 1, 1998, between Mediacom, Mediacom
         Capital and Bank of Montreal Trust Company, as Trustee*
  4.1(b) Exchange and Registration Rights Agreement dated April 1, 1998 between
         Mediacom, Mediacom Capital and the Initial Purchaser*
  4.1(c) Purchase Agreement dated March 27, 1998 between Mediacom, Mediacom
         Capital and the Initial Purchaser*
  5.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding the validity of the Series B Notes, including consent*
  8.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding federal income tax matters, including consent
 10.1    Management Agreement dated as of December 27, 1996 by and between
         Mediacom Arizona LLC and Mediacom Management*

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
 10.2    First Amended and Restated Management Agreement dated December 27,
         1996 by and between Mediacom California LLC and Mediacom Management*
 10.3    Management Agreement dated June 24, 1997 by and between Mediacom
         Delaware LLC and Mediacom Management*
 10.4    Management Agreement dated January 23, 1998 by and between Mediacom
         Southeast LLC and Mediacom Management*
 10.5(a) Second Amended and Restated Credit Agreement dated as of June 24, 1997 for the Western Credit Facility*
 10.5(b) Amendment No. 1 to the Western Credit Facility dated as of January 13,
         1998*
 10.5(c) Amendment No. 2 to the Western Credit Facility dated as of March 24,
         1998*
 10.6(a) Credit Agreement dated as of January 23, 1998 for the Southeast Credit
         Facility*
 10.6(b) Amendment No. 1 to the Southeast Credit Facility dated as of March 24,
         1998*
 12.1    Schedule of Earnings to Fixed Charges*
 21.1    Subsidiaries of Mediacom*
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Keller Bruner & Company, L.L.C.
 23.3    Consent of KPMG Peat Marwick LLP*
 23.4    Consent of KPMG Peat Marwick LLP
 23.5    Consent of Gustafson, Crandall & Christensen, Inc.
 23.6    Consents of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibits 5.1* and 8.1)
 24.1    Powers of Attorney (included as part of signature pages)*
 25.1    Statement of Eligibility on Form T-1 of Trustee*
 27.1    Financial Data Schedule*
 99.1    Form of Letter of Transmittal with respect to the Exchange Offer*

--------
* Previously filed.

                                       2